    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                               ZITEL CORPORATION
           (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
       CALIFORNIA                    7372                     942566313
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                               ZITEL CORPORATION
                             47211 BAYSIDE PARKWAY
                         FREMONT, CALIFORNIA 94538-6517
                                 (510) 440-9600
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                  JACK H. KING
                               ZITEL CORPORATION
                             47211 BAYSIDE PARKWAY
                         FREMONT, CALIFORNIA 94538-6517
                                 (510) 440-9600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                WITH COPIES TO:

        JOHN L. CARDOZA, ESQ.                 KENTON J. KING, ESQ.                JEFFREY M. SONE, ESQ.
         COOLEY GODWARD LLP             SKADDEN, ARPS, SLATE,  MEAGHER              ARTER & HADDEN LLP
   ONE MARITIME PLAZA, 20TH FLOOR                & FLOM LLP                    1717 MAIN STREET, SUITE 4100
SAN FRANCISCO, CALIFORNIA 94111-3580     525 UNIVERSITY AVENUE, SUITE 220           DALLAS, TEXAS 75201
       (415) 693-2045                       PALO ALTO, CALIFORNIA 94301               (214) 761-2100
                                                 (650) 470-4500



                               ----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Mergers (as defined herein).

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [X]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         PROPOSED
                                          PROPOSED        MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT        MAXIMUM        AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED        REGISTERED(1)  PER SHARE(2)     PRICE(2)         FEE
----------------------------------------------------------------------------------
Common Stock ($0.01 par
 value)................   48,600,709      $2.2969     $111,630,968.50  $32,931.14

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Represents the number of shares of common stock of Millennium Holding Corp. ("Holdco") which may be issued to former shareholders of Registrant and MatriDigm Corporation ("MatriDigm") pursuant to the Mergers described herein.
(2) Based on (a) each share of Zitel being converted into one fully paid and nonassessable share of common stock of Holdco, and (b) each share of MatriDigm, other than shares held by Zitel, being converted into 0.6504 of a share of common stock of Holdco, in each case pursuant to the Mergers described herein. Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the registration fee has been calculated as of October 21, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  [ZITEL CORPORATION LOGO]           [MATRIDIGM CORPORATION LOGO]
   PROXY STATEMENT/PROSPECTUS                  CONSENT SOLICITATION

TO THE SHAREHOLDERS OF ZITEL CORPORATION AND MATRIDIGM CORPORATION:

                                                                   There are
                                                                   risks
                                                                   inherent in
                                                                   the
                                                                   ownership
                                                                   of Holdco
                                                                   shares.

                                                                   See "Risk
                                                                   Factors" on
                                                                   page 23.

The Boards of Directors of MatriDigm Corporation and Zitel Corporation have agreed to a business combination whereby (i) Millennium Acquisition I Corp., a wholly-owned subsidiary of Millennium Holding Corp. ("Holdco"), would merge with and into MatriDigm, and (ii) Zenith Acquisition Corp., a wholly-owned subsidiary of Holdco, would merge with and into Zitel. In connection with the Mergers, MatriDigm and Zitel would become wholly-owned subsidiaries of Holdco. Zitel shareholders would receive one share of Holdco common stock for each share of Zitel common stock they own. MatriDigm shareholders (except for Zitel) would receive approximately .65 of a share of Holdco common stock for each share of MatriDigm common stock that they own.

Zitel is asking you to sign and return the proxy card that has the effect of voting your Zitel shares in favor of the Zitel Merger. If the Zitel Merger is approved, the exchange of shares will be tax free to you. If you choose to vote against the Zitel Merger and also perfect your dissenter's rights under California law, you will receive the fair value of your Zitel shares in cash. This would be a taxable transaction to you. MatriDigm is asking you to sign and return a MatriDigm written consent that has the effect of voting your MatriDigm shares in favor of the MatriDigm Merger. If the MatriDigm Merger is approved, the exchange of shares will be tax free to you. If you choose to vote against the MatriDigm Merger and also perfect your dissenter's rights under California law, you will receive the fair value of your MatriDigm shares in cash. This would be a taxable transaction to you.

You can get more information about MatriDigm, Zitel or Holdco, and about the MatriDigm Merger, by writing or calling Zitel or MatriDigm as follows:

            MatriDigm Corporation             Zitel Corporation
            4777 Hellyer Avenue               47211 Bayside Parkway
            San Jose, California 95138        Fremont, California 94538
            (408) 360-2300                    (510) 440-9600

Information about MatriDigm, Zitel and Holdco may change from that contained in this Proxy Statement/Prospectus/Consent Solicitation. Such parties will send you additional information about themselves before the Special Meeting or the date on which the written consents take effect, as the case may be, if the new information would be material to your decision on the Zitel Merger or the MatriDigm Merger.

No one at MatriDigm or Zitel should give you any information different from what is in this Proxy Statement/Prospectus/Consent Solicitation. Please rely only on the information in the Proxy Statement/Prospectus/Consent Solicitation in making your decision on the Zitel Merger or the MatriDigm Merger.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AGENCY HAS APPROVED THE HOLDCO SHARES OR DETERMINED THAT THIS PROXY
STATEMENT/PROSPECTUS/CONSENT SOLICITATION IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION IS [   ], 1998

                           FORM S-4 TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION....................................................    4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    6
TRADEMARKS...............................................................    7
FORWARD-LOOKING STATEMENTS...............................................    8
SUMMARY..................................................................    9
ZITEL SELECTED HISTORICAL FINANCIAL DATA.................................   16
MATRIDIGM SELECTED HISTORICAL FINANCIAL DATA.............................   17
MATRIDIGM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS ..................................................   18
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA...........   22
RISK FACTORS.............................................................   23
COMPARATIVE PER SHARE DATA...............................................   36
ZITEL MARKET PRICE DATA..................................................   37
ZITEL SPECIAL MEETING
  Date, Time and Place of Zitel Special Meeting..........................   38
  Purpose................................................................   38
  Record Date and Outstanding Shares.....................................   38
  Vote Required..........................................................   38
  Proxies................................................................   39
  Solicitation of Proxies; Expenses......................................   39
  Recommendation of Zitel Board .........................................   39
MATRIDIGM CONSENT SOLICITATION
  Purpose................................................................   41
  Consent Procedure......................................................   41
  Vote Required..........................................................   41
  Solicitation of Consents; Expenses.....................................   42
INFORMATION ABOUT MATRIDIGM
  General................................................................   44
  Competition............................................................   45
  Employees..............................................................   46
  Properties.............................................................   46
  Legal Proceedings......................................................   46
  Principal MatriDigm Shareholders.......................................   47
  Ownership of Common Stock by Management of MatriDigm...................   48
THE MERGERS AND RELATED TRANSACTIONS
(Proposal No. 1 for Zitel Shareholders and the Only Proposal for
 MatriDigm Shareholders)
  Joint Reasons for the Mergers..........................................   49
  Zitel's Reasons for the Merger.........................................   50
  MatriDigm's Reasons for the MatriDigm Merger...........................   52
  Material Contacts and Board Deliberations..............................   53
  Opinion of Zitel's Financial Advisor...................................   56
  Certain Federal Income Tax Considerations..............................   67
  Governmental and Regulatory Approvals..................................   70
  Rights of Dissenting Shareholders......................................   71

                                                                          PAGE
                                                                          ----
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY ZITEL SHAREHOLDERS
  Proposal No. 2--Approval of Amendment to Zitel 1990 Stock Option Plan..  76
  Proposal No. 3--Approval of Amendment to the 1984 Employee Stock
   Purchase Plan.........................................................  81
TERMS OF THE MERGERS
  Effective Time.........................................................  85
  Manner and Basis of Converting Shares..................................  85
  Stock Ownership Following the Mergers..................................  88
  Conduct Following the Merger...........................................  89
  Conduct of Zitel's Business and MatriDigm's Business Prior to the
   Merger................................................................  89
  Conditions to the Mergers..............................................  92
  Termination of the Agreement of Reorganization.........................  94
  Shareholder Agreements.................................................  95
  Lock-Up Agreements.....................................................  96
  Affiliate Agreements...................................................  97
  Employee Benefits......................................................  98
  Interests of Certain Persons...........................................  99
COMPARISON OF CAPITAL STOCK
  Description of Holdco Capital Stock.................................... 100
  Authorized Capital Stock............................................... 100
  Holdco Common Stock.................................................... 100
  Comparison of Rights of Stockholders of Holdco and Shareholders of
   MatriDigm............................................................. 101
  Comparison of Rights of Stockholders of Holdco and Shareholders of
   Zitel................................................................. 115
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.............. 129
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET..................... 130
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS.......... 131
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..... 133
LEGAL MATTERS............................................................ 134
EXPERTS.................................................................. 134
FINANCIAL STATEMENTS, MATRIDIGM CORPORATION.............................. F-1
ANNEX A--   Agreement and Plan of Reorganization and Merger, dated as of
            October 5, 1998 among Zitel, MatriDigm, Millennium Holding
            Corp, Zenith Acquisition Corp. and Millennium Acquisition I
            Corp.
ANNEX B--   California Merger Agreement (Zitel Merger)
ANNEX C--   California Merger Agreement (MatriDigm Merger)
ANNEX D--   Form of Shareholder Agreement, dated as of October 5, 1998
ANNEX E--   Form of Lock-Up Letter, dated as of October 5, 1998
ANNEX F-1-- Form of MatriDigm Affiliates Agreement, dated as of October
            5, 1998
ANNEX F-2-- Form of Zitel Affiliates Agreement, dated as of October 5,
            1998
ANNEX G--   Section 1300 et seq. of the California Corporations Code
ANNEX H--   Opinion of Salomon Smith Barney Inc.
ANNEX I--   Opinion of Robert E. LaBlanc & Associates
ANNEX J-1--Amended and Restated 1990 Stock Option Plan
ANNEX J-2--Amended and Restated Employee Stock Purchase Plan
ANNEX K--   Certificate of Incorporation of Millennium Holding Corp.
ANNEX L--   Bylaws of Millennium Holding Corp.

                             AVAILABLE INFORMATION

Zitel is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith must file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information can also be inspected at the Commission's facilities referred to above and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, and at 7 World Trade Center, Suite 1300 New York, New York 10048. Electronic copies of all such reports are also available on the World Wide Web at http://www.sec.gov/edgarhp.htm. In addition, the Zitel Common Stock is listed and traded on the Nasdaq National Market ("Nasdaq"), and such reports, proxy statements and other information concerning Zitel and Holdco are available for inspection and copying at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

Zitel has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Holdco Common Stock to be issued pursuant to the Agreement of Reorganization. This Proxy Statement/Prospectus/Consent Solicitation does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the Commission or obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Information in this Proxy Statement/Prospectus/Consent Solicitation concerning Zitel has been furnished by Zitel and has not been independently verified or investigated by MatriDigm. Information in this Proxy Statement/Prospectus concerning MatriDigm has been furnished by MatriDigm and has not been independently verified or investigated by Zitel.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ZITEL, HOLDCO, MATRIDIGM, OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON WHOM IT IS NOT LAWFUL TO

MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ZITEL OR MATRIDIGM SINCE THE DATE HEREOF, OR THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Zitel incorporates by reference herein the following documents filed with the Commission (File Number 0-12194) pursuant to the Exchange Act:

      1. Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by Annual Report on Form 10-K/A (filed on October 21,
    1998).

      2. Quarterly Report on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998.

      3. Current Reports on Form 8-K reporting events on June 30, 1997 (filed on July 14, 1997), May 22, 1997 (filed on May 29, 1997), June 16, 1998 (filed on June 25, 1998), July 10, 1998 (filed on July 10,
    1998), and October 5, 1998 (filed on October 6, 1998).

      4. Description of Zitel Common Stock contained in Registration Statement on Form S-1 filed with the Commission on October 27, 1983, and declared effective on December 22, 1983.

      5. Description of Zitel Preferred Share Purchase Rights Plan contained in the Current Report on Form 8-K filed with the Commission on June 25, 1996.

All documents filed by Zitel pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement/Prospectus/Consent Solicitation and prior to the date of the Zitel Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus/Consent Solicitation and to be a part hereof from the dates of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

All information contained or incorporated by reference in this Proxy Statement/Prospectus/Consent Solicitation relating to MatriDigm has been supplied by MatriDigm, and all such information relating to Zitel and its subsidiaries has been supplied by Zitel.

THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO ZITEL FROM ZITEL, 47211 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538, ATTENTION: LARRY
B. SCHLENOFF, TELEPHONE NUMBER (510) 440-9600, AND IN THE CASE OF DOCUMENTS RELATING TO MATRIDIGM, FROM MATRIDIGM, 4777 HELLYER AVE., SAN JOSE, CALIFORNIA 95138-1001 ATTENTION: ROBERT J. LUTH;

TELEPHONE NUMBER: (408) 360-3200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE ZITEL SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE
BY [      ], 1998

                                   TRADEMARKS

"Zitel" is a registered trademark, "Datametrics" and "ViewPoint" are unregistered trademarks, and "Zitel 2000" is a servicemark, of Zitel. "MAP2000," "MARC2000," "MICOS," "MCAP," and "MICROTEST" are servicemarks and "MatriDigm" is a trademark of MatriDigm. Tradenames and trademarks of other companies appearing in this Proxy Statement/Prospectus/Consent Solicitation are the property of their respective holders.

                           FORWARD-LOOKING STATEMENTS

Other than statements of historical fact, statements made in this Proxy Statement/Prospectus/Consent Solicitation, including statements as to the benefits expected to result from the Mergers and as to future operating results and financial performance and the analyses performed by the financial advisors to Zitel and MatriDigm, are forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" below, which shareholders should carefully review.

                                    SUMMARY

This summary may not contain all the information that is important to you. For a more complete understanding of the Mergers described herein, you should read this entire document carefully, as well as the additional documents referred to below.

                    QUESTIONS AND ANSWERS ABOUT THE MERGERS

WHAT IS ZITEL?

Zitel Corporation ("Zitel") is an information technology company specializing in systems optimization, correlation and search technology. Zitel employs these core competencies in two business divisions: a software products and services division marketing multi-platform performance analysis and correlation software used to optimize performance in mission critical systems, databases and applications, and a solution services division that markets Year 2000 services and consulting, which includes project management, planning, analysis, code conversion and testing using the MatriDigm Corporation ("MatriDigm") technology and other tools.

The software products division is the combination of Datametrics Systems Corporation and Palmer & Webb Systems companies, which were acquired in 1997 and combined with Zitel's Performance and Modeling subsidiary. The division operates under the Datametrics name. The division includes a business that markets a suite of ViewPoint software utilized for data management that automatically alerts, analyzes, correlates, investigates and reports on data center performance for mainframe computers, open systems and distributed network systems. In addition, the division includes a professional services business to solve customers' IT professional needs and a training business to assist customers with their software training needs. Products are sold through a direct sales force in the United States and Europe, and through VARs, distributors and OEMs worldwide. The division provides both direct and indirect customer maintenance and support for its software products.

The solution services division provides services to convert customers' legacy software code that could not recognize or utilize dates in and after the year 2000 into code that is able to recognize and utilize dates into the next century. The division operates under the name Zitel Solution Services ("ZSS"). Year 2000 conversion services include project management, planning, analysis, code conversion and testing. Zitel's primary code conversion methodology is based on the MatriDigm Map2000(TM) process for IBM COBOL. The division acts as a "Technology Associate" to MatriDigm, representing their factory service for code remediation and their Independent Validation and Verification product for remediated IBM COBOL code. In addition, as a solution provider, Zitel utilizes other tools and processes to meet customer needs in different environments. Zitel serves its Year 2000 customers both directly, with its own consulting staff, and through a teaming program where Zitel may be a subcontractor or partner to other solution providers worldwide.

In July 1998, Zitel finalized the sale of its storage business unit for proceeds of approximately $1,000,000 and possible royalty payments of up to $4,000,000 on the purchaser's net sales of the acquired storage product, subject to a purchase price adjustment. The transaction involved the sale of the assets and liabilities of this business unit. Pursuant to the purchase price adjustment provisions,

Zitel will remit $334,922.92 back to the third party buyer arising from the shortfall of purchased assets minus assumed liabilities appearing in the closing date balance sheet that Zitel delivered to the buyer in August 1998. In addition, the buyer is alleging in a letter dated October 16, 1998 an additional shortfall of $975,342.06. Zitel is in the process of responding to this letter. Included in the financial statements for the fiscal quarter ended June 30, 1998 are losses of approximately $1,400,000 related to the operation of this business unit. Additionally, costs related to the storage business unit during such quarter included severance costs in the amount of $1,000,000, excess capacity of Zitel's Fremont, California facility in the amount of $750,000, and the write-off of assets specific to the business unit of approximately $4,000,000. In addition, it is anticipated that approximately $1,200,000 in personnel-related costs of the storage business unit will be incurred in the fourth quarter of fiscal 1998.

Zitel's executive offices are located at 47211 Bayside Parkway, Fremont, California 94538-6517, and its telephone number is (510) 440-9600.

WHAT IS MATRIDIGM?

MatriDigm is a privately-held software technology company incorporated in California on August 9, 1995. Through September, 1997, MatriDigm was in the development stage and devoted substantially all of its efforts to developing its processes, raising capital and recruiting personnel. MatriDigm has developed a process to renovate the IBM COBOL language software code to operate in the year 2000 and beyond (MAP2000) and a process to independently validate and verify (IV & V) IBM COBOL language software code that had been renovated utilizing a process other than MatriDigm's (MARC2000). MatriDigm was co-founded by James Brady and Franklin Chiang, utilizing technology developed since 1978 for Chiang's company, Chiang Labs. This technology provides the foundation for the MatriDigm Code Analyzer.

MatriDigm specializes in COBOL maintenance and re-engineering, utilizing products and services such as the MatriDigm Advanced Process 2000 ("MAP2000"), MatriDigm Analysis of Renovated Code ("MARC2000"), the Millennium Control System ("MICOS") and the MatriDigm COBOL Analysis Product ("MCAP"). MatriDigm's products and services are made available to customers via MatriDigm's twenty-one Technology Associates. These independent businesses, provide a full range of assessment, project management, consulting and systems testing services to businesses seeking to enable their computer systems to operate in the Year 2000 and beyond on a non-exclusive basis.

Zitel is a creditor as well as a shareholder of MatriDigm. As of October 5, 1998, Zitel beneficially owned approximately 31% of MatriDigm Common Stock on an as converted basis. As of the date of this Proxy
Statement/Prospectus/Consent Solicitation, Zitel had loaned MatriDigm
$2,500,000.

MatriDigm's executive offices are located at 4777 Hellyer Avenue, San Jose, California 95138-1001, and its telephone number is (408) 360-3200.

WHY IS THIS TRANSACTION BEING EFFECTED?

The Mergers are being consummated with the expectation that, by combining the complementary products and services of the two companies, each of Zitel and MatriDigm, as the surviving corporations in the Mergers, and Millennium Holding Corp. ("Holdco"), as the parent company of the surviving corporations, will have the potential to realize long-term synergies and improved financial and operating results.

HOW WILL THE MERGERS BE STRUCTURED?

Pursuant to the Agreement of Reorganization between Zitel, MatriDigm, Holdco, and each of Zenith Acquisition Corp., a Delaware corporation ("Zenith Acquisition"), and Millennium Acquisition I Corp., a Delaware corporation ("Millennium Acquisition"), (i) Zenith Acquisition will be merged with and into Zitel (the "Zitel Merger"), with Zitel remaining as the surviving corporation in the Zitel Merger (the "Zitel Surviving Corporation"), and (ii) and Millennium Acquisition I Corp. will be merged with and into MatriDigm (the "MatriDigm Merger", and together with the Zitel Merger, the "Mergers"), with MatriDigm remaining as the surviving corporation in the MatriDigm Merger (the "MatriDigm Surviving Corporation"). Following the Mergers, Zitel and MatriDigm will each become a wholly-owned subsidiary of Holdco. The time at which the Mergers are to be consummated is referred to in this Proxy Statement/Prospectus/Consent Solicitation as the "Effective Time" of the Mergers.

WHEN WILL THE MERGERS BE COMPLETED?

We are working to complete the Mergers by      , 1998. However, certain delays
in meeting the conditions to the Mergers could postpone the closing.

HOW WILL THE MERGERS BE TREATED FOR TAX AND ACCOUNTING PURPOSES?

For federal income tax purposes, the Mergers will qualify as nonrecognition transfers under the Internal Revenue Code of 1986, as amended (the "Code"). The Mergers will be accounted for as "purchases" for financial accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of such purchase price over the amounts so allocated will be allocated to goodwill.

WHAT IS THE RECOMMENDATION OF THE ZITEL AND MATRIDIGM BOARDS OF DIRECTORS?

The Zitel Board of Directors (the "Zitel Board") has unanimously approved and the members of the MatriDigm Board of Directors (the "MatriDigm Board") who were disinterested and eligible to vote have unanimously approved the Zitel Merger and the MatriDigm Merger, respectively, and the

Agreement of Reorganization and the transactions contemplated thereby. After careful consideration, (i) the Zitel Board unanimously recommends a vote in favor of adoption and approval of the Agreement of Reorganization and the Zitel Merger, and unanimously recommends a vote in favor of approval of the Share Issuance, and (ii) the members of the MatriDigm Board who were disinterested and eligible to vote unanimously recommend a vote in favor of adoption and approval of the Agreement of Reorganization and the MatriDigm Merger.

WHAT WILL I RECEIVE FOR THE SHARES AND OPTIONS I CURRENTLY HOLD?

As of the Effective Time of the Mergers, each issued and outstanding share of common stock, par value $0.01 per share ("Zitel Common Stock"), of Zitel (other than shares, if any, as to which dissenters' rights have been exercised pursuant to California law) shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share ("Holdco Common Stock"), of Holdco (the "Zitel Exchange Ratio"). As of the Effective Time of the Mergers, Holdco will assume all options to purchase Zitel Common Stock then outstanding under the Zitel stock option plans. Thereafter, the holders of such options will have the right to receive Holdco Common Stock upon exercise of their options.

Holders of all of the shares of MatriDigm's preferred stock have agreed that immediately prior to the Effective Time of the Mergers, each issued and outstanding share of preferred stock of MatriDigm, no par value (the "MatriDigm Preferred Stock") will be converted into MatriDigm Common Stock. As of the Effective Time of the Mergers, each issued and outstanding share of common stock, no par value ("MatriDigm Common Stock," and together with the MatriDigm Preferred Stock, the "MatriDigm Capital Stock"), of MatriDigm (other than shares, if any, as to which dissenters' rights have been exercised pursuant to California law and shares held by Zitel) shall be converted into approximately
 .65 of a fully paid and nonassessable share of Holdco Common Stock (the "MatriDigm Exchange Ratio"). As of the Effective Time of the Mergers, Holdco will assume all options to purchase MatriDigm Common Stock then outstanding under the MatriDigm stock option plans. Thereafter, the holders of such options will have the right to receive approximately .65 of a share of Holdco Common Stock upon exercise of their options.

WHAT SHOULD I DO NOW TO VOTE MY SHARES?

If you are a Zitel shareholder, just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be voted at the Zitel shareholder meeting. If you are a MatriDigm shareholder, just mail in your signed Written Consent form in the enclosed return envelope as soon as possible.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker cannot vote your shares without your instructions. You should instruct your broker to vote your shares, following the directions your broker provides. Shares that are not voted because you do not instruct your broker effectively will be counted as voted against the merger.

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

Yes, if you are a Zitel shareholder, you can change your vote at any time before your proxy is voted at the Zitel shareholder meeting. You can do this in three ways: First, you can send Zitel a written statement that you would like to revoke your proxy. Second, you can send Zitel a new proxy card. You should send your revocation or new proxy card to MacKenzie Partners at 156 Fifth Avenue, New York, NY 10010; telephone: (800) 322-2885. Third, you can attend the shareholder meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

Yes, if you are a MatriDigm shareholder, you can change your vote at any time before MatriDigm receives Written Consents from the holders of a majority of its outstanding shares of each of its Common Stock and its Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock. You may change your vote in two ways. First, you may send MatriDigm a written statement that you would like to revoke your Written Consent. Second, you can send MatriDigm a new Written Consent form with a different vote. You should send your revocation or new Written Consent to MatriDigm's Secretary at the address on the cover page. If you do not revoke your Written Consent before MatriDigm has received Written Consents from the holders of a majority of its shares of Common Stock and each of its Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, you will lose the right to revoke your Written Consent. Certain holders of shares of MatriDigm Common Stock and shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock representing approximately 36% of the outstanding shares of MatriDigm Capital Stock have agreed to execute and deliver Written Consents in favor of adoption and approval of the Agreement of Reorganization and the MatriDigm Merger. Written consents from these shareholders are expected to be received promptly upon mailing of this Proxy Statement/Prospectus/Consent Solicitation. As a result, it is unlikely that there will be any significant period of time during which you will be able to revoke your Written Consent.

WHEN AND WHERE IS THE ZITEL SHAREHOLDER MEETING?

The Zitel shareholder meeting will be held at the offices of Zitel at 47211
Bayside Parkway, Fremont, California 94538-6517 on      , 1998, at [10:00 a.m.]
local time. The purpose of the Zitel shareholder meeting is to consider and vote upon proposals to approve and adopt the Agreement of Reorganization and to approve the Zitel Merger and any related transactions contemplated thereby.

WHAT IS THE MATRIDIGM CONSENT SOLICITATION?

The MatriDigm Board has decided to seek the consent of its shareholders to the adoption and approval of the Agreement of Reorganization and the MatriDigm Merger instead of holding a special meeting of MatriDigm's shareholders for that purpose. Under applicable law and under MatriDigm's Articles of Incorporation and Bylaws, the Agreement of Reorganization and MatriDigm Merger may be approved if holders of a majority of the outstanding shares of MatriDigm's Common Stock and a majority of the outstanding shares of each of its Series A Preferred Stock, its Series B Preferred Stock and its Series D Preferred Stock give their consent in writing. The MatriDigm Board is seeking this consent by means of the Written Consent form included with this Proxy Statement/Prospectus/Consent Solicitation. If you execute and return the Written Consent form enclosed with this Proxy Statement/Prospectus/Consent Solicitation, you will have consented to the adoption and approval of the Agreement of Reorganization and the MatriDigm Merger. The Written Consent form may be returned to MatriDigm in the enclosed return envelope for that purpose.

HOW CAN I EXCHANGE MY CERTIFICATES?

Promptly after the Effective Time of the Mergers, Holdco, acting through American Stock Transfer & Trust Company (the "Exchange Agent"), will deliver to each MatriDigm shareholder of record as of the Effective Time of the Mergers a letter of transmittal with instructions to be used by such shareholder in surrendering certificates which, prior to the Mergers, represented shares of MatriDigm Common Stock. Certificates should not be surrendered by the holders of MatriDigm Common Stock until such shareholders receive the letter of transmittal from the Exchange Agent. Shares of Zitel Common Stock will, at the Effective Time of the Mergers, by operation of law, represent shares of Holdco Common Stock. Zitel shareholders will not need to surrender their certificates for shares of Holdco Common Stock.

HOW WILL THE BUSINESS OF MATRIDIGM BE CONDUCTED PENDING THE MERGERS?

Pursuant to the Agreement of Reorganization, until the earlier of the termination of the Agreement of Reorganization and the Effective Time of the Mergers, MatriDigm agreed (except to the extent expressly contemplated by the Agreement of Reorganization or with the prior written consent of Zitel) that
(i) it shall conduct its business only in the ordinary and customary course consistent with past practice, (ii) it will use its best efforts to preserve its business organization intact and to maintain its existing relations with customers, suppliers, employees, creditors and business partners, and
(iii) that it would not perform or engage in certain activities in the conduct of its business.

WHAT CONDITIONS COULD PREVENT THE MERGERS?

Consummation of the Mergers is subject to certain conditions precedent, including, but not limited to, (i) certain approvals by the respective shareholders of Zitel and MatriDigm in connection with the Mergers, (ii) declaration by the SEC of the effectiveness of this Proxy Statement/Prospectus/Consent Solicitation, (iii) the absence of any law or order prohibiting consummation of the Mergers, (iv) the shares of Holdco Common Stock to be issued in the Mergers having been authorized for listing on the Nasdaq, (v) receipt by Zitel and MatriDigm of legal opinions that the Mergers will be treated as nonrecognition transfers of Zitel Common Stock and MatriDigm Common Stock, respectively, by those holders thereof (other than Zitel, in the case of MatriDigm Common Stock) to Holdco for shares of Holdco Common Stock, and (vi) all of the issued and outstanding MatriDigm Preferred Stock having been converted to MatriDigm Common Stock, and there being no class or series of any capital stock of MatriDigm outstanding other than MatriDigm Common Stock.

WHAT OTHER CIRCUMSTANCES MIGHT PREVENT THE MERGERS?

Either Zitel or MatriDigm can withdraw from its obligations under the Agreement of Reorganization if the Mergers have not occurred on or prior to March 31, 1999, or if a governmental entity has issued a final, non-appealable order, decree or ruling permanently restraining or prohibiting the transactions contemplated by the Agreement of Reorganization.

In addition, Zitel can withdraw from its obligations under the Agreement of Reorganization if (i) MatriDigm has breached its covenants or representations and warranties under the Agreement of Reorganization (and such breach is not cured within 30 days after MatriDigm receives notice of the breach), (ii) the Agreement of Reorganization and the MatriDigm Merger are not approved by the shareholders of MatriDigm, or (iii) the Zitel Board determines in its good faith judgment that failure to terminate the Agreement of Reorganization could violate its fiduciary obligations to the shareholders of Zitel.

Finally, MatriDigm can withdraw from its obligations under the Agreement of Reorganization if (i) Zitel, Holdco, Zenith Acquisition or Millennium Acquisition has breached its covenants or representations and warranties under the Agreement of Reorganization (and such breach is not cured within 30 days after such party receives notice of the breach), (ii) the Agreement of Reorganization, and the Zitel Merger are not approved by the shareholders of Zitel, or (iii) the MatriDigm Board determines in its good faith judgment that failure to terminate the Agreement of Reorganization could violate its fiduciary obligations to the shareholders of MatriDigm.

WHAT RISKS ARE INVOLVED IN CONSUMMATING THE TRANSACTION?

The Mergers involve certain risks. Shareholders could lose all, or a significant amount of the remaining value, of their investment if Millennium Holding Corp. is not successful, or if the stock market declines. Shareholders should read this entire Proxy Statement/Prospectus/Consent Solicitation, including any Supplements. Before completing either the proxy card if you are a Zitel shareholder or the written consent if you are a MatriDigm shareholder, you should also carefully consider the risks set forth on pages 23 through 35 of this Proxy Statement/Prospectus/Consent Solicitation.

DO ANY ZITEL OR MATRIDIGM SHAREHOLDERS HAVE APPRAISAL RIGHTS?

As a result of the Mergers, the shareholders of Zitel and MatriDigm will become shareholders of Holdco, and will exchange their Zitel and MatriDigm shares for Holdco shares in accordance with the Zitel Exchange Ratio and the MatriDigm Exchange Ratio, respectively. Those Zitel and MatriDigm shareholders who dissent from the Zitel Merger and the MatriDigm Merger, respectively, will be paid the fair value of the shares they currently hold in cash as provided under California law. Although shareholders of MatriDigm and Zitel have the right to dissent under California law from the Mergers, Holdco has the right to terminate the Agreement of Reorganization if holders of a material number of MatriDigm or Zitel shares of common stock do so.

                    ZITEL SELECTED HISTORICAL FINANCIAL DATA

The following selected historical financial data should be read in conjunction with the Zitel Financial Statements and related notes thereto and "ZITEL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" incorporated by reference in this Proxy Statement/Prospectus/Consent Solicitation. The statement of operations data for each of the three years in the period ended September 30, 1997 and the balance sheet data at September 30, 1997 and 1996 are derived from the financial statements of Zitel which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this Proxy Statement/Prospectus/Consent Solicitation. The balance sheet data at September 30, 1995, 1994 and 1993 and the statement of operations data for the years ended September 30, 1994 and 1993 are derived from financial statements that have been audited by PricewaterhouseCoopers LLP that are not included in this Proxy Statement/Prospectus/Consent Solicitation. Zitel's unaudited historical financial statement data as of and for the nine months ended June 30, 1998 and 1997 has been prepared on the same basis as the historical financial information and, in the opinion of Zitel's management, contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position and results of operations for such periods. The results of operations for those interim periods are not necessarily indicative of the results to be expected for the entire year.

              ZITEL CORPORATION SELECTED HISTORICAL FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                      NINE MONTHS ENDED
                                 YEARS ENDED SEPTEMBER 30,                JUNE 30,
                          ------------------------------------------  ------------------
                           1993     1994     1995    1996     1997      1997      1998
                          -------  -------  ------- ------- --------  --------  --------
                                                                         (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Net revenues............  $21,780  $17,452  $23,714 $23,066 $ 17,966  $ 11,708  $ 17,678
Operating income(loss)..   (9,867)  (6,831)   4,209   1,883  (19,907)  (14,830)  (19,559)
Net income(loss)........   (8,277)  (6,961)   8,526   4,049  (17,501)  (10,455)  (28,513)
Basic net income(loss)
 per share..............    (0.67)   (0.55)    0.60    0.27    (1.15)    (0.69)    (1.73)
Diluted net income(loss)
 per share..............    (0.67)   (0.55)    0.56    0.26    (1.15)    (0.69)    (1.73)

                                   AS OF SEPTEMBER 30,             AS OF JUNE 30,
                         ---------------------------------------- ----------------
                          1993    1994    1995    1996     1997     1997    1998
                         ------- ------- ------- ------- -------- -------- -------
                                                                    (UNAUDITED)
BALANCE SHEET DATA:
Total assets............ $24,230 $13,678 $26,206 $30,699 $ 49,294 $ 52,612 $33,282
Total shareholders'
 equity.................  16,203  10,004  22,957  27,089   15,946   19,034   9,187

                  MATRIDIGM SELECTED HISTORICAL FINANCIAL DATA

The following selected historical financial data should be read in conjunction with the MatriDigm Financial Statements and related notes thereto and "MATRIDIGM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" which are included elsewhere in this Proxy Statement/Prospectus/Consent Solicitation. The statement of operations data for the period August 9, 1995 (inception) through September 30, 1996 and for the year ended September 30, 1997, and the balance sheet data at September 30, 1996 and 1997 are derived from the financial statements of MatriDigm which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere in this Proxy Statement/Prospectus/Consent Solicitation. MatriDigm's unaudited historical financial statement data as of and for the nine months ended June 30, 1997 and 1998 has been prepared on the same basis as the historical financial information and, in the opinion of MatriDigm's management, contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position and results of operations for such periods. The results of operations for those interim periods are not necessarily indicative of the results to be expected for the entire year.

                             MATRIDIGM, CORPORATION
                       SELECTED HISTORICAL FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                          FOR THE PERIOD AUGUST 9, 1995                             NINE MONTHS ENDED
                           (DATE OF INCEPTION) THROUGH                                  JUNE 30,
                                  SEPTEMBER 30,         YEAR ENDED SEPTEMBER 30, ------------------------
                                      1996                        1997             1997         1998
                          ----------------------------- ------------------------ --------  --------------
                                                                                       (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Net revenues............                 --                     $    123         $     42     $  3,825
Income (loss) from oper-
 ations.................             $(2,005)                    (14,639)         (10,253)     (10,571)
Net income (loss).......              (1,873)                    (14,579)         (10,179)     (10,835)
Basic and diluted income
 (loss) per share.......               (0.13)                      (0.76)           (0.54)       (0.53)
                                           AS OF SEPTEMBER 30,                             AS OF JUNE 30,
                          ------------------------------------------------------           --------------
                                      1996                        1997                          1998
                          ----------------------------- ------------------------           --------------
                                                                                            (UNAUDITED)
BALANCE SHEET DATA:
Total assets............             $ 3,621                    $  7,825                      $  5,453
Total shareholders'
 equity (deficit).......               3,297                         812                        (4,889)

                 MATRIDIGM MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS:

For the period August 19, 1995 (date of inception) to September 30, 1996, and for the year ended September 30, 1997, MatriDigm was a development stage enterprise, and therefore any comparisons of results during those periods with results after such period may not be meaningful in understanding the trend of MatriDigm's business.

YEAR ENDED SEPTEMBER 30, 1997 COMPARED WITH PERIOD AUGUST 5, 1995 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996

As MatriDigm was in the development stage during both periods, revenue and cost of sales were not meaningful.

Operating expenses grew from $2.0 million during the period ended September 30, 1996 to $14.7 million during the year ended September 30, 1997 as MatriDigm made significant investments in infrastructure, research and development related to MatriDigm's primary technologies, and sales and marketing efforts to generate awareness and demand for MatriDigm's products.

Interest income for both periods represents earnings on invested cash. Interest expense for the year September 30, 1997 was related to capital leases and note payable.

Cash used in investing activities during the period ended September 30, 1996 of $1.0 million related primarily to the purchase of equipment and technology rights. During the year ended September 30, 1997 cash used in investing activities grew to $2.9 million primarily related to leasehold improvements on facilities and equipment purchases.

Cash from financing activities during the period ended September 30, 1996 of $5.0 million was from the sale of preferred stock to two shareholders. During the year ended September 30, 1997 cash from financing activities was $16.3 million: $5.0 million generated from proceeds of a convertible note payable, and $12.1 million from the sale of common and convertible preferred stock.

NINE MONTHS ENDED JUNE 30, 1998 COMPARED WITH PERIOD NINE MONTHS ENDED JUNE 30, 1997

MatriDigm recorded a net loss of $10.8 million for the nine months ended June 30, 1998 compared with a net loss of $10.2 million for the same period a year earlier.

Revenue for the nine months ended June 30, 1998, the first nine months when MatriDigm was not a development stage enterprise, was $3.8 million versus nil for the same period a year earlier.

Gross margin for the nine months ended June 30, 1998 was $1.3 million, representing a 35% gross margin, versus nil for the same period a year earlier. Costs of sales primarily consists of personnel and equipment costs and is not directly variable with the volume of code processed. Staffing levels exceeded business requirements as MatriDigm's market developed, and continues to develop, at a slower rate than expected. During the nine months ended June 30, 1997 MatriDigm was processing code, but it was primarily for proof of concept purposes, not revenue producing. Therefore, processing costs for this period are classified as Research and Development.

Operating expenses for the nine months ended June 30, 1998 totaled $11.9 million, an increase of 16% over the $10.3 million for the same period a year earlier. The increase is attributable to MatriDigm's continuing to invest in the required infrastructure, enhancements to MatriDigm's primary technology and continued sales and marketing spending. Operating expense investment exceeded requirements as MatriDigm's market developed, and continues to develop, at a slower rate than expected.

Interest expense for the nine months ended June 30, 1998 was $.3 million versus nil for the same period of a year earlier. The increase was attributable to interest on debt and capital leases.

During the nine months ended June 30, 1998 cash used in operating activities amounted to $9.8 million versus $9.2 million for the same period a year earlier. The primary cause in both periods was the loss from operations offset partially by the depreciation and amortization of $1.6 million and $.8 million, respectively, and an increase of $.8 million in receivables in 1998.

Cash used in investing activities declined from $2.8 million for the nine months ended June 30, 1997 to $.4 million during the same period in 1998, as required leasehold improvements and equipment purchases declined. MatriDigm does not anticipate significant capital expenditures for the balance of the year ended September 30, 1998.

Cash from financing activities during the nine months ended June 30, 1997 of $15.4 million includes $5.0 million in proceeds from the issuance of a convertible note and $11.1 million in proceeds from the sale of common and convertible stock.

Cash from financing activities during the nine months ended June 30, 1998 of $7.8 million net primarily consists of $3.0 million in proceeds from a bank loan guaranteed by three shareholders, $4.0 million in proceeds from convertible subordinated notes sold to shareholders and $.8 million in proceeds from the sale of common stock, primarily to employees of MatriDigm, and warrants to shareholders.

LIQUIDITY AND CAPITAL RESOURCES:

Management believes that it will require additional financing to meet its financial obligations until MatriDigm is cash flow positive. MatriDigm is not able to estimate when, if ever, it will be cash flow positive or whether it will be able to obtain the required additional financing to meet its financial obligations.

Since June 30, 1998, MatriDigm has received $2.5 million in loans from Zitel Corporation. As part of the definitive Merger Agreement signed on October 5, 1998, Zitel Corporation agreed to continue to fund the working capital requirements of MatriDigm. There can be no assurance, however, that Zitel will not terminate the Agreement of Reorganization and, therefore, cease to fund MatriDigm, should Zitel determine that there has been a material adverse change in the business prospects of MatriDigm.

EFFECTS OF INFLATION

MatriDigm believes that the relatively moderate rate of inflation over the past few years has not had a significant impact on MatriDigm's results.

ENVIRONMENTAL MATTERS

MatriDigm believes that it is currently in compliance with all applicable environmental regulations. Compliance with these regulations has not had, and is not anticipated to have, any material impact upon MatriDigm's capital expenditures, earnings or competitive position.

YEAR 2000

The Year 2000 issue concerns the ability of computer software programs, including the logic contained within embedded chips, to correctly identify and process date-sensitive calculations across and beyond the Year 2000 dateline. This concern is largely a result of programming practices that use a two-digit field to represent the year without other program logic to identify the century. Accordingly, such software may process a year field of "00' as the year 1900 instead of the year 2000. If not identified and replaced or corrected, systems using such software, including systems used by MatriDigm's major suppliers, could fail or produce erroneous results such that materially adverse financial results and/or results of operations could occur.

MatriDigm believes the services it sells satisfactorily address the Year 2000 issue. MatriDigm currently utilizes third-party equipment and software that may be affected by the Year 2000 issue and has begun to assess and address its critical business information and production systems regarding the Year 2000 issue for both Information Technology ("IT') and non-IT systems. For IT systems, MatriDigm is continuing the normal replacement of its financial business systems which it expects to complete by June 30, 1999. The implementation of the new business systems, through planned normal business upgrades, are not expected to have a material impact on MatriDigm's financial statements arising from the Year 2000 issue. Based upon the information currently available form MatriDigm's assessment of non-IT systems, MatriDigm does not believe that the costs associated with these Year 2000 activities will have a material adverse effect on MatriDigm consolidated results of operations or financial position. Internal and external costs specifically associated with Year 2000 issues will be charged to expense as incurred.

MatriDigm plans to contact its critical suppliers to determine their status for Year 2000 readiness. The ability of such third parties to effectively address Year 2000 issues is outside of MatriDigm's control, and there can be no assurance that the failure of any third party with which MatriDigm transacts business to adequately address the Year 2000 issue will not have a material adverse effect on MatriDigm's financial results and/or results of operation.

MatriDigm is in the process of developing contingency plans to allow continuation of mission-critical business processes to moderate the impact of any Year 2000 issues not adequately addressed by MatriDigm or any material third-party to MatriDigm. These efforts, when completed, are expected to allow MatriDigm to define the most reasonably likely worst case scenario, currently uncertain, resulting from Year 2000 issues.

Although MatriDigm does not expect Year 2000 issues to have a material impact on its financial results or operations, there can be no assurance that there will be no disruptions or that MatriDigm will not incur significant costs to avoid such disruptions.

This information contains certain forward-looking statements. It is important to note that MatriDigm's actual results could differ materially from those projected by such forward-looking statements. Important factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to, the following: operations may not improve as projected, new products may not be accepted by the marketplace as anticipated, or new products may take longer to develop than anticipated.

                  ZITEL CORPORATION AND MATRIDIGM CORPORATION
                SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

The unaudited pro forma combined condensed financial information set forth below gives effect to the Merger as a purchase, assuming that approximately
0.65 shares of Holdco Common Stock are issued in exchange for each share of MatriDigm Common Stock. The pro forma information combines Zitel's audited consolidated statements of operations for the year ended September 30, 1997 and the unaudited statements of operations for the nine months ended June 30, 1998, with MatriDigm's audited results of operations for the year ended September 30, 1997 and the unaudited results of operations for the nine months ended June 30, 1998, respectively. This data should be read in conjunction with the selected historical financial information, the unaudited pro forma condensed combined financial statements and the separate historical financial statements of Zitel and MatriDigm and the notes thereto incorporated or included elsewhere in this Joint Proxy Statement/Prospectus/ Consent Solicitation. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operations.

                               YEAR ENDED               NINE MONTHS ENDED
                           SEPTEMBER 30, 1997             JUNE 30, 1998
                           ------------------           -----------------
                                                           (UNAUDITED)
                         (IN THOUSANDS, EXCEPT  FOR PER SHARE AMOUNTS)
PRO FORMA CONDENSED
 COMBINED STATEMENT OF
 OPERATIONS DATA(1):
Net revenues............      $               18,089      $               21,387
Acquired in-process
 research and
 development ...........                       6,600                         --
Operating income
 (loss).................                     (45,431)                    (38,335)
Net income (loss)(2)....                     (41,338)                    (41,006)
Basic and diluted net
 income (loss) per
 share(2)...............                       (1.24)                      (1.19)

                                                              PERIOD ENDED
                                                              JUNE 30, 1998
                                                         -----------------------
                                                               (UNAUDITED)
                                                          (IN THOUSANDS, EXCEPT
                                                          FOR PER SHARE AMOUNTS)
PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
Cash and cash equivalents...............................         $12,405
Working capital.........................................           3,016
Current assets..........................................          19,605
Total assets............................................          90,873
Current liabilities.....................................          16,589
Total stockholders' equity..............................          43,174

--------
(1) The unaudited selected pro forma combined condensed financial information gives effect to the completion of the Merger as if it had occurred on October 1, 1996
(2) Net loss per share information for the year ended September 30, 1997 includes acquired in-process research and development, net of tax effect. Net loss and diluted net loss per share before these expenses were $34,738 and $1.05, respectively.

                                  RISK FACTORS

THE MERGERS INVOLVE CERTAIN RISKS. SHAREHOLDERS COULD LOSE ALL, OR A SIGNIFICANT AMOUNT OF THE REMAINING VALUE, OF YOUR INVESTMENT IF HOLDCO IS NOT SUCCESSFUL, OR IF THE STOCK MARKET DECLINES. SHAREHOLDERS SHOULD READ THIS ENTIRE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION, INCLUDING ANY SUPPLEMENTS. BEFORE COMPLETING EITHER THE PROXY CARD IF YOU ARE A ZITEL SHAREHOLDER OR THE WRITTEN CONSENT IF YOU ARE A MATRIDIGM SHAREHOLDER, YOU SHOULD ALSO CAREFULLY CONSIDER THE FOLLOWING RISKS.

IN THE PROSPECTUS AND ELSEWHERE, ZITEL AND MATRIDIGM HAVE MADE FORWARD-LOOKING STATEMENTS REGARDING VARIOUS ASPECTS OF THE BUSINESS AND OPERATIONS OF ZITEL, MATRIDIGM AND HOLDCO. THE STATEMENTS ARE QUALIFIED BY THE "RISK FACTORS" DISCUSSED BELOW. THESE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED. SHAREHOLDERS SHOULD NOT RELY ON ZITEL'S OR MATRIDIGM'S STATEMENTS OR PLANS AS A PREDICTION OF ACTUAL RESULTS.

RISKS RELATED TO THE MERGERS

INTEGRATION OF OPERATIONS MAY BE DIFFICULT

The realization of the benefits sought from the Mergers depends on the ability of the combined company following the Effective Time of the Mergers to effectively utilize the joint product development capabilities, sales and marketing capabilities, administrative organizations and facilities of the two companies. There can be no assurance that these benefits will be achieved or that the activities of Zitel and MatriDigm will be integrated in a coordinated, timely and efficient manner. The combination of the two organizations also will require the dedication of certain members of management that will detract their attention from the day-to-day business of the combined company. There can be no assurance that the integration will be completed without disrupting Zitel's and MatriDigm's businesses. The inability of the combined company to effectively utilize resources and to achieve integration in a timely and coordinated fashion could result in a material adverse effect on the combined company's financial condition, operating results and cash flows. There can be no assurance that the combined company will retain and successfully integrate its key management, technical, sales and customer support personnel, or that it will obtain any of the anticipated benefits of the Mergers. See "The Merger and Related Transactions--Joint Reasons for the Merger."

THE COMPANIES WILL INCUR SUBSTANTIAL EXPENSES RESULTING FROM THE MERGERS

Zitel and MatriDigm anticipate that they will incur costs associated with the Mergers of approximately $5 million, of which $1.35 million will be payable in Holdco Common Stock. These expenses include investment advisory fees, legal and accounting fees, financial printing costs and other costs related to the Mergers. Although the companies do not believe that the costs will exceed the aforementioned amount, there can be no assurance that the companies' estimate is correct or that unanticipated contingencies will not occur that will substantially increase the costs of combining the operations of the two companies.

VALUE OF CONSIDERATION TO MATRIDIGM SHAREHOLDERS DEPENDS ON MARKET PRICE OF ZITEL COMMON STOCK AT THE TIME OF THE MERGERS

Under the terms of the Agreement of Reorganization, each share of MatriDigm Common Stock issued and outstanding at the Effective Time will be converted into the right to receive approximately .65 of a share of Holdco Common Stock, subject to adjustment for any options to purchase Zitel and MatriDigm Common Stock exercised from October 5, 1998 through the date of this Proxy Statement/Prospectus/Consent Solicitation. Nevertheless, the value of the consideration to be received by shareholders of MatriDigm in the MatriDigm Merger will depend entirely on the market price of the Zitel Common Stock at the Effective Time of the Mergers. If the market price of Zitel Common Stock decreases or increases prior to the Effective Time of the Mergers, the market value at the Effective Time of the Mergers of the Holdco Common Stock to be received by MatriDigm shareholders in the MatriDigm Merger would correspondingly decrease or increase. The market prices of Zitel Common Stock as of recent dates are set forth under "--Market and Price Data for Zitel Common Stock" and "Comparative Market Price Data." There can be no assurance that the market price of the Zitel Common Stock at, or the Holdco Common Stock after, the Effective Time of the Mergers will not be higher or lower than such price. Shareholders of Zitel and MatriDigm should obtain and consider historical and recent trading prices for the Zitel Common Stock in determining whether to vote in favor of the Mergers and the Agreement of Reorganization. See "--Zitel Stock Price Has Been Volatile."

MERGERS COULD DILUTE EARNINGS PER SHARE

Although the companies believe that certain synergies will result from the Mergers, there can be no assurance that combining the two companies' businesses, even in an efficient, effective and timely manner, will result in combined results of operations and financial condition superior to what would have been achieved by each company independently, or as to the period of time required to achieve such result. The issuance of Holdco Common Stock in connection with the Mergers may have the effect of reducing the combined company's net income per share from levels otherwise expected for Zitel and could reduce the market price of the Holdco Common Stock following the Effective Time unless revenue growth or cost savings and other business synergies are sufficient to offset the effect of such issuance can be achieved.

MATRIDIGM WILL NO LONGER BE A STAND-ALONE ENTITY

As a consequence of the Mergers, MatriDigm shareholders will lose the chance to benefit from the development and exploitation of MatriDigm's products and services on a stand-alone basis. Additionally, the combined company will have different management than MatriDigm's current management, and consequently the management of the combined company may make strategic and operational decisions that differ from those that would be made by MatriDigm's current management. It is possible that MatriDigm, if it were to remain independent, could achieve economic performance superior to that of the combined company. Consequently, there can be no assurance that shareholders of MatriDigm would not achieve greater returns on investment if MatriDigm were to remain an independent company.

RISKS RELATED TO THE COMBINED COMPANY

THE COMBINED COMPANY WILL NEED ADDITIONAL OPERATING CAPITAL

Both Zitel and MatriDigm have a history of operating losses and will exhaust current working capital and cash resources over the next two fiscal quarters if expected revenue growth does not provide sufficient positive cash flow. Zitel's and MatriDigm's capital requirements in connection with designing, developing, processing and marketing products have been significant, and, consequently, the combined company's working capital and cash requirements will be significant going forward. If additional funds were to be needed, (i.e., if the combined company is not able to achieve cost savings or if revenues do not generate sufficient funds to cover marketing or other operational costs), the combined company could be required to seek additional financing through loan transactions and/or the sale of securities. However, existing obligations of Zitel and MatriDigm could make finding additional financing difficult. There can be no assurance that further financings will be available on acceptable terms, or at all.

POTENTIAL FLUCTUATIONS IN QUARTERLY PERFORMANCE

Each of Zitel's and MatriDigm's revenue and operating results have varied substantially from quarter to quarter in the past. The combined company's quarterly operating results may continue to fluctuate due to a number of factors, including

  . The timing, size and nature of its sales of software licenses and the timing of remediation contracts and conversion;

  . Unforeseen difficulties in performing such transactions;

  . The performance of its value added integrators and distributors and significant industry partners;

  . The timing of the introduction and the market acceptance of new services, products or product enhancements by the combined company or its competitors;

  . Changes in the combined company's operating expenses;

  . Personnel changes; and

  . Foreign currency exchange rates and fluctuations in economic and financial market conditions.

The timing, size and nature of sales of software licenses and the timing of remediation contracts and conversion will be important factors in the combined company's quarterly operating results. Many such transactions involve large dollar amounts, and the sales cycle for these transactions may be often lengthy and unpredictable. In addition, the sales cycle associated with these transactions is subject to a number of uncertainties, including clients' budgetary constraints, the timing of clients' budget cycles and clients' internal approval processes. There can be no assurance that the combined company will be successful in closing such large transactions on a timely basis or at all. In addition, as the combined company begins to derive a greater proportion of total revenue from license revenue, the combined company may realize a disproportionate amount of its revenue and income in the last month of each quarter and, as a result, the magnitude of quarterly fluctuations may not become evident until late in, or at the end of, a given quarter. Accordingly, delays in product delivery or in the closing of sales near the end of a quarter could cause quarterly revenue and, to a greater degree, operating results to fall substantially short of anticipated levels.

Each of Zitel's and MatriDigm's expense levels have been, and the combined company's expense levels will be, based, in part, on expectations as to future revenue and have been, and will be, fixed, to a large extent, in the short term. As a result, the combined company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenue in relation to the combined company's expectations would have an immediate and material adverse effect on the combined company's business, financial condition and results of operations. In addition, the combined company may increase operating expenses to expand its client technical support and professional services staff and sales force. The timing of such expansion and the rate at which new personnel become productive could cause material fluctuations in quarterly and annual results of operations.

Due to all of the foregoing factors, the combined company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as predictors of future performance. There can be no assurance that future revenue and operating results will not vary substantially. It is also possible that in some future quarter the combined company's operating results will be below the expectations of public market analysts and investors. In either case, the price of Holdco Common Stock could be materially adversely affected.

CONCENTRATION OF CLIENTS AND CREDIT RISK

Until recently, MatriDigm has offered its products and services exclusively through independent businesses, such as value added resellers and systems integrators with whom it had a contractual relationship (collectively, the "Technology Associates"). In addition, sales to MatriDigm's ten largest customers accounted for all of MatriDigm's total revenue in the nine months ended June 30, 1998.

Although Zitel's and MatriDigm's largest clients have varied from period to period, the combined company anticipates that its results of operations in any given period will continue to depend to a significant extent upon revenue from a small number of clients. There can be no assurance that the combined company's major clients will continue to purchase products and services from it at current levels, if at all, or that the combined company will be able to replace revenue from such clients with revenue from other clients. The loss of, or a significant reduction in revenue from, any of the combined company's major clients could have a material adverse effect on the combined company's business, financial condition and results of operations. In addition, with such a large percentage of the combined company's revenue attributable to a small number of clients, the loss of one or more major clients could have a material adverse effect on the combined company's liquidity.

COMBINED COMPANY COULD FAIL TO MAINTAIN EXCHANGE LISTING ON NASDAQ

The combined company intends to list the Holdco Common Stock on the NASDAQ, and believes that it will be able to satisfy and maintain the NASDAQ's current and proposed standards when the companies complete the Mergers. If the combined company is unable to satisfy and maintain the requirements for continued listing on the NASDAQ, its shares will not be traded in that market.

If Holdco shares are not listed as intended, trading, if any, would be conducted in the over-the-counter market in the so-called "pink sheets" or the OTC Bulletin Board, which was established for securities that do not meet the NASDAQ SmallCap Market SM listing requirements. Consequently, selling Holdco shares would be more difficult because smaller quantities of shares could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Holdco may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for Holdco shares.

RISKS OF LOW-PRICED SHARES

If Holdco shares are not listed on the NASDAQ SmallCap Market SM, they may become subject to Rule 15g-9 under the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell Holdco shares and may affect the ability of holders to sell Holdco shares in the secondary market.

The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to Holdco shares if they are listed on the NASDAQ SmallCap Market SM and the combined company provides certain price and volume information on a current and continuing basis, or meet required minimum net tangible assets or average revenue criteria. There can be no assurance that Holdco shares will qualify for exemption from these restrictions. During the nine months ended June 30, 1998, Zitel Common Stock traded at a market price of less than $5.00 per share for 2 weeks out of the 39 weeks during that period. Since June 30, 1998 through [the last practicable date before mailing], Zitel
Common Stock has traded at less than $5.00 per share for     out of the
weeks during that period. If Holdco shares were subject to the penny stock rules, the market liquidity for the shares could be adversely affected. See "Comparative Share Price Data."

LIMITED PROTECTION OF PROPRIETARY RIGHTS

Each of Zitel and MatriDigm relies on a combination of patent, copyright, trademark and trade secret laws and license agreements to establish and protect its rights in its software products and proprietary technology. In addition, each of Zitel and MatriDigm currently requires its employees and consultants to enter into nondisclosure and assignment of invention agreements to limit use of, access to and distribution of its proprietary information. There can be no assurance that the combined company's means of protecting its proprietary rights in the United States or abroad will be adequate. The laws of some foreign countries may not protect the combined company's proprietary rights as fully or in the same manner as do the laws of the United States. Also, despite the steps taken by each of Zitel and MatriDigm to protect its proprietary rights, unauthorized third parties can copy aspects of their products, reverse engineer, develop similar technology independently or obtain and use information that they regard as proprietary. Furthermore, there can be no assurance that others will not develop technologies similar or superior to the combined company's technology or design around the proprietary rights owned by the combined company.

Zitel seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Zitel has registered its Zitel trademark and will continue to evaluate the registration of additional trademarks as appropriate. Zitel generally enters into confidentiality agreements with its employees and with key vendors and suppliers. Zitel currently holds a United States patent on certain of its software technology. There can be no assurance that this patent will provide the combined company with any competitive advantages or will not be challenged by third parties, or that the patent of others will not have a material adverse effect on the combined company's ability to do business. We believe that the rapidly changing technology in the computer industry makes the combined company's success depend more on the technical competence and creative skills of its personnel than on patents.

MatriDigm has filed four patent applications with the United States Patent and Trademark Office (the "PTO") pertaining to technologies, processes and methodologies with respect to MatriDigm's software. Two of these patents have been granted, and two are pending. There can be no assurance that additional patents will be issued pursuant to either of these applications or that, if granted, such patents would survive a legal challenge to their validity or provide meaningful or significant protection to MatriDigm. Some competitors of MatriDigm have announced the filing with the PTO of patent applications relating to fixing and assessing the year 2000 problem. MatriDigm expects that the risk of infringement claims against the combined company might increase because its competitors might successfully obtain patents for software products and processes or because new and overlapping processes and methodologies used in such services will become more pervasive, increasing the likelihood of infringement. There can be no assurance that third parties will not assert infringement claims against the combined company in the future, that the assertion of such claims will not result in litigation or that the combined company would prevail in such litigation or be able to obtain a license for the use of any infringed intellectual property from a third party on commercially reasonable terms, if at all. Furthermore, litigation, regardless of its outcome, could result in substantial cost to the combined company and divert management's attention from the combined company's operations. Any infringement claim or litigation against the combined company could, therefore, have a material adverse effect on the combined company's business, financial condition and results of operations.

MatriDigm maintains trademarks and service marks to identify its various service offerings, products and software. Although MatriDigm has registered one trademark and has eleven trademark and service mark applications pending in the United States and foreign jurisdictions, not all of the applications have been granted and, even if granted, there can be no assurance that a particular trademark or service mark will survive a legal challenge to its validity or provide meaningful or significant protection to MatriDigm. In some cases, entities other than MatriDigm are using certain trademarks and service marks, either in jurisdictions in which MatriDigm has not filed an application or in which MatriDigm is using a mark in a different manner than a third party. There may be some risk of infringement claims against the combined company in the event that a service or product of the combined company is too similar to that of another entity that is using a similar mark.

COMBINED COMPANY'S MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE

The market for the combined company's products and services is characterized by rapidly changing technology, evolving industry standards and new product introductions and enhancements that may render existing products obsolete. As a result, the combined company's market position could erode rapidly due to unforeseen changes in the features and functionality of competing products. The combined company's future success will depend in part upon its ability to enhance its existing products and services and to develop and introduce new products and services to meet changing client requirements. The process of developing products and services such as those offered by the combined company is extremely complex and is expected to become increasingly complex and expensive in the future with the introduction of new platforms and technologies. There can be no assurance that the combined company will successfully complete the development of new products in a timely fashion or that the combined company's current or future products will satisfy the needs of its target market.

COMBINED COMPANY WILL DEPEND UPON KEY MANAGEMENT PERSONNEL

The combined company's business will depend on a small number of key managerial personnel. The loss of any of these key individuals could have a material adverse effect on the combined company's operations.

IDENTIFYING AND HIRING CERTAIN PERSONNEL ARE DIFFICULT

The future success of the combined company also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel, particularly project managers, software engineers and other technical personnel. The combined company believes that there is a shortage of, and significant competition for, software development professionals with the skills and experience necessary to perform the services offered by the combined company. Competition for such personnel is intense, particularly in the Silicon Valley, and Zitel and MatriDigm have experienced difficulty in identifying and hiring qualified engineering personnel in the past. There can be no assurance that the combined company will be able to attract, assimilate or retain highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect on the combined company's business, operating results, financial condition and cash flows.

IMPACT OF YEAR 2000

Some of the computer programs used by Zitel and MatriDigm in their initial operations rely on time-sensitive software that was written using two digits rather than four to identify the applicable year. These programs may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Each of Zitel and MatriDigm expects to successfully implement a year 2000 compliance program and does not believe that the cost of such procedures will have a material effect on either of their results of operations or financial condition. There can be no assurance, however, that there will not be a delay in the completion of these procedures or that the cost of such procedures will not exceed original estimates, either of which could have a material adverse effect on future results of operations.

In addition to correcting the business and operating systems used by Zitel and MatriDigm in the ordinary course of business as described above, Zitel and MatriDigm are engaged in a survey of their key product and service suppliers to determine their level of Year 2000 compliance. This includes providers of key utility services such as electric power and telephone services. There can be no assurance that Zitel and MatriDigm will not experience serious disruptions in 2000 as a result of supplier problems and failures notwithstanding that their own systems are compliant.

RISKS RELATED TO THE BUSINESS OF MATRIDIGM

LIMITED OPERATING HISTORY; NET LOSS

MatriDigm was founded in August 1995 and began operations in October 1995. MatriDigm's MAP2000 and MARC2000 software tools, which MatriDigm anticipates will provide the principal source of revenue for the foreseeable future, have a limited history of client acceptance and use. Accordingly, MatriDigm has only a limited operating history upon which to evaluate the combined company and any long-term viability, profitability and growth from which MatriDigm's technology can be based. The combined company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by organizations in their early stage of development, particularly companies in new and rapidly evolving markets. MatriDigm incurred a net loss of approximately $10.8 million during the nine months ended June 30, 1998, and there can be no assurance that MatriDigm as an operating unit of the combined company will achieve or sustain profitability.

DEPENDENCE ON YEAR 2000 MARKET

The growth in MatriDigm's revenue in the nine months ended June 30, 1998 resulted primarily from increased demand for MatriDigm's services and products relating to resolution of the year 2000 problem. Although the combined company believes that the market for products and services relating to the year 2000 problem will grow as the year 2000 approaches, there can be no assurance that this market will develop to the extent anticipated by the combined company, if at all. Significant expense for sales and marketing may be required to inform potential clients of the year 2000 problem and the need for products and services addressing the problem. There can be no assurance that the year 2000 solution providers will devote the resources necessary to effectively inform potential clients of this problem or that potential clients will understand or acknowledge the problem. In addition, affected organizations may not be willing or able to allocate the resources, financial or otherwise, to address the problem in a timely manner. Many organizations may attempt to resolve the problem internally rather than contract with outside firms such as the combined company or value added integrators to which the combined company sells its services. Due to these factors, development of the market for year 2000 products and services is uncertain and unpredictable. If the market for year 2000 products and services fails to grow, or grows more slowly than anticipated, the combined company's business, financial condition and results of operations could be materially adversely affected.

NEED TO DEVELOP ADDITIONAL PRODUCTS AND SERVICES

MatriDigm currently generates all of its revenue from, and devotes significant resources to, products and services that address the year 2000 problem. Although it is believed that the demand for such products and services relating to the year 2000 problem will continue to exist for some time after the year 2000, this demand will diminish significantly over time and will eventually disappear. There can be no assurance that the combined company will be able to expand successfully its business beyond the year 2000 market. MatriDigm is currently working to develop other software maintenance and conversion services, but there can be no assurance that these can be completed or that a market for them will develop. The failure to diversify and develop additional products and services would have a material adverse effect on the combined company's business, financial condition and results of operations.

DEPENDENCE UPON TECHNOLOGY ASSOCIATES; POTENTIAL FOR CHANNEL CONFLICT

MatriDigm offers its products and services directly to end users through its sales force and indirectly through its Technology Associates, which include value added integrators and distributors. Although sales through Technology Associates accounted for all of MatriDigm's total revenue in the nine months ended June 30, 1998, the combined company expects to continue to rely to a significant degree on its value added integrators and distributors to provide sales and marketing presence and name recognition, as well as the resources necessary to offer large scale, comprehensive software maintenance solutions, including solutions relating to the year 2000 problem. Although MatriDigm dedicates resources to develop its indirect channels, there can be no assurance that the combined company will be able to attract and retain a sufficient number of qualified firms to successfully sell and market its products. While MatriDigm has granted marketing rights to certain Technology Associates in defined geographic territories, these firms are not prohibited from entering into similar arrangements with the combined company's competitors. The failure of the combined company to maintain its current Technology Associates or develop other Technology Associates, the combined company's inability to adequately support the requirements of its Technology Associates, the development of competitive products and services by the combined company's value added integrators and distributors or the entry by such firms into alliances with competitors of the combined company would substantially limit the combined company's ability to provide its products and services and accordingly, would have a material adverse effect on the combined company's business, financial condition and results of operation.

Selling through indirect channels may also limit the combined company's contacts with end users of its products and services. As a result, the combined company's ability to accurately forecast sales, evaluate client satisfaction and recognize emerging client requirements may be hindered. MatriDigm's strategy of selling its products directly to end users and indirectly through Technology Associates may result in distribution channel conflicts. The combined company's direct sales efforts may compete with those of its Technology Associates and, to the extent different value added integrators and distributors target the same clients, they may also come into conflict with each other. There can be no assurance that channel conflicts will not materially adversely affect its relationship with existing value added integrators or distributors or adversely affect its ability to attract new Technology Associates or other distributors of its products and services.

COMPETITION IN Y2K INDUSTRY IS INTENSE

The market for MatriDigm's products and services is intensely competitive and is characterized by rapid change in technology and user needs and the frequent introduction of new products. The anticipated growth in the mass change and year 2000 industries is expected to attract additional competitors, some of which may offer additional products and services. There are no significant barriers to entry in the year 2000 industry. In addition, MatriDigm faces competition in the software maintenance outsourcing services market. A number of MatriDigm's competitors are more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources than those of MatriDigm and certain of MatriDigm's Technology Associates. As a result, there can be no assurance that combined company's products and services, including the solutions offered by combined company's Technology Associates and other distributors, will compete effectively with those of their respective competitors. The combined company's Technology Associates and other distributors may also offer or develop products and services that compete with the combined company's products and services. There can be no assurance that such Technology Associates and other distributors will not give higher priority to the sales of these or other competitive products and services. See "INFORMATION ABOUT MATRIDIGM-- Competition."

The market for Year 2000 conversion services is highly competitive, with services being provided by a number of national, regional and local firms, many of which have existing relationships and contractual arrangements with customers. Many of these competitors have substantially greater financial, technical and marketing resources than the combined company. The ability of the combined company to compete in the IBM COBOL segment of this market will depend primarily on the ability of MatriDigm to achieve market acceptance of its automated solution and as yet there can be no assurance that the combined company will be successful in this effort. In addition, the combined company must achieve general credibility as a provider of Year 2000 conversion services by generating substantial net sales.

POTENTIAL FOR CONTRACT LIABILITY

MatriDigm's products and services relating to software maintenance, especially solutions addressing the Year 2000 problem, involve key aspects of its customers' computer systems. A failure in a customers' system could result in a claim for substantial damages against MatriDigm or the combined company, regardless of MatriDigm's responsibility for such failure. MatriDigm attempts to limit contractually its liability for damages arising from negligent acts, errors, mistakes or omissions in rendering its products and services. Despite this precaution, there can be no assurance that following the Effective Time the limitations of liability set forth in its contract would be enforceable or would otherwise protect the combined company from liability for damages. Additionally, the combined company will maintain general liability insurance coverage, including coverage for errors and omissions. However, there can be no assurance that such coverage will continue to be available on acceptable terms, or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the combined company that exceed available insurance coverage or changes in the combined company's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on the combined company's business, financial condition and results of operations. Furthermore, litigation, regardless of its outcome, could result in substantial cost to the combined company and divert management's attention from the combined company's operations. Any contract liability claim or litigation against the combined company could, therefore, have a material adverse effect on the combined company's business, financial condition and results of operations.

SOFTWARE ERRORS OR BUGS

MatriDigm's software products and tools are highly complex and sophisticated and could from time to time contain design defects or software errors that could be difficult to detect and correct. Errors, bugs or viruses may result in loss of or delay in market acceptance, a failure in a client's system or loss or corruption of customer data. Although MatriDigm has not experienced material adverse effects resulting from any software defects or errors, there can be no assurance that, despite testing by MatriDigm and its customers, errors will not be found in new products, which errors could have a material adverse effect upon the combined company's business, financial condition and results of operations.

DEPENDENCE ON THIRD PARTY TECHNOLOGY

MatriDigm's proprietary software is currently designed, and may in the future be designed, to work on or in conjunction with certain third party hardware and/or software products. If any of these current or future third-party vendors were to discontinue making their products available to MatriDigm or to licensees of MatriDigm's software or to increase materially the cost to MatriDigm or its licensees to acquire, license or purchase the third party vendors' products, or if a material problem were to arise in connection with the ability of MatriDigm to design its software to properly use or operate with third-party hardware and/or software products, MatriDigm would be required to design its software to function with or on alternative third-party products or attempt to develop internally a replacement for the third-party products. In such an event, interruptions in the availability or functioning of MatriDigm's software and delays in the introduction of new products and services may occur until equivalent technology is obtained. There can be no assurance that an alternative source of suitable technology would be available or that MatriDigm would be able to develop an alternative product in sufficient time or at a reasonable cost. The failure of MatriDigm to obtain or develop alternative technologies or products on a timely basis and at a reasonable cost could have a material adverse effect on MatriDigm's business, financial condition and results of operations.

RISKS RELATED TO THE BUSINESS OF ZITEL

RECENT LEVELS OF NET SALES HAVE BEEN INSUFFICIENT

In recent years, Zitel has not generated net sales sufficient to produce an operating profit and has relied on a stream of royalty payments under an agreement with IBM and significant financings to support its activities. In April 1998, Zitel and IBM entered into an agreement whereby IBM stopped paying royalties to the Company in exchange for a lump sum payment amounting to $740,000. Zitel sustained substantial operating losses and net losses in fiscal 1997 and for the nine months ended June 30, 1998. Zitel must generate substantial additional net sales and gross margins on its products and services and must successfully implement a program to manage cost and expense levels in order to remain a viable operating entity. There is no assurance that Zitel or the combined company can achieve these objectives.

FLUCTUATIONS IN QUARTERLY RESULTS

Zitel's quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including:

  .The level of competition, the size, timing, cancellation or rescheduling of significant orders;

  .Product configuration and mix;

  .Market acceptance of new products and product enhancements;

  .New product announcements or introductions by Zitel's competitors;

  .Deferrals of customer orders in anticipation of new products or product enhancements;

  . Changes in pricing by Zitel or its competitors;

  . The ability of Zitel to develop, introduce and market new products and product enhancements on a timely basis;

  . Zitel's success in expanding its sales and marketing programs;

  . Technological changes in the market for Zitel's products;

  . Product mix and the mix of sales among Zitel's sales channels;

  . Levels of expenditures on research and development;

  . Changes in Zitel's strategy; personnel changes; and

  . General economic trends and other factors.

Due to all of the foregoing factors, Zitel believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as an indicator of future performance of the combined company. It is possible that in some future quarter the combined company's operating results may be below the expectations of public market analysts and investors. In such event, the price of Holdco's Common Stock would likely be materially and adversely affected.

ZITEL STOCK PRICE HAS BEEN VOLATILE

The price of Zitel's Common Stock has been subject to extreme volatility during fiscal 1997 and the nine months ended June 30, 1998, as the closing bid price has ranged between a low of 10 7/8 and a high of 61 1/4 and a low of 4 1/32 and a high of 23 5/8 respectively. Zitel believes that one of the reasons for this volatility is rumored progress of and rumored problems in the product development program and marketing efforts of MatriDigm. See "Comparative Share Price Data."

COMPETITION IS INTENSE IN THE SYSTEM MANAGEMENT TOOL MARKET

The market for system management tools in which Zitel's software products competes is intensely competitive. Many of the companies with which Zitel competes, such as TeamQuest, Computer Associates and BGS, Inc. have substantially larger installed bases and greater financial resources than Zitel. There can be no assurance that Zitel's competitors will not develop products comparable or superior to those developed by it and the combined company or adapt more quickly than the combined company to new technologies, evolving industry standards, new product introductions, or changing customer requirements.

DEPENDENCE ON NEW PRODUCTS; RAPID TECHNOLOGICAL CHANGE

The market in which Zitel operates is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and/or the emergence of new industry standards could render Zitel's existing products and services obsolete and unmarketable. Zitel's future success will depend upon its ability to develop and to introduce new products and services on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that the combined company will be successful in developing and marketing products or services that respond to technological changes or evolving industry standards, that the combined company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products or services, or that its new products or services will adequately meet the requirements of the marketplace and achieve market acceptance. If the combined company is unable, for technological or other reasons, to develop and introduce new products or services in a timely manner in response to changing market conditions or customer requirements, the combined company's business, operating results and financial condition will be materially and adversely affected.

                           COMPARATIVE PER SHARE DATA

The following table sets forth certain historical per share data of Zitel and MatriDigm and combined per share data on an unaudited pro forma basis after giving effect to the Mergers on a purchase basis assuming that approximately
0.65 shares of Holdco Common Stock are issued in exchange for each share of MatriDigm Common Stock. This data should be read in conjunction with the selected historical financial data set forth herein and the historical financial statements of Zitel and MatriDigm and the notes thereto that are incorporated herein by reference. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

                                                             AS OF AND FOR THE
                                     AS OF AND FOR THE YEAR  NINE MONTHS ENDED
                                    ENDED SEPTEMBER 30, 1997   JUNE 30, 1998
                                    ------------------------ ------------------
                                                                (UNAUDITED)
ZITEL HISTORICAL PER COMMON SHARE:
  Net income (loss) per common
   share--basic and diluted........          $(1.15)               $(1.73)
  Book value.......................            1.02                  0.52
                                                             AS OF AND FOR THE
                                     AS OF AND FOR THE YEAR  NINE MONTHS ENDED
                                    ENDED SEPTEMBER 30, 1997   JUNE 30, 1998
                                    ------------------------ ------------------
                                                                (UNAUDITED)
MATRIDIGM HISTORICAL PER COMMON
 SHARE:
  Net income (loss) per common
   share--basic and diluted........          $(0.76)               $(0.53)
  Book value.......................            0.04                 (0.23)
                                                             AS OF AND FOR THE
                                     AS OF AND FOR THE YEAR  NINE MONTHS ENDED
                                    ENDED SEPTEMBER 30, 1997   JUNE 30, 1998
                                    ------------------------ ------------------
                                                                (UNAUDITED)
PRO FORMA COMBINED NET LOSS PER
 SHARE(1):
  Per Zitel common share--basic and
   diluted.........................          $(1.24)               $(1.19)
  Equivalent per MatriDigm share--
   basic and diluted...............           (0.81)                (0.77)
PRO FORMA COMBINED BOOK VALUE PER
 SHARE(1)(2):
  Per Zitel share..................                                $(1.21)
  Equivalent per MatriDigm share...                                  0.79

--------
(1) The unaudited equivalent MatriDigm pro forma per share amounts are calculated by multiplying the Zitel combined pro forma per share amounts by the Exchange Ratio.
(2) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period. Pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                            ZITEL MARKET PRICE DATA

Zitel Common Stock trades on NASDAQ under the symbol "ZITL". The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of Zitel Common Stock as reported on Nasdaq.

                                                             ZITEL COMMON STOCK
                                                             -------------------
                                                               HIGH       LOW
                                                             --------- ---------
     1996 CALENDAR YEAR
       First Quarter........................................      6.94      5.06
       Second Quarter.......................................     10.00      6.06
       Third Quarter........................................     10.13      5.13
       Fourth Quarter.......................................     61.25     10.88
     1997 CALENDAR YEAR
       First Quarter........................................     50.13     27.88
       Second Quarter.......................................     33.13     11.50
       Third Quarter........................................     25.56     19.06
       Fourth Quarter.......................................     23.63      9.38
     1998 CALENDAR YEAR
       First Quarter........................................     16.75      9.50
       Second Quarter.......................................     14.38      4.03
       Third Quarter........................................      8.13      2.53
       Fourth Quarter (through    , 1998)...................

Set forth below is a table containing, for each of October 5, 1998 (the last trading day before the announcement of the Agreement of Reorganization) and
    , 1998 (the last trading day before the printing of this Proxy Statement/Prospectus/Consent Solicitation), the last reported sale price per share of Zitel Common Stock, as reported on NASDAQ, as well as the equivalent market price per share of MatriDigm Common Stock (after applying the MatriDigm Exchange Ratio of approximately 0.65 per share), assuming that the Zitel Special Meeting and the MatriDigm Special Meeting and the Mergers had occurred on such Day:

                                                      OCTOBER 5, 1998     , 1998
                                                      --------------- ----------
     Zitel...........................................     $[   ]        $[   ]
     MatriDigm (Zitel equivalent)....................     $[   ]        $[   ]

Because the MatriDigm Exchange Ratio is fixed, subject to adjustment in certain circumstances, changes in the market price of Zitel Common Stock prior to consummation of the MatriDigm Merger will affect the dollar value of the Zitel Common Stock to be received by shareholders of MatriDigm in the MatriDigm Merger. Zitel shareholders and MatriDigm shareholders are urged to obtain current market quotations for Zitel Common Stock prior to the Zitel Special Meeting and the date of MatriDigm Written Consents, respectively.

Neither Zitel nor MatriDigm has ever paid cash dividends. Following the Effective Time of the Mergers, the combined company intends to retain earnings for the development of its business and not to distribute earnings to shareholders as dividends. The declaration and payment by the combined company following the Effective Time of the Mergers of any future dividends and the amount thereof will depend upon the results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by the board of directors of the combined company following the Effective Time of the Mergers.

                             ZITEL SPECIAL MEETING

DATE, TIME AND PLACE OF ZITEL SPECIAL MEETING

The Zitel Special Meeting will be held at the offices of Zitel at 47211 Bayside
Parkway, Fremont, California 94538-6517 on [     ] 1998, at [10:00 a.m.] local
time.

PURPOSE

The purpose of the Zitel Special Meeting is to consider and vote upon proposals to (i) adopt the Agreement of Reorganization and to approve the Zitel Merger and any related transactions contemplated thereby, and (ii) to approve the amendment to the Zitel 1990 Stock Option Plan. See "The Mergers and Related Transactions," "Additional Matters Being Submitted to a Vote of Only Zitel Shareholders--Proposal No. 2--Amendment to Zitel Stock Option and Purchase Plans," and "--Proposal No. 3--Amendment to the 1984 Employee Stock Purchase Plan."

RECORD DATE AND OUTSTANDING SHARES

Only Zitel shareholders of record at the close of business on the Zitel Record Date are entitled to notice of and to vote at the Zitel Special Meeting. As of
[   ], 1998, officers and directors of Zitel beneficially owned an aggregate of
[   ] shares of Zitel Common Stock representing [   ]% of the issued and
outstanding shares of Zitel Common Stock. As of the Zitel Record Date, there
were approximately [   ] shareholders of record of Zitel Common Stock and [   ]
shares of Zitel Common Stock outstanding, each of which shares will be entitled to one vote on each matter to be acted upon at the Zitel Special Meeting.

On or about [     ], 1998, a notice meeting the requirements of California law was mailed to all shareholders of record as of the Zitel Record Date.

VOTE REQUIRED

Each shareholder is entitled to one vote for each share of Zitel Common Stock on all matters at the Zitel Special Meeting.

Pursuant to the CGCL, the affirmative vote of a majority of the total votes cast in person or by proxy at the Zitel Special Meeting is required to adopt the Agreement of Reorganization and to approve the Zitel Merger and any related transactions contemplated thereby.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Zitel Common Stock entitled to vote at the Zitel Special Meeting shall constitute a quorum. Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Zitel Special Meeting. Broker non-votes will not be treated as "entitled to vote" and will have no effect on the voting result. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROXIES

Each of the persons named as proxies in the proxy is an officer of Zitel. All shares of Zitel Common Stock that are entitled to vote and are represented at the Zitel Special Meeting either in person or by properly executed proxies received prior to or at the Zitel Special Meeting and not duly and timely revoked will be voted at the Zitel Special Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for adoption of the Agreement of Reorganization and approval of the Zitel Merger and any related transactions contemplated thereby.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Zitel at or before the taking of the vote at the Zitel Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Zitel before the taking of the vote at the Zitel Special Meeting, or (iii) attending the Zitel Special Meeting and voting in person (although attendance at the Zitel Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Zitel at 47211 Bayside Parkway, Fremont, California 94538-6517, Attention: Secretary, or hand-delivered to the Secretary of Zitel, in each case at or before the taking of the vote at the Zitel Special Meeting.

SOLICITATION OF PROXIES; EXPENSES

The cost of the solicitation of Zitel shareholders will be borne by Zitel. In addition, Zitel may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain Zitel directors, officers and regular employees personally or by telephone, telegram, letter or facsimile. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. In addition, Zitel has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from brokers, nominees, institutions and individuals at an estimated fee of not more than $7,500 plus reimbursement of reasonable expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Zitel will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

THE MATTERS TO BE CONSIDERED AT THE ZITEL SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF ZITEL. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

RECOMMENDATIONS OF ZITEL BOARD

THE ZITEL BOARD HAS UNANIMOUSLY CONCLUDED THAT THE AGREEMENT OF REORGANIZATION AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY

ARE FAIR TO AND IN THE BEST INTERESTS OF ZITEL AND ITS SHAREHOLDERS. THE ZITEL BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ZITEL VOTE IN FAVOR OF THE ADOPTION OF THE AGREEMENT OF REORGANIZATION AND THE APPROVAL OF THE ZITEL MERGER. See "The Mergers and Related Transactions--Joint Reasons for the Merger," "--Zitel's Reasons for the Mergers," and "--Material Contacts and Board Deliberations."

                         MATRIDIGM CONSENT SOLICITATION

PURPOSE

The Board of Directors of MatriDigm has elected to seek the approval of the MatriDigm shareholders of a proposal to approve and adopt the Agreement of Reorganization attached as Annex I hereto, providing for the merger of Millennium Acquisition I Corp., a wholly owned subsidiary of Holdco with and into MatriDigm, by written consent (the "Written Consents"). Written Consents of the MatriDigm shareholders are being sought in lieu of scheduling a special meeting of the MatriDigm shareholders for the purpose of adopting and approving the Agreement of Reorganization and the merger of Millennium Acquisition I Corp. with and into MatriDigm. See "THE MERGER AND RELATED TRANSACTIONS--Joint Reasons For The Merger," "--MatriDigm Reasons For The Merger."

MEMBERS OF THE BOARD OF DIRECTORS OF MATRIDIGM, ELIGIBLE TO VOTE, UNANIMOUSLY APPROVED THE AGREEMENT OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MATRIDIGM MERGER, AND RECOMMEND A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT OF REORGANIZATION AND APPROVAL OF THE MATRIDIGM MERGER BY THE MATRIDIGM SHAREHOLDERS.

CONSENT PROCEDURE

Under the Articles of Incorporation of MatriDigm, each MatriDigm shareholder is entitled to cast one vote for each share of MatriDigm Common Stock or MatriDigm Preferred Stock held by such person. The Written Consent is the form by which this vote will be exercised by MatriDigm shareholders. Only persons who are record holders of shares of the MatriDigm Common Stock or MatriDigm Preferred Stock are entitled to vote on the approval and adoption of the Merger Agreement and approval of the MatriDigm Merger through the execution of a Written Consent.

Any MatriDigm shareholder who has delivered a Written Consent may revoke it at any time before MatriDigm has received Written Consent approving the MatriDigm Merger from MatriDigm shareholders holding a majority of the shares of MatriDigm Common Stock and of each of the MatriDigm Series A, Series B and Series D Preferred Stock. Revocation of a Written Consent must be in writing and will be effective when received by MatriDigm at the following address: 4777 Hellyer Avenue, San Jose, California 95138, Attention: Secretary.

Upon receipt by MatriDigm of written consents adopting the Agreement of Reorganization and approving the MatriDigm Merger from MatriDigm shareholders holding at least a majority of the outstanding shares of MatriDigm Common Stock and each of the MatriDigm Series A, Series B and Series D Preferred Stock, a MatriDigm shareholder's right to revoke a previously delivered written consent approving the MatriDigm Merger will terminate. See "TERMS OF THE MERGERS-- Shareholder Agreements."

VOTE REQUIRED

Pursuant to the Articles of Incorporation and Bylaws of MatriDigm, the affirmative vote of the holders of at least a majority of the outstanding shares of the MatriDigm Common Stock and of the

MatriDigm Series A, Series B and Series D Preferred Stock voting as separate classes is required to approve the MatriDigm Merger. If Written Consent from holders of at least a majority of the outstanding shares of MatriDigm Common Stock and of the MatriDigm Series A, Series B and Series D Preferred Stock are obtained, the MatriDigm Merger will be approved. If the other closing conditions described in the Agreement of Reorganization, including approval by the Zitel shareholders of the Zitel Merger, are satisfied following approval of the MatriDigm Merger by the MatriDigm shareholders, the MatriDigm Merger will be consummated.

As of    , 1998, officers and directors of MatriDigm beneficially owned an
aggregate of     shares of MatriDigm Common Stock representing  % of the issued
and outstanding shares of MatriDigm Common Stock, and     shares of MatriDigm
Preferred Stock representing  % of the issued and outstanding shares of
MatriDigm Preferred Stock. As of    , 1998, there were approximately
shareholders of record of MatriDigm Common Stock and     shares of MatriDigm
Common Stock outstanding, approximately     shareholders of record of MatriDigm
Preferred Stock and     shares of MatriDigm Preferred Stock outstanding, each
of which shares will be entitled to one vote (in the case of shares of MatriDigm Preferred Stock, upon conversion) on each matter to be acted upon
pursuant to this written consent solicitation. As of     , 1998, there were
shares of MatriDigm Common Stock outstanding and     ,     and     shares of
the MatriDigm Series A, Series B and Series D Preferred Stock, respectively, for an aggregate of MatriDigm Shares. Consequently, the holders of not less
than     shares of MatriDigm Common Stock and     ,     and     shares of the
MatriDigm Series A, Series B and Series D Preferred Stock, respectively, must deliver written consents approving the MatriDigm Merger in order for it to be approved. The failure of a MatriDigm shareholder to return a properly executed Written Consent form will have the same effect as a vote against the MatriDigm Merger.

As of October 5, 1998, holders of 12,634,974 shares of the MatriDigm Common
Stock and     shares of the MatriDigm Preferred Stock, representing
approximately 36% of the votes entitled to be cast shareholders of MatriDigm in connection with this written consent solicitation, have agreed to deliver Written Consents approving the MatriDigm Merger. See "TERMS OF THE MERGERS-- Shareholder Agreements," "--Interests of Certain Persons."

Holders of shares of MatriDigm Capital Stock who vote against or abstain from voting for approval of the MatriDigm Merger may be entitled to dissenters' or appraisal rights. See "TERMS OF THE MERGERS--Dissenters' Rights" for a discussion of rights available to MatriDigm shareholders who do not consent to the adoption of the Agreement of Reorganization or the approval of the MatriDigm Merger.

SOLICITATION OF CONSENTS; EXPENSES

The Written Consents are being solicited by the Board of Directors of MatriDigm. This Proxy Statement/Prospectus/Consent Solicitation, the accompanying notice and the Written Consent are being mailed on or about
 , 1998 to the MatriDigm shareholders. The cost of preparing assembling, printing, filing and mailing the Proxy Statement/Prospectus/Consent Solicitation will be borne by Holdco in the event that the MatriDigm Merger is consummated and will be shared equally by MatriDigm and Zitel in the even that it is not. In addition, in the event that the MatriDigm Merger is not consummated, MatriDigm will share the expenses of preparing, assembling, printing, filing and mailing the Proxy Statement/Prospectus/Consent Solicitation to the Zitel shareholders with Zitel.

Certain members of the Board of Directors of MatriDigm and management of MatriDigm may encourage the return of the Written Consents by telephone or personal contacts. Such persons will not be additionally compensated for these activities (other than the regular salaries of members of management of MatriDigm), but will be reimbursed by MatriDigm for out-of-pocket expenses incurred, if any.

MatriDigm shareholders are requested to complete, date, sign and promptly return the accompanying form of the Written Consent in the envelope provided. Properly executed Written Consents received by MatriDigm and not revoked will represent affirmative votes for the adoption of the Agreement of Reorganization and approval of the MatriDigm Merger. Any Written Consent not properly executed or not properly returned will be treated as a negative vote.

Any Written Consent signed and returned by a MatriDigm shareholder may be revoked at any time prior to the receipt by MatriDigm of Written Consents approving the adoption of the Agreement of Reorganization and the MatriDigm Merger from holders of a majority of the outstanding shares of MatriDigm Common Stock and of the Series A, Series B and Series D Preferred Stock. See "TERMS OF THE MERGER--Shareholder Agreements."

                          INFORMATION ABOUT MATRIDIGM

GENERAL

MatriDigm is a privately-held software technology company incorporated August 9, 1995 in California. The Company was co-founded by James Brady ("Brady") and Franklin Chiang ("Chiang"), utilizing technology developed since 1978 for Chiang's company, Chiang Labs, which provides the foundation for the MatriDigm Code Analyzer. MatriDigm maintains its executive offices at 4777 Helyer Avenue, San Jose, California, 95138, telephone (408) 360-3200.

MatriDigm specializes in software maintenance and re-engineering, utilizing products and services that include the MatriDigm Advanced Process 2000 ("MAP2000"), MatriDigm Analysis of Renovated Code ("MARC2000"), the Millennium Control System ("MICOS") and the MatriDigm COBOL Analysis Product ("MCAP") that are made available to customers via the Company's twenty-one Technology Associates, which provide a full range of assessment, renovation and systems testing services for the Year 2000 project on a non-exclusive basis.

Background: The Year 2000 Problem, the MAP2000 Solution, and the MARC2000 Tool

Much of the application code written in the past forty years used only two digits to represent the year field in dates. The year value of most dates seen by these applications was xx, with the "19" century value being assumed by the program logic. That program logic, which operates correctly when all two-digit years are in the range of 1900-1999, will often not work correctly if the year value of data being processed is outside this fixed 100-year window. As the millennium approaches, the incidence of program failures due to this fault in application code has become more frequent. By the time January 1, 2000 arrives, almost all code with this "Year 2000 intolerance" will exhibit failures. The need to find and fix (or replace) application codes with this inability to work correctly in the year 2000 and beyond (Year 2000 bug) is now widely understood. Many code renovation service offerings and tools have been developed in the past two years to help customers locate and fix their date-sensitive code in application programs.

The typical year 2000 conversion project requires six steps:

  . Inventory--locate all programs, JCL, and other program assets that may be affected by the millennium transition requiring analysis.

  . Assessment--analyze the collected inventory and determine how much code and data must be renovated.

  . Plan--develop a detailed operational plan for the renovation.

  . Renovate--renovate (or replace) date-sensitive code, and convert data files and databases where required to handle expansion of date fields from two-digit to four-digit.

  . Test--perform the required component, unit, and system testing on the renovated application code and data to remove errors introduced by the renovation process.

  . Reintegrate--return the renovated and tested code to production through the reintegration process.

The MAP2000 process renovates IBM COBOL application code to perform correctly within any specified 100-year window. The MAP2000 process is highly automated and uses technologies developed by MatriDigm to locate all date-sensitive code and insert appropriate modifications. Customer code is prepared and renovated through the following steps:

  . Code Preparation--performed at the customer location. This step creates, analyzes, and checks work units for completeness and correctness, then ships the work unit to a MatriDigm renovation factory.

  . Factory Input--receives the work unit, then checks and parses it into a MatriDigm-developed database structure for renovation processing.

  . Find Dates--through a unique four-stage process, this step locates and classifies all date variables and date constants in the work unit.

  . Generate Fixes--create code fragments to correct date-sensitive code and add necessary windowing logic.

  . MicroTest--tests all fixes generated to ensure correct program transformation.

  . Modify Code--applies the fixes generated and MicroTested.

  . Verification and Ship--checks and parses the renovated code, generates reports, and sends the renovated work unit package back to the customer location.

The MatriDigm Y2K model has a number of quality control steps directed at reducing the number of bugs inserted by the MAP2000 renovation processes.

The PrepTool application in MatriDigm's MICOS validates the input in the customer's shop to ensure that MatriDigm receives a complete work unit to process. Checks are performed on the code, including processing steps equivalent to compiling the programs to ensure the MatriDigm factory can process them.

MatriDigm Analysis of Renovated Code 2000 (MARC2000(TM)) provides a valuable tool for independent audits needed to confirm the effectiveness of completed COBOL Year 2000 code renovations. MatriDigm's technology used by MARC2000 is extremely accurate in identifying date variables, date-related constants, and programs that require modifications to correctly operate beyond 1999.

MARC2000 locates the definition and usage of dates, audits each usage, and records a quality assessment for faulty and probably faulty code. Using the event logging features of the Millennium Control System (MICOS(TM)) and the results of MatriDigm's proven date-finding technology, MARC2000 allows one to view the faulty and potentially faulty code, and record the activities needed to demonstrate due diligence in auditing COBOL Year 2000 renovation projects.

COMPETITION

The market for MatriDigm's products and services is intensely competitive and is characterized by rapid technological change, evolving user needs and frequent introduction of new products and services. The anticipated growth in the business of providing software maintenance and reengineering services, particularly the portion related to modifications to software made necessary by the approach of the year 2000, has and is expected to continue to attract competition from existing businesses and new entrants. Because, except for the need for technical expertise, there are no significant proprietary or other barriers of entry into the software maintenance and reengineering business, MatriDigm competitors will continue to increase in number and some of these competitors may provide products and services equivalent to those provided by MatriDigm. Some of the competitors may have substantially greater financial and technical resources and better market recognition than MatriDigm. MatriDigm's competitive position will also be affected by the ability of its Technology Associates to compete with other value added integrators and distributors of software maintenance and reengineering services. Since MatriDigm is entirely dependent upon its Technology Associates for ultimate sales of its products and services, it could be adversely impacted by any change in the ability of its Technology Associates to compete in their respective markets.

MatriDigm is confronted with three distinct levels of competition: other companies that compete directly with MatriDigm by offering competing products and services to businesses such as MatriDigm's Technology Associates, businesses that provide software maintenance and reengineering services directly to end users and businesses which use their internal technical staff to provide their own software maintenance and reengineering services. Among MatriDigm's direct and indirect competitors in the business of providing products and services to end users and to companies such as MatriDigm's Technology Associates are International Business Machines, Inc. and Computer Associates International, Inc. Because MatriDigm does not market its services directly to end users, it is dependent upon its ability to attract Technology Associates who can compete effectively with other businesses providing software maintenance and reengineering services directly and convince end users to utilize a Technology Associate's services, and thus MatriDigm's products and services, instead of utilizing their internal technical personnel. In addition, because it relies upon its Technology Associates, MatriDigm is susceptible to competition from businesses which may seek to compete with MatriDigm in providing products and services to MatriDigm's Technology Associates. As a result, there can be no assurance that MatriDigm or its Technology Associates will continue to compete effectively in the market for providing software maintenance and reengineering services or that MatriDigm itself will continue to compete effectively in the market for providing products and services to customers such as MatriDigm's Technology Associates.

EMPLOYEES

As of [    ], 1998, the last practicable date prior to mailing this Proxy
Statement/Prospectus/Consent Solicitation, MatriDigm had [ ] employees, of which [ ] were full-time employees.

PROPERTIES

MatriDigm leases a single facility of approximately 40,000 square feet of industrial warehouse space under a lease which expires in 2003.

LEGAL PROCEEDINGS

MatriDigm is not currently party to any material legal proceedings.

PRINCIPAL MATRIDIGM SHAREHOLDERS

MatriDigm knows of no person owning beneficially more than 5% of MatriDigm's Common Stock, except for the following persons who beneficially owned, as of October 5, 1998, the number of shares of Common Stock of MatriDigm set forth opposite each such person's name in the table below:

                                                                 AMOUNT AND NATURE
NAME AND ADDRESS                                                   OF BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                               OWNERSHIP(1)(2)  OF CLASS(1)(2)
-------------------                                              ----------------- --------------
Zitel Corporation...............................................    12,287,500(3)       32.8%
47211 Bayside Parkway
Fremont, California 94538-6517
Franklin C. Chiang and Su-Kewn Chiang, individually and as
 Trustees
 of the Chiang 1997 Living Trust................................     4,029,211(4)       10.8%
1725 Miller Street
Los Altos, California 94024
BRC Holdings....................................................     3,715,000           9.9%
111 W. Mockingbird Lane, #1500
Dallas, Texas 75247
JBJ Partners, Ltd...............................................     3,715,000           9.9%
2626 Cole, Suite 700
Dallas, Texas 75204
James T. Brady & Helen Brady, individually and as Trustees of
 The Brady 1996 Living Trust....................................     3,007,474(5)        8.0%
1060 Queensbridge Court
San Jose, CA 95120-4215
The Dawn Constance Chiang, Grace Carina Chiang and
 Elizabeth Jen Chiang Trust, Ross Frank, Trustee................     3,000,000           8.0%
Lynx Venture Partners I, LLC 2601...............................     2,750,000(6)        7.3%
Fair Oaks Blvd., #150
Sacramento, California 95864
The Brady Children Trust, Stephen J. Brady, Trustee ............     2,000,000           5.3%
P. O. Box 2123
Wrangell, Alaska 99929

--------
(1) Assumes the conversion into Matridigm Common Stock of 9,600,000 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock and 2,000,000 shares of Series D Preferred Stock pursuant to the Reorganization Agreement and the exercise of warrants to purchase 1,290,000 shares of MatriDigm Common Stock pursuant to that certain Warrant Exercise Agreement dated October 5, 1998.
(2) The nature of the beneficial ownership of the shares by the respective persons or group is sole voting and investment power unless otherwise indicated.
(3) Does not include shares held by senior officers of Zitel Corporation in their individual capacities or shares subject to options in favor of such officers in their individual capacities. Does not include shares issuable upon conversion of a December 1997 convertible promissory note.
(4) Does not include 3,000,000 shares held in trust for the benefit of Mr. Chiang's daughters, as to all of which shares Mr. Chiang disclaims any beneficial ownership. Includes 500,000 shares owned by Mrs. Chiang as her separate property. Does not reflect Mr. Chiang's obligation to contribute shares upon conversion of a June 1997 convertible promissory note held by Lynx Venture Partners I, LLC.

(5) Does not include 2,000,000 shares held by the Brady Children Irrevocable Trust, as to all of which shares Mr. Brady disclaims any beneficial ownership. Does not reflect Mr. Brady's obligation to contribute shares upon conversion of a June 1997 convertible promissory note held by Lynx Venture Partners I, LLC.
(6) Does not include 100,000 shares held by Lynx Technology Fund, L.P., an affiliated entity.

              OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF MATRIDIGM

The following table sets forth the beneficial ownership (as defined by the rules of the Securities and Exchange Commission) of Common Stock of MatriDigm by the incumbent directors, each of the names officers and all directors and officers as a group, together with the percentage of the outstanding shares which such ownership represents. Information is stated as of October 5, 1998.

                                                 AMOUNT AND NATURE
NAME OR IDENTITY                                   OF BENEFICIAL     PERCENT
OF GROUP                                         OWNERSHIP (1)(2)  OF CLASS(1)
----------------                                 ----------------- -----------
James T. Brady..................................     3,007,474(3)      8.0%
Franklin C. Chiang..............................     4,029,211(4)     10.8%
Henry C. Harris................................          5,000           *
Jack H. King....................................        10,000           *
Richard Ormond..................................             0           *
Robert J. Luth..................................        26,750           *
Robert J. Luth IRA..............................         8,000           *
Jim D. Henry....................................             0           *
All present executive officers and directors as
 a group (7 persons)............................     7,086,435        18.9%

--------
*  Denotes less than 1%
(1) Assumes the conversion into Matridigm Common Stock of 9,600,000 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock and 2,000,000 shares of Series D Preferred Stock pursuant to the Reorganization Agreement and the exercise of warrants to purchase 1,290,000 shares of MatriDigm Common Stock pursuant to that certain Warrant Exercise Agreement dated October 5, 1998.
(2) The nature of the beneficial ownership of the shares by the respective persons or group is sole voting and investment power unless otherwise indicated.
(3) Does not include 2,000,000 shares held by the Brady Children Irrevocable Trust, as to all of which shares Mr. Brady disclaims any beneficial ownership. Does not reflect Mr. Brady's obligation to contribute shares upon conversion of a June 1997 convertible promissory note held by Lynx Venture Partners I, LLC.
(4) Does not include 3,000,000 shares held in trust for the benefit of Mr. Chiang's daughters, as to all of which shares Mr. Chiang disclaims any beneficial ownership. Includes 500,000 shares owned by Mrs. Chiang as her separate property. Does not reflect Mr. Chiang's obligation to contribute shares upon conversion of a June 1997 convertible promissory note held by Lynx Venture Partners I, LLC.

                      THE MERGERS AND RELATED TRANSACTIONS

THIS IS PROPOSAL NO. 1 TO BE CONSIDERED AND VOTED ON BY ZITEL SHAREHOLDERS AND IS THE ONLY PROPOSAL TO BE CONSIDERED AND VOTED ON BY MATRIDIGM SHAREHOLDERS.

The following discussion summarizes the proposed Mergers and related transactions. The following is not, however, a complete statement of all terms and provisions relating to the Mergers. Detailed terms of and conditions to the Mergers are contained in (i) the Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998 (the "Agreement of Reorganization"), a conformed copy of which is attached to this Proxy Statement/Prospectus/Consent Solicitation as Annex A, by and among Zitel, Holdco, Zenith Acquisition, Millennium Acquisition, and MatriDigm, (ii) the Zitel Agreement of Merger to be filed pursuant to the CGCL in the Office of the Secretary of State of the State of California (the "Zitel Merger Agreement"), a copy of which is attached to this Proxy Statement/Prospectus/Consent Solicitation as Annex B, and (iii) the MatriDigm Agreement of Merger to be filed pursuant to the CGCL in the Office of the Secretary of State of the State of California (the "MatriDigm Merger Agreement", and together with the Zitel Merger Agreement, the "Merger Agreements"), a copy of which is attached to this Proxy Statement/Prospectus/Consent Solicitation as Annex C. Reference is also made to the Forms of Shareholder Agreement, Lock-Up Agreement and Affiliates Agreements, which are attached to this Proxy Statement/Prospectus/Consent Solicitation as Annex D, E, F-1 and F-2, respectively, and to the other Annexes hereto. Statement made in this Proxy Statement/Prospectus/Consent Solicitation with respect to the terms of the Mergers and such related transactions are qualified in their entirety by reference to the more detailed information set forth in the Agreement of Reorganization and the other Annexes hereto. This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in Risk Factors and elsewhere herein or incorporated by reference.

JOINT REASONS FOR THE MERGERS

The Boards of Directors of Zitel and MatriDigm believe that by combining the two companies, the combined company would have the potential to realize improved long-term growth and operating and financial results and a stronger competitive position in the Y2K solutions and other software maintenance and conversion projects and performance analysis and correlation software segments of the technology market. Zitel, through its Datametrics business unit, is a provider of automated performance analysis and correlation software designed to solve computer performance problems. MatriDigm provides highly automated factory solutions for the Year 2000 IBM COBOL code problem. Zitel and MatriDigm believe that by merging, the combined company will be able to offer customers a broader range of software and services for information systems optimization. In addition, increased efficiencies in the operations of the combined company may permit additional investment in research and development that neither company has had the resources to address independently.

Each of the Boards of Directors of Zitel and MatriDigm has identified additional potential mutual benefits of the Mergers that they believe will contribute to the success of the combined company.

These potential benefits include principally the following:

  . A direct investment by Zitel shareholders and increased visibility of MatriDigm's business may create an opportunity for Zitel shareholders and MatriDigm shareholders to enjoy greater liquidity for their investment in MatriDigm.

  . The integration of the companies' product lines may enhance the combined company's ability to increase market penetration by allowing the combined company to compete more effectively.

  . Combined technological resources may allow the combined company to compete more effectively against competitors by providing the combined company with enhanced ability to develop new products and greater functionality beyond the year 2000 for existing products from applications.

  . The combined experience, size and breadth of product offerings of the combined company may allow the combined company to respond more quickly and effectively to technological change, increased competition and market demands in an industry experiencing rapid innovation and evolution.

Zitel and MatriDigm have each identified additional reasons for the Merger, which are discussed below. Each Board of Directors has recognized that the potential benefits of the Merger may not be realized. See "RISK FACTORS."

ZITEL'S REASONS FOR THE MERGER

At its October 5, 1998 board meeting, the Zitel Board unanimously approved the Agreement of Reorganization and the transactions contemplated thereby. The Zitel Board unanimously recommends that the Zitel shareholders vote for the adoption of the Agreement of Reorganization and the transactions contemplated thereby, including the Zitel Merger.

In addition to the anticipated joint benefits described above, the Zitel Board believes that the following are additional reasons the Mergers will be beneficial to Zitel and its shareholders and for Zitel shareholders to vote FOR the proposals set forth herein:

  . Given the technologically complementary nature of the product lines of Zitel and MatriDigm, the Mergers will enhance the opportunity for the potential realization of Zitel's strategic objective of achieving greater scale and presence in its targeted markets.

  . Zitel shareholders would own 55.5%, a majority equity interest, of the combined company following the closing of the Mergers.

  . The acquisition of MatriDigm would provide an opportunity for increased sales to and support of current Zitel and MatriDigm customers by offering a broader product line and the integration of future products based on current offerings and the underlying Franklin Chiang's technology.

  . The Zitel shareholders would have the opportunity to participate in the potential for growth of the combined company after the Mergers.

The Zitel Board considered a number of factors relating to the Mergers, including, but not limited to, the following:

  . A direct investment in MatriDigm by Zitel shareholders will avoid double taxation on distributions of any profits generated by MatriDigm in the future;

  . The strategic benefits of the Mergers;

  . Historical information concerning Zitel's and MatriDigm's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal results for Zitel filed with the Commission;

  . Zitel management's view of the financial condition, results of operations and business of Zitel and MatriDigm before and after giving effect to the Mergers;

  . Current financial condition and historical market prices, volatility and trading information with respect to Zitel Common Stock;

  . The expected impact of the Mergers on Zitel's customers and employees;

  . Reports from Zitel's management, legal and financial advisors as to the results of the due diligence investigation of MatriDigm;

  . Current industry, economic and market conditions;

  . Presentations by the management of Zitel with respect to Zitel, MatriDigm and the Mergers;

  . The financial presentation of Salomon Smith Barney Inc. ("Salomon Smith
    Barney"), including the opinion dated October 5, 1998 of Salomon Smith Barney to the Zitel Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Zitel Exchange Ratio was fair, from a financial point of view, to the holders of Zitel Common Stock (see--"Opinion of Zitel's Financial Advisor"); and

  . The belief of the Zitel Board that the terms of the Agreement of Reorganization, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable.

The Zitel Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Mergers, including, but not limited to:

  . The risk that the potential benefits sought in the Mergers might not be fully realized if at all;

  . The possibility that the Mergers might not be consummated;

  . The effect of public announcement of the Mergers on (a) Zitel's sales and operating results, (b) Zitel's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects;

  . The substantial charges that have been incurred and are to be incurred in connection with the Mergers, including costs of integrating the businesses and transaction expenses arising from the Mergers;

  . The risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company; and

  . The risks inherent in the development of the Y2K market beyond the year
    2000.

  . The potentially substantial obligation of funding the cash and working capital requirements of MatriDigm's operations.

The Zitel Board believes that these risks are outweighed by the potential benefits of the Mergers.

In view of the wide variety of factors considered, the Zitel Board did not find it practicable to quantify, or otherwise attempt to assign relative weights to, the specific factors considered in making its determination. Consequently, the Zitel Board did not quantify the assumptions and results of its analysis in making its determination that the Mergers are fair to, and in the best interests of, Zitel and its shareholders.

THE ZITEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF ZITEL COMMON STOCK VOTE FOR APPROVAL OF THE ZITEL MERGER AND ADOPTION OF THE AGREEMENT OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

MATRIDIGM'S REASONS FOR THE MATRIDIGM MERGER

The Board of Directors of MatriDigm has approved and adopted the Merger Agreement. The Board of Directors of MatriDigm believes that the MatriDigm Merger and the Agreement of Reorganization are fair to and in the best interest of MatriDigm and its shareholders. Among other reasons, the Board of Directors of MatriDigm believes that MatriDigm will have greater access to capital on more favorable terms following the consummation of the MatriDigm Merger. In addition, the Board of Directors of MatriDigm believes that combining MatriDigm's current business and their software technology development with Zitel's existing software business will provide enhanced sales opportunities for MatriDigm's current and future products and services and permit MatriDigm to more effectively provide such products and services to its customers. The Board of Directors of MatriDigm also believes that economies can be obtained by combining the respective managements of MatriDigm and Zitel, permitting more effective utilization of such personnel and offering the opportunity for eliminating redundant personnel. In reaching its decision to approve the Merger Agreement, the MatriDigm Merger and the Agreement of Reorganization, the MatriDigm Board considered the following additional factors, among others, all of which supported their determination: (i) the MatriDigm Merger and the Agreement of Reorganization provide for the issuance of approximately .65 shares of Holdco Common Stock for each share of MatriDigm Common Stock, representing a value of approximately $1.99 per share of MatriDigm Common Stock as of October 5, 1998; (ii) the Holdco Common Stock to be received by MatriDigm shareholders as a result of the MatriDigm Merger (other than certain persons deemed to be affiliates of MatriDigm and persons who have executed agreements restricting their sales of Holdco Common Stock) will be freely tradable immediately following the consummation of the MatriDigm Merger, providing each holder an opportunity to choose between liquidating or retaining their investment; (iii) MatriDigm's current need for and the difficulty in raising the necessary capital to develop its business; and (iv) the benefits anticipated from combining MatriDigm's current business with Zitel's existing Datametrics software business.

The foregoing discussion of the factors considered by the MatriDigm Board in reaching its decision to approve the Agreement of Reorganization and recommend adoption thereof by the MatriDigm shareholders is not intended to be exhaustive but is believed to include all material factors used by the MatriDigm Board in developing its recommendation. The MatriDigm Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the MatriDigm Merger and the Agreement of Reorganization are in the best interests of the MatriDigm shareholders.

The foregoing discussion of the information and factors considered by the MatriDigm Board is not intended to be exhaustive but is believed to include all material factors considered by the MatriDigm Board. In view of the wide variety of factors considered in connection with its evaluation of the MatriDigm Merger, the MatriDigm Board did not find it practicable to and did not quantify or assign any relative weights to the factors considered in reaching its determination, although individual members may have given different weights to different factors.

DISINTERESTED MEMBERS OF THE MATRIDIGM BOARD ELIGIBLE TO VOTE UNANIMOUSLY RECOMMEND THAT THE HOLDERS OF MATRIDIGM COMMON STOCK VOTE FOR APPROVAL OF THE MATRIDIGM MERGER AND ADOPTION OF THE AGREEMENT OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

During October and early November 1997, members of Zitel management held sporadic discussions with representatives of MatriDigm to explore the feasibility of a business combination between the two companies. All such conversations were exploratory in nature and did not progress beyond the preliminary stage. In November 1997, Zitel engaged Salomon Smith Barney to assist Zitel in its review, from a financial perspective, of a possible transaction between the two companies. In late November 1997, Zitel also retained Skadden, Arps, Slate, Meagher and Flom LLP ("Skadden, Arps"), which shortly thereafter began conducting a preliminary legal due diligence review.

On December 3, 1997 and December 4, 1997, representatives of Salomon Smith Barney met with Jack H. King and other members of Zitel senior management to perform financial due diligence on Zitel's businesses. Separately, on December 3, 1997 and again on December 16, 1997, representatives of Salomon Smith Barney met with members of MatriDigm's senior management at MatriDigm's offices in San Jose, California to perform financial diligence on MatriDigm.

At a meeting held on December 8, 1997, the Zitel Board was briefed by members of Zitel management on the discussions with MatriDigm. Zitel management also updated the Zitel Board as to current results of operations of Zitel, and MatriDigm to the extent revealed during discussions with MatriDigm management. At such meeting, Skadden, Arps also discussed with the Zitel Board the proposed transaction and alternative transaction structures. After discussion, the Zitel Board authorized members of senior management to continue discussions with MatriDigm.

On December 23, 1997, the Zitel Board discussed with Salomon Smith Barney the progress of the financial diligence review of MatriDigm and discussions with representatives of MatriDigm.

On January 14, 1998, the Zitel Board met with Zitel's management and representatives of Salomon Smith Barney to discuss the feasibility and possible financial terms of a transaction with MatriDigm. At such meeting, the Zitel Board authorized Zitel management and representatives of Salomon Smith Barney to proceed with discussions concerning a possible transaction with representatives of MatriDigm.

During late January 1998 through mid-April 1998, representatives of Zitel and MatriDigm held discussions regarding the financial terms of a possible business combination involving the companies. No agreement on fundamental terms of the transaction was reached in these discussions. At a special meeting held on April 15, 1998, the Zitel Board authorized Catherine P. Lego, Jack H. King and Henry C. Harris (collectively, the "Zitel Board Representatives") to act on behalf of the Zitel Board with respect to the negotiations with MatriDigm.

On April 30, 1998, members of Zitel management, together with Zitel's legal and financial advisors, met with members of MatriDigm management, a representative of EFO Holdings, Inc. ("EFO Holdings"), financial advisor to MatriDigm, and representatives of Arter & Hadden, LLP ("Arter & Hadden"), legal counsel to MatriDigm, to discuss a methodology by which the parties could calculate mutually acceptable levels of equity ownership in the combined company for each of Zitel and MatriDigm. The parties failed to reach agreement on this point at that time.

At special meetings of the Zitel Board held on May 1, 1998, May 15, 1998 and May 21, 1998, members of the Zitel Board reviewed the status of the discussions between the parties and discussed the general terms of a possible business combination with MatriDigm with the Zitel Board Representatives and Zitel's legal and financial advisors. Following the special meeting on May 21, 1998, members of Zitel's management, together with Zitel's legal and financial advisors, met with members of MatriDigm management, the late Bill Esping, then chairman of MatriDigm, and MatriDigm's legal counsel, to discuss fundamental business terms of the proposed transaction. The parties agreed on a 38% ownership level for Zitel in the combined company, but failed to agree on other fundamental business terms.

On May 27, 1998, the Zitel Board, following an apprisal of the results of the negotiations with MatriDigm on May 21, 1998, determined to terminate negotiations with MatriDigm concerning a possible business combination.

At meetings held on July 1, 1998, July 15, 1998 and July 30, 1998, the Zitel Board, consistent with its past practice of assisting MatriDigm in funding its working capital needs, resolved to provide MatriDigm funding up to $2.0 million in the form of debt instruments.

At meetings of the MatriDigm Board held to consider the Zitel funding, Jack H. King and a representative of EFO Holdings, who also sat on the MatriDigm Board at that time, informally renewed discussions regarding a possible business combination between Zitel and MatriDigm. Shortly thereafter in early August 1998, the Zitel Board Representatives and the representative of EFO Holdings had several preliminary, exploratory discussions regarding a possible business combination, including discussions regarding possible levels of equity ownership of Zitel and MatriDigm in the combined company in light of then recently revised estimates of MatriDigm revenue growth, restrictions of the transferability of shares of capital stock of certain key shareholders of MatriDigm, the timing of a possible transaction, and other related matters. The parties did not reach agreement on any of these matters but agreed to have further discussions.

On August 12, 1998, the Zitel Board Representatives held a conference call with Salomon Smith Barney to discuss the potential transaction with MatriDigm and instructed Salomon Smith Barney to contact MatriDigm's financial advisor to discuss certain business and financial matters relating to a possible transaction. Following that teleconference, on August 13, 1998, representatives of Salomon Smith Barney met with representatives of EFO Holdings to discuss such matters, including (i) the treatment of convertible securities of MatriDigm in calculating relative ownership, (ii) restrictions on MatriDigm shareholders in selling stock in the combined company after closing of the transaction, (iii) the possibility of Zitel funding the working capital needs of MatriDigm in the interim period between signing of a definitive agreement and the closing of the transaction and the form of security of such funding, (iv) the status and terms of the outstanding convertible debt of MatriDigm, (v) Zitel's near-term ability to raise third-party financing, and
(vi) the relative levels of equity ownership of Zitel and MatriDigm in the combined company. The discussions did not lead to agreement on these points. Following this meeting, representatives of Salomon Smith Barney updated the Zitel Board Representatives, via telephone, as to its meeting with EFO Holdings.

On August 25, 1998, at the direction of the Zitel Board Representatives, representatives of Salomon Smith Barney again contacted representatives of EFO Holdings to discuss further certain financial and business terms of a proposed transaction, including (i) the treatment of MatriDigm warrants to purchase preferred stock of MatriDigm, (ii) restrictions on the transferability of shares of common stock of the combined company to be received by certain shareholders of MatriDigm in a merger, (iii) certain management issues, (iv) a target closing date for the transaction, (v) the possibility of Zitel funding the working capital needs of MatriDigm in the interim period between signing of a definitive agreement and closing of the transaction in the form of debt securities, (vi) Zitel's equity ownership level in the combined company, and
(vii) the advisory fee payable to EFO Holdings for providing financial advice to MatriDigm in the transaction. Following this teleconference, representatives of Salomon Smith Barney apprised the Zitel Board Representatives of the results of these discussions with EFO Holdings. The Zitel Board Representatives authorized Salomon Smith Barney to propose to MatriDigm a 57% equity ownership level for Zitel in the combined company.

From August 27, 1998 through September 3, 1998, representatives of Zitel and MatriDigm continued to negotiate mutually acceptable levels of equity ownership for Zitel and MatriDigm in the combined company, lock-up terms for certain shareholders of MatriDigm, if and to what extent Zitel could provide MatriDigm with working capital funds during the interim period between signing of a definitive agreement and the timing for the transaction, the treatment of outstanding convertible debt of MatriDigm, and an advisory fee for EFO Holdings. The parties did not reach agreement on these points. The Zitel Board met on August 31, 1998 to review the status of these discussions with MatriDigm.

On September 5, 1998, the parties further discussed, without reaching agreement, the outstanding issues and, in addition, the board constitution for the combined company, certain specific terms of the definitive agreement, and the treatment of outstanding warrants to purchase MatriDigm capital stock.

During the month of September, representatives of Zitel and MatriDigm and their advisors continued to meet to discuss due diligence, the terms of the definitive agreements and other related matters. During special meetings held in September, the Zitel Board Representatives reviewed the progress of the negotiations between the parties and preliminary drafts of the Agreement of Reorganization and ancillary documents which were prepared and distributed to the Zitel Board by Zitel's legal counsel.

Negotiations between Zitel and MatriDigm continued through October 4, 1998, culminating in Zitel and MatriDigm agreeing upon the form of definitive Agreement of Reorganization, the Shareholder Agreements and other ancillary definitive documentation, to be presented for review at separate meetings of the Boards of Directors of Zitel and MatriDigm scheduled for October 5, 1998.

On the morning of October 5, 1998, the MatriDigm Board held a special meeting to review, with the advice and assistance of MatriDigm's management and legal and financial advisors, the proposed final terms and conditions of the transaction with Zitel. At the meeting, Arter & Hadden advised the MatriDigm Board of directors on the final terms of the definitive agreements, the results of legal diligence of Zitel, and the responsibilities of the MatriDigm board of directors. The MatriDigm Board reviewed the informal opinion of Robert E. LaBlanc to the effect that, as of October 5, 1998 and based on and subject to certain matters stated in such opinion, the Millennium Exchange Ratio (as defined in the Agreement of Reorganization) was fair, from a financial point of view, to holders of MatriDigm Common Stock and MatriDigm Preferred Stock. See "--Opinion of MatriDigm's Financial Advisor." After discussion and recusal of Messrs. King and Harris, the members of MatriDigm Board eligible to vote on the matters unanimously approved the terms of the Agreement of Reorganization and the transactions contemplated thereunder, and directed the officers of MatriDigm to finalize and execute the Agreement of Reorganization and all other applicable ancillary documentation.

On the morning of October 5, 1998, the Zitel Board also held a special meeting to review, with the advice and assistance of Zitel's management and legal and financial advisors, the proposed final terms and conditions of the transaction with MatriDigm. At the meeting, Skadden, Arps advised the Zitel Board on the final terms of the definitive agreements, the results of legal diligence of MatriDigm, and the responsibilities of the Zitel Board. Salomon Smith Barney then rendered to the Zitel Board its oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated October 5, 1998) to the effect that, as of such date and based on and subject to certain matters stated in such opinion, the Zitel Exchange Ratio (as defined in the Agreement of Reorganization) was fair, from a financial point of view, to the holders of Zitel Common Stock, and reviewed with the Zitel Board the financial analyses performed by Salomon Smith Barney in connection with such opinion. (See "-- Opinion of Zitel's Financial Advisor.") After discussion, the Zitel Board unanimously approved the terms of the Agreement of Reorganization and the transactions contemplated thereunder, and directed the officers of Zitel to finalize and execute the Agreement of Reorganization and all other applicable ancillary documentation.

The definitive Agreement of Reorganization and related documents were executed after the close of the stock market on October 5, 1998 and the proposed Mergers were publicly announced before the commencement of the business day on October 6, 1998.

OPINION OF ZITEL'S FINANCIAL ADVISOR

Salomon Smith Barney was retained by Zitel to act as its financial advisor in connection with the proposed Mergers. In connection with such engagement, Zitel requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of Zitel Common Stock of the consideration to be received by such holders in the Zitel Merger. On October 5, 1998, at a meeting of the Zitel Board held to evaluate the proposed Mergers, Salomon Smith Barney delivered an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated October 5, 1998) to the Zitel Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Zitel Exchange Ratio was fair, from a financial point of view, to the holders of Zitel Common Stock.

In arriving at its opinion, Salomon Smith Barney reviewed the Agreement of Reorganization and held discussions with certain senior officers, directors and other representatives and advisors of Zitel and certain senior officers and other representatives and advisors of MatriDigm concerning the businesses, operations and prospects of Zitel and MatriDigm. Salomon Smith Barney examined certain publicly available business and financial information relating to Zitel and certain available business and financial information relating to MatriDigm as well as certain financial forecasts and other information and data for Zitel and MatriDigm which were provided to or otherwise discussed with Salomon Smith Barney by the respective managements of Zitel and MatriDigm, including information relating to certain strategic implications and operational benefits anticipated to result from the Mergers. Salomon Smith Barney reviewed the financial terms of the Mergers as set forth in the Agreement of Reorganization in relation to, among other things: current and historical market prices and trading volumes of Zitel Common Stock; the historical and projected earnings and other operating data of Zitel and MatriDigm; and the capitalization and financial condition of Zitel and MatriDigm. Salomon Smith Barney considered, to the extent publicly available, the financial terms of certain other transactions recently effected which Salomon Smith Barney considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Zitel and MatriDigm. Salomon Smith Barney also evaluated the potential pro forma financial impact of the Mergers on Holdco. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion.

In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the managements of Zitel and MatriDigm advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Zitel and MatriDigm as to the future financial performance of Zitel and MatriDigm and the strategic implications and operational benefits anticipated to result from the Mergers. Salomon Smith Barney assumed, with the consent of the Zitel Board, that the Mergers will be treated as non-recognition transfers for federal income tax purposes. The opinion of Salomon Smith Barney relates to the relative values of Zitel and MatriDigm. Salomon Smith Barney did not express any opinion as to what the value of the Holdco Common Stock actually will be when issued pursuant to the Mergers or the price at which the Holdco Common Stock will trade or otherwise be transferable subsequent to the Mergers. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zitel or MatriDigm nor did Salomon Smith Barney make any physical inspection of the properties or assets of Zitel or MatriDigm. In connection with its engagement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of Zitel, nor was Salomon Smith Barney requested to consider, and its opinion does not address, the relative benefits of the Mergers as compared to any alternative business strategies that might exist for Zitel or the effect of any other transaction in which Zitel might engage. Although Salomon Smith Barney evaluated the Zitel Exchange Ratio from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the Mergers, which was determined through negotiation between Zitel and MatriDigm. No other limitations were imposed by Zitel on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY, DATED OCTOBER 5, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX H AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE ZITEL BOARD AND RELATES ONLY TO THE FAIRNESS OF THE ZITEL EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON ANY MATTER RELATING TO THE PROPOSED MERGERS. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to Zitel, MatriDigm, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Zitel and MatriDigm. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Zitel Board in its evaluation of the Mergers and should not be viewed as determinative of the views of the Zitel Board or management with respect to the Exchange Ratios or the proposed Mergers.

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

The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with its opinion dated October 5, 1998:

INTRODUCTION.

Given the fact that Zitel currently holds an approximately 31.3% equity interest in MatriDigm (assuming conversion of all outstanding warrants and convertible debt), Salomon Smith Barney analyzed the Zitel Exchange Ratio both by (i) comparing the equity value for MatriDigm implied by the Exchange Ratios with the implied equity reference ranges for MatriDigm derived from the valuation methodologies described below under the caption "MatriDigm" and
(ii) analyzing the economic interest in Datametrics and ZSS that Zitel would exchange in the Mergers for the increased economic interest that Zitel would obtain as a result of the Mergers (see "Exchange Analysis" described below) based on the implied reference ranges for MatriDigm, Datametrics and ZSS derived from the valuation methodologies described below under the captions "MatriDigm," "Datametrics" and "ZSS."

MATRIDIGM.

Salomon Smith Barney derived implied equity and enterprise reference ranges for MatriDigm based on a discounted cash flow analysis, a selected company analysis and implied valuations of MatriDigm based on the private placement of MatriDigm Common Stock effected in September 1998 and the stock price of Zitel Common Stock. Salomon Smith Barney then compared the selected equity reference range for MatriDigm resulting from such analyses with the equity value implied for MatriDigm by the Exchange Ratios. These analyses indicated selected enterprise and equity reference ranges for MatriDigm of approximately $40.0 million to $400.0 million and $30.4 million to $390.4 million, respectively, as compared to the equity value for MatriDigm implied by the Exchange Ratios of approximately $87.5 million. Such analyses are described below.

Discounted Cash Flow Analysis. Salomon Smith Barney performed a discounted cash flow analysis of the projected, unlevered free cash flow of MatriDigm for fiscal years 1999 through 2001, based on (i) the internal estimates of the management of MatriDigm ("Management Estimates"), (ii) certain adjustments so that projected revenues from certain product offerings were not taken into consideration ("Case I") and (iii) certain adjustments to the Case I estimates, which adjustments assumed more conservative revenue growth than Case I ("Case II"). The stand-alone discounted cash flow analysis of MatriDigm was determined by (i) adding (x) the present value of the projected, unlevered free cash flows of MatriDigm over the three-year period from 1999 to 2001 and (y) the present value of the estimated terminal value of MatriDigm in year 2001 and
(ii) subtracting the current net debt of MatriDigm. The range of estimated terminal values for MatriDigm at the end of the three-year period was calculated by applying a terminal value multiple of 10.0x to the projected 2001 net income of MatriDigm for the Management Estimates and assumed no terminal value for Case I and Case II. The cash flows and terminal values of MatriDigm were discounted to present value using discount rates ranging from 20% to 30%. Utilizing such terminal multiples and discount rates, this analysis resulted in enterprise reference ranges for MatriDigm of approximately $813 million to $1,016 million (Management Estimates), $93 million to $103 million (Case I) and $13 million (Case II). Applying the midpoint discount rate of 25% resulted in an enterprise reference range for MatriDigm of approximately $13.1 million to $906.7 million.

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

MatriDigm Selected Companies Analysis. Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of the following selected publicly traded companies in the Year 2000 software industry: Alydaar Software Corporation; Accelr8 Technology Corporation; Cognicase Inc.; Peritus Software Services, Inc.; Sapiens International Corporation N.V.; SEEC, Inc.; Unicomp, Inc.; and Viasoft, Inc. (collectively, the "MatriDigm Selected Companies"). Salomon Smith Barney compared market values as a multiple of, among other things, estimated calendar 1998 and 1999 price to earnings, and enterprise values (equity market value, plus debt, less cash) as a multiple of, among other things, latest quarter annualized revenue, latest 12 months revenue and estimated calendar 1999 revenue. All multiples were based on closing stock prices on September 30, 1998. Estimated financial data for the MatriDigm Selected Companies were based on estimates of selected investment banking firms. A reference range for estimated calendar year 1998 price to earnings was not considered meaningful due to the negative operating statistic of MatriDigm for such operating measure. Applying a range of selected multiples for the MatriDigm Selected Companies of estimated calendar 1999 price to earnings and latest quarter annualized revenue, latest 12 months revenue and estimated calendar 1999 revenue of 1.5x to 10.0x, 0.3x to 3.3x, 0.2x to 4.7x and 0.3x to 1.2x, respectively, to corresponding financial data for MatriDigm resulted in an enterprise reference range for MatriDigm of approximately $10.0 million to $300.0 million.

No company or business used in the "MatriDigm Selected Companies Analysis" as a comparison is identical to MatriDigm. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the MatriDigm Selected Companies or the business segment or company to which they are being compared.

Latest Financing Analysis. Salomon Smith Barney reviewed the equity and enterprise valuations implied for MatriDigm based on the private placement of MatriDigm Common Stock effected in September 1998. For purposes of such analysis, Salomon Smith Barney multiplied the number of the outstanding shares of MatriDigm Common Stock prior to the financing by the price per share paid in the financing. This calculation resulted in equity and enterprise reference values for MatriDigm of approximately $77.7 million and $87.3 million, respectively.

Implied Valuation based on Zitel Common Stock. Salomon Smith Barney calculated an implied valuation range for MatriDigm based on the market price of Zitel Common Stock by multiplying the number of fully diluted outstanding shares of Zitel Common Stock by the per share closing stock price for Zitel Common Stock on September 30, 1998. Salomon Smith Barney then subtracted the enterprise reference ranges for Datametrics and ZSS as discussed further below to obtain an implied valuation range for Zitel's ownership in MatriDigm of approximately $34.3 million to $65.4 million. Based on Zitel's 31.3% equity ownership interest in MatriDigm, Salomon Smith Barney arrived at an implied enterprise reference range for MatriDigm of approximately $119.6 million (utilizing the high end of the enterprise reference range for Datametrics and ZSS) to $218.7 million (utilizing the low end of the enterprise reference range for Datametrics and ZSS).

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

DATAMETRICS.

Salomon Smith Barney arrived at a selected enterprise reference range for Datametrics of approximately $13.0 million to $40.0 million based on a selected merger and acquisition transactions analysis and a selected company analysis. Such analyses are described below.

Datametrics Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Salomon Smith Barney analyzed, among other things, the implied purchase prices and transaction value multiples paid in selected transactions in the systems management software industry, consisting of (acquiror/target): Peregrine Systems, Inc./Innovative Tech Systems, Inc.; Sterling Commerce, Inc./XcelleNet, Inc.; PLATINUM technology, inc./Logic Works, Inc; BMC Software, Inc./BGS Systems, Inc.; International Business Machines Corporation/Software Artistry, Inc.; AXENT Technologies, Inc./Raptor Systems, Inc.; McAfee Associates, Inc./Network General Corporation; International Business Machines Corporation/Unison Software, Inc.; BMC Software, Inc./DataTools, Inc.; International Business Machines Corporation/Tivoli Systems Inc.; VERITAS Software Corporation/OpenVision Technologies, Inc.; AXENT Technologies, Inc./AssureNet Pathways, Inc.; Computer Associates International, Inc./Cheyenne Software, Inc.; Computer Associates International, Inc./Legent Corporation; PLATINUM technology, inc./RELTECH Group, Inc.; and PLATINUM technology, inc./Trinzic Corporation (collectively, the "Datametrics Selected Transactions"). Salomon Smith Barney compared purchase prices as a multiple of latest 12 months net income, and transaction values (equity market value, plus debt, less cash) as multiples of, among other things, latest 12 months revenue and earnings before interest and taxes ("EBIT"). All multiples for the Datametrics Selected Transactions were based on information available at the time of announcement of the relevant transaction. Reference ranges for latest 12 months net income and EBIT were not considered meaningful due to negative operating statistics of Datametrics for such operating measures. Applying a range of selected multiples for the Datametrics Selected Transactions of latest 12 months revenue of 1.0x to 4.0x to corresponding financial data for Datametrics resulted in a reference range for Datametrics of approximately $13.0 million to $40.0 million.

Datametrics Selected Companies Analysis. Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of the following selected publicly traded companies in the systems management software industry: BMC Software, Inc.; Boole & Babbage, Inc.; Compuware Corporation; Legato Systems, Inc.; Micromuse Inc., Novadigm, Inc.; PLATINUM technology, inc.; SOFTWORKS, Inc.; and VERITAS Software Corporation (collectively, the "Datametrics Selected Companies"). Salomon Smith Barney compared market values as a multiple of estimated calendar 1998 and 1999 price to earnings and enterprise values (equity market value, plus debt, less cash) as a multiple of, among other things, latest quarter annualized revenue and latest 12 months revenue. All multiples were based on closing stock prices on September 30, 1998. Estimated financial data for the Datametrics Selected Companies were based on estimates of selected investment banking firms. A reference range for estimated calendar 1998 price to earnings was not considered meaningful due to the negative operating statistic of Datametrics for such operating measure. Applying a range of selected multiples for the Datametrics Selected Companies of estimated calendar 1999 price to earnings, latest quarter annualized revenue and latest 12 months revenue of 8.0x to 20.0x, 1.0x to 2.5x and 1.0x to 2.5x, respectively, to corresponding financial data for Datametrics resulted in an enterprise reference range for Datametrics of approximately $15.0 million to $37.0 million.

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

No company, transaction or business used in the "Datametrics Selected Companies Analysis" or "Datametrics Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to Datametrics or the Mergers. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Datametrics Selected Companies, Datametrics Selected Transactions or the business segment, company or transaction to which they are being compared.

ZSS.

Salomon Smith Barney arrived at a selected enterprise reference range for ZSS of approximately $1.0 million to $5.0 million based on a selected merger and acquisition transactions analysis and a selected company analysis. Such analyses are described below.

ZSS Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Salomon Smith Barney analyzed, among other things, the implied purchase prices and transaction value multiples paid in selected transactions in the information technology service industry, consisting of (acquiror/target): Keane, Inc./Icon Systems, Inc.; Complete Business Solutions, Inc./Claremont Technology Group, Inc.; The Registry, Inc./The Hunter Group, Inc.; Peritus Software Services, Inc./Millennium Dynamics, Inc.; The Registry, Inc./Renaissance Solutions, Inc.; Computer Sciences Corporation/Continuum, Inc.; Vanstar Corporation/Dataflex Corporation; Interim Services Inc./Brandon Systems Corporation; Heritage Media Corporation/DIMAC Corporation; and Trans Union Corporation/DATEQ Information Network, Inc. (collectively, the "ZSS Selected Transactions"). Salomon Smith Barney compared purchase prices as a multiple of latest 12 months net income, and transaction values (equity market value, plus debt, minus cash) as multiples of, among other things, latest 12 months revenue and EBIT. All multiples for the ZSS Selected Transactions were based on information available at the time of announcement of the relevant transaction. Reference ranges for latest 12 months net income and EBIT were not considered meaningful due to negative operating statistics of ZSS for such operating measures. Applying a range of selected multiples for the ZSS Selected Transactions of latest 12 months revenue of 0.5x to 5.0x to corresponding financial data for ZSS resulted in an enterprise reference range for ZSS of approximately $0 to $2.0 million.

ZSS Selected Companies Analysis. Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of the following selected publicly traded companies in the information technology service industry: American Management Systems, Incorporated; Cambridge Technology Partners, Inc.; CIBER, Inc.; Complete Business Solutions, Inc.; Computer Horizons Corp.; Data Dimensions, Inc.; ECsoft Group plc; Information Management Resources, Inc.; Keane, Inc.; Mastech Corporation; Technology Solutions Company; TSR, Inc.; and Whittman-Hart, Inc. (collectively, the "ZSS Selected Companies"). Salomon Smith Barney compared market values as a multiple of estimated calendar 1998 and 1999 price to earnings, and enterprise values (equity market value, plus debt, less cash) as multiples of, among other things, latest quarter annualized revenue, latest 12 months revenue and latest 12 months EBIT. All multiples were based on closing stock prices on September 30, 1998. Estimated financial data for the ZSS Selected Companies were based on estimates of selected investment banking firms. Reference ranges for estimated calendar year 1998 price to earnings and latest 12 months EBIT were not considered meaningful due to negative operating statistics of ZSS for such operating measures. Applying a range of selected multiples for the ZSS Selected Companies of estimated calendar 1999 price to earnings, latest quarter annualized revenue and latest 12 months revenue of 3.0x to 5.0x, 0.5x to 2.0x and 0.5x to 4.0x, respectively, to corresponding financial data for ZSS resulted in an enterprise reference range for ZSS of approximately $1.0 million to $5.0 million.

No company, transaction or business used in the "ZSS Selected Companies Analysis" or "ZSS Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to ZSS or the Mergers. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the ZSS Selected Companies, ZSS Selected Transactions or the business segment, company or transaction to which they are being compared.

EXCHANGE ANALYSIS. Salomon Smith Barney compared the economic interest in Datametrics and ZSS that Zitel would exchange in the Mergers for the increased economic interest in MatriDigm that Zitel would obtain as a result of the Mergers. Based on the Exchange Ratios, Zitel would exchange a 44.5% economic interest in Datametrics and ZSS for an additional 24.2% economic interest in MatriDigm. Based on the valuation methodologies discussed above, Salomon Smith Barney calculated enterprise reference ranges for Datametrics, ZSS and MatriDigm of approximately $13.0 million to $40.0 million, $1.0 million to $5.0 million and $40.0 million to $400.0 million, respectively. Salomon Smith Barney then multiplied 44.5% (the economic percentage interest to be exchanged by Zitel in Datametrics and ZSS) by the estimated enterprise reference ranges of Datametrics and ZSS and the cash and debt Zitel was contributing to Holdco and multiplied 24.2% (the increased economic percentage interest in MatriDigm that Zitel would obtain as a result of the Mergers) by the estimated enterprise reference range of MatriDigm and the cash and debt MatriDigm was contributing to Holdco. After adding the resulting cash and subtracting the resulting debt of Zitel and MatriDigm, respectively, to the resulting enterprise reference ranges, this analysis indicated that Zitel would exchange an aggregate economic interest in Datametrics and ZSS of approximately $5.4 million to $19.2 million for an aggregate economic interest in MatriDigm of approximately $7.4 million to $94.5 million, resulting in a net economic gain to Zitel of approximately $1.9 million to $75.3 million.

PRO FORMA MERGER ANALYSIS. Salomon Smith Barney analyzed certain pro forma effects resulting from the Mergers, including, among other things, the impact of the Mergers on the projected earnings per share ("EPS") of Zitel in fiscal year 1999, based on internal estimates of the managements of Zitel and MatriDigm. The results of the pro forma merger analysis suggested that the Mergers would be accretive to the EPS of Zitel in fiscal year 1999. The actual results achieved by the combined company may vary from projected results and the variations may be material.

CONTRIBUTION ANALYSIS. Salomon Smith Barney analyzed the respective contributions of Zitel and MatriDigm to the estimated revenues, operating income and net income of the pro forma combined company for fiscal years 1998 and 1999, based on internal estimates of the managements of Zitel and MatriDigm. This analysis indicated that (i) in fiscal year 1998, Zitel would contribute approximately 71.9% of revenues and MatriDigm would contribute approximately 28.1% of revenues, of the combined company, and (ii) in fiscal year 1999, Zitel would contribute approximately 41.1% of

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revenues, 7.2% of operating income and 7.6% of net income, and MatriDigm would contribute approximately 58.9% of revenues, 92.8% of operating income and 92.4% of net income, of the combined company. Contribution results for fiscal year 1998 with respect to operating income and net income were not considered meaningful due to the operating losses and net losses of Zitel and MatriDigm. Based on the Exchange Ratios, current stockholders of Zitel and MatriDigm would own approximately 55.5% and 44.5%, respectively, of the equity value of the combined company upon consummation of the Mergers.

OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, Salomon Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) the historical and projected financial results of Datametrics, ZSS and MatriDigm, (ii) the history of trading prices and volume of Zitel Common Stock and (iii) the pro forma ownership of the combined company.

MISCELLANEOUS. Pursuant to the terms of Salomon Smith Barney's engagement, Zitel has agreed to pay Salomon Smith Barney for its services in connection with the Mergers an aggregate financial advisory fee of $3.6 million, a portion of which will be payable in Holdco Common Stock. Zitel has also agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

Salomon Smith Barney has advised Zitel that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Zitel for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Zitel and MatriDigm and their respective affiliates.

Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Zitel based on its experience, expertise and familiarity with Zitel and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

OPINION OF MATRIDIGM'S FINANCIAL ADVISOR

  Pursuant to an engagement letter dated May 22, 1998, Robert E. LaBlanc Associates, Inc. ("LaBlanc") was retained by MatriDigm to act as its financial advisor in connection with the MatriDigm Merger and the Agreement of Reorganization. MatriDigm retained LaBlanc for the purpose of evaluating and rendering a written opinion to the MatriDigm Board regarding the fairness, from a financial point of view, to the holders of the MatriDigm Common Stock of the consideration to be received by such holders in the MatriDigm Merger. On October 5, 1998, the MatriDigm Board was advised of LaBlanc's opinion that the consideration to be received by the holders of the MatriDigm Common Stock, subject to certain assumptions and matters stated therein, is fair, from a financial point of view, to the holders of shares of the MatriDigm Common Stock. LaBlanc's initial,

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

informal opinion dated September 17, 1998 was updated in a written opinion dated as of October 5, 1998.

  THE FULL TEXT OF THE WRITTEN OPINION OF ROBERT E. LABLANC ASSOCIATES, INC., DATED AS OF OCTOBER 5, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX I AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF LABLANC IS DIRECTED TO THE MATRIDIGM BOARD AND RELATES ONLY TO THE FAIRNESS OF THE MATRIDIGM EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS THE OTHER ASPECT OF THE MERGERS OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MATRIDIGM STOCKHOLDER REGARDING THE EXECUTION OR DELIVERY OF ANY WRITTEN CONSENT. THE SUMMARY OF THE OPINION OF LABLANC IN THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

In rendering its opinion, LaBlanc, among other things, (i) reviewed the Agreement of Reorganization, (ii) held discussions with senior officers, directors and advisors of MatriDigm concerning the business, operations and prospects of MatriDigm, (iii) examined publicly available business and financial information relating to MatriDigm and certain available business and financial information relating to Zitel, (iv) certain financial forecasts and other information and data for MatriDigm and (v) information relating to certain strategic implications and operational benefits anticipated to result from the Mergers provided by management of MatriDigm. In conducting its review, LaBlanc reviewed the financial terms of the Mergers as set forth in the Agreement of Reorganization in relation to, among other things: current and historical market prices and trading volumes of the Zitel common stock; the historical and projected earnings and other operating data of MatriDigm and publicly available projections and operating data of Zitel; and the capitalization and financial condition of MatriDigm and Zitel. LaBlanc considered, to the extent publicly available, the financial terms of certain other transactions which it considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations it considered relevant in evaluating those of MatriDigm and Zitel. LaBlanc also evaluated the potential pro forma financial impact of the Mergers on Holdco. In addition to the foregoing, LaBlanc conducted such other analyses and examinations and considered such other financial, economic and market criteria as it deemed appropriate in arriving at its opinion. LaBlanc is a private professional services organization providing financial and technical consulting for the information industry, including management and marketing consulting, investment banking, venture capital advisory services and strategic planning. Since 1981, principals of LaBlanc have advised major institutional investors regarding investment and management strategy, and have assisted large and small technology companies in connection with capital raising efforts, formulation of product and marketing plans and mergers and acquisitions. LaBlanc has advisory relationships with venture capital firms and groups of private investors to whom it provides a variety of investment banking and financial intermediary services, including financial evaluation, fairness opinions, placement of unwanted or divested divisions or subsidiaries, advice concerning mergers and acquisitions and capital raising activities and studies regarding cost of capital for various enterprises.

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

On the basis of the expertise and experience of LaBlanc and LaBlanc's ability and willingness to undertake representation of MatriDigm on a timely and cost effective basis, the MatriDigm Board selected LaBlanc to analyze whether the consideration to be received by the MatriDigm shareholders in connection with the MatriDigm Merger is fair from a financial point of view to the MatriDigm Shareholders.

Pursuant to the engagement letter between MatriDigm and LaBlanc, MatriDigm agreed to pay LaBlanc a fee of $25,000, regardless of whether or not the MatriDigm Merger is consummated. As part of the engagement letter, MatriDigm also entered into an indemnification agreement providing for the indemnification of LaBlanc and its members, employees, agents, affiliates and controlling persons against certain expenses and liabilities in connection with its services.

  In arriving at its opinion, LaBlanc engaged in discussions with certain senior officers and other representatives and advisors of MatriDigm, reviewed, analyzed and relied upon publicly available information relating to companies whose businesses were believed by LaBlanc to be generally comparable, in whole or in part, to the businesses conducted by MatriDigm and Zitel, reviewed formal financial projections provided by MatriDigm to LaBlanc and undertook such additional studies and analyses as it deemed appropriate under the circumstances. LaBlanc reviewed the financial terms of the Mergers, and in particular the MatriDigm Exchange Ratio as it related to, among other things, the current and historical market prices and trading values for Zitel Common Stock, the historical and projected earnings and other operating data of Zitel and MatriDigm, the financial condition of MatriDigm and its results of operations, the capitalization and financial condition of MatriDigm and Zitel and MatriDigm's prospects for raising capital under current market conditions. LaBlanc relied, among other things, upon information regarding public and private transactions available to it and its understanding of the public and private capital markets for securities of businesses such as Zitel and MatriDigm. In addition to the foregoing, LaBlanc conducted such other analyses and examinations and considered such other market and industry related criteria as it deemed appropriate. In rendering its opinion, LaBlanc assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information made available to it by MatriDigm or otherwise available to it through public sources. With respect to financial forecasts provided by MatriDigm or available with respect to Zitel, LaBlanc assumed that such forecasts were reasonably prepared utilizing the best available estimates and judgments and that the bases upon which they were made were reasonable. In rendering its opinion, LaBlanc assumed the consummation of each of the Mergers, in that its opinion relates, primarily, to the relative values of Zitel and MatriDigm and the relative ownership of Holdco to be received by holders of the MatriDigm Common Stock (other than Zitel) when compared to the ownership to be received by holders of the Zitel Common Stock outstanding prior to the Zitel Merger. LaBlanc did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities of either MatriDigm or Zitel, nor did LaBlanc make any physical inspection of Zitel's properties. LaBlanc did not provide investment banking services or financial advisory services in connection with the negotiation of the Agreement of Reorganization and did not solicit the interest of any third party in any potential transaction with MatriDigm. No limitations were imposed by MatriDigm on the activities of LaBlanc, or on the procedures undertaken by LaBlanc, in connection with rendering its opinion.


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

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Zitel Merger

The following is a summary of certain Federal income tax consequences of the Zitel Merger to the holders of Zitel Common Stock that exchange such stock for Holdco Common Stock pursuant to the Zitel Merger. This summary addresses only such shareholders who hold their Zitel Common Stock as a capital asset and will hold Holdco Common Stock received in exchange therefor as a capital asset. This does not address all Federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign shareholders, to shareholders who hold Zitel Common Stock as part of a straddle, hedging, or conversion transaction, to shareholders who acquired their Zitel Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold, directly or indirectly 10% of more of Zitel Common Stock. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder is advised to consult his or her tax advisor as to the particular facts and circumstances which may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Zitel Merger.

No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. It is a condition to the obligation of Zitel to consummate the Zitel Merger that Zitel receive an opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that, based upon certain facts, representations, and assumptions, the Zitel Merger will be treated as a nonrecognition transfer (except to the extent of cash, if any, in lieu of fractional shares and amounts paid to dissenters) of Zitel Common Stock by the holders thereof to Holdco for shares of Holdco Common Stock. The issuance of such opinion is conditioned, among other things, on the receipt by Skadden, Arps, Slate, Meagher & Flom LLP of representation letters, which will be reconfirmed prior to the closing of the Mergers, from each of Zitel and Holdco, in each case, in form and substance reasonably satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP. The following summary assumes that the Mergers will be consummated as described in the Agreement of Reorganization and this Proxy Statement/Prospectus/Consent Solicitation and that the Zitel Merger will be treated as a nonrecognition transfer (except to the extent of cash, if any, in lieu of fractional shares and amounts paid to dissenters) of Zitel Common Stock by the holders thereof to Holdco for shares of Holdco Common Stock.

Treatment of Zitel, Holdco, and Zenith Acquisition. No gain or loss will be recognized by Zitel, Holdco, or Zenith Acquisition as a result of the Zitel Merger.

Exchange of Zitel Common Stock for Holdco Common Stock. A holder of Zitel Common Stock whose shares of Zitel Common Stock are exchanged in the Zitel Merger into Holdco Common Stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of fractional

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

shares. See "--Cash in Lieu of Fractional Shares" below. The aggregate tax basis of the Holdco Common Stock received by such holder will be equal to the aggregate tax basis of the Zitel Common Stock exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of Holdco Common Stock received will include the holding period of the Zitel Common Stock exchanged therefor.

Cash in Lieu of Fractional Shares. A holder of Zitel Common Stock who receives cash in lieu of fractional shares of Holdco Common Stock will be treated as having received such fractional shares pursuant to the Zitel Merger and then as having exchanged such fractional shares for cash in a redemption by Holdco. Any gain or loss attributable to fractional shares will generally be capital gain or loss if such Zitel Common Stock has been held by the holder for more than one year at the time of the consummation of the Zitel Merger. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Zitel Common Stock exchanged in the Zitel Merger that is allocated to such fractional shares and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if such Zitel Common Stock has been held by the holder for more than one year at the time of the consummation of the Zitel Merger. Generally, capital gain on assets held by individuals for more than 12 months will be subject to tax at a rate not to exceed 20%.

Dissenting Holders of Zitel Common Stock. A holder of Zitel Common Stock that receives solely cash in exchange for such stock in the Zitel Merger pursuant to the exercise of dissenter's rights under section 1300 et seq. of the CGCL will recognize capital gain or loss at the time of the consummation of the Zitel Merger equal to the difference between the tax basis of the Zitel Common Stock surrendered and the amount of cash received therefor. Such capital gain or loss will constitute long-term capital gain or loss if such Zitel Common Stock has been held by the holder for more than one year at the time of the consummation of the Zitel Merger. Generally, capital gain on assets held by individuals for more than 12 months will be subject to tax at a rate not to exceed 20%.

Reporting Requirements. Each holder of Zitel Common Stock that receives Holdco Common Stock in the Zitel Merger will be required to retain records and file with such shareholder's Federal income tax return a statement setting forth certain facts relating to the Zitel Merger.

MatriDigm Merger

The following is a summary of certain federal income tax consequences of the MatriDigm Merger to holders of the MatriDigm Common Stock who will receive Holdco Common Stock as a result of the MatriDigm Merger. This summary does not address all federal income tax consequences that may be relevant to a particular shareholder, as a result of individual circumstances, or to shareholders who are subject to special considerations or rules, including financial institutions, tax-exempt organizations, foreign shareholders, shareholders who are engaged in straddle, hedging or similar transactions, dealers in securities, insurance companies, holders of more than ten percent of the MatriDigm Common Stock, or persons who have received MatriDigm Common Stock as a result of the exercise of employee stock options or as compensation. In addition, the tax consequences applicable under state, local, foreign or other laws are not addressed below and no consideration is given to the impact of converting shares of MatriDigm Preferred Stock or any warrants to purchase MatriDigm Common Stock, into MatriDigm Common Stock. MatriDigm stockholders are advised to

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

consult their respective tax advisors regarding their individual facts and circumstances, and in particular to any estate, gift, local or foreign tax consequences arising out of the MatriDigm Merger or the consummation of the transactions contemplated in the Agreement of Reorganization.

The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and administrative rulings, in each case, as applicable on the date hereof, all of which statutes, regulations, decisions and rulings are subject to change, in some cases on a retroactive basis.

No ruling has been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein and there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not alter the tax consequences set forth below. It is a condition to the obligation of MatriDigm to consummate the MatriDigm Merger that it receive an opinion from its counsel, Arter & Hadden, to the effect that, based upon certain facts, representations and assumptions, the MatriDigm Merger will be treated as a non-recognition transfer (except to the extent of cash, if any, in lieu of fractional shares and amounts paid to dissenters) of MatriDigm Common Stock by holders thereof to Holdco for shares of Holdco Common Stock. The issuance of such opinion is conditioned, among other things, on the receipt by Arter & Hadden of representation letters, which will be reconfirmed prior to the Closing of the Mergers, from each of MatriDigm and Holdco, in form and substance reasonably satisfactory to Arter & Hadden. The following summary assumes that the Mergers will be consummated as described in the Agreement of Reorganization and in this Proxy Statement/Prospectus/Consent Solicitation and that the MatriDigm Merger will be treated as a non-recognition transfer (except to the extent of cash, if any, in lieu of fractional shares and amounts paid to dissenters) of MatriDigm Common Stock by holders thereof to Holdco for shares of Holdco Common Stock.

Exchange of MatriDigm Common Stock for Holdco Common Stock. Holders of MatriDigm Common Stock who receive shares of Holdco Common Stock for their MatriDigm Common Stock as a result of the MatriDigm Merger will not recognize gain or loss, except to the extent of cash, if any, received in lieu of fractional shares. See "--Cash In Lieu of Fractional Shares" below. The aggregate tax basis of Holdco Common Stock received by such holders will be equal to the aggregate tax basis of their respective shares of MatriDigm Common Stock exchanged therefor (excluding any portion of basis allocated to fractional shares), and the holding period of Holdco Common Stock received will include the holding period of the MatriDigm Common Stock exchanged therefor.

Cash In Lieu of Fractional Shares. A holder of MatriDigm Common Stock who receives cash in lieu of fractional shares of Holdco Common Stock otherwise issuable as a result of the MatriDigm Merger will be treated as having received fractional shares and then as having exchanged such fractional shares for cash in a redemption by Holdco. Any gain or loss attributable to fractional shares will generally be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the MatriDigm Common Stock exchanged in the MatriDigm Merger that is allocated to the fractional shares and the cash received in lieu thereof. Any capital gain or loss will constitute long-term capital gain or loss if the MatriDigm Common Stock in question has been held by the holder for more than a year at the time of the consummation of the MatriDigm Merger. Generally, capital gain on assets held by individuals for more than 12 months will be subject to a tax rate not to exceed 20%.

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

Dissenting Holders of MatriDigm Common Stock. A holder of MatriDigm Common Stock receiving only cash in exchange for MatriDigm Common Stock as a result of the MatriDigm Merger because such holder exercised dissenter's rights under
Section 1300 et. seq. of the CGCL will recognize capital gain or loss at the time of the consummation of the MatriDigm Merger equal to the difference between the tax basis of the MatriDigm Common Stock surrendered and the amount of cash received therefor. Such capital gain or loss will constitute long-term capital gain or loss if the MatriDigm Common Stock that was the subject of the exercise of dissenter's rights was held by the holder thereof for more than one year at the time of the consummation of the MatriDigm Merger. Generally, capital gain or assets held by individuals for more than 12 months will be subject to a tax rate not to exceed 20%.

Reporting Requirements. Each holder of MatriDigm Common Stock receiving Holdco Common Stock as a result of the MatriDigm Merger will be required to retain records and file a statement with that person's federal income tax return setting forth facts relating to the MatriDigm Merger.

THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO ALL HOLDERS OF ZITEL COMMON STOCK OR MATRIDIGM CAPITAL STOCK. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS.

GOVERNMENTAL AND REGULATORY APPROVALS

Zitel and MatriDigm are not aware of any material governmental approvals that may be required for consummation of the Merger other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the state of New York. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the Mergers.

ACCOUNTING TREATMENT

The Mergers will be accounted for as a "purchase" for accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of such purchase price over the amounts so allocated will be allocated to goodwill.


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

                       RIGHTS OF DISSENTING SHAREHOLDERS

RIGHTS OF DISSENTING ZITEL SHAREHOLDERS

The rights of Zitel shareholders who dissent in connection with the adoption of the Agreement of Reorganization, including the Zitel Merger, are governed by the specific legal provisions contained in Chapter 13 of the California General Corporation Law (the "CGCL"). The following summary of the provisions of Chapter 13 of the CGCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, a copy of which is attached hereto as Annex G and is incorporated herein by reference. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CGCL MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS WILL BE LOST.

Because Zitel Common Stock is traded on the Nasdaq National Market, dissenters' rights will be available to the shareholders of Zitel only if the holders of five percent (5%) or more of Zitel Common Stock make a written demand upon Zitel for the purchase of dissenting shares in accordance with Chapter 13 of the CGCL. If this condition is satisfied and the Zitel Merger is consummated, any shares of Zitel Common Stock as to which dissenters' rights are properly exercised (the "Dissenting Zitel Shares") will not be converted by virtue of the Zitel Merger into the right to receive shares of Holdco Common Stock pursuant to the Agreement of Reorganization but instead will be converted into the right to receive in cash the "fair market value" of such shares, determined as of October 5, 1998, the last trading day before the announcement of the proposed Mergers, and excluding any appreciation or depreciation in consequence of the Zitel Merger. The high, low and closing sales prices for Zitel Common Stock on October 5, 1998 were $3 5/32, $2 29/32 and $3 1/16, respectively.

For shares of Zitel Common Stock to qualify as Dissenting Zitel Shares, the holders of such shares must have (i) voted "AGAINST" adoption of the Agreement of Reorganization, including the Zitel Merger, (ii) made a written demand upon MatriDigm for the purchase of dissenting shares and payment to such shareholder in cash of the fair market value of such dissenting shares and (iii) submitted stock certificates for endorsement (as described below).

For shares of Zitel Common Stock to qualify as Dissenting Zitel Shares, a shareholder of Zitel must vote "AGAINST" adoption of the Agreement of Reorganization, including the Zitel Merger. Accordingly, any shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "AGAINST" adoption of the Agreement of Reorganization, including the Zitel Merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" adoption of the Agreement of Reorganization, including the Zitel Merger, the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his, her or its shares, the shareholder will lose his or her dissenters' rights.

Further, in order to preserve his, her or its dissenters' rights, a Zitel shareholder must make a written demand upon Zitel for the purchase of dissenting shares and payment to such shareholder in cash of the fair market value of the dissenting shares, specifying the number of shares held of record by such shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of October 5, 1998. Such demand must be addressed to the Zitel Corporation care of

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

Skadden, Arps, Slate, Meagher & Flom, LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301, Attention: Kenton J. King, Esq., and must be received not later than the date of the Zitel Special Meeting. A vote "AGAINST" adoption of the Agreement of Reorganization, including the Zitel Merger, does not constitute such written demand.

A dissenting shareholder may not withdraw his, her or its dissent or demand for payment unless Zitel consents to such withdrawal.

If the holders of five percent (5%) or more of the outstanding shares of Zitel Common Stock have submitted a written demand of Zitel to purchase their shares and these demands are received by Zitel on or before the date of the Zitel Special Meeting and the Agreement of Reorganization, including the Zitel Merger, is approved by the Zitel shareholders, Zitel will have ten days after such approval to send to those Zitel shareholders who have voted against the adoption of the Agreement of Reorganization, including the Zitel Merger, written notice (the "Notice of Approval") of such approval accompanied by a copy of Chapter 13 of the CGCL, a statement of the price determined by Zitel to represent the fair market value of the dissenting shares as of October 5, 1998 and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the Notice of Approval of the Zitel Merger is mailed, the dissenting shareholder must surrender to Zitel at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are Dissenting Zitel Shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Zitel Common Stock that are transferred prior to their submission for endorsement lose their status as Dissenting Zitel Shares.

If Zitel and the dissenting shareholder agree that the surrendered shares are Dissenting Zitel Shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the Zitel Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

If Zitel denies that the shares surrendered are Dissenting Zitel Shares, or Zitel and the dissenting shareholder fail to agree upon a fair market value of such shares of Zitel Common Stock, then the dissenting shareholder of Zitel must, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the Agreement of Reorganization, including the Zitel Merger. Furthermore, no shareholder who is entitled to assert dissenters' rights under Chapter 13 of the CGCL shall have any right to attack the validity of the Agreement of Reorganization, including the Zitel Merger, or to have the Zitel Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Agreement of Reorganization, including the Zitel Merger, has been legally voted in favor of such Agreement of Reorganization.

Dissenting Zitel shares may lose their status and the right to demand payment will terminate, among other reasons, if (i) the Zitel Merger is abandoned; (ii) the shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class; (iii) the dissenting shareholder and Zitel do not agree upon the status of the shares as Dissenting Zitel Shares or upon the price of such shares and the dissenting shareholders fails to file suit against Zitel or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the shareholder; or (iv) the dissenting shareholder withdraws his or her demand for the purchase of the Dissenting Zitel Shares with the consent of Zitel.

It is a condition to MatriDigm's and Zitel's obligation to close the Mergers pursuant to the Agreement of Reorganization that the respective shareholders of MatriDigm and Zitel have not asserted in accordance with Chapter 13 of the CGCL dissenters' rights for their shares of MatriDigm Capital Stock or Zitel Capital Stock, respectively, for a material amount.

RIGHTS OF DISSENTING MATRIDIGM SHAREHOLDERS

The rights of MatriDigm shareholders who dissent in connection with the MatriDigm Merger are governed by specific legal provisions contained in Chapter 13 of the California General Corporation Law (the "CGCL"). The following summary of the provisions of Chapter 13 of the CGCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, a copy of which is attached hereto as Annex G and is incorporated herein by reference. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CGCL MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

Under Chapter 13 of the CGCL, if the MatriDigm Merger is completed, any shares of MatriDigm Common Stock as to which dissenters' rights are properly exercised ("Dissenting MatriDigm Shares") will not be converted by virtue of the MatriDigm Merger into the right to receive shares of Holdco Common Stock pursuant to the Agreement of Reorganization but instead will be converted into the right to receive in cash the "fair market value" of such shares, determined as of October 5, 1998, the last trading day before the first announcement of the proposed Mergers, and excluding any appreciation or depreciation in consequence of the MatriDigm Merger. For shares of MatriDigm Common Stock to qualify as Dissenting MatriDigm Shares, the holders of such shares (i) must not have executed a written consent in respect of such shares for approval of the Agreement of Reorganization, including the MatriDigm Merger, (ii) must have made a written demand upon MatriDigm for the purchase of dissenting shares and payment to such shareholder in cash of their fair market value and (iii) must have submitted stock certificates for endorsement (as described below).

If the Agreement of Reorganization, including the MatriDigm Merger, is approved through the execution of sufficient MatriDigm written consents, MatriDigm will, within ten days after such approval, mail to any shareholder who may have a right to require MatriDigm to purchase his, her or its shares for cash as a result of such shareholder's making a demand to exercise such right in accordance with Chapter 13 of the CGCL (as described below), a notice that the required shareholder approval of the Agreement of Reorganization, including the MatriDigm Merger, was obtained (the "Notice of Approval"), accompanied by a copy of Chapter 13 of the CGCL. The Notice of Approval will set forth the price determined by MatriDigm to represent the "fair market value" of any Dissenting MatriDigm Shares (which shall constitute an offer by MatriDigm to purchase such Dissenting MatriDigm Shares at such stated price) and will set forth a brief description of the procedures to be followed by such shareholders who wish to exercise their dissenters' rights.

Within 30 days after the date on which the Notice of Approval was mailed, dissenting MatriDigm shareholders must make a written demand upon MatriDigm for the purchase of dissenting shares and payment to such shareholder in cash of their fair market value, which is required by law to contain a statement concerning the number and class of shares of MatriDigm Common Stock held of record by such dissenting shareholder and what the shareholder claims to be the fair market value of the Dissenting MatriDigm Shares as of the close of business on October 5, 1998 (the statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the Dissenting MatriDigm Shares at such price). Such demand must be addressed to MatriDigm Corporation care of Arter & Hadden, 1717 Main Street, Suite 4100, Dallas, Texas 75201, Attention: Jeffrey M. Sone, Esq. A dissenting shareholder may not withdraw his, her, or its dissent or demand for payment unless MatriDigm consents to such approval.

Within 30 days after the Notice of Approval was mailed, the dissenting MatriDigm shareholder also must submit MatriDigm stock certificate(s) representing the dissenting shares to MatriDigm at MatriDigm's principal office. The MatriDigm stock certificate(s) will be stamped or endorsed with a statement that the shares are Dissenting MatriDigm Shares or will be exchanged for MatriDigm stock certificates of appropriate denomination so stamped or endorsed. If the price contained in the Notice of Approval is acceptable to the dissenting shareholder, the dissenting shareholder may demand the same price. This would constitute an acceptance of the offer by MatriDigm to purchase the dissenting shareholder's stock at the price stated in the Notice of Approval.

If MatriDigm and a dissenting shareholder agree upon the price to be paid for the Dissenting MatriDigm Shares, upon the dissenting shareholder's surrender of the MatriDigm stock certificates representing the Dissenting MatriDigm Shares, such price (together with interest thereon at the legal rate on judgments from the date of the agreement between MatriDigm and the dissenting shareholder) is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the MatriDigm Merger are satisfied, whichever is later, subject to the surrender of the MatriDigm stock certificates therefor.

If MatriDigm and a dissenting shareholder disagree as to the price for such Dissenting MatriDigm Shares or disagree as to whether such Dissenting MatriDigm Shares are entitled to be classified as Dissenting MatriDigm Shares, such holder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or, alternatively, may intervene in any pending action brought by another dissenting shareholder. Costs of such an action (including compensation of appraisers) are required to be assessed as the court considers equitable but must be assessed against MatriDigm if the appraised value determined by the court exceeds the price offered by MatriDigm.

The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the Agreement of Reorganization, including the MatriDigm Merger. Furthermore, no shareholder who is entitled to assert dissenters' rights under Chapter 13 of the CGCL shall have any right to attack the validity of the Agreement of Reorganization, including the MatriDigm Merger, or to have the MatriDigm Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Agreement of Reorganization, including the MatriDigm Merger, has been legally voted in favor of the Agreement of Reorganization.

Dissenting MatriDigm shares may lose their status and the right to demand payment will terminate, among other reasons, if (i) the MatriDigm Merger is abandoned; (ii) the shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class;
(iii) the dissenting shareholder and MatriDigm do not agree upon the status of the shares as Dissenting MatriDigm Shares or upon the price of such shares and the dissenting shareholders fails to file suit against MatriDigm or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the shareholder; or (iv) the dissenting shareholder withdraws his or her demand for the purchase of the Dissenting MatriDigm Shares with the consent of MatriDigm.

It is a condition to MatriDigm's and Zitel's obligation to close the Mergers pursuant to the Agreement of Reorganization that the respective shareholders of MatriDigm and Zitel have not asserted in accordance with the CGCL dissenters' rights for their shares of MatriDigm Capital Stock or Zitel Capital Stock, respectively, for a material amount.

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

                                   PROPOSAL 2
              APPROVAL OF AMENDMENT OF THE 1990 STOCK OPTION PLAN

In October 1998, Zitel's Board of Directors adopted an amendment to reflect the assumption of its rights and obligations under the 1990 Stock Option Plan (the "1990 Option Plan") by Holdco and the conversion of Zitel and MatriDigm shares into Holdco Shares and, subject to shareholder approval, to increase the number of Holdco shares reserved for issuance under the 1990 Option Plan by 1,200,000 shares. The Board adopted this amendment to ensure that Holdco can assume outstanding options to purchase Zitel and MatriDigm shares and grant stock options to employees of Zitel and MatriDigm at levels determined appropriate by the Board and the Compensation Committee and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Shareholders are requested in this Proposal 2 to approve the 1990 Option Plan, as amended. The following summary of the Amended and Restated 1990 Option Plan is qualified in its entirety by reference to the Amended and Restated 1990 Option Plan attached hereto as Annex J-1. The affirmative vote of the holders of a majority of the outstanding shares of Zitel Common Stock present in person or represented by proxy and voting at the Annual Meeting will be required to approve the adoption of the amendment to the 1990 Option Plan. For purposes of the vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

               THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

The essential features of the 1990 Option Plan are outlined below.

GENERAL

In September 1990, Zitel's Board of Directors adopted the 1990 Option Plan, effective on October 1, 1990. The 1990 Option Plan was approved by the shareholders in January, 1991. A total of 3,650,000 shares were reserved for issuance under the 1990 Option Plan. In October 1991, Zitel's Board of Directors adopted an amendment to increase the number of shares reserved under the 1990 Option Plan from 3,650,000 shares to 4,150,000 shares. This amendment was approved by the shareholders in January 1992. In September 1994, Zitel's Board of Directors adopted an amendment to increase the number of shares reserved under the 1990 Option Plan from 4,150,000 to 4,650,000. This amendment was approved by the shareholders in January 1995. In November 1996, Zitel's Board of Directors adopted an amendment to increase the number of shares reserved under the 1990 Option Plan from 4,650,000 to 5,450,000. This amendment was approved by the shareholders in February 1997. In October 1997, Zitel's Board of Directors adopted an amendment, subject to shareholder approval to increase the number of shares reserved under the 1990 Option Plan from 5,450,000 to 6,200,000. This amendment was approved by the shareholders in January 1998.

The 1990 Option Plan provides for the grant of both incentive and supplemental stock options. Incentive stock options granted under the 1990 Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Supplemental stock options granted under the 1990 Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and supplemental stock options.


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

PURPOSE

The 1990 Option Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to Zitel and its affiliates could be given an opportunity to purchase stock in Zitel, to assist in retaining the services of employees holding key positions, to secure and retain the services or persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

The 1990 Option Plan will be administered by the Board of Directors of Holdco. The Board of Directors of Holdco (the "Board") will have the power to construe and interpret the 1990 Option Plan and, subject to the provisions of the 1990 Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, and other terms of the option. The Board is authorized to delegate administration of the 1990 Option Plan to a committee composed of not fewer than two members of the Board.

ELIGIBILITY

Under the 1990 Option Plan, incentive stock options may be granted only to key employees of Holdco and its subsidiaries. A director of Holdco is not eligible to receive incentive stock options unless such director is also an employee (including an officer) of Holdco or its subsidiaries. Supplemental stock options under the 1990 Option Plan may only be granted to directors of, key employees (including officers) of, sales representatives for, or consultants to Holdco and its subsidiaries. A director of Holdco is not eligible to receive a supplemental stock option unless such director is expressly declared eligible to participate in the 1990 Option Plan by appropriate action of the Board. No employee may be granted an option or options during any calendar year to require more than 1,000,000 shares of stock.

No incentive stock option may be granted under the 1990 Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Holdco or any affiliate of Holdco, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1990 Option Plan after 1986, the aggregate fair market value, determined at the time of grant, of the shares of Holdco Common Stock with respect to which such options are exercisable for the first time by an optionee during any calender year (under all such plans of the Holdco and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE 1990 OPTION PLAN

If options granted under the 1990 Option Plan expire or otherwise terminate without being exercised, the Holdco Common Stock not purchased pursuant to such options again becomes available for issuance under the 1990 Option Plan.

The terms of outstanding options to purchase shares of Zitel and MatriDigm shares that will be assumed by Holdco in connection with the Mergers will continue unchanged except that the options will represent the right to purchase Holdco Common Stock.


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

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1990 Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options under the 1990 Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant and, in some cases (see "Eligibility," above), may not be less than 110% of such fair market value. The exercise price of supplemental options under the 1990 Option Plan may not be less than 85% of the fair market value of Holdco Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information."

At [latest available date], the closing price of the Zitel Common Stock as
reported on the Nasdaq National Market System was $[    ] per share.

The exercise price of options granted under the 1990 Option Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Holdco Common Stock, (ii) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 1990 Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1990 Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested, at their exercise price, should the optionee leave the employ of Holdco before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Holdco to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of Holdco, or by a combination of these means.

Term. The maximum term of options under the 1990 Option Plan is 10 years, except that in certain cases (see "Eligibility"), the maximum term is 5 years. Options under the 1990 Option Plan terminate three months after termination of the optionee's employment or relationship as a consultant, sales representative or director of Holdco or any affiliate of Holdco, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant, sales representative or director to Holdco or any affiliate of Holdco, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option, by its terms, specifically provides otherwise. Individual options, by their terms, may provide for exercise within a longer

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

period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the 1990 Option Plan or subject to any option granted under the 1990 Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1990 Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

The 1990 Option Plan provides that, [at the discretion of the Board, ]in the event of a dissolution or liquidation of the Company, or a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1990 Option Plan or substitute similar options for those outstanding under such Plans, or, at the discretion of the Board, (a) such outstanding options will continue in full force and effect, (b) the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time or (c) the options will be terminated. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Holdco.

DURATION, TERMINATION AND AMENDMENT

The Board may suspend or terminate the 1990 Option Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1990 Option Plan will terminate on September 27, 2000.

The Board may also amend the 1990 Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholders approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or applicable law; (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires shareholder approval in order to comply applicable law or satisfy the requirements of Section 422 of the Code.

RESTRICTIONS ON TRANSFER

Under the 1990 Option Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by Holdco under an early

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

exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options. Incentive stock options under the 1990 Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

There generally are no federal income tax consequences to the optionee or Holdco by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss, which will be long-term if the stock was held for more than one year, and short-term if held for twelve months or less. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the less of (a) the excess of the stock's fair market value on the date of exercise over the exercise price of (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term if the stock was held for more than one year, and short-term if held for twelve months or less. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Holdco will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Supplemental Stock Options. Supplemental stock options granted under the 1990 Option Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or Holdco by reason of the grant of a supplemental stock option. Upon exercise of a supplemental stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, Holdco will be required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Holdco will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option, which will be long-term if the stock was held for more than one year, and short-term if held for twelve months or less. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based competition, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period;
(ii) the per-employee limitation is approved by the shareholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors"; and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain.

                                   PROPOSAL 3

         APPROVAL OF AMENDMENT TO THE 1984 EMPLOYEE STOCK PURCHASE PLAN

In October 1998, Zitel's Board of Directors adopted an amendment to reflect the assumption of its rights and obligations under the 1984 Employee Stock Purchase Plan (the "Purchase Plan") by Holdco and the conversion of Zitel shares into Holdco shares and, subject to shareholder approval, to increase the number of Holdco shares reserved for issuance under the Purchase Plan by 188,789 shares. The Board believes that the sale of stock under the Purchase Plan will play an important role in Holdco's efforts to attract, employ and retain outstanding employees and to provide incentives for such persons to exert maximum efforts for the success of Holdco. The Board adopted this amendment to ensure that Holdco can meet these goals under the Purchase Plan with respect to employees of Holdco, Zitel and MatriDigm.

Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The following summary of the proposed amendment to the Purchase Plan is qualified in its entirety by reference to the proposed Amended and Restated Stock Purchase Plan attached hereto as Annex J-2. The affirmative vote of the holders of a majority of the outstanding shares of Zitel Common Stock present in person or represented by proxy and voting at the Annual Meeting will be required to approve the adoption of the amendment to the Purchase Plan. For purposes of the vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.


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

               THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

The essential features of the 1998 Purchase Plan are outlined below.

GENERAL

The Purchase Plan is intended to qualify under the provisions of Sections 423 of the Internal Revenue Code of 1986, as amended (the "Code") . The Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to provisions of the Employee Retirement Income Security Act of 1974. On January 18, 1984, the Zitel Board of Directors adopted the Purchase Plan and reserved 200,000 shares of common stock for issuance under the Purchase Plan. The Purchase Plan was approved by the shareholders in February 1984. In November 1987, September 1989, October 1991 and September 1994, respectively, the Zitel Board of Directors adopted amendments to increase the number of shares reserved under the Purchase Plan from 200,000 shares to 350,000 shares to 550,000 shares to 750,000 shares to 1,000,000 shares. The amendments were approved by the shareholders in January 1988, January 1990, January 1992 and January 1995, respectively.

The Purchase Plan will be administered by the compensation committee of Holdco's Board of Directors (the "Board"). Members of the Board will receive no compensation for their services in connection with the administration of the Purchase Plan.

OFFERINGS

The Purchase Plan provides for offering periods, having a duration of up to 27 months, in which eligible employees may purchase Common Stock at 85% of the fair market value of the Common Stock on the first or last days of the offering period, whichever is less. An eligible employee may apply up to 10% of his compensation to purchase Common Stock under an offering under the Purchase Plan. Zitel has implemented the Purchase Plan through six-month offerings.

ELIGIBILITY

Any person who is customarily employed at least twenty hours per week and five months per calendar year by Holdco (including Zitel, MatriDigm and a designated parent or subsidiary) is eligible to participate in the Purchase Plan, provided such person has been in the continuous employ of Holdco for a minimum period prior to the offering, as set by the Board, which must be less than two years.

No employee is eligible for the grant of any rights under the Purchase Plan if, immediately after those rights are granted, the employee would own stock of Holdco (including stock he could purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of stock of Holdco or of any parent or subsidiary of Holdco. In addition, no option may be granted which would permit an employee to buy more than $25,000 worth of stock (determined at the time the rights are granted) under all Holdco's employee stock purchase plans in any calendar year.

A director of Holdco is not eligible for the benefits of the Purchase Plan unless he is also an employee of Holdco or of any parent or subsidiary, as described above. A director must also be expressly declared eligible to participate by action of the Board of Directors.

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PURCHASE PRICE; WITHDRAWAL

The purchase price of stock acquired pursuant to rights granted under the Purchase Plan will be not less than the lower of:

(i) 85% of the fair market value of the stock on the date of commencement of the offering (for the particular employee); or

(ii) 85% of the fair market value of the stock on the exercise date such stock is purchased.

The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of a participant's base compensation. The payroll deductions made for each participant are credited to an account established for the participant and deposited with the general funds of Holdco. At any time during the purchase period, a participant may reduce or terminate the payroll deductions, but may not increase or begin payroll deductions after the beginning of any purchase period, or, in the case of employees becoming eligible during the offering, after the beginning of the first exercise period within an offering for which an employee is eligible under the Plan. No contributions may be made into a participant's account apart from the authorized payroll deductions.

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by signing and delivering to Holdco a notice of withdrawal from the offering. A withdrawal may be elected at any time prior to the expiration of the applicable purchase period. Any withdrawal by the employee of the accumulated payroll deductions for a given offering automatically terminates the employee's interest in that offering. In effect, therefore, the employee is given an option which the employee may or may not exercise during the offering period.

Rights granted in any offering under the Purchase Plan will terminate immediately upon cessation of any participant's employment for any reason other than death. If the participant dies while in the employ of Holdco or a subsidiary less than six (6) months prior to the first business day after the end of a given purchase period, the person or persons to whom the participant's rights under the Purchase Plan legally pass at death may continue as a participant in such offering.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the Purchase Plan at any time. Unless sooner terminated, the Purchase Plan will terminate on December 31, 2003.

The Board may amend the Purchase Plan at any time. Any amendment of the Plan must be approved by the majority vote or by the unanimous written consent of the outstanding shares, within twelve (12) months of its adoption by the Board, if the amendment would: (i) increase the number of shares reserved for rights under the Plan; (ii) materially modify the eligibility requirements for participation in the Plan; or (iii) materially increase the benefits accruing to participants in the Plan.

Rights granted before amendment, suspension, or termination of the Purchase Plan will not be altered or impaired by any amendment, suspension, or termination of the Plan without consent of the person to whom such rights were granted.


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

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the Purchase Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

PARTICIPATION IN THE PURCHASE PLAN

Assuming the Purchase Plan's qualification as an "employee stock purchase plan" within the meaning of section 423 of the Code, a participant will not recognize any taxable income as a result of participating in the Purchase Plan, purchasing shares of Common Stock pursuant to the Purchase Plan or receiving the shares of Common Stock so purchased, nor will Holdco be entitled to a tax deduction as a result of such events. A participant may, however, be required to recognize taxable income as described below.

QUALIFYING TRANSFERS

If a participant disposes of any shares of Common Stock purchased pursuant to the Purchase Plan after the later to occur of (i) two years after the first day of the calendar year during which the shares of were purchased and (ii) one year after the date of such purchase (such disposition, a "qualifying transfer"), or if the participant dies while owning any share purchased under the Purchase Plan, the participant generally will recognize compensation income, for the taxable year in which such disposition occurs or closing with his death, in an amount equal to the lesser of (i) the excess of the market value of the disposed share at the time of such disposition over its issue price (the "realized spread"), and (ii) 10% of the fair market value of the disposed share on the first day of the calendar year in which the share was purchased (July 1, 1995 with respect to shares purchased in 1995). In the case of a qualifying transfer, (a) the basis of the disposed share will be increased by an amount equal to the amount of compensation income so recognized, and (b) the participant will recognize a capital gain or loss, as the case may be, equal to the difference between the amount realized from the disposition of the shares and the basis for such shares. Holdco will not be entitled to any tax deduction with respect to a qualifying transfer by participants of shares purchased pursuant to the Purchase Plan or a transfer of shares purchased under the Purchase Plan after the death of a participant by the estate of the decedent.

OTHER TRANSFERS

If the participant disposes of any share other than by a qualifying transfer, the participant will generally recognize, in the year of disposition, compensation income in an amount equal to the realized spread. In such event, Holdco will be entitled to a tax deduction equal to the amount of compensation income recognized by the participant.


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

                              TERMS OF THE MERGERS

The following discussion summarizes the material terms of the proposed Mergers and related transactions. The following is not, however, a complete statement of all provisions of the Agreement of Reorganization and related documents. Detailed terms of and conditions to the Mergers and certain related transactions are contained in the Agreement of Reorganization, which is incorporated herein by reference. Statements made in this Proxy Statement/Prospectus/Consent Solicitation are qualified in their entirety by reference to the more detailed information set forth in the Agreement of Reorganization.

EFFECTIVE TIME

Pursuant to the Agreement of Reorganization and on the terms and subject to the conditions set forth in the Agreement of Reorganization, (i) Zenith Acquisition will be merged with and into Zitel, with Zitel remaining as the Zitel Surviving Corporation, and (ii) and Millennium Acquisition will be merged with and into MatriDigm, with MatriDigm remaining as the MatriDigm Surviving Corporation. Following the Mergers, Zitel and MatriDigm will each become a wholly-owned subsidiary of Holdco.

The Zitel Merger will become effective at the time specified in the Zitel Merger Agreement filed with the Secretary of State of the State of California and the Certificate of Merger relating to the Zitel Merger filed with the Secretary of State of the State of Delaware. See "Terms of the Mergers-- Conditions to the Mergers." The MatriDigm Merger will become effective at the time specified in the MatriDigm Merger Agreement filed with the Secretary of State of the State of California and the Certificate of Merger relating to the MatriDigm Merger filed with the Secretary of State of the State of Delaware. See "Terms of the Mergers--Conditions to the Mergers." It is anticipated that, if the Zitel Merger is approved at the Zitel Special Meeting and the MatriDigm Merger is approved pursuant to the Consent Solicitation, and all other conditions to the Mergers have been fulfilled or waived, the Zitel Merger Agreement, the MatriDigm Merger Agreement, and the Certificates of Merger
relating to each of the Mergers will be filed on or about [   ], 1998.

Subject to the conditions set forth in the Agreement of Reorganization, the closing of the Mergers (the "Closing") will occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on a date to be specified by the parties, which will be no later than the second business day after the satisfaction or waiver of the conditions to the Merger, set forth below, or on such other date as the parties may agree (the "Closing Date").

MANNER AND BASIS OF CONVERTING SHARES

Zitel Merger

In accordance with the Agreement of Reorganization and the Zitel Merger Agreement, as of the Effective Time of the Mergers, by virtue of the Zitel Merger and without any action on the part of any holders of any shares of Zitel Common Stock or any shares of common stock of Zenith Acquisition, each issued and outstanding share of Zitel Common Stock (other than shares, if any, as to which dissenters' rights have been exercised pursuant to California law (see "Terms of the Mergers--Dissenters' Rights")) shall be converted into one fully paid and nonassessable share of

Holdco Common Stock (the "Zitel Exchange Ratio"). All such shares of Zitel Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofor representing shares of Zitel Common Stock, without any action on the part of Holdco, Zitel or the holder thereof, shall be deemed to represent an equal number of shares of Holdco Common Stock. Each holder of a certificate representing any shares of Zitel Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with the terms of the Agreement of Reorganization, without interest.

Each share of common stock, par value $0.01 per share, of Zenith Acquisition outstanding immediately prior to the Effective Time of the Mergers will be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Zitel Surviving Corporation.

As of the Effective Time of the Mergers, Holdco will assume all options to purchase Zitel Common Stock then outstanding under the Zitel Stock Plans described below under "Terms of the Mergers--Employee Benefits." No later than two (2) business day(s) after the Effective Time of the Mergers, Holdco will file a registration statement on Form S-8 under the Securities Act covering the shares of Holdco Common Stock issuable upon the exercise of options or rights to purchase shares of Zitel Common Stock to be assumed by Holdco at the Effective Time.

MatriDigm Merger

Immediately prior to the Effective Time of the Mergers, each issued and outstanding share of MatriDigm Preferred Stock will be converted into MatriDigm Common Stock. In accordance with the Agreement of Reorganization and the MatriDigm Merger Agreement, as of the Effective Time of the Mergers, by virtue of the MatriDigm Merger and without any action on the part of any holders of any shares of MatriDigm Common Stock or any shares of common stock of Millennium Acquisition, (i) each issued and outstanding share of MatriDigm Common Stock (other than shares, if any, as to which dissenters' rights have been exercised pursuant to California law (see "Terms of the Mergers-- Dissenters' Rights") and shares held by Zitel) shall be converted into approximately .65 of a fully paid and nonassessable share of Holdco Common Stock (the "MatriDigm Exchange Ratio"), subject to adjustment for any options to purchase MatriDigm or Zitel Common Stock exercised from October 5, 1998 through the date of this Proxy Statement/Prospectus/Consent Solicitation, and
(ii) each issued and outstanding share of MatriDigm Common Stock held by Zitel, Holdco or any of their subsidiaries (including any such shares acquired by Holdco simultaneously with the Effective Time of the Mergers and any such shares held by corporations (other than the MatriDigm) that become subsidiaries of Holdco simultaneously with the Effective Time of the Mergers shall be converted into approximately .65 of a fully paid and nonassessable share of common stock of the surviving corporation of the MatriDigm Merger. As of the Effective Time of the Mergers, all such shares of MatriDigm Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofor representing shares of MatriDigm Common Stock, without any action on the part of Holdco, MatriDigm or the holder thereof, shall be deemed to represent that number of shares of

Holdco Common Stock determined by multiplying the shares of MatriDigm Capital Stock by the MatriDigm Exchange Ratio. Each holder of a certificate representing any shares of MatriDigm Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with the terms of the Agreement of Reorganization, without interest.

Each share of common stock, par value $0.01 per share, of Millennium Acquisition outstanding immediately prior to the Effective Time of the Mergers will be converted into approximately .65 of a fully paid and nonassessable share of common stock, par value $0.01 per share, of the MatriDigm Surviving Corporation.

As of the Effective Time of the Mergers, Holdco will assume all options to purchase MatriDigm Common Stock then outstanding under the MatriDigm Stock Plans described below under "Terms of the Mergers--Employee Benefits." No later than two (2) business day(s) after the Effective Time of the Mergers, Holdco will file a registration statement on Form S-8 under the Securities Act covering the shares of Holdco Common Stock issuable upon the exercise of options or rights to purchase shares of MatriDigm Common Stock to be assumed by Holdco at the Effective Time.

As of the Effective Time of the Mergers, any securities convertible into shares of MatriDigm Common Stock immediately prior to the Effective Time of the Mergers, including without limitation that certain $5,000,000 Convertible Promissory Note and Agreement, dated June 11, 1997, as amended and supplemented, from time to time, other than warrants to purchase MatriDigm Capital Stock ("MatriDigm Convertible Securities") shall thereafter entitle the holder thereof to receive, upon the exercise thereof that number of shares of Holdco Common Stock determined by multiplying the number of shares of MatriDigm Common Stock subject to such MatriDigm Convertible Security immediately prior to the Effective Time of the Mergers by the Millennium Exchange Ratio, at an exercise price for each full share of Holdco Common Stock subject to such Company Convertible Security equal to the quotient obtained by dividing the exercise price per share of MatriDigm Common Stock subject to such MatriDigm Convertible Security by the Millennium Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal.

General

Each holder of shares of Zitel Common Stock or MatriDigm Capital Stock converted pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to (i) such fraction multiplied by (ii) the average of the closing price of a share of Zitel Common Stock for the ten most recent trading days that Zitel Common Stock has traded ending on the trading day immediately prior to the Effective Time of the Mergers, as reported on the Nasdaq.

Promptly after the Effective Time of the Mergers, Holdco, acting through the Exchange Agent, will deliver to each MatriDigm shareholder of record as of the Effective Time of the Mergers a letter of transmittal with instructions to be used by such shareholder in surrendering certificates which, prior to the Mergers, represented shares of MatriDigm Common Stock. CERTIFICATES SHOULD NOT

BE SURRENDERED BY THE HOLDERS OF MATRIDIGM COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. At the Effective Time, each then outstanding option or right to purchase MatriDigm Common Stock will be assumed by Holdco without any action on the part of the holder thereof. OPTION AND STOCK PURCHASE AGREEMENTS NEED NOT BE SURRENDERED.

STOCK OWNERSHIP FOLLOWING THE MERGERS

Zitel Merger

Based on the capitalization of Zitel as of the close of business on [   ], 1998
(including the number of shares of Zitel Common Stock outstanding and the number of shares issued on exercise of outstanding options to purchase Zitel
Common Stock), an aggregate of approximately [   ] shares of Holdco Common
Stock will be issued to Zitel shareholders in the Zitel Merger, and Holdco will
assume options for up to approximately [   ] additional shares of Zitel Common
Stock. Based on the number of shares of Zitel Common Stock issued and
outstanding as of [   ], 1998, and after giving effect to the issuance of
Holdco Common Stock as described in the previous sentence, the former holders of Zitel Common Stock would hold, and have voting power with respect to 55.5% of Holdco's total issued and outstanding shares immediately after the Effective Time of the Mergers, and holders of former Zitel stock options would hold options to acquire approximately [ ]% of Holdco's total issued and outstanding shares immediately after the Effective Time. The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of
Zitel changes subsequent to [   ], 1998, and prior to the Effective Time, and
there can be no assurance as to the actual capitalization of Zitel at the Effective Time or of Holdco at any time following the Effective Time.

MatriDigm Merger

Based on the capitalization of MatriDigm as of the close of business on [   ],
1998 (including the number of shares of MatriDigm Common Stock outstanding (including after giving effect to the conversion of all shares of MatriDigm Preferred Stock to shares of MatriDigm Common Stock and the conversion of certain warrants to purchase MatriDigm Common Stock and MatriDigm Preferred Stock to MatriDigm Common Stock)) and the number of shares issuable on exercise of outstanding options to purchase MatriDigm Common Stock), an aggregate of
approximately [   ] shares of Holdco Common Stock will be issued to MatriDigm shareholders in the MatriDigm Merger, and Holdco will assume options for up to
approximately [   ] additional shares of MatriDigm Common Stock. Based on the
number of shares of MatriDigm Common Stock issued and outstanding as of [   ],
1998 (including after giving effect to the conversion of all shares of MatriDigm Preferred Stock to shares of MatriDigm Common Stock and the conversion of certain warrants to purchase MatriDigm Common Stock and MatriDigm Preferred Stock to MatriDigm Common Stock), and after giving effect to the issuance of Holdco Common Stock as described in the previous sentence, the former holders of MatriDigm Capital Stock would hold, and have voting power with respect to 44.5% of Holdco's total issued and outstanding shares immediately after the Effective Time of the Mergers, and holders of former MatriDigm stock options would hold options to acquire approximately [ ]% of Holdco's total issued and outstanding shares immediately after the Effective Time. The foregoing numbers of shares and percentages are subject to change in the event
that the capitalization of MatriDigm changes subsequent to [   ], 1998, and
prior to the Effective Time, and there can be no assurance as to the actual capitalization of MatriDigm at the Effective Time or of Holdco at any time following the Effective Time.

CONDUCT FOLLOWING THE MERGER

Pursuant to the Agreement of Reorganization, Zenith Acquisition and Millennium Acquisition will cease to exist as corporations, and will be merged with and into Zitel and MatriDigm, respectively. All property, rights, privileges, powers and franchises of Zenith Acquisition and Millennium Acquisition will vest in the Zitel Surviving Corporation and the MatriDigm Surviving Corporation, respectively, and all debts, liabilities and duties of Zenith Acquisition and Millennium Acquisition will become the debts, liabilities and duties of the Zitel Surviving Corporation and the MatriDigm Surviving Corporation, respectively. Each of the Surviving Corporations in the Mergers will be a wholly-owned subsidiary of Holdco.

Pursuant to the Agreement of Reorganization, the directors of Zitel and MatriDigm at the Effective Time of the Mergers shall be the directors of Zitel Surviving Corporation and MatriDigm Surviving Corporation, respectively. The directors of Holdco at the Effective Time of the Mergers shall be seven members consisting of three members elected or appointed from designees of MatriDigm, three members elected or appointed from designees of Zitel, and one member to be mutually agreed upon by MatriDigm and Zitel, which person shall be unaffiliated with either entity.

Except as provided below, the officers of Zitel and MatriDigm at the Effective Time of the Mergers shall be the officers of Zitel Surviving Corporation and MatriDigm Surviving Corporation, respectively. Immediately following the Effective Time of the Mergers, Jack H. King will assume the position of president of Zitel Surviving Corporation and become a member of the Board of Directors of Holdco, and Richard Ormond will assume the position of president and chief executive officer of Holdco and become a member of the Board of Directors of Holdco. Pursuant to the Agreement of Reorganization, Holdco will take all action necessary to elect additional members of management and executive officers of Holdco.

CONDUCT OF ZITEL'S BUSINESS AND MATRIDIGM'S BUSINESS PRIOR TO THE MERGERS

Pursuant to the Agreement of Reorganization, until the earlier of the termination of the Agreement of Reorganization and the Effective Time of the Mergers, Zitel, Holdco and MatriDigm each agreed (except to the extent expressly contemplated by the Agreement of Reorganization or with the prior written consent of the other party):

  (a) to not, directly or indirectly, split, combine or reclassify the outstanding MatriDigm Common Stock or MatriDigm Preferred Stock, in the case of MatriDigm, or Zitel Common Stock or Holdco Common Stock, in the case of Zitel;

  (b) to not (i) amend its articles or certificate of incorporation or by-laws, (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

  (c) to not (i) change any of the accounting principles used by it unless required by GAAP, or (ii) take or knowingly allow to be taken any action which would jeopardize qualification of the

  MatriDigm Merger as a nonrecognition transfer under the Code, or the Zitel Merger as a reorganization within the meaning of Section 368(a) of the Code;

  (d) to not take, or agree to commit to take, any action that would make any representation or warranty of such party contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time of the Mergers; and

  (e) to not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

In addition to the foregoing, pursuant to the Agreement of Reorganization, until the earlier of the termination of the Agreement of Reorganization and the Effective Time of the Mergers, MatriDigm agreed (except to the extent expressly contemplated by the Agreement of Reorganization or with the prior written consent of Zitel):

  (a) to conduct its business only in the ordinary and customary course consistent with past practice, and will use its best efforts to preserve its business organization intact and to maintain its existing relations with customers, suppliers, employees, creditors and business partners;

  (b) to not (i) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock, other than issuances pursuant to the exercise of any outstanding warrant or option to purchase MatriDigm Common Stock, (ii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or (iii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

  (c) to not modify, amend or terminate any of its material agreements, or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

  (d) to not permit any material insurance policy naming MatriDigm as a beneficiary or a loss payable payee to be canceled or terminated without notice to MatriDigm, except in the ordinary course of business and consistent with past practice;

  (e) to not (i) incur or assume any long-term debt, except for amounts not in excess of $50,000 in the aggregate, or except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness in amounts not consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees in accordance with past practice), or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets) and other than capital expenditures pursuant to MatriDigm's capital expenditures budget previously delivered to Zitel, and other capital expenditures that do not exceed $25,000 in the aggregate since June 30, 1997;

  (f) to not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations (i) in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of MatriDigm, or (ii) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (ii) are legally required to be paid and are also not otherwise payable in accordance with clause (i) above, MatriDigm will notify Zitel in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $50,000 in value, reasonably in advance of their payment);

  (g) to not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the MatriDigm Merger);

  (h) to not voluntarily make or agree to make any changes in tax accounting methods or any material tax election, waive or consent to the extension of any statute of limitations with respect to taxes, or consent to any assessment of taxes, or settle or compromise any audit;

  (i) to not (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice as previously disclosed to Zitel and Holdco), or to persons providing management services, (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan, or (iii) make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an employee benefit plan or otherwise;

  (j) to not (i) pay or agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate, (ii) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of such party of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice, (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or (iv) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

  (k) to not effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of MatriDigm, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of MatriDigm, without complying fully with any and all notice obligations (and/or pay and benefits in lieu of notice) under the WARN Act or any similar obligation under applicable state or local law requiring notice (and/or pay and benefits in lieu of notice) to employees in the event of a plant closing or layoff; or For purposes of the WARN Act and this Agreement, the Effective Time of the Mergers is and shall be the same as the "effective date" within the meaning of the WARN Act; and

  (l) to not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

CONDITIONS TO THE MERGERS

The respective obligations of Zitel, Holdco, Zenith Acquisition, Millennium Acquisition and MatriDigm to consummate and effect the Mergers are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions: (a) the Agreement of Reorganization shall have been adopted and the MatriDigm Merger and the transactions related thereto shall have been approved pursuant to the Consent Solicitation by the shareholders of MatriDigm in accordance with the CGCL; (b) the Agreement of Reorganization shall have been adopted and the Zitel Merger, the issuance of Holdco Common Stock in the Mergers and transactions related thereto shall have been approved by the shareholders of Zitel in accordance with the rules of the Nasdaq and the CGCL, and the shares of Holdco Common Stock to be so issued shall have been authorized for listing on the Nasdaq, upon official notice of issuance; (c) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Mergers or the effective operation of the business of Zitel Surviving Corporation or MatriDigm Surviving Corporation following the Effective Time of the Mergers; (d) all action by or in respect of or filings with any governmental body, agency official, or authority required to permit the consummation of the Mergers shall have been obtained, other than any consent, approval, clearance or confirmation the failure to obtain which would not have a material adverse effect on Zitel or, following the Effective Time of the Mergers, a material adverse effect on the Zitel Surviving Corporation or the MatriDigm Surviving Corporation; and (e) this Proxy Statement/Prospectus shall have become effective under the Securities Act, and no stop order suspending effectiveness of this Proxy Statement/Prospectus/Consent Solicitation shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

In addition, the obligations of Zitel, Holdco, Zenith Acquisition and Millennium Acquisition to consummate and effect the Mergers are subject to the satisfaction or waiver by Zitel at or prior to the Effective Time of each of the following conditions:

  (a) The representations and warranties of MatriDigm shall be true and correct in all material respects, MatriDigm shall have performed in all material respects all of its obligations under the Agreement of Reorganization and Zitel shall have received an officer's certificate from MatriDigm, dated as of the Closing Date, to the effect that such conditions have occurred;

  (b) MatriDigm shall have obtained, and there shall be in full force and effect, the consents required to consummate the MatriDigm Merger;

  (c) There shall not have occurred any event, change or effect having, or which could have a material adverse effect on MatriDigm;


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

  (d) All of the issued and outstanding MatriDigm Preferred Stock shall have been converted to MatriDigm Common Stock, and there shall be no class or series of any capital stock of MatriDigm outstanding other than MatriDigm Common Stock;

  (e) MatriDigm shall have caused all warrants to purchase MatriDigm Common Stock and MatriDigm Preferred Stock including, without limitation, the warrants granted in accordance with the Agreement to Guarantee, dated April 6, 1998, by and among the Company, BRC Holdings, Inc., Parent and JBJ Partners, Inc., and the Warrant to Purchase Series C Preferred Stock, dated as of May 17, 1996, held by JBJ Partners, Ltd., to be converted into that number of shares of MatriDigm Common Stock equal to the net number of shares of MatriDigm Common Stock into which each such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the MatriDigm Merger;

  (f) Any default under the terms and provisions of the Promissory Note and related loan documentation, each dated as of April 2, 1998, between the Company and Wells Fargo Bank (Texas), National Association, shall have been cured or waived prior to the Effective Time of the Mergers;

  (g) The respective shareholders of Zitel and MatriDigm shall not have asserted in accordance with the CGCL appraisal rights for their shares of MatriDigm Capital Stock and Zitel Common Stock, respectively, for a material amount;

  (h) The persons identified on Exhibit H to the Agreement of Reorganization shall have entered into Employment Agreements with MatriDigm, in form and substance satisfactory to Zitel, and as of the Effective Time, at least 80% of the remaining persons employed by MatriDigm as of October 5, 1998 shall have consented to assume comparable positions in the MatriDigm Surviving Corporation upon consummation of the MatriDigm Merger, such consents to be in form and substance satisfactory to Zitel; and

  (i) Zitel shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Zitel, in form and substance reasonably satisfactory to Zitel, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for Federal income tax purposes, the Zitel Merger will be treated as a nonrecognition transfer of Zitel Common Stock by those holders thereof to Holdco for shares of Holdco Common Stock.

In addition, the obligations of MatriDigm to consummate and effect the MatriDigm Merger are subject to the satisfaction or waiver by MatriDigm at or prior to the Effective Time of each of the following conditions:

  (a) The representations and warranties of Zitel, Holdco, Zenith Acquisition and Millennium Acquisition shall be true and correct in all material respects, each of Zitel, Holdco, Zenith Acquisition and Millennium Acquisition shall have performed in all material respects all of the respective obligations under the Agreement of Reorganization, and MatriDigm shall have received an officer's certificate from Zitel, dated as of the Closing Date, to the effect that such conditions have occurred;

  (b) There shall not have occurred any event, change or effect having, or which would be reasonably likely to have a material adverse effect on Zitel; and

  (c) MatriDigm shall have received an opinion of Arter & Hadden, legal counsel to MatriDigm, in form and substance reasonably satisfactory to MatriDigm, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for Federal income tax purposes, the MatriDigm Merger will be treated as a nonrecognition transfer of MatriDigm Common Stock by those holders thereof (other than Zitel) to Holdco for shares of Holdco Common Stock.

Currently, both Zitel and MatriDigm anticipate that they will satisfy all conditions to the Mergers at or prior to the Effective Time.

TERMINATION OF THE AGREEMENT OF REORGANIZATION

The Agreement of Reorganization provides that it may be terminated at any time prior to the Effective Time of the Mergers, whether before or after approval of the Mergers by the shareholders of Zitel and MatriDigm:

  (a) By the mutual consent of the Zitel Board and the MatriDigm Board; (b) by either the Zitel Board or the MatriDigm Board: (i) if the Mergers shall not have occurred on or prior to March 31, 1999, provided that the right to terminate the Agreement of Reorganization pursuant to this provision is not available to any party whose failure to fulfill any obligation under the Agreement of Reorganization has been the cause of, or resulted in, the failure of the Mergers to occur on or prior to such date; or (ii) if any governmental entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Agreement of Reorganization, and such order, decree, ruling or other action shall have become final and non-appealable; (c) by the MatriDigm Board: (i) if Zitel, Holdco, Zenith Acquisition or Millennium Acquisition breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Agreement of Reorganization, or breaches its representations and warranties in any material respect and, in each case, such breach or failure cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach or failure; or (ii) if the approval of the shareholders of Zitel has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or any adjournment thereof; or (d) by the Zitel Board: (i) if MatriDigm breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Agreement of Reorganization, or breaches its representations and warranties in any material respect and, in each case, such breach or failure cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach or failure;
  (ii) if the approval of the shareholders of MatriDigm has not been obtained by reason of the failure to obtain the required vote in the Consent Solicitation; or (iii) if the Zitel Board determines, in its good faith judgment following advice of its legal and financial advisors, that failure to terminate the Agreement of Reorganization could result in the violation of the fiduciary duties of the members of the Zitel Board under applicable law.

In the event of the termination of the Agreement of Reorganization pursuant to any of the provisions outlined above, written notice thereof is to be given to the other party or parties specifying the provision pursuant to which such termination is made, and the Agreement of Reorganization shall thereafter become null and void, and there shall be no further liability on the part of Zitel, Holdco, Zenith Acquisition, Millennium Acquisition or MatriDigm, except (a) for fraud or for willful breach of the Agreement of Reorganization, and (b) with respect to the allocation of fees and expenses relating to the transactions contemplated by the Agreement of Reorganization in accordance with the Engagement Letter, dated December 15, 1997, between Zitel and Salomon Smith Barney Inc.

SHAREHOLDER AGREEMENTS

The following is a brief summary of material terms of the form of Shareholder Agreement, which is attached as Exhibit D to this Proxy Statement/Prospectus/Consent Solicitation and incorporated herein by this reference. This summary is qualified in its entirety by reference to the Shareholder Agreement. Shareholders of Zitel and MatriDigm are urged to read the Shareholder Agreement in its entirety for a more complete description of the rights and obligations of the parties thereunder.

Each of Lynx Venture Partners I, LLC and Lynx Technology Fund, L.P. (collectively, "Lynx"), The Brady Children Trust and The Brady 1996 Living Trust (collectively, "Brady"), JBJ Partners, Ltd. ("JBJ"), and BRC Holdings, Inc. ("BRC") (collectively, the "MatriDigm Shareholders") has entered into a Shareholder Agreement with Zitel. As of October 5, 1998, the MatriDigm Shareholders beneficially own an aggregate of 12,634,974 of the outstanding shares of MatriDigm Capital Stock, representing approximately 36% of the votes entitled to be cast by the holders of MatriDigm Common Stock issued and outstanding as of October 5, 1998.

Pursuant to its respective Shareholder Agreement, each of the MatriDigm Shareholders agreed to vote in favor of the adoption of the Agreement of Reorganization and the approval of the MatriDigm Merger, and granted Zitel and Jack H. King and Henry C. Harris or any of them in their respective capacities as officers of Zitel, a proxy to grant consent or approval of the MatriDigm Merger in connection with the Consent Solicitation. In addition, each of the MatriDigm Shareholders agreed not to, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or grant any proxy other than as contemplated by the Shareholder Agreement with respect to, any of the shares of MatriDigm Common Stock beneficially owned by such MatriDigm Shareholder.

In addition, to the extent such MatriDigm Shareholder beneficially owns shares of MatriDigm Preferred Stock, such MatriDigm Shareholder agreed to deliver or cause to be delivered to MatriDigm all such shares of MatriDigm Preferred Stock, together with written instructions directing MatriDigm to cause such shares to be converted into shares of MatriDigm Common Stock in accordance with the applicable provisions of MatriDigm's Articles of Incorporation and in full satisfaction of all rights pertaining to such shares of MatriDigm Preferred Stock, such conversion to be effective no later than the business day immediately preceding the Effective Time of the MatriDigm Merger.

Pursuant to each Shareholder Agreement, (i) promptly following receipt thereof, each MatriDigm Shareholder agreed to promptly execute and file such Shareholder's written consent to the MatriDigm Merger with the Secretary of MatriDigm in accordance with the terms of the Consent Solicitation, and (ii) promptly following the execution of such Shareholder Agreement and in any event no later than 10 days from the date of such agreement, each MatriDigm Shareholder (other than Lynx) agreed to execute and deliver to Zitel an Affiliates Agreement. See "Terms of the Mergers--Affiliate Agreements."

In addition to the foregoing, (i) the Shareholder Agreement executed by JBJ included an agreement by such MatriDigm Shareholder to take all actions necessary to convert the Warrant to Purchase Series C Preferred Stock, dated as of May 17, 1996 (the "Series C Warrant"), held by JBJ into that number of shares of MatriDigm Common Stock equal to the net number of shares of MatriDigm Common Stock into which such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the MatriDigm Merger, and (ii) the Shareholder Agreement executed by JBJ and BRC included an agreement by such MatriDigm Shareholders to execute all documents and to take all actions necessary to convert the warrants granted in accordance with the Agreement to Guarantee, dated April 6, 1998, by and among MatriDigm, Zitel, and each of such MatriDigm Shareholders, held by MatriDigm Shareholders into that number of shares of MatriDigm Common Stock equal to the net number of shares of MatriDigm Common Stock into which such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the MatriDigm Merger.

LOCK-UP AGREEMENTS

The following is a brief summary of material terms of the form of Lock-Up Agreement, which is attached as Exhibit E to this Proxy Statement/Prospectus/Consent Solicitation and incorporated herein by this reference. This summary is qualified in its entirety by reference to the Lock-Up Agreement. Shareholders of Zitel and MatriDigm are urged to read the Lock-Up Agreement in its entirety for a more complete description of the rights and obligations of the parties thereunder.

Each of Lynx, JBJ, BRC, Brady, Lawrence J. Thoman, and Franklin C. Chiang, Su-Kewn Chiang, The Chiang 1997 Living Trust and the Dawn Constance Chiang, Grace Carina Chiang and Elizabeth Jen Chiang Trust (collectively, "Chiang") (collectively, the "Lock-Up Signatories") has executed a Lock-Up Agreement addressed to Holdco.

Pursuant to its respective Lock-Up Agreement, the Lock-Up Signatories agreed, during the period commencing on October 5, 1998 and ending (i) if the MatriDigm is consummated prior to January 29, 1999, on the second trading day following the public announcement of the consolidated results of operations of Zitel and MatriDigm for the fiscal quarter ended March 31, 1999, and (ii) if the MatriDigm Merger is consummated after January 29, 1999, on the second trading day following the public announcement of the consolidated results of operations of Zitel and MatriDigm for the fiscal quarter ended June 30, 1999, not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Holdco Common Stock or any securities convertible into or exercisable or exchangeable for Holdco Common Stock (including, without limitation, shares of Holdco Common Stock or securities convertible into or exercisable or exchangeable for Holdco Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission), or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any

Holdco Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Holdco Common Stock, or such other securities, in cash or otherwise).

Notwithstanding the foregoing, the Lock-Up Agreements provide that during such period (i) the Lock-Up Signatories may make gifts of shares of Holdco Common Stock or securities convertible into Holdco Common Stock upon the condition that the donees agree to be bound by the foregoing restriction in the same manner as it applies to the Lock-Up Signatories, and (ii) with respect to securities convertible into or exercisable or exchangeable for Holdco Common Stock, the Lock-Up Signatories may distribute such securities to any of their respective partners or members, as the case may be, if applicable, so long as the recipients of such securities agree to be bound by the foregoing restriction in the same manner as it applies to the Lock-Up Signatories, and
(iii) to the extent any of the provisions of any of the Lock-Up Agreements in favor of any of the Lock-Up Signatories are amended, modified or waived by Holdco or Zitel and, in connection therewith, any of the Lock-Up Signatories are permitted to take any of the actions with respect to the Holdco Common Stock held by it or them as set forth in clauses (x) and (y) in the immediately preceding paragraph, the other Lock-Up Signatories shall be permitted to take such actions as and to the same extent, on a pro rata basis with all other Lock-Up Signatories, with respect to the shares of Holdco Common Stock held by them.

In addition to the foregoing, the Lock-Up Agreement executed by Chiang included a provision that during the applicable period in question, Franklin C. Chiang would be entitled to sell that number of shares of Holdco Common Stock required to extinguish the mortgage loan existing as of October 5, 1998 on such Lock-Up Signatory's primary residence, it being understood that such proceeds would be used solely to extinguish such mortgage loan and not for any other purpose whatsoever.

AFFILIATE AGREEMENTS

The following is a brief summary of material terms of the Affiliate Agreements, copies of forms of which are attached as Annex F-1 and Annex F-2 to this Proxy Statement/Prospectus/Consent Solicitation and incorporated herein by this reference. This summary is qualified in its entirety by reference to the Affiliate Agreements. Shareholders of Zitel and MatriDigm are urged to read the Affiliate Agreements in their entirety for a more complete description of the rights and obligations of the parties thereunder.

"Affiliates" (within the meaning of Rule 145 under the Securities Act) of MatriDigm and Zitel have entered into agreements that prohibit the sale, transfer or other disposition of Holdco Common Stock received by such person in the Mergers, unless (a) such transaction is permitted under Rule 145 under the Securities Act, (b) counsel reasonably satisfactory to the other party shall have advised such party in a written opinion letter satisfactory to such party and such party's legal counsel and on which such party and its legal counsel may rely that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (c) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act, or (d) an authorized representative of the Commission shall have rendered written advice to such person (with a copy delivered to the other party) to the effect that the Commission would take no action, or that the Commission staff would not recommend that the Commission take action, with respect to the proposed disposition. Such agreements are intended to comply with the requirements of applicable federal securities and tax law.

EMPLOYEE BENEFITS

At the Effective Time, Holdco will assume each outstanding option to purchase shares of Zitel Common Stock under the Zitel stock option plans, whether such option is vested or unvested. Each Zitel stock option assumed by Holdco will continue to have and be subject to substantially the same terms and conditions as applied under the Zitel stock option plans and related documents, except that each such Zitel stock option shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of Holdco Common Stock equal to the number of shares of Zitel Common Stock subject to such option immediately prior to the Effective Time of the Mergers, at an exercise price for each full share of Holdco Common Stock subject to such option equal to the exercise price per share of Zitel Common Stock subject to such option. The vesting of the Zitel stock options will not accelerate by reason of the Zitel Merger. The parties intend that the Zitel stock options assumed by Holdco will thereafter continue to qualify as incentive stock options under Section 422 of the Internal Revenue Code, to the extent such options qualified as such immediately prior to the Effective Time.

At the Effective Time, Holdco will assume each outstanding option to purchase shares of MatriDigm Common Stock under the MatriDigm stock option plans, whether such option is vested or unvested. Each MatriDigm stock option assumed by Holdco will continue to have and be subject to substantially the same terms and conditions as applied under the MatriDigm stock option plans and related documents, except that each such MatriDigm stock option shall thereafter entitle the holder thereof to receive, upon the exercise thereof that number of shares of Holdco Common Stock determined by multiplying the number of shares of MatriDigm Common Stock subject to such option immediately prior to the Effective Time of the Mergers by the MatriDigm Exchange Ratio, at an exercise price for each full share of Holdco Common Stock subject to such option equal to the quotient obtained by dividing the exercise price per share of MatriDigm Common Stock subject to such option by the MatriDigm Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal. The vesting of the MatriDigm stock options will not accelerate by reason of the MatriDigm Merger. The parties intend that the MatriDigm stock options assumed by Holdco will thereafter continue to qualify as incentive stock options under
Section 422 of the Internal Revenue Code, to the extent such options qualified as such immediately prior to the Effective Time.

In addition to the foregoing, at the Effective Time, any securities convertible into shares of MatriDigm Common Stock immediately prior to the Effective Time of the Mergers, including without limitation that certain $5,000,000 Convertible Promissory Note and Agreement, dated June 11, 1997, as amended and supplemented, from time to time, other than warrants to purchase MatriDigm Capital Stock ("MatriDigm Convertible Securities") shall thereafter entitle the holder thereof to receive, upon the exercise thereof that number of shares of Holdco Common Stock determined by multiplying the number of shares of MatriDigm Common Stock subject to such MatriDigm Convertible Security immediately prior to the Effective Time of the Mergers by the MatriDigm Exchange Ratio, at an exercise price for each full share of Holdco Common Stock subject to such MatriDigm Convertible Security equal to the quotient obtained by dividing the exercise price per share of MatriDigm Common Stock subject to such MatriDigm Convertible Security by the

MatriDigm Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal.

No later than two business days after the Closing Date, Holdco will file a registration statement on Form S-8 under the Securities Act covering the shares of Holdco Common Stock issuable pursuant to outstanding options and rights to purchase Zitel Common Stock and MatriDigm Common Stock assumed by Holdco pursuant to the Mergers.

INTERESTS OF CERTAIN PERSONS

In considering the recommendation of the Zitel Board and the MatriDigm Board with respect to the Merger, shareholders of Zitel and MatriDigm, respectively, should be aware that certain officers and directors of Zitel and MatriDigm have interests in the Mergers in addition to those of the shareholders generally, including those referred to below. The MatriDigm Board and the Zitel Board were aware of these interests and considered them in their respective deliberations concerning the Mergers.

From and after the Effective Time, Holdco will, or will cause the MatriDigm Surviving Corporation to, defend, exculpate, indemnify and reimburse expenses for acts or omissions occurring prior to the Effective Time by the current or former directors, officers, employees or agents of MatriDigm, Zitel, any of their respective subsidiaries or affiliates, or any of their respective successors or assigns, on the same terms provided as of October 5, 1998 in the Articles of Incorporation or Bylaws of MatriDigm or Zitel, as the case may be, or in any indemnification agreement existing on such date, subject to limitations of applicable law. If any of such indemnified parties is involved in any actual or threatened action, suit, claim, proceeding or investigation in connection with any matter existing or occurring at or prior to the Effective Time, including, without limitation, matters relating to the Agreement of Reorganization or the transactions contemplated thereby, Holdco will, or will cause the MatriDigm Surviving Corporation or the Zitel Surviving Corporation to, advance to such indemnified party, as incurred, expenses incurred in connection with such action or claim, provided that the indemnified party undertakes to repay such advances if it is ultimately determined by independent legal counsel that such party was not entitled to such indemnification.

For six years after the Effective Time, Holdco will, or will cause the MatriDigm Surviving Corporation to, maintain in effect Zitel's and MatriDigm's current directors' and officers' liability insurance (or policies with substantially the same coverage with terms and conditions no less advantageous) covering the persons covered by Zitel's and MatriDigm's respective directors' and officers' liability insurance policies as of October 5, 1998.

Except as noted above, no officer or director of Zitel or MatriDigm has any interest in the Zitel Merger or the MatriDigm Merger, respectively, that is in addition to his interest as a shareholder of Zitel or MatriDigm.


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

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF HOLDCO CAPITAL STOCK

The following summary of the capital stock of Holdco is qualified in its entirety by reference to the complete text of Holdco's Certificate of Incorporation and Bylaws. Attached hereto as Annex K and incorporated herein by reference is a copy of Holdco's Certificate of Incorporation. Attached hereto as Annex L and incorporated by reference is copy of Holdco's Bylaws.

AUTHORIZED CAPITAL STOCK

Holdco's Certificate of Incorporation authorizes Holdco's Board of Directors to issue a total of 65,000,000 shares of stock, of which (i) 60,000,000 shares will be designated as "Common Stock," each having a par value of $.001, and
(ii) 5,000,000 shares will be "Preferred Stock," each having a par value of $.001.

Holdco's Board of Directors is authorized to issue shares of Holdco Preferred Stock in one or more series, and to fix for each such series voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are permitted by the DGCL.

The additional shares of authorized stock available for issuance by Holdco may be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of Holdco capital stock. The ability of Holdco's Board of Directors to issue additional shares of stock could enhance the ability of Holdco's Board of Directors to negotiate on behalf of the stockholders in a takeover situation. However, Holdco's Board of Directors could authorize the issuance of additional shares of Holdco Common Stock or Holdco Preferred Stock with terms and conditions that could make a change in control more difficult or discourage a takeover or other transaction in which such holders might receive a premium for their shares of stock over the then market price of such shares that holders of some or a majority of shares of Holdco Common Stock might believe to be in their best interests.

HOLDCO COMMON STOCK

The holders of Holdco Common Stock will be entitled to receive dividends when, as and if declared by Holdco's Board of Directors out of funds legally available therefor, subject to the rights of any shares of Holdco Preferred Stock at the time outstanding. The holders of Holdco Common Stock will be entitled to one vote for each share on all matters voted on by stockholders under Holdco's certificate of incorporation, including elections of directors. The holders of Holdco Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of Holdco, holders of the Holdco Common Stock will be entitled to share ratably with all other holders of Holdco Common Stock in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Holdco indebtedness, and subject to the aggregate liquidation preference and participation rights of any Holdco Preferred Stock then outstanding.


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

                 COMPARISON OF RIGHTS OF STOCKHOLDERS OF HOLDCO
                         AND SHAREHOLDERS OF MATRIDIGM

Holdco is incorporated under the laws of the State of Delaware and MatriDigm is incorporated under the laws of the State of California. As a result of the MatriDigm Merger, holders of MatriDigm Common Stock, which will include former holders of MatriDigm's Series A, B, and D Preferred Stock that was converted to MatriDigm Common Stock immediately preceding the MatriDigm Merger, will become stockholders of Holdco, and the rights of all such former MatriDigm shareholders will be governed by the applicable provisions of Delaware law, Holdco's Certificate of incorporation and Holdco's Bylaws. The rights of the holders of MatriDigm Common Stock are currently governed by the applicable provisions of California law, MatriDigm's Amended and Restated Articles of Incorporation and MatriDigm's Bylaws.

MatriDigm shareholders should carefully review the following summary that sets forth the material differences between the rights of MatriDigm shareholders and Holdco stockholders in order to understand how certain of their rights as shareholders will be affected upon completion of the MatriDigm Merger. This summary does not purport to be a complete statement of the rights of MatriDigm shareholders under the applicable California laws, MatriDigm's Amended and Restated Articles of Incorporation and MatriDigm's Bylaws, as compared with the rights of Holdco stockholders under the applicable Delaware laws, Holdco's Certificate of Incorporation and Holdco's Bylaws, or a complete description of the specific provisions thereof as referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the CGCL and the Delaware General Corporation Law (the "DGCL") and the governing corporate instruments of MatriDigm and Holdco to which such MatriDigm shareholders are referred.

CHANGES OF CONTROL AND BUSINESS COMBINATIONS

Certain provisions of MatriDigm's Amended and Restated Articles of Incorporation and Bylaws, and Holdco's Articles of Incorporation and Bylaws, as well as certain provisions of the CGCL and DGCL, may have the effect of discouraging certain transactions that involve an actual or threatened change of control of MatriDigm or Holdco.

State Antitakeover Statutes

Section 203 of the DGCL provides that, subject to certain exceptions, a corporation may not engage in any business combination with any "interested stockholder" for a three year period following the time that such stockholder becomes an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the

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affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and (ii) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Holdco to negotiate in advance with Holdco's Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

A Delaware corporation will be subject to the provisions of Section 203 of the DGCL unless it expressly elects to opt out of Section 203 of the DGCL. Holdco has not made such an election and, accordingly, is subject to the terms of
Section 203 of DGCL unless and until Holdco's stockholders approve an amendment to Holdco's Certificate of Incorporation or Bylaws expressly electing not to be governed by Section 203 of the DGCL by the affirmative vote of a majority of shares entitled to vote.

There is no provision in the CGCL equivalent to Section 203 of the DGCL. However, under the CGCL, if a party that makes a tender offer or proposes to acquire a corporation by a reorganization or certain sales of assets is controlled by such corporation or is controlled by an officer or director of such corporation, or if a director or executive officer of such corporation has a material financial interest in such party (each an "Interested Party Proposal"), (i) an affirmative opinion in writing as to the fairness of the consideration to the shareholders of such corporation must be delivered to shareholders of such corporation, and (ii) such shareholders must be (a) informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons, and (b) afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal. The CGCL also provides generally that if a corporation that is party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent unless all of the shareholders of each class consents.

Certain Voting Rights

Under the DGCL, any merger, consolidation or sale of all or substantially all of the assets of a corporation requires the approval of the holders of a majority (unless the certificate of incorporation requires a higher percentage) of the outstanding shares of such corporation entitled to vote thereon. Holdco's Certificate of Incorporation does not require a higher percentage.


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

Under Delaware law, the stockholders of the surviving corporation are not required to approve a merger if certain conditions are satisfied. Unless required by a company's certificate of incorporation, a merger need not be approved by stockholders of the surviving corporation where (i) the agreement of merger does not amend the certificate of incorporation of the surviving corporation, (ii) each share of stock of the surviving corporation immediately prior to the merger is identical to each share of stock of the surviving corporation after the merger, and (iii) either no new shares of common stock of the surviving corporation or securities convertible into such stock are to be issued under the plan of merger or any such shares to be issued in the merger plus the shares initially issuable upon conversion of any such convertible securities issued in the merger will not exceed 20% of the number of shares outstanding immediately prior to the merger. The DGCL further provides that no stockholder approval is required in a merger of a corporation with or into a single direct or indirect wholly-owned subsidiary of such corporation for the purpose of effecting a holding company reorganization, if certain conditions are met, including: (i) as a result of the merger, the corporation or its successor becomes or remains a direct or indirect wholly-owned subsidiary of the new holding company, (ii) stockholders of the corporation receive in the merger the same number of shares of the new holding company as they owned in the corporation prior to the merger, which stock has the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, with respect to the holding company as such stock had with respect to the corporation prior to the merger, (iii) the certificate of incorporation and by-laws of the new holding company contain provisions identical to the certificate of incorporation and by-laws of the corporation immediately prior to the effective time of the merger (except for provisions that could have been amended or deleted without stockholder approval), (iv) the directors of the new holding company will be the same as the directors of the corporation immediately prior to the merger, (v) the certificate of incorporation of the corporation or its successor immediately following the merger is identical in all substantive respects to the certificate of incorporation of the corporation immediately prior to the merger, provided that the certificate of incorporation of the corporation or its successor shall be amended in the merger to contain a provision requiring that any act or transaction by or involving such corporation that requires for its adoption under the DGCL or its certificate of incorporation the approval of the stockholders of such corporation shall require, in addition, the approval of the stockholders of the new holding company or any successor thereto by merger and (vi) the merger is tax-free for Federal income tax purposes to the stockholders of the corporation. Holdco's Certificate of Incorporation does not require stockholder authorization for mergers of the type described in this paragraph.

Similarly, Delaware law permits a merger of a 90% owned subsidiary corporation into its parent without stockholder approval so long as the resolution of the board of directors of the parent providing for the merger states the terms and conditions of the merger, including the consideration to be given by the parent in exchange for the subsidiary shares not owned by the parent, if any.

The CGCL generally requires approval of any reorganization (which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations) or sale of all or substantially all of the assets of a corporation by the affirmative vote of the holders of a majority (unless the articles of incorporation require a higher percentage) of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon. MatriDigm's Amended and Restated Articles of Incorporation do not require a higher percentage.

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

Subject to certain conditions, under the CGCL, no approval of a reorganization is required by the holders of the outstanding shares of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities (other than warrants or rights) of the surviving or acquiring corporation, or the parent of either of the constituent corporations, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent. MatriDigm's Amended and Restated Articles of Incorporation do not require a higher percentage.

Like Delaware law, under the CGCL, a parent corporation may, without shareholder approval, merge into itself a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

Rights Agreements; Preferred Stock

Pursuant to Holdco's Certificate of Incorporation, Holdco's Board of Directors is authorized, subject to the limitations prescribed by law and Holdco's Certificate of Incorporation, to provide for the issuance of shares of Holdco Preferred Stock in one or more series, and to fix for each such series voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are permitted by the DGCL. The authorized shares of Holdco Preferred Stock are available for issuance without further action by Holdco stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Holdco securities may be listed or traded.

Although Holdco's Board of Directors has no intention at the present time of doing so, it could issue a series of Holdco Preferred Stock that could, depending on the terms of such series, delay or prevent the completion of a merger, tender offer or other takeover attempt. Holdco's Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of Holdco and its stockholders. Holdco's Board of Directors, in so acting, could issue Holdco Preferred Stock having terms that discourage an acquisition attempt through which an acquirer may be able to change the composition of Holdco's Board of Directors, including a tender offer or other transaction that some, or a majority, of Holdco's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock. Holdco currently has no stockholder rights plan.

Pursuant to the Agreement of Reorganization, immediately preceding MatriDigm Merger, all outstanding shares of MatriDigm Preferred Stock will be converted to MatriDigm Common Stock. As a result, no shares of MatriDigm Preferred Stock will be outstanding at the time of the MatriDigm Merger.

ELECTION AND NUMBER OF DIRECTORS; FILLING VACANCIES; REMOVAL OF DIRECTORS

Number of Directors

Holdco's Bylaws state that the number of directors is to be fixed in accordance with Holdco's Certificate of Incorporation, which states that the number of directors shall be fixed by resolution of the Board of Directors. The Agreement of Reorganization requires an initial board of seven directors, with each of MatriDigm and Zitel to appoint three directors and the appointment of the seventh director to be agreed upon by MatriDigm and Zitel to serve as an independent director.

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

MatriDigm's Bylaws state that the number of directors is to be no less than five and no more than seven. An amendment reducing the fixed number of directors to less than five cannot be adopted if the votes cast against such an amendment exceed 16 2/3% of the outstanding shares. Subject to revision within the foregoing limits, MatriDigm's Bylaws, as currently in effect, set the number of directors at seven.

Cumulative Voting

Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided for in a company's certificate of incorporation. Holdco's Certificate of Incorporation and Bylaws do not provide for cumulative voting rights in elections of directors.

Under the CGCL (unless a listed corporation's articles of incorporation or bylaws provide otherwise), any shareholder of a corporation is entitled to cumulate his or her votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his or her votes. Cumulative votes may only be cast for candidates who have been nominated before the voting. MatriDigm's Amended and Restated Articles of Incorporation do not restrict cumulative voting as provided under the CGCL.

Classified Board of directors

Under the DGCL, a corporation may have a classified Board of Directors, divided into as many as three classes. Subject to the rights of the holders of any series of Holdco Preferred Stock to elect additional directors under specified circumstances, Holdco's Certificate of Incorporation and Bylaws do not provide for the division of Holdco's Board of Directors into classes.

The CGCL generally requires that directors be elected annually but does permit a "classified" board of directors if the corporation is "listed." A listed corporation is defined under the CGCL as one which (i) is listed on the New York Stock Exchange or American Stock Exchange or (ii) has a class of securities designated as a national market systems security on the NASDAQ (or any successor national market system) if the corporation has at least 800 holders of its equity securities. If eligible for the classes, the CGCL permits corporations to provide for a board of directors divided into as many as three classes by adopting an amendment to their articles of incorporation or bylaws, which amendment must be approved by the stockholders.

Because MatriDigm's securities are not publicly traded, MatriDigm is not a "listed" company as defined by Section 301.5(d) of the CGCL. Accordingly, MatriDigm's Amended and Restated Articles of Incorporation and Bylaws are prohibited from and do not provide for a classified board of directors.

Removal of Directors

Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the voting shares; provided, however, that directors of a corporation with a classified board may be removed only for cause and, provided, further, that in the case of a corporation having cumulative voting, if less than the entire board is removed, a director is to be removed only for cause

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

if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

Subject to the rights of the holders of any series of Holdco Preferred Stock to elect additional directors under specified circumstances, Holdco's Certificate of Incorporation and Bylaws do not provide for the division of Holdco's Board of Directors into classes and, accordingly, directors of Holdco are permitted to be removed without cause. Holdco's Certificate of Incorporation further provides that subject to the rights of the holders of any series of Preferred Stock, Holdco's Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors.

Under the CGCL, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause, which is defined as fraudulent or dishonest acts or gross abuse of authority or discretion. In addition, any or all of the directors of a California corporation may be removed with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of the directors authorized at the time of the director's most recent election were then being elected.

MatriDigm's bylaws state that a director may be removed from office by the MatriDigm Board if declared of unsound mind by an order of court or convicted of a felony.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

Both the DGCL and the CGCL permit a corporation to include a provision in its charter or articles of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders or its shareholders for damages for a breach of the director's fiduciary duty, subject to certain limitations.

Section 102(b)(7) of the DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

Holdco's Certificate of Incorporation includes a provision similar to that of the DGCL and eliminates director and officer liability to the maximum extent permitted by the DGCL. Holdco's Articles of Incorporation further state that any repeal or modification of the charter provision that exempts directors of Holdco from personal liability to Holdco shall only be prospective and shall not effect the limitation of liability granted to directors in effect at the time of the alleged occurrence of any action or omission giving rise to liability.


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

The CGCL does not permit the elimination of monetary liability of a director where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of any improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should have been aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director, in which a director has a material financial interest; or (vii) improper distributions, loans or guarantees. MatriDigm's Amended and Restated Articles of Incorporation provide for the elimination of directors' liability for monetary damages to the fullest extent permissible under California law.

Similar to Holdco, MatriDigm's Amended and Restated Articles of Incorporation also state that any repeal or modification of the charter provision that exempts directors of Holdco from personal liability to Holdco shall only be prospective and shall not effect the limitation of liability granted to directors in effect at the time of the alleged occurrence of any action or omission giving rise to liability.

AMENDMENT OF CHARTER DOCUMENTS

The DGCL generally provides that the approval of a majority of the outstanding shares of a class entitled as a class to vote thereon is required to amend a certificate of incorporation. Holdco's Certificate of Incorporation provides that any provision thereof may be amended in the manner presently or thereafter prescribed by statute, except as provided in paragraph B of Article VII of Holdco's Certificate of Incorporation, which operates to ensure that the laws permitting limitations on directors' liability are applied as they existed at the time of any cause of action in the event that an amendment or repeal of the applicable DGCL provisions would have the effect of limiting or eliminating the directors' protection from liability. Any amendment or repeal of Articles VI and VII of Holdco's Certificate of Incorporation, which set forth powers related to the amendment and repeal of the provisions of the Certificate of Incorporation, requires the affirmative vote of 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class.

Under the CGCL, a corporation's articles of incorporation generally may be amended by the approval of a majority of the outstanding shares of each class. MatriDigm's Amended and Restated Articles of Incorporation make no provision to the contrary.

AMENDMENT OF BYLAWS

Under the DGCL, bylaws may be amended by stockholders; however, a corporation may confer, in its certificate of incorporation, the power to amend bylaws upon the directors. The fact that such power has been so conferred upon the directors does not divest the stockholders of their power to amend the bylaws. Holdco's Certificate of Incorporation expressly provides that Holdco's Board of Directors may make, alter or repeal Holdco's Bylaws, and the Holdco Bylaws state that they may be amended by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock entitled to vote thereon.


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

Under the CGCL, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares entitled to vote thereon or (subject to any restrictions in the articles of incorporation or bylaws) by the approval of the board of directors, except that amendments to the bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the affirmative vote of a majority of the outstanding shares entitled to vote. MatriDigm's Bylaws contain language that reflects the bylaw amendment provisions of the CGCL, including the requirement that any amendment reducing the number of directors on a fixed board of directors or the minimum number of directors on a variable number board of directors to a number less than five cannot be adopted if the vote cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful, as determined by a majority vote of the disinterested directors, by a committee of such directors designated by majority vote of the disinterested directors, by independent legal counsel in a written opinion (if there are no independent directors or such independent directors so direct) or by the stockholders. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Under the DGCL, indemnification may not be made for any claim, issue or matter as to which a person has been adjudged to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

Holdco's Bylaws state that Holdco will indemnify its directors and officers to the fullest extent not prohibited by the DGCL as the same exists or may thereafter be amended or interpreted, but, in the case of alleged occurrences of actions or omissions preceding any such amendment or interpretation, only to the extent that such amendment permits Holdco to provide broader indemnification rights than permitted prior to such amendment; provided, however, that Holdco may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that Holdco will not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by Holdco's Board of Directors, (iii) such indemnification is provided by Holdco, in its sole discretion, pursuant to the powers vested in Holdco under the DGCL or (iv) such indemnification is required to be made pursuant to the contractual right of indemnification expressly creased under Holdco's Bylaws.

The indemnification and advancement rights conferred by Holdco's Bylaws are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, provision of Holdco's Certificate of Incorporation or Bylaws, agreement, or vote of the stockholders or disinterested directors. Finally, Holdco's Bylaws authorize Holdco, upon approval of Holdco's Board

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

of Directors, to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to such bylaws.

Holdco's Certificate of Incorporation contains no provision with respect to the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of Holdco, or is or was serving at the request of Holdco as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Holdco's Bylaws or otherwise. Notwithstanding the foregoing, no advance shall be made by Holdco to an officer of Holdco (except by reason of the fact that such officer is or was a director of Holdco in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or
(ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Holdco.

The CGCL permits indemnification of expenses in a derivative or third party action, except that with respect to derivative actions (i) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that a court determines that the person is fairly and reasonably entitled to indemnity for expenses, and (ii) no indemnification may be made in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action without court approval or expenses incurred in an action settled or disposed of without court approval. Indemnification is permitted by the CGCL only for acts taken in good faith and reasonably believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action and, in the case of a criminal proceeding, indemnification is permitted if the indemnified party had no reasonable cause to believe his or her conduct was unlawful. The CGCL requires indemnification when the individual being indemnified has successfully defended the action on the merits and provides that a corporation may advance expenses of defense upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate.

MatriDigm's Amended and Restated Articles of Incorporation authorize MatriDigm to indemnify agents through Bylaw provisions, agreements with agents, vote of shareholder or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to

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actions arising from a breach of duty to MatriDigm and its shareholders.
MatriDigm's Bylaws additionally provide that MatriDigm will indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of MatriDigm to procure a judgment in its favor) by reason of the fact that such person is or was an agent of MatriDigm, against expenses actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of MatriDigm and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. MatriDigm's Bylaws further provide that MatriDigm will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of MatriDigm to procure a judgment in its favor by reason of the fact that such person is or was an agent of MatriDigm; provided, however, that no indemnification will be made (i) in respect of any claim, issue or matter as to which such person was adjudged to be liable to MatriDigm in the performance of such person's duty to MatriDigm and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Any indemnification of MatriDigm's agents shall be made by MatriDigm only if authorized in the specific case in accordance with certain procedures set forth in the relevant Bylaw provisions, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in the Bylaws. Expenses, costs and charges incurred in defending any proceeding will be advanced prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it is determined ultimately that the agent is not entitled to be indemnified.

The indemnification provided under MatriDigm's Bylaws shall not be deemed exclusive of, and shall not affect, any other rights to which an agent seeking indemnification may be entitled under any law, other provision of MatriDigm's Bylaws, MatriDigm's Amended and Restated Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise.

DIVIDENDS

Under the DGCL, a corporation may pay dividends out of surplus or out of its net profits for the fiscal year in which the dividend is declared or its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preference shares. Holdco's Certificate of Incorporation and Bylaws place no restrictions on Holdco's ability to pay dividends. Holdco's Bylaws, however, provide that before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as Holdco's Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any such other purpose conducive to Holdco's interest.

Generally, under the CGCL a California corporation may pay dividends out of retained earnings or if, after giving effect thereto, (i) the assets (excluding goodwill and certain other assets) of the corporation are at least equal to
1.25 times its liabilities (excluding certain deferred credits), and (ii)

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the current assets of such corporation are at least equal to (a) its current liabilities or (b) if the average of the earnings of such corporation before taxes and interest expense for the two preceding fiscal years was less than the average of the interest expense of such corporation for such fiscal years, 1.25 times its current liabilities. In addition, the ability of a California corporation to pay dividends is restricted by certain limitations for the benefit of certain preference shares. MatriDigm's Amended and Restated Articles of Incorporation and Bylaws contain no provision with regard to dividends.

STOCKHOLDERS MEETINGS

Under Delaware law, a special meeting of stockholders may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or bylaws. Holdco's Bylaws provide that a special meeting may be called by the chairman of the Board of Directors or a majority of the Board of Directors. Holdco's Bylaws further provide that special meetings of Holdco stockholders may be called for any purpose or purposes, by
(i) the chairman of the Board of Directors, (ii) the chief executive officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption.

Pursuant to Holdco's Bylaws, if a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the date of the receipt of the request. If notice of the special meeting is not given to stockholders entitled to vote within 60 days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice.

Holdco's Bylaws provide a procedure for nominating persons to be elected to Holdco's Board of Directors including, among other things, the requirement of not less than 10 nor more than 60 days' notice prior to the scheduled meeting and the provision of certain information about the nominee and the stockholder.

Under the CGCL and MatriDigm's Bylaws, special meetings of MatriDigm shareholders may be called by the chairman of the board, the MatriDigm Board or the president, or by one or more shareholders holding not less than 10% of the shares entitled to vote at the meeting. MatriDigm's Bylaws do not provide a procedure for nominating directors.

ACTION BY WRITTEN CONSENT

The DGCL provides that, unless otherwise provided in the certificate of incorporation, stockholders of a Delaware corporation may take any action without a meeting by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any action by less than unanimous consent must be given to stockholders who did not consent to such action. Holdco's Certificate of Incorporation and Bylaws provide that any action required by the provisions of the DGCL to be

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taken by the stockholders of Holdco must be taken either at a stockholders meeting or by unanimous written consent.

Under the CGCL (unless otherwise provided in a corporation's articles of incorporation), any action which may be taken at an annual or special meeting of shareholders may also be taken by the written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. MatriDigm's Amended and Restated Articles of Incorporation contain a similar provision, except that, in the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that only the consent of a majority of the outstanding shares entitled to vote is required to fill a vacancy on the board of directors other than a vacancy created by removal.

DISSENTERS' RIGHTS

Under the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation, provided, however, that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national securities exchange or NASDAQ, or (ii) held of record by more than 2,000 holders, and further provided that no appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval. Appraisal rights are, however, available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof which at the effective date of the merger or consolidation is either listed on a national securities exchange or NASDAQ or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the foregoing.

Under the CGCL, in connection with the merger of a corporation for which the approval of outstanding shares is required, dissenting shareholders of such corporation who follow prescribed statutory procedures are entitled to receive payment of the fair market value of their shares. No such rights are available, however, if the shares are listed on a national securities exchange certified by the California Commissioner of Corporations or appear on the Federal Reserve Board list of over-the-counter margin stocks unless (i) such shares are subject to certain restrictions on transfer, or (ii) the holders of at least five percent of such shares elect dissenter's rights. In connection with the MatriDigm Merger, holders of MatriDigm Common Stock may, by complying with required procedures, be entitled to dissenters' rights under Chapter 13 of the CGCL. See "Dissenters' Rights of MatriDigm Shareholders."

INSPECTION OF STOCKHOLDER LIST

Under the DGCL, upon written demand under oath stating the purpose thereof, any stockholder of record may inspect the stock ledger, a list of the stockholders and other books and records of a corporation so long as such inspection is for a purpose reasonably related to such person's interest as a stockholder. Holdco's Bylaws provide that Holdco's secretary shall prepare and make, at least ten days

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before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, that includes among other things the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held.

Unlike the DGCL, the CGCL provides for an absolute right of inspection of the shareholder list for persons holding five percent or more of a corporation's voting shares or persons holding one percent or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors. Both the CGCL and the DGCL allow any stockholder or shareholder to inspect the stockholder list for a purpose reasonably related to such person's interest as a stockholder or shareholder. MatriDigm's Bylaws provide that five percent shareholders shall have a right to copy or to receive a copy (with reimbursement for such copy to be remitted to MatriDigm) the record of shareholders' names, addresses and shareholdings upon five business days' prior written demand upon MatriDigm. MatriDigm's Bylaws also provide that every director has the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of MatriDigm.

LOANS TO OFFICERS AND EMPLOYEES

Under the DGCL, a corporation may make loans to or guarantee the obligations of its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

Holdco's Bylaws specifically provide that Holdco may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of Holdco or of Holdco's subsidiaries, including any officer or employee who is a director of Holdco or its subsidiaries, whenever, in the judgment of Holdco's Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

Under the CGCL, such loans or guaranties, including pursuant to employee benefit plans, may be made only with shareholder approval, provided, however, that, if the company has 100 or more shareholders and a bylaw approved by shareholders permitting such loans or guarantees to be approved by the board of directors, the board of directors alone may approve such loans to or guarantees on behalf of an officer (whether or not such officer is a director) or adopt an employee benefit plan authorizing such loans or guaranties by a vote sufficient, without counting the vote of any interested director or directors, if the board of directors determines that any such loans, guarantees or plans may reasonably be expected to benefit the corporation. Neither MatriDigm's Amended and Restated Articles of Incorporation nor its Bylaws contain a provision regarding loans to officers and employees.


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

INTERESTED DIRECTOR TRANSACTIONS

Under the laws of both California and Delaware, contracts or transactions between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under the CGCL and the DGCL. Under the CGCL and the DGCL, either (i) the stockholders or shareholders of the Board of Directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of board approval other than for a common directorship, the CGCL requires that the contract or transaction must also be "just and reasonable" to the corporation), or (ii) the contract or transaction must have been "fair" (in Delaware) or, in the case of a common directorship (in California), "just and reasonable" as to the corporation at the time it was approved. The CGCL explicitly places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director.

Under the DGCL, if approval of the board of directors is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Under the CGCL, if shareholder approval is sought, the interested director is not entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

Neither Holdco's Certificate of Incorporation and Bylaws nor MatriDigm's Amended and Restated Articles of Incorporation and Bylaws contain provisions relating to interested director transactions.

STOCKHOLDER DERIVATIVE SUIT

Under the DGCL, a person may only bring a derivative action on behalf of the corporation if the person was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The CGCL provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain criteria are met. The CGCL also provides that the corporation or the defendant in a derivative suit may, under certain circumstances, make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. The DGCL does not have a similar bonding requirement. Holdco's Certificate of Incorporation and Bylaws contain no provisions that address stockholder derivative suits. MatriDigm's Amended and Restated Articles of Incorporation and Bylaws also contain no such provision.

DISSOLUTION

Under the DGCL, if the dissolution is initiated by the board of directors, it may be approved by the holders of a majority of the corporation's stock. If the board of directors does not approve the proposal to dissolve, it must be consented to in writing by all stockholders entitled to vote thereon.

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

Under the CGCL, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution and this right may not be modified by the articles of incorporation.

                 COMPARISON OF RIGHTS OF STOCKHOLDERS OF HOLDCO
                           AND SHAREHOLDERS OF ZITEL

Holdco is incorporated under the laws of the State of Delaware and Zitel is incorporated under the laws of the State of California. As a result of the Zitel Merger, holders of Zitel Common Stock will become stockholders of Holdco and the rights of all such former Zitel shareholders will be governed by the applicable provisions of Delaware law, Holdco's Certificate of Incorporation and Holdco's Bylaws. The rights of the holders of Zitel Common Stock are currently governed by the applicable provisions of California law, Zitel's Restated Articles of Incorporation, and Zitel's Bylaws.

Zitel shareholders should carefully review the following summary that sets forth the material differences between the rights of Zitel shareholders and Holdco stockholders in order to understand how certain of their rights as shareholders will be affected upon completion of the Zitel Merger. This summary does not purport to be a complete statement of the rights of Zitel shareholders under the applicable California laws, Zitel's Restated Articles of Incorporation and Zitel's Bylaws, as compared with the rights of Holdco stockholders under the applicable Delaware laws, Holdco's Certificate of Incorporation and Holdco's Bylaws, or a complete description of the specific provisions thereof as referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the CGCL and the DGCL and the governing corporate instruments of Zitel and Holdco to which such Zitel shareholders are referred.

CHANGES IN CONTROL AND BUSINESS COMBINATIONS

Certain provisions of Zitel's Restated Articles of Incorporation and Bylaws, and Holdco's Articles of Incorporation and Bylaws, as well as certain provisions of the CGCL and DGCL, may have the effect of discouraging certain transactions that involve an actual or threatened change of control of Zitel or Holdco.

State Antitakeover Statutes

Section 203 of the DGCL provides that, subject to certain exceptions, a corporation may not engage in any business combination with any "interested stockholder" for a three year period following the date that such stockholder becomes an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) at or subsequent to such time, the business combination is approved by the Board of Directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the

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

outstanding voting stock that is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and (ii) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Holdco to negotiate in advance with Holdco's Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

A Delaware corporation will be subject to the provisions of Section 203 of the DGCL unless it expressly elects to opt out of Section 203 of the DGCL. Holdco has not made such an election and, accordingly, is subject to the terms thereof unless and until Holdco's stockholders approve an amendment to Holdco's Certificate of Incorporation or Bylaws expressly electing not to be governed by
Section 203 of the DGCL by the affirmative vote of a majority of shares entitled to vote.

There is no provision in the CGCL equivalent to Section 203 of the DGCL. However, under the CGCL, if a party that makes a tender offer or proposes to acquire a corporation by a reorganization or certain sales of assets is controlled by such corporation or is controlled by an officer or director of such corporation, or if a director or executive officer of such corporation has a material financial interest in such party (each an "Interested Party Proposal"), (i) an affirmative opinion in writing as to the fairness of the consideration to the shareholders of such corporation must be delivered to shareholders of such corporation, and (ii) such shareholders must be (a) informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons, and (b) afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal. The CGCL also provides generally that if a corporation that is party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent unless all of the shareholders of each class consents.

Certain Voting Rights

Under the DGCL, any merger, consolidation or sale of all or substantially all of the assets of a corporation requires the approval of the holders of a majority (unless the certificate of incorporation requires a higher percentage) of the outstanding shares of such corporation entitled to vote thereon. Holdco's Certificate of Incorporation does not require a higher percentage.

Under Delaware law, the stockholders of the surviving corporation are not required to approve a merger if certain conditions are satisfied. Unless required by a company's certificate of incorporation,

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

a merger need not be approved by such stockholders where (i) the agreement of merger does not amend the Certificate of Incorporation of the surviving corporation, (ii) each share of stock of the surviving corporation immediately prior to the merger is identical to each share of stock of the surviving corporation after the merger, and (iii) either no new shares of common stock of the surviving corporation or securities convertible into such stock are to be issued under the plan of merger or any such shares to be issued in the merger plus the shares initially issuable upon conversion of any such convertible securities issued in the merger will not exceed 20% of the number of shares outstanding immediately prior to the merger. The DGCL further provides that no stockholder approval is required in a merger of a corporation with or into a single direct or indirect wholly-owned subsidiary of such corporation for the purpose of effecting a holding company reorganization, if certain conditions are met, including (i) as a result of the merger, the corporation or its successor becomes a direct or indirect wholly-owned subsidiary of the new holding company, (ii) stockholders of the corporation receive in the merger the same number of shares of the new holding company as they owned in the corporation prior to the merger, which stock has the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, with respect to the holding company as such stock had with respect to the corporation prior to the merger, (iii) the certificate of incorporation and by-laws of the new holding company contain provisions identical to the certificate of incorporation and by-laws of the corporation immediately prior to the effective time of the merger (except for provisions that could have been amended or deleted without stockholder approval), (iv) the directors of the new holding company will be the same as the directors of the corporation immediately prior to the merger, (v) the certificate of incorporation of the corporation or its successor immediately following the merger is identical in all substantive respects to the certificate of incorporation of the corporation immediately prior to the merger, provided that the certificate of incorporation of the corporation or its successor shall be amended in the merger to contain a provision requiring that any act or transaction by or involving such corporation that requires for its adoption under the DGCL or its certificate of incorporation the approval of the stockholders of such corporation shall require, in addition, the approval of the stockholders of the new holding company or any successor thereto by merger and (vi) the merger is tax-free for Federal income tax purposes to the stockholders of the corporation. Holdco's Certificate of Incorporation does not require stockholder authorization for mergers of the type described in this paragraph.

Similarly, Delaware law permits a merger of a 90% owned subsidiary corporation into its parent without stockholder approval so long as the resolution of the board of directors of the parent providing for the merger states the terms and conditions of the merger, including the consideration to be given by the parent in exchange for the subsidiary shares not owned by the parent, if any.

The CGCL generally requires approval of any reorganization (which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations) or sale of all or substantially all of the assets of a corporation by the affirmative vote of the holders of a majority (unless the articles of incorporation require a higher percentage) of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon. Zitel's Restated Articles of Incorporation do not require a higher percentage.

Subject to certain conditions, under the CGCL, no approval of a reorganization is required by the holders of the outstanding shares of any corporation if such corporation, or its shareholders

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

immediately before such reorganization, or both, own, immediately after such reorganization, equity securities (other than warrants or rights) of the surviving or acquiring corporation, or the parent of either of the constituent corporations, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent. Zitel's Restated Articles of Incorporation do not require a higher percentage.

Like Delaware law, under the CGCL, a parent corporation may, without shareholder approval, merge into itself a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

Rights Agreements; Preferred Stock

Pursuant to Holdco's Certificate of Incorporation, Holdco's Board of Directors is authorized, subject to the limitations prescribed by law and Holdco's Certificate of Incorporation, to provide for the issuance of shares of Holdco Preferred Stock in one or more series, and to fix for each such series voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are permitted by the DGCL. Similarly, Zitel's Restated Articles of Incorporation provide that the Zitel Board is authorized, subject to the limitations prescribed by Zitel's Restated Articles of Incorporation and the CGCL, to provide for the issuance of shares of Zitel Preferred Stock in one or more series, including several pre-defined series. The authorized shares of Holdco Preferred Stock are available for issuance without further action by Holdco stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Holdco securities may be listed or traded.

Although Holdco's Board of Directors has no intention at the present time of doing so, it could issue a series of Holdco Preferred Stock that could, depending on the terms of such series, delay or prevent the completion of a merger, tender offer or other takeover attempt. Holdco's Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of Holdco and its stockholders. Holdco's Board of Directors, in so acting, could issue Holdco Preferred Stock having terms that discourage an acquisition attempt through which an acquirer may be able to change the composition of Holdco's Board of Directors, including a tender offer or other transaction that some, or a majority, of Holdco's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock. Holdco currently has no stockholder rights plan.

ELECTION AND NUMBER OF DIRECTORS; FILLING VACANCIES; REMOVAL OF DIRECTORS

Number of Directors

Holdco's Bylaws state that the number of directors is to be fixed in accordance with Holdco's Certificate of Incorporation, which states that the number of directors shall be fixed by resolution of the Board of Directors. The Agreement of Reorganization requires an initial board of seven directors, with each of MatriDigm and Zitel to appoint three directors, and the appointment of the seventh director to be agreed upon by the parties to serve as an independent director.

Zitel's Bylaws authorize a number of directors that shall be not less than five nor more than nine. The exact number of directors may be set from time to time by (i) the approval of Zitel's Board of Directors, or (ii) by the affirmative vote of a majority of shares represented and voting at a duly held

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

meeting at which a quorum is present. Zitel's Bylaws further provide that any amendment of the Bylaws that would have the effect of changing the maximum or minimum number of directors may be adopted only by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, that an amendment reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption are equal to more than 16 2/3%.

Cumulative Voting

Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided for in a company's certificate of incorporation. Holdco's Certificate of Incorporation and Bylaws do not provide for cumulative voting rights in elections of directors.

Under the CGCL (unless a listed corporation's articles of incorporation or bylaws provide otherwise), any shareholder of a corporation is entitled to cumulate his or her votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his or her votes. Cumulative votes may only be cast for candidates who have been nominated before the voting. Zitel's Restated Articles of Incorporation do not restrict cumulative voting as provided under the CGCL.

Classified Board of Directors

Under the DGCL, a corporation may have a classified board of directors, divided into as many as three classes. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, Holdco's Certificate of Incorporation and Bylaws do not provide for the division of Holdco's directors into classes.

The CGCL generally requires that directors be elected annually but does permit a "classified" board of directors if the corporation is "listed." A listed corporation is defined under the CGCL as one which (i) is listed on the New York Stock Exchange or American Stock Exchange or (ii) with a class of securities designated as a national market systems security on NASDAQ (or any successor national market system) if the corporation has at least 800 holders of its equity securities. If eligible for the classes, the CGCL permits corporations to provide for a Board of Directors divided into as many as three classes by adopting an amendment to their Articles of Incorporation or Bylaws, which amendment must be approved by the stockholders. Because Zitel's securities are publicly traded on the NASDAQ National Market, Zitel is a "listed" company as defined by Section 301.5(d) of the CGCL. Zitel's Restated Articles of Incorporation and Bylaws do not provide for a classified board of directors.

Removal of Directors

Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the voting shares; provided, however, that directors of a corporation with a classified board may be removed only for cause and, provided, further, that in the case of a corporation having cumulative voting, if less than the entire board is removed, a director is to be removed only for cause if the votes cast against his or her removal would be sufficient to elect him or her if them cumulatively voted at an election of the entire board of directors.

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

Subject to the rights of the holders of any series of Holdco Preferred Stock to elect additional directors under specified circumstances, Holdco's Certificate of Incorporation and Bylaws do not provide for the division of Holdco's Board of Directors into classes and, accordingly, directors of Holdco are permitted to be removed without cause. Holdco's Certificate of Incorporation provides that subject to the rights of the holders of any series of Preferred Stock, Holdco's Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors.

Under the CGCL, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause, which is defined as fraudulent or dishonest acts or gross abuse of authority or discretion. In addition, any or all of the directors of a California corporation may be removed with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were case and the entire number of the directors authorized at the time of the director's most recent election were then being elected.

Zitel's Bylaws provide that the Zital Board or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Zitel's voting stock entitled to vote at an election of directors.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

Both the DGCL and the CGCL permit a corporation to include a provision in its charter or articles of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders or its shareholders for damages for a breach of the director's fiduciary duty, subject to certain limitations.

Section 102(b)(7) of the DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

Holdco's Certificate of Incorporation includes such a provision, eliminating director and officer liability to the maximum extent permitted by the DGCL. Holdco's Articles of Incorporation further state that any repeal or modification of the charter provision that exempts directors of Holdco from personal liability to Holdco shall only be prospective and shall not effect the limitation of liability granted to directors in effect at the time of the alleged occurrence of any action or omission giving rise to liability.

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

The CGCL does not permit the elimination of monetary liability of a director where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of any improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should have been aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director, in which a director has a material financial interest; or (vii) improper distributions, loans or guarantees. Zitel's Restated Articles of Incorporation provide for the elimination of directors' liability for monetary damages to the fullest extent permissible under California law.

AMENDMENT OF ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS

The DGCL generally provides that the approval of a majority of the outstanding shares of a class entitled as a class to vote thereon is required to amend a Certificate of Incorporation. Holdco's Certificate of Incorporation provides that any provision thereof may be amended in the manner presently or thereafter prescribed by statute, except as provided in paragraph B of Article VII of Holdco's Certificate of Incorporation, which operates to ensure that the laws permitting limitations on directors' liability are applied as they existed at the time of any cause of action in the event that an amendment or repeal of the applicable DGCL provisions would have the effect of limiting or eliminating the directors' protection from liability. Any amendment or repeal of Articles VI and VII of Holdco's Certificate of Incorporation, which set forth powers related to the amendment and repeal of the provisions of the Certificate of Incorporation, requires the affirmative vote of 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class.

Under the CGCL, a corporation's Articles of Incorporation generally may be amended by the approval of a majority of the outstanding shares of each class. Zitel's Restated Articles of Incorporation provide nothing to the contrary.

AMENDMENT OF BYLAWS

Under the DGCL, bylaws may be amended by stockholders; however, a corporation may confer, in its certificate of incorporation, the power to amend bylaws upon the directors. The fact that such power has been so conferred upon the directors does not divest the stockholders of their power to amend the bylaws. Holdco's Certificate of Incorporation expressly provides that Holdco's Board of Directors may make, alter or repeal Holdco's Bylaws, and the Holdco Bylaws state that they may be amended by the affirmative vote of at least 66 2/3% of the voting power of all of the stock then-outstanding shares of stock entitled to vote thereon.

Under the CGCL, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares entitled to vote thereon or (subject to any restrictions in the articles of incorporation or bylaws) by the approval of the board of directors, except that amendments to the bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the affirmative vote of a majority of the outstanding shares entitled to vote.

Reflecting the CGCL, Zitel's Bylaws provide for amendment by a majority of the outstanding shares entitled to vote. Subject to the rights of Zitel's shareholders, Zitel's directors may adopt, amend or repeal Zitel's Bylaws.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful, as determined by a majority vote of the disinterested directors, by a committee of such directors designated by majority vote of the disinterested directors, by independent legal counsel in a written opinion (if there are no independent directors or such independent directors so direct) or by the stockholders. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Under the DGCL, indemnification may not be made for any claim, issue or matter as to which a person has been adjudged to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

Holdco's Bylaws state that Holdco will indemnify its directors and officers to the fullest extent not prohibited by the DGCL as the same exists or may thereafter be amended or interpreted, but, in the case of alleged occurrences of actions or omissions preceding any such amendment or interpretation, only to the extent that such amendment permits Holdco to provide broader indemnification rights than permitted prior to such amendment; provided, however, that Holdco may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that Holdco will not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by Holdco's Board of Directors, (iii) such indemnification is provided by Holdco, in its sole discretion, pursuant to the powers vested in Holdco under the DGCL or (iv) such indemnification is required to be made pursuant to the contractual right of indemnification expressly creased under Holdco's Bylaws.

The indemnification and advancement rights conferred by Holdco's Bylaws are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, provision of Holdco's Certificate of Incorporation or Bylaws, agreement, or vote of the stockholders or disinterested directors. Finally, Holdco's Bylaws authorize Holdco, upon approval of Holdco's Board of Directors, to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to such Bylaws.

Holdco's Certificate of Incorporation contains no provision with respect to the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of Holdco, or is or was serving at the request of Holdco as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Holdco's Bylaws or otherwise. Notwithstanding the foregoing, no advance shall be made by Holdco to an officer of Holdco (except by reason of the fact that such officer is or was a director of Holdco in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Holdco.

The CGCL permits indemnification of expenses in a derivative or third party action, except that with respect to derivative actions (i) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that a court determines that the person is fairly and reasonably entitled to indemnity for expenses, and (ii) no indemnification may be made in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action without court approval or expenses incurred in an action settled or disposed of without court approval. Indemnification is permitted by the CGCL only for acts taken in good faith and reasonably believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action and, in the case of a criminal proceeding, indemnification is permitted if the indemnified party had no reasonable cause to believe his or her conduct was unlawful. The CGCL requires indemnification when the individual being indemnified has successfully defended the action on the merits and provides that a corporation may advance expenses of defense upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate.

Zitel's Restated Articles of Incorporation authorize Zitel to indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL; provided, however, that Zitel may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that Zitel is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law,
(ii) the proceeding was authorized by the Zitel Board, or (iii) such indemnification is provided by Zitel, in its sole discretion, pursuant to the powers it has been vested under the CGCL. Zitel's Bylaws also grant Zitel the power to indemnify its other officers, employees and other agents as set forth in the CGCL. Any amendment or repeal of the indemnification provisions contained in Zitel's Bylaws shall only be prospective and will not affect the rights under such Bylaw provision in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of Zitel.

DIVIDENDS

Under the DGCL, a corporation may pay dividends out of surplus or out of its net profits for the fiscal year in which the dividend is declared or its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preference shares. Holdco's Certificate of Incorporation and Bylaws place no restrictions on Holdco's ability to pay dividends. Holdco's Bylaws, however, provide that before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as Holdco's Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any such other purpose conducive to Holdco's interest.

Generally, under the CGCL a California corporation may pay dividends out of retained earnings or if, after giving effect thereto, (i) the assets (excluding goodwill and certain other assets) of the corporation are at least equal to
1.25 times its liabilities (excluding certain deferred credits), and (ii) the current assets of such corporation are at least equal to (a) its current liabilities or (b) if the average of the earnings of such corporation before taxes and interest expense for the two preceding fiscal years was less than the average of the interest expense of such corporation for such fiscal years, 1.25 times its current liabilities. In addition, the ability of a California corporation to pay dividends is restricted by certain limitations for the benefit of certain preference shares.

Zitel's Restated Articles of Incorporation and Bylaws contain no provisions with respect to the payment of dividends.

STOCKHOLDERS MEETINGS

Under Delaware law, a special meeting of stockholders may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or bylaws. Holdco's Bylaws provide that a special meeting may be called by the chairman of the Board of Directors or a majority of the Board of Directors. Holdco's Bylaws further provide that special meetings of Holdco stockholders may be called for any purpose or purposes, by
(i) the chairman of the Board of Directors, (ii) the chief executive officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption.

Pursuant to Holdco's Bylaws, if a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the date of the receipt of the request. If notice of the special meeting is not given to stockholders entitled to vote within 60 days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice.

Holdco's Bylaws provide a procedure for nominating persons to be elected to Holdco's Board of Directors including, among other things, the requirement of not less than 10 nor more than 60 days' notice prior to the scheduled meeting and the provision of certain information about the nominee and the stockholder.

Under the CGCL and pursuant to Zitel's Bylaws, special meetings may be called by the chairman of the board, the chief executive officer, the Zitel Board or the president, or by one or more shareholders holding not less than 10% of the shares entitled to vote at the meeting. Zitel's Bylaws provide further that if a special meeting of the stockholders is called by any person or persons other than the Zitel Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted. The appropriate officer of Zitel will then cause notice to be given to the shareholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 120 days after the date of the receipt of the request. If notice to shareholders is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Zitel's Bylaws do not provide that the notice of any meeting at which directors are elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

ACTION BY WRITTEN CONSENT

The DGCL provides that, unless otherwise provided in the certificate of incorporation, stockholders of a Delaware corporation may take any action without a meeting by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any action by less than unanimous consent must be given to stockholders who did not consent to such action. Holdco's Certificate of Incorporation and Bylaws provide that any action required by the provisions of the DGCL to be taken by the stockholders of Holdco must be taken either at a stockholders meeting or by unanimous written consent.

Under the CGCL (unless otherwise provided in a corporation's articles of incorporation), any action which may be taken at an annual or special meeting of shareholders may also be taken by the written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Zitel's Bylaws generally reflect the provisions of the CGCL with respect to shareholder action by written consent with the exception that, in the case of the election of directors, such written consent must be signed by the holders of all outstanding shares entitled to vote for the election of directors.

DISSENTERS' RIGHTS

Under the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation, provided, however, that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national securities exchange or the NASDAQ, or (ii) held of record by more than 2,000 holders, and further provided that no appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval. Appraisal rights are, however, available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof which at the effective date of the merger or consolidation is either listed on a national securities exchange or the NASDAQ or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the foregoing.

Under the CGCL, in connection with the merger of a corporation for which the approval of outstanding shares is required, dissenting shareholders of such corporation who follow prescribed statutory procedures are entitled to receive payment of the fair market value of their shares. No such rights are available, however, if the shares are listed on a national securities exchange certified by the California Commissioner of Corporations or appear on the Federal Reserve Board list of over-the-counter margin stocks unless (i) such shares are subject to certain restrictions on transfer, or (ii) the holders of at least five percent of such shares elect dissenter's rights. In connection with the MatriDigm Merger, holders of Zitel Common Stock may, by complying with required procedures, be entitled to dissenters' rights under Chapter 13 of the CGCL. See "Dissenters' Rights of Zitel Shareholders."

INSPECTION OF STOCKHOLDER LIST

Under the DGCL, upon written demand under oath stating the purpose thereof, any stockholder of record may inspect the stock ledger, a list of the stockholders and other books and records of a corporation so long as such inspection is for a purpose reasonably related to such person's interest as a stockholder. Holdco's Bylaws provide that Holdco's secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, that includes among other things the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held.

Unlike the DGCL, the CGCL provides for an absolute right of inspection of the shareholder list for persons holding five percent or more of a corporation's voting shares or persons holding one percent or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors. Both the CGCL and the DGCL allow any stockholder or shareholder to inspect the stockholder list for a purpose reasonably related to such person's interest as a stockholder or shareholder. Zitel's bylaws provide that five percent shareholders shall have a right to copy or to receive a copy (with reimbursement for such copy to be remitted to Zitel) of the record of shareholders' names, addresses and shareholdings upon five business days' prior written demand upon Zitel. Zitel's Bylaws further provide that the record of shareholders shall also be open to inspection on the written demand of any shareholder at any time during usual business hours, for a purpose reasonably related to the holder's interest as a shareholder.

LOANS TO OFFICERS AND EMPLOYEES

Under the DGCL, a corporation may make loans to or guarantee the obligations of its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

Holdco's Bylaws specifically provide that Holdco may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of Holdco or of Holdco's subsidiaries, including any officer or employee who is a director of Holdco or its subsidiaries, whenever, in the judgment of Holdco's Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

Under the CGCL, such loans or guaranties, including pursuant to employee benefit plans, may be made only with shareholder approval, provided, however, that, if the company has 100 or more shareholders and a Bylaw approved by shareholders permitting such loans or guarantees to be approved by the board of directors, the board of directors alone may approve such loans to or guarantees on behalf of an officer (whether or not such officer is a director) or adopt an employee benefit plan authorizing such loans or guaranties by a vote sufficient, without counting the vote of any interested director or directors, if the board of directors determines that any such loans, guarantees or plans may reasonably be expected to benefit the corporation. Neither Zitel's Restated Articles of Incorporation nor its Bylaws contain a provision regarding loans to officers and employees.

INTERESTED DIRECTOR TRANSACTIONS

Under the laws of both California and Delaware, contracts or transactions between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under the CGCL and the DGCL. Under the CGCL and the DGCL, either (i) the stockholders or shareholders of the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of board approval other than for a common directorship, the CGCL requires that the contract or transaction must also be "just and reasonable" to the corporation), or (ii) the contract or transaction must have been "fair" (in Delaware) or, in the case of a common directorship (in California), "just and reasonable" as to the corporation at the time it was approved. The CGCL explicitly places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director.

Under the DGCL, if approval of the board of directors is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Under the CGCL, if shareholder approval is sought, the interested director is not entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

Neither Holdco's Certificate of Incorporation and Bylaws nor Zitel's Restated Articles of Incorporation and Bylaws contain provisions relating to interested director transactions.

STOCKHOLDER DERIVATIVE SUIT

Under the DGCL, a person may only bring a derivative action on behalf of the corporation if the person was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The CGCL provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain criteria are met. The CGCL also provides that the corporation or the defendant in a derivative suit may, under certain circumstances, make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. The DGCL does not have a similar bonding requirement. Holdco's Certificate of Incorporation and Bylaws contain no provisions that address stockholder derivative suits. Zitel's Restated Articles of Incorporation and Bylaws also contain no such provision.

DISSOLUTION

Under the DGCL, if dissolution is initiated by the board of directors, it may be approved by the holders of a majority of the corporation's stock. If the board of directors does not approve the proposal to dissolve, it must be consented to in writing by all stockholders entitled to vote thereon. Under the CGCL, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution and this right may not be modified by the articles of incorporation.

             ZITEL CORPORATION AND MATRIDIGM CORPORATION UNAUDITED
               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the proposed Merger of Zitel and MatriDigm. The Mergers are subject to stockholder and regulatory approval and other conditions. The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition, which will be accounted for as a purchase of MatriDigm by Zitel, was consummated as of June 30, 1998. Such pro forma balance sheet combines Zitel's and MatriDigm's balance sheets as of that date.

The aggregate net purchase price of $64.0 million has been calculated based on the assumption that Zitel's stock price is $3.0625 (closing price as of October 5, 1998) and together with the fair value of the liabilities assumed has been allocated to the MatriDigm assets acquired. Included in the pro forma purchase price are the fair value of the approximately 18.0 million shares of Zitel to be issued in exchange for all of the outstanding Preferred Stock and Common Stock of MatriDigm, the fair value, based on the Black Scholes method, of the assumed options to acquire MatriDigm Common Stock of $6.0 million and the estimated direct transaction costs of $4.1 million. The MatriDigm common stock options were valued using a Zitel stock price of $3.0625 per share. The allocation of the purchase price was based upon a preliminary independent appraisal of the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 1997 and for the nine months ended June 30, 1998 give effect to the proposed merger as if the acquisition was completed at the beginning of the year and nine month period, respectively, and combines Zitel's and MatriDigm's statements of operations for each of those periods. Such statements do not include the effect of the $18.6 million nonrecurring charge for in-process research and development that has not reached technological feasibility and does not have alternative future uses. However such statements do reflect adjustments for the elimination of transactions between Zitel and MatriDigm, amortization of assembled workforce, existing technology, tradename, goodwill and related income tax effects.

This method of combining historical financial statements for the preparation of the pro forma condensed combined statements is for presentation only. Actual statements of operations of the companies will be combined from the closing date of the acquisition with no retroactive restatements. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations that would have been reported had the Mergers occurred on the dates indicated, nor do they represent a forecast of the combined financial position or results of operations for any future period. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes for Zitel and MatriDigm.

                               ZITEL CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)
                                 JUNE 30, 1998

                                                          PRO FORMA     PRO FORMA
                                     ZITEL    MATRIDIGM  ADJUSTMENTS    COMBINED
                                    --------  ---------  -----------    ---------
              ASSETS
Current Assets:
  Cash and cash equivalents........ $ 11,751  $    654                  $ 12,405
  Restricted cash..................      --         89                        89
  Accounts receivable..............    3,762       925    $   (116)h       4,571
  Inventories......................      207       102                       309
  Deferred and refundable taxes....      208                                 208
  Other current assets.............    1,935        88                     2,023
                                    --------  --------    --------      --------
    Total current assets...........   17,863     1,858        (116)       19,605
  Fixed assets, net................    1,442     2,991                     4,433
  Other assets.....................    9,396       604      (6,981)b       3,019
  Deferred taxes...................                         10,490 i      10,490
  Goodwill and other intangibles,
   net.............................    4,581                48,745 c      53,326
                                    --------  --------    --------      --------
    Total assets................... $ 33,282  $  5,453    $ 52,138      $ 90,873
                                    ========  ========    ========      ========
   LIABILITIES AND STOCKHOLDERS'
          EQUITY (DEFICIT)
Current liabilities:
  Accounts payable................. $  4,200  $    335    $   (116)h    $  4,419
  Accrued liabilities..............    4,523     1,135       2,888 f       8,546
  Current portion of long-term
   debt............................              3,624                     3,624
                                    --------  --------    --------      --------
    Total current liabilities......    8,723     5,094       2,772        16,589
  Deferred taxes...................                         10,490 i      10,490
  Long term debt...................                248                       248
  Convertible subordinated
   debentures to shareholder.......   15,372     5,000                    20,372
                                    --------  --------    --------      --------
    Total liabilities..............   24,095    10,342      13,262        47,699
Stockholders' equity (deficit):
  Preferred stock..................              9,067      (9,067)b         --
  Common stock.....................   48,835       209      60,948 a,b   109,992
  Additional paid-in capital.......             13,154     (13,154)b         --
  Note receivable from
   shareholder ....................                (32)                      (32)
  Accumulated deficit..............  (39,648)  (27,287)        149 b,d   (66,786)
                                    --------  --------    --------      --------
    Total stockholders' equity
     (deficit).....................    9,187    (4,889)     38,876        43,174
                                    --------  --------    --------      --------
    Total liabilities and
     stockholders' equity
     (deficit)..................... $ 33,282  $  5,453    $ 52,138      $ 90,873
                                    ========  ========    ========      ========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                               ZITEL CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1998
             (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

                                                         PRO FORMA    PRO FORMA
                                    ZITEL    MATRIDIGM  ADJUSTMENTS   COMBINED
                                   --------  ---------  -----------   ---------
Net sales........................  $ 16,137  $  3,825     $  (116)h   $ 19,846
Royalty revenue..................     1,541                              1,541
                                   --------  --------     -------     --------
Total revenue....................    17,678     3,825        (116)      21,387
Cost of goods sold...............    10,240     2,497       4,300 e,h   17,037
Research & development expenses..     5,567     5,366         135 e     11,068
Selling, general & administrative
 expenses........................    19,474     6,533         276 e     26,283
Loss on impairment of assets.....     1,956                              1,956
Amortization of goodwill.........                           3,378 e      3,378
                                   --------  --------     -------     --------
Operating loss...................   (19,559)  (10,571)     (8,205)     (38,335)
Interest expense.................     2,409       345                    2,754
Interest & other income..........        (2)      (81)                     (83)
                                   --------  --------     -------     --------
Loss before income taxes.........   (21,966)  (10,835)     (8,205)     (41,006)
Provision for income taxes.......     6,547                (6,547)i        --
                                   --------  --------     -------     --------
Net loss.........................  $(28,513) $(10,835)    $(1,658)    $(41,006)
                                   ========  ========     =======     ========
Basic and diluted net loss per
 share...........................  $  (1.73) $  (0.53)                $  (1.19)
                                   ========  ========                 ========
Number of shares used in basic
 and diluted loss per share
 calculation.....................    16,528    20,522      17,992 g     34,520
                                   ========  ========     =======     ========



   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                               ZITEL CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
             (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

                                                          PRO FORMA   PRO FORMA
                                     ZITEL    MATRIDIGM  ADJUSTMENTS  COMBINED
                                    --------  ---------  -----------  ---------
Net sales.........................  $ 12,626  $    123                $ 12,749
Royalty revenue...................     5,340                             5,340
                                    --------  --------                --------
Total revenue.....................    17,966       123                  18,089
Cost of goods sold................     9,301        85    $  5,833 e    15,219
Research & development expenses...     7,504     7,003         180 e    14,687
Selling, general & administrative
 expenses.........................    14,468     7,674         368 e    22,510
Acquisition of in process research
 and development..................     6,600                             6,600
Amortization of goodwill..........                           4,504 e     4,504
                                    --------  --------    --------    --------
Operating loss....................   (19,907)  (14,639)    (10,885)    (45,431)
Interest expense..................     3,532       120                   3,652
Interest & other income...........    (1,435)     (180)                 (1,615)
                                    --------  --------    --------    --------
Loss before income taxes..........   (22,004)  (14,579)    (10,885)    (47,468)
Benefit for income taxes..........    (4,503)               (1,627)i    (6,130)
                                    --------  --------    --------    --------
Net loss..........................  $(17,501) $(14,579)   $ (9,258)   $(41,338)
                                    ========  ========    ========    ========
Basic and diluted net loss per
 share............................  $  (1.15) $  (0.76)               $  (1.24)
                                    ========  ========                ========
Number of shares used in basic and
 diluted loss per share calcula-
 tion.............................    15,222    19,115      17,992 g    33,214
                                    ========  ========    ========    ========



   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                ZITEL AND MATRIDIGM NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 1 -- PURCHASE PRICE

The purchase price of the acquisition of MatriDigm is currently estimated as follows:

Fair value of Zitel common stock to be issued.......................... $53,850
Fair value of Zitel employee stock options to be issued................ $ 5,996
Direct transaction costs............................................... $ 4,138
                                                                        -------
TOTAL.................................................................. $63,984
                                                                        =======

The purchase price is expected to be allocated as follows:

Current assets......................................................... $ 1,276
Liabilities assumed.................................................... $(7,104)
Equipment and other.................................................... $ 2,470
In-process technology.................................................. $18,597
Assembled workforce.................................................... $   900
Existing technology.................................................... $23,485
Tradename.............................................................. $ 1,840
Goodwill............................................................... $22,520
                                                                        -------
TOTAL.................................................................. $63,984
                                                                        =======

The allocation of the purchase price among net assets acquired was based on a preliminary independent appraisal of the fair value. Such appraisal allocated $18.6 million to purchased in-process research and development. The unaudited pro forma condensed combined statements of operations do not include this one-time charge for purchased in-process technology as it represents a material nonrecurring charge in accordance with the rules for the preparation of pro forma financial statements.

NOTE 2 -- PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the unaudited pro forma condensed combined financial statements:

  (a) Reflects the value of Zitel stock issued to effect the transaction and the fair value of MatriDigm options assumed by Zitel.

  (b) Reflects elimination of MatriDigm Common Stock, Preferred Stock, accumulated deficit, additional paid-in capital and the Zitel investment in MatriDigm.

  (c) Reflects allocation of purchase price to existing technology, assembled workforce, tradename and goodwill.

  (d) Reflects one-time charge for purchased in-process technology.

  (e) Reflects amortization on a straight-line basis of purchased existing technology, assembed workforce, tradename and goodwill over three to five years.

  (f) Reflects accrual of direct transaction costs of which $2,888 are to be paid in cash and $1,250 are to be settled in common stock.

  (g) Reflects the issuance of shares of Zitel Common Stock to effect the transaction and the dilutive effects of options to acquire 2,376,087 shares of Zitel Common Stock issued for the MatriDigm options.

  (h) Reflects the elimination of intercompany payables and receivables and intercompany sales.

  (i) Reflects the effect of the above adjustments on income tax expense.

                                 LEGAL MATTERS

The validity of the shares of Holdco Common Stock to be issued in connection with the Mergers and offered hereby, the federal income tax consequences of the Mergers and certain other matters relating to the Mergers and the transactions contemplated thereby will be passed upon for Zitel by Skadden, Arps, San Francisco, California. Certain legal matters with respect to the Agreement of Reorganization, the federal income tax consequences of the Mergers and certain other legal matters relating to the Mergers and the transactions contemplated thereby will be passed upon for MatriDigm by Arter & Hadden, Dallas, Texas.

                                    EXPERTS

The consolidated balance sheets of Zitel and its subsidiaries as of September 30, 1997 and 1996, and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1997, incorporated by reference in this Proxy Statement/Prospectus/Consent Solicitation, which is referred to and made a part of the Registration Statement, have been incorporated herein in reliance on the report, which includes an explanatory paragraph, for an emphasis of a matter, regarding the Company's operating activities and liquidity, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

The balance sheet of MatriDigm as of September 30, 1997 and 1996 and the statements of operations, of changes in shareholders' equity (deficit) and of cash flows for the period from August 9, 1995 ("date of inception") to September 30, 1996 and for the year ended September 30, 1997, included in this Proxy Statement/Prospectus/Consent Solicitation have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

                             MATRIDIGM CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Accountants.........................................  F-2
Balance Sheet as of September 30, 1996 and 1997, and June 30, 1998
 (unaudited)..............................................................  F-3
Statement of Operations for the period August 9, 1995 (date of inception)
 to September 30, 1996, and for the year ended September 30, 1997, and for the nine months ended June 30, 1997 (unaudited) and 1998 (unaudited).....  F-4
Statement of Changes in Shareholders' Equity (Deficit) as of September 30,
 1996 and 1997, and as of June 30, 1998 (unaudited).......................  F-5
Statement of Cash Flows for the period August 9, 1995 (date of inception)
 to September 30, 1996, and for the year ended September 30, 1997, and for the nine months ended June 30, 1997 (unaudited) and 1998 (unaudited).....  F-6
Notes to Financial Statements.............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
the Shareholders of MatriDigm Corporation

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of MatriDigm Corporation at September 30, 1996 and 1997, and the results of its operations and its cash flows for the period from August 9, 1995 (date of inception) to September 30, 1996, and for the year ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Subsequent to September 30, 1997, the Company emerged from the development stage. As discussed in Note 13, revenues since September 30, 1997 have not generated sufficient funds to finance operations. Until sufficient revenues are generated, the Company will be required to obtain additional financing to meet cash and working capital requirements. There can be no assurance that additional financing will be available.

PricewaterhouseCoopers LLP

Dallas, Texas
November 26, 1997, except as to
 Notes 4 and 12 which are as of
 December 17, 1997 and as to Note 13
 which is as of October 19, 1998

                             MATRIDIGM CORPORATION

                                 BALANCE SHEET

                                               SEPTEMBER 30,
                                           -----------------------   JUNE 30,
                                              1996        1997         1998
                                           ----------  -----------  -----------
                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..............  $2,590,826  $ 3,106,938  $   654,220
  Restricted cash........................         --       608,606       88,600
  Accounts receivable....................         --        79,050      925,309
  Inventory..............................         --           --       102,238
  Prepaid expenses and other current
   assets................................      20,864       21,898       88,167
                                           ----------  -----------  -----------
    Total current assets.................   2,611,690    3,816,492    1,858,534
Property and equipment, net..............     569,148    3,589,658    2,991,101
Technology rights, net...................     389,074      301,353      235,562
Deferred financing costs, net............         --           --       300,000
Other assets.............................      51,203      117,144       67,713
                                           ----------  -----------  -----------
    Total assets.........................  $3,621,115  $ 7,824,647  $ 5,452,910
                                           ==========  ===========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
  Accounts payable.......................  $  184,211  $   231,729  $   335,283
  Accrued compensation and benefits......     138,549      588,887      556,952
  Accrued other liabilities..............       1,239      261,265      264,440
  Deferred revenue to shareholder........         --           --       312,516
  Current portion of long-term debt......         --       452,094    3,624,181
                                           ----------  -----------  -----------
    Total current liabilities............     323,999    1,533,975    5,093,372
Long-term debt...........................         --       478,575      248,097
Subordinated convertible note payable to
 shareholder.............................         --     5,000,000    5,000,000
                                           ----------  -----------  -----------
    Total liabilities....................     323,999    7,012,550   10,341,469
                                           ----------  -----------  -----------
Commitments (Note 7).....................
Shareholders' equity (deficit):
Convertible preferred stock, no par value
 Authorized: 30,000,000 shares:
  Series A; issued and outstanding:
   9,600,000 shares; liquidation value:
   $3,500,000............................   3,562,995    3,566,471    3,566,471
  Series B; issued and outstanding:
   2,000,000 shares; liquidation value:
   $1,500,000............................   1,500,000    1,500,000    1,500,000
  Series D; issued and outstanding:
   2,000,000 shares at 1997 and at June
   30, 1998, respectively; liquidation
   value: $4,000,000.....................         --     4,000,000    4,000,000
Common stock, no par value, stated value
 $.01 per share; authorized: 100,000,000
 shares; issued and outstanding:
 16,000,000, 20,372,010 and 20,894,603
 shares (unaudited) respectively.........     160,000      203,720      208,946
Additional paid-in capital...............         --     8,036,323   13,154,430
Note receivable from shareholder.........     (53,000)     (42,400)     (31,800)
Accumulated deficit......................  (1,872,879) (16,452,017) (27,286,606)
                                           ----------  -----------  -----------
    Total shareholders' equity
     (deficit)...........................   3,297,116      812,097   (4,888,559)
                                           ----------  -----------  -----------
    Total liabilities and shareholders'
     equity (deficit)....................  $3,621,115  $ 7,824,647  $ 5,452,910
                                           ==========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                             MATRIDIGM CORPORATION

                            STATEMENT OF OPERATIONS

                            FOR THE PERIOD                            FOR THE
                            AUGUST 9, 1995       FOR THE         NINE MONTHS ENDED
                          (DATE OF INCEPTION)  YEAR ENDED            JUNE 30,
                           TO SEPTEMBER 30,   SEPTEMBER 30,  --------------------------
                                 1996             1997           1997          1998
                          ------------------- -------------  ------------  ------------
                                                                    (UNAUDITED)
Sales...................      $       --      $    123,162   $     42,000  $  3,825,000
Cost of sales...........              --            85,486         29,150     2,496,600
                              -----------     ------------   ------------  ------------
  Gross margin..........              --            37,676         12,850     1,328,400
                              -----------     ------------   ------------  ------------
Operating expenses:
  General and
   administrative.......          561,976        5,883,235      3,925,600     5,033,400
  Research and
   development..........        1,237,515        7,003,032      4,919,650     5,365,800
  Sales and marketing...          205,585        1,790,442      1,420,300     1,499,900
                              -----------     ------------   ------------  ------------
    Total operating
     expenses...........        2,005,076       14,676,709     10,265,550    11,899,100
                              -----------     ------------   ------------  ------------
    Loss from
     operations.........       (2,005,076)     (14,639,033)   (10,252,700)  (10,570,700)
Interest income and
 other..................          132,197          179,889        100,300        80,911
Interest expense........              --          (119,994)       (26,100)     (344,800)
                              -----------     ------------   ------------  ------------
  Net loss..............      $(1,872,879)    $(14,579,138)  $(10,178,500) $(10,834,589)
                              ===========     ============   ============  ============
Weighted average common
 shares outstanding.....       14,038,462       19,115,068     18,736,860    20,522,036
                              ===========     ============   ============  ============
Basic and diluted net
 loss per common share..      $     (0.13)    $      (0.76)  $      (0.54) $      (0.53)
                              ===========     ============   ============  ============


   The accompanying notes are an integral part of these financial statements.

                             MATRIDIGM CORPORATION

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                               CONVERTIBLE                                         NOTE
                             PREFERRED STOCK       COMMON STOCK     ADDITIONAL  RECEIVABLE
                          --------------------- -------------------   PAID-IN      FROM     ACCUMULATED
                            SHARES     AMOUNT     SHARES    AMOUNT    CAPITAL   SHAREHOLDER   DEFICIT        TOTAL
                          ---------- ---------- ---------- -------- ----------- ----------- ------------  ------------
Common stock issuances..         --         --  16,000,000 $160,000         --   $(53,000)           --   $    107,000
Series A preferred stock
 issuances, net.........   9,600,000 $3,562,995        --       --          --        --             --      3,562,995
Series B preferred stock
 and warrant issuances,
 net....................   2,000,000  1,500,000        --       --          --        --             --      1,500,000
Net loss................         --         --         --       --          --        --    $ (1,872,879)   (1,872,879)
                          ---------- ---------- ---------- -------- -----------  --------   ------------  ------------
Balance, September 30,
 1996...................  11,600,000  5,062,995 16,000,000  160,000         --    (53,000)    (1,872,879)    3,297,116
Common stock issuances,
 net....................         --         --   3,912,019   39,120   7,589,965       --             --      7,629,085
Stock option exercises..         --         --     459,991    4,600     166,358       --             --        170,958
Series D preferred stock
 issuances, net.........   2,000,000  4,000,000        --       --          --        --             --      4,000,000
Other...................         --       3,476        --       --      280,000    10,600            --        294,076
Net loss................         --         --         --       --          --        --     (14,579,138)  (14,579,138)
                          ---------- ---------- ---------- -------- -----------  --------   ------------  ------------
Balance, September 30,
 1997...................  13,600,000  9,066,471 20,372,010  203,720   8,036,323   (42,400)   (16,452,017)      812,097
(Unaudited)
Common stock
 subscriptions, net.....         --         --         --       --      570,666       --             --        570,666
Stock option exercises..         --         --     121,540    1,215      85,926       --             --         87,141
Conversion of notes
 payable................         --         --     401,053    4,011   4,006,515       --             --      4,010,526
Warrant issuances.......         --         --         --       --      455,000       --             --        455,000
Other...................         --         --         --       --          --     10,600            --         10,600
Net loss................         --         --         --       --          --        --     (10,834,589)  (10,834,589)
                          ---------- ---------- ---------- -------- -----------  --------   ------------  ------------
Balance, June 30, 1998..  13,600,000 $9,066,471 20,894,603 $208,946 $13,154,430  $(31,800)  $(27,286,606) $ (4,888,559)
                          ========== ========== ========== ======== ===========  ========   ============  ============


   The accompanying notes are an integral part of these financial statements.

                             MATRIDIGM CORPORATION

                            STATEMENT OF CASH FLOWS

                             FOR THE PERIOD
                             AUGUST 9, 1995       FOR THE     FOR THE NINE MONTHS ENDED
                           (DATE OF INCEPTION)  YEAR ENDED            JUNE 30,
                            TO SEPTEMBER 30,   SEPTEMBER 30,  --------------------------
                                  1996             1997           1997          1998
                           ------------------- -------------  ------------  ------------
                                                                     (UNAUDITED)
Cash flows from operating
 activities:
  Net loss...............      $(1,872,879)    $(14,579,138)  $(10,178,500) $(10,834,589)
  Adjustment to reconcile
   net loss to net cash
   used in operating
   activities:
    Depreciation and
     amortization........          134,780          987,604        751,600     1,559,600
    Noncash expenses
     incurred............            7,000           14,076         10,600        10,600
    (Gain) loss on
     disposal of property
     and equipment.......              --            (2,102)           900        11,200
  Changes in current
   assets and
   liabilities:
    Accounts receivable..              --           (79,050)       (10,500)     (846,259)
    Inventory............              --               --             --       (102,238)
    Prepaid expenses and
     other current
     assets..............          (20,864)          (1,034)       (28,900)      (33,081)
    Accounts payable.....          184,211           47,518         82,400       103,554
    Accrued liabilities..          139,788          710,364        210,000       283,756
                               -----------     ------------   ------------  ------------
    Net cash used in
     operating
     activities..........       (1,427,964)     (12,901,762)    (9,162,400)   (9,847,457)
                               -----------     ------------   ------------  ------------
Cash flows from investing
 activities:
  Acquisition of property
   and equipment.........         (552,357)      (3,066,852)    (2,764,100)     (397,500)
  Purchase of technology
   rights................         (362,174)              --            --            --
  Proceeds from the sale
   of property and
   equipment.............              --           253,752            --          2,900
  (Increase) decrease in
   other assets..........          (63,203)         (80,341)       (24,300)        8,000
                               -----------     ------------   ------------  ------------
    Net cash used in
     investing
     activities..........         (977,734)      (2,893,441)    (2,788,400)     (386,600)
                               -----------     ------------   ------------  ------------
Cash flows from financing
 activities:
  Payments on capital
   leases................              --          (160,122)       (55,400)     (462,000)
  Proceeds from
   subordinated
   convertible note
   payable...............              --         5,000,000      5,000,000     4,010,526
  Proceeds from issuance
   of convertible
   preferred stock.......        4,996,524        4,000,000      4,000,000           --
  Proceeds from issuance
   of and subscriptions
   to common stock.......              --         7,800,043      7,067,100       657,807
  Proceeds from note
   payable...............              --               --             --      3,000,000
  Other proceeds.........              --           280,000            --            --
  Proceeds from issuance
   of stock warrants.....              --               --             --         55,000
  Cash deposits for
   leases................              --          (608,606)      (608,606)      520,006
                               -----------     ------------   ------------  ------------
    Net cash provided by
     financing
     activities..........        4,996,524       16,311,315     15,403,094     7,781,339
                               -----------     ------------   ------------  ------------
      Net increase
       (decrease) in cash
       and cash
       equivalents.......        2,590,826          516,112      3,452,294    (2,452,718)
Cash and cash equivalents
  Beginning of the
   period................              --         2,590,826      2,590,826     3,106,938
                               -----------     ------------   ------------  ------------
  End of the period......      $ 2,590,826     $  3,106,938   $  6,043,120  $    654,220
                               ===========     ============   ============  ============

   The accompanying notes are an integral part of these financial statements.

                             MATRIDIGM CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. FORMATION AND BUSINESS OF THE COMPANY

MatriDigm Corporation ("the Company" or "MatriDigm") was incorporated in the state of California in August 1995 to specialize in COBOL maintenance and reengineering. For the periods ended September 30, 1996 and 1997, the Company was in the development stage and devoted substantially all of its efforts to develop its process, raise capital and recruit personnel. During the year ended September 30, 1997, the Company completed development of a process to renovate COBOL language software code to operate in the Year 2000 and beyond. Revenue for the period from August 9, 1995 (date of inception) to September 30, 1997 was insignificant. The Company emerged from the development stage during the period ended June 30, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles.

Cash and cash equivalents

Cash and cash equivalents consist primarily of demand deposits. Cash equivalents are defined as highly liquid instruments with original maturities of three months or less. The restricted cash balance represents time deposits which are restricted under letters of credit. The letters of credit are maintained to satisfy requirements under leases.

Fair value of financial instruments

Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, accounts payable and other accrued liabilities approximate fair value due to their short maturities. The fair value of the subordinated convertible note payable to shareholder of $4,700,000 as of June 30, 1998 is estimated based on discounted cash flows using the Company's incremental borrowing rate.

Property and equipment

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation is recorded on a straight-line basis over the estimated useful lives. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. The estimated useful lives for such assets are as follows:

                                                                 1996     1997
                                                               --------- -------
Furniture and fixtures........................................   3 years 3 years
Purchased computer software and equipment.....................   3 years 3 years
Leasehold improvements........................................ 20 months 7 years

                             MATRIDIGM CORPORATION

Technology rights

Capitalized technology rights are amortized on a straight-line basis over an estimated useful life of five years. Accumulated amortization was $73,000 and $160,821 at September 30, 1996 and 1997, respectively.

Deferred financing costs

Financing costs are capitalized and amortized over the life of the financing agreement. Accumulated amortization was $100,000 as of June 30, 1998.

Deferred revenue to shareholder

Deferred revenue represents the balance of prepayments made by a shareholder for code renovation for which revenue has not yet been recognized.

Revenue recognition

The Company's current principal business is providing Year 2000 computer code renovating (conversion) services, consisting of upgrading or supplementing software code to enable computer programs to function in the Year 2000 and beyond. The Company contracts with representatives ("Technology Associates") to market and distribute code conversion services to its clients. These Technology Associates act as independent contractors. Revenue is recognized upon shipment of renovated code to a Technology Associate. Revenue from sales to Technology Associates of the hardware and/or software used in the code preparation process is recognized upon shipment of the hardware and/or software.

Research and development

Research and development expenses are charged to operations as incurred.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which prescribes the use of the liability method. Under the liability method, deferred tax assets and liabilities are calculated at the balance sheet date using current tax laws and rates in effect. Valuation allowances are recorded when it is more likely than not that a tax benefit will not be realized prior to the expiration of the related carryforward periods.

Net loss per share

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." This statement established a new methodology for reporting earnings per share for interim financial information and annual financial statements issued with period ending after December 15, 1997. Net loss per common share for each period is computed using the weighted

                             MATRIDIGM CORPORATION
average number of common and common equivalent shares outstanding during the respective periods. At September 30, 1996 and 1997 and June 30, 1997 and 1998, there were 14,777,200, 17,774,430, 17,543,105 and 19,027,391 potentially dilutive common shares which were not included in weighted average shares outstanding because to do so would have been antidilutive.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject MatriDigm to concentration of credit risk consist primarily of trade accounts receivable. The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business.

New accounting pronouncements

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company will adopt SFAS No. 130 in the year ended September 30, 1998 and it is expected to have no impact on the Company's financial position or results of operations.

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. In general, such information must be reported for externally in the same manner used for internal management purposes. SFAS No. 131 is effective for financial statements issued for periods beginning after December 15, 1997. In the initial year of adoption, comparative information for earlier years must be restated. Since SFAS No. 131 only requires disclosure of certain information, its adoption will not affect the Company's financial position or results of operations.

                             MATRIDIGM CORPORATION

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established a new model for accounting for derivatives and hedging activities and supercedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999, but earlier adoption is permitted. Upon initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. Recognition of changes in fair value depends on whether the derivative is designated and qualifies as a hedge, and the type of hedging relationship that exists. The Company does not currently, nor does it expect to, hold any derivative instruments or participate in any hedging activities.

Unaudited interim financial information

The interim financial information for the nine month periods ended June 30, 1997 and 1998 has been prepared from the unaudited financial records of MatriDigm and in the opinion of management reflects all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and results of operations and of cash flows for the interim periods.

3. PROPERTY AND EQUIPMENT

Property and equipment is comprised of:

                                                              SEPTEMBER 30,
                                                           --------------------
                                                             1996       1997
                                                           --------  ----------
Furniture and fixtures.................................... $ 48,415  $  903,551
Purchased computer software and equipment.................  527,986   2,787,767
Leasehold improvements....................................   42,427     757,346
                                                           --------  ----------
                                                            618,828   4,448,664
Less: accumulated depreciation and amortization...........  (49,680)   (859,006)
                                                           --------  ----------
                                                           $569,148  $3,589,658
                                                           ========  ==========

Purchased computer equipment includes assets which are subject to capital leases with an aggregate cost of $1,090,791, and accumulated amortization and amortization expenses of $81,940 at and for the year ended September 30, 1997.

                             MATRIDIGM CORPORATION

4. LONG-TERM DEBT

Long-term debt is comprised of:

                                                             SEPTEMBER 30,
                                                         ----------------------
                                                            1996        1997
                                                         ----------- ----------
Subordinated convertible note payable to shareholder;
 interest rate of 6%; interest payable on September 30,
 1997, then monthly from December 31, 1997; principal
 payments scheduled for payment in six equal monthly
 installments from January 31, 1998; principal payments
 subordinated to all credit from financial institutions
 and to capital leases; and principal convertible into
 common stock at $12 per share on or before December
 31, 1997. The capital lessor has not consented to the
 payment of principal during the term of the leases....  $       --  $5,000,000
Capitalized lease obligations at various interest
 rates.................................................          --     930,669
                                                         ----------- ----------
                                                                 --   5,930,669
Less: current portion..................................          --    (452,094)
                                                         ----------- ----------
                                                         $       --  $5,478,575
                                                         =========== ==========

In April 1998, the Company borrowed $3,000,000 from a bank. Interest accrues at LIBOR plus 1.125% and is payable quarterly beginning June 30, 1998. Principal is payable on April 1, 1999. Three shareholders were issued 825,000 warrants in consideration for guaranteeing this debt.

Interest payments of $119,994 were made during the year ended September 30, 1997.

Restricted cash of $108,606 at September 30, 1997 is related to the capital leases. Maturities of capital lease obligations at September 30, 1997 are:

   1998................................................................ $452,094
   1999................................................................  412,031
   2000................................................................   66,544
                                                                        --------
                                                                        $930,669
                                                                        ========

Subsequent to September 30, 1997, terms of the $5,000,000 subordinated convertible note payable were revised so that the interest rate was 2%; principal is payable in six equal monthly installments commencing June 30, 1999; principal is convertible into common stock at $3 per share; and principal payments are subordinated to only debtors of the Company as of April 1998.

In December 1997, the Company obtained $4 million of financing from related parties as described in Note 12. This debt was converted into common stock at a rate of $1.43 per share during April 1998. The conversion resulted in the issuance of 401,053 shares of common stock and the reallocation of ownership of founders' shares.

                             MATRIDIGM CORPORATION

5. INCOME TAXES

At September 30, 1996 and 1997, the components of deferred tax assets are as follows:

                                                           1996        1997
                                                         ---------  -----------
   Net operating loss................................... $ 731,000  $ 2,742,500
   Capitalized research and development costs...........       --     2,900,500
   Credits for research activities......................       --       499,200
   Other, net...........................................   (22,000)     110,600
                                                         ---------  -----------
   Net deferred tax asset...............................   709,000    6,252,800
   Less: valuation allowance............................  (709,000)  (6,252,800)
                                                         ---------  -----------
                                                         $     --   $       --
                                                         =========  ===========

The Company has established a valuation allowance to the extent of its deferred tax assets since it is presently more likely than not that a tax benefit will not be realized prior to the expiration of the related carryforward periods.

A reconciliation of the income tax provision to the amount computed by applying the federal statutory benefit rate to the net loss follows:

                                                   FOR THE PERIOD FOR THE YEAR
                                                       ENDED          ENDED
                                                   SEPTEMBER 30,  SEPTEMBER 30,
                                                        1996          1997
                                                   -------------- -------------
   Federal statutory benefit rate................           (35)%         (35)%
   State income tax provision, net of federal tax
    benefit......................................            (4)%         --  %
   Research and development credit...............           --  %          (3)%
   Other, net....................................            (1)%         --  %
   Net operating loss not benefited..............            40 %          38 %
                                                     ----------    ----------
                                                            --  %         --  %
                                                     ==========    ==========

The Company had federal and state net operating loss carryforwards of approximately $1.8 million and $7.8 million at September 30, 1996 and 1997, respectively. The Company's federal and state net operating loss carryforwards will begin expiring in the year 2011, if not utilized. The Company also has credits for research activities of $499,200 at September 30, 1997 to carryforward which will begin to expire in 2011. For the year ended September 30, 1997, the Company has deducted $628,000 of compensation for tax purposes only which is related to the exercise of stock options.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has a change in ownership, as defined, utilization of the carryforwards could be restricted.

                             MATRIDIGM CORPORATION

6. NOTE RECEIVABLE FROM SHAREHOLDER

On October 1, 1995, the Company entered into a note receivable agreement with a shareholder for the purchase of 5,300,000 shares of common stock at $.01 per share. The shares are pledged as collateral in the case of default by the shareholder. The note is payable in five annual installments beginning October 1, 1996, of $10,600 of principal plus interest, which accrues at 7% per annum.

7. COMMITMENTS

The Company leases its office facilities under a noncancelable operating lease which expires in 2003. The Company is responsible for certain taxes, maintenance costs and insurance under the lease. Restricted cash of $500,000 at September 30, 1997 related to this lease was released in November 1997.

During fiscal year 1997, the Company leased software and equipment under noncancelable operating leases which expire at various dates through March 2002.

Future minimum rental payments at September 30, 1997 are as follows:

   1998.............................................................. $  525,839
   1999..............................................................    536,252
   2000..............................................................    542,704
   2001..............................................................    550,482
   2002..............................................................    555,178
   Thereafter........................................................    603,989
                                                                      ----------
                                                                      $3,314,444
                                                                      ==========

Rent expense was $34,830 for the period from August 9, 1995 (date of inception) to September 30, 1996 and $654,809 for the year ended September 30, 1997.

8. SHAREHOLDERS' EQUITY (DEFICIT)

Convertible preferred stock

Under the Company's Articles of Incorporation, the Company's preferred stock is issuable in series and the Company's board of directors is authorized to determine the rights, preferences and terms of each series.

During the period ended September 30, 1996, the Company amended its Articles of Incorporation to authorize the issuance of 30,000,000 shares of preferred stock of which 9,600,000, 2,000,000 and 1,500,000 were designated as Series A, Series B and Series C preferred stock, respectively.

During the year ended September 30, 1997, the Company designated 5,000,000, 666,666 and 500,000 shares as Series D, Series E and Series F preferred stock, respectively.

The Company's Series A, B, C, D, E and F preferred stock have voting rights equal to the number of common shares into which each preferred share converts. Each share of preferred stock is convertible

                             MATRIDIGM CORPORATION
into common stock on a one-for-one basis, subject to certain adjustments as described in the Preferred Stock Purchase Agreements. Conversion is automatic upon the effective date of a public offering of common stock for which the aggregate proceeds are not less than $15,000,000 and the offering price is not less than $1.00 per share of common stock. At September 30, 1996 and 1997, the Company had 13,100,000 and 15,100,000 shares, respectively, of common stock reserved for conversion.

The Company is not required to declare a dividend in any year. However, in preference to any common stock dividends, holders of preferred stock are entitled to a dividend in the amount of 5% of the initial sales price of shares of each respective series of preferred stock; that is, $.017 per share of Series A, $.038 per share of Series B, $.05 per share of Series C, $.10 per share of Series D, $.15 per share of Series E and $.20 per share of Series F. Preferred dividends are noncumulative and are in preference to any common stock dividends. No dividends have been declared. The holders of the Series A preferred stock are also entitled to registration rights as described in the preferred stock purchase agreement.

In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the then outstanding Series A, B, C, D, E and F preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the common stock, the amounts of $0.36, $0.75, $1.00, $2.00, $3.00 and $4.00 per share for Series A, B, C, D, E and F preferred stock, respectively, plus all declared but unpaid dividends for each share of preferred stock. If, upon occurrence of such event, the assets and funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to such holders the full preferential amount, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the preferred stock in proportion to their liquidation preference (as defined).

All preferred shares are subject to repurchase by the Company.

Common stock

During the period ended September 30, 1996, the Company issued 16,000,000 shares of its common stock to the founders under stock purchase agreements. During the year ended September 30, 1997, the Company issued 4,372,010 shares of common stock to employees and non-employees at prices ranging from $.05 to $4.50 per share. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding.

At September 30, 1996 and 1997, 13,700,000 of the shares issued to the founders were subject to repurchase by the Company at the purchase price upon termination of employment.

                             MATRIDIGM CORPORATION

Beginning in May 1998, the Company offered 666,667 shares of common stock for sale. The initial offering price of $6.00 was subsequently revised to $1.50. As of June 30, 1998, net proceeds of $570,666 had been received for 400,272 shares subscribed.

9. STOCK OPTIONS AND WARRANTS

Stock options

In 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). At September 30, 1996 and 1997, respectively, there were 6,400,000 and 5,923,093 shares of common stock reserved for issuance to employees of the Company pursuant to the Plan. Under the Plan, incentive options may be granted at prices not lower than fair market value at the date of grant or 110% of the fair market value if the optionee, immediately prior to the grant, owns stock representing 10% or more of the voting power or value of all securities. Nonstatutory options may be granted at prices not lower than 85% of fair market value at the date of grant or 100% of the fair market value if the optionee, immediately prior to the grant, owns stock representing 10% or more of the voting power or value of all securities. Stock options granted under the Plan are exercisable and vest at such times and under such conditions as determined by the board of directors.

During the periods ended September 30, 1996 and 1997 the Company issued 25,000 and 100,374 options, respectively, for the purchase of shares of common stock to non-employees in return for services provided. These stock options are exercisable and vest at such times and under such conditions as determined by the board of directors.

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company retained its prior method of accounting for stock compensation. As required by SFAS 123, the following information represents pro forma net loss as if the Company had accounted for its employee stock options under the fair value method prescribed by the standard.

The fair value of each option grant to an employee is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions:

                                                      FOR THE        FOR THE
                                                   PERIOD ENDED    YEAR ENDED
                                                   SEPTEMBER 30,  SEPTEMBER 30,
                                                       1996           1997
                                                   -------------  -------------
Interest rate.....................................      6.5%           6.5%
Expected life.....................................      9.7 years      9.8 years
Expected volatility...............................      0.1%           0.1%
Dividend yield....................................      --             --

                             MATRIDIGM CORPORATION

For purposes of pro forma disclosures, the estimated fair value of the options issued to employees is amortized to expense over the options' vesting periods. The pro forma information for the Company follows:

                           FOR THE PERIOD ENDED        FOR THE PERIOD ENDED
                            SEPTEMBER 30, 1996         SEPTEMBER 30, 1997
                          ------------------------  --------------------------
                              AS           PRO           AS           PRO
                           REPORTED       FORMA       REPORTED       FORMA
                          -----------  -----------  ------------  ------------
Net loss................  $(1,872,879) $(1,874,631) $(14,579,138) $(14,746,109)
Basic and diluted net
 loss per common share..  $     (0.13) $     (0.13) $      (0.76) $      (0.77)

The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts as additional awards are anticipated in future years.

A summary of stock option transactions is as follows:

                                  FOR THE PERIOD ENDED    FOR THE YEAR ENDED
                                  SEPTEMBER 30, 1996      SEPTEMBER 30, 1997
                                 ---------------------------------------------
                                              WEIGHTED-              WEIGHTED-
                                               AVERAGE                AVERAGE
                                               EXERCISE              EXERCISE
                                   SHARES       PRICE      SHARES      PRICE
                                 ------------ ---------------------  ---------
Outstanding at beginning of
 period.........................          --         --   1,677,200    $0.25
  Granted.......................    1,677,200      $ .25  2,810,100     1.91
  Exercised.....................          --         --    (459,991)    0.54
  Cancelled.....................          --             (1,769,546)    1.28
                                 ------------   -------- ----------    -----
Outstanding at end of period....    1,677,200      $ .25  2,257,763    $1.50
                                 ============   ======== ==========    =====
Exercisable at end of period....       33,750      $0.05    292,650    $0.58
Weighted-average fair value of
 options granted during the
 period.........................                   $0.12               $0.85

The following table summarizes information about the fixed-price stock options outstanding at September 30, 1997:

                                   OPTIONS OUTSTANDING    OPTIONS EXERCISABLE
                                  --------------------- -----------------------
                                   WEIGHTED-
                                    AVERAGE   WEIGHTED-              WEIGHTED-
      RANGE OF          SHARES     REMAINING   AVERAGE    SHARES      AVERAGE
      EXERCISE        OUTSTANDING CONTRACTUAL EXERCISE  EXERCISABLE EXERCISABLE
       PRICES         AT 9/30/97     LIFE       PRICE   AT 9/30/97     PRICE
      --------        ----------- ----------- --------- ----------- -----------
$.05-.08.............    750,500   7.9 years    $0.06     115,000      $0.05
$.60-.80.............    776,689   8.9 years     0.73     161,650       0.70
$3.00-4.50...........    730,574   9.5 years     3.76      16,000       3.06
                       ---------                          -------
                       2,257,763                $1.50     292,650      $0.58
                       =========                          =======

In September 1998, the Company adopted the 1998 Senior Employee Stock Option Plan (the "1998 Plan") and reserved 1,500,000 shares for issuance pursuant to the 1998 Plan. The terms of the 1998 Plan are similar to those of the 1996 Stock Option Plan described above.

                             MATRIDIGM CORPORATION

Warrants

On May 17, 1996, the Company issued a warrant, in connection with the Series B preferred stock financing, to purchase up to 1,500,000 shares of the Company's Series C preferred stock at $0.75 per share if exercised prior to the second anniversary of the date of issuance; $0.83 per share after the second anniversary and prior to the third anniversary of the date of issuance; $0.91 per share if exercised after the third anniversary and or prior to the fourth anniversary of the date of issuance; and $1.00 per share if exercised after a later date. The warrants are exercisable at any time and expire May 16, 2001 or upon the effective date of an initial public offering by the Company, whichever is shorter.

Pursuant to the April 1998 guarantee of bank debt, warrants to purchase 825,000 shares of common stock were issued to three shareholders. These warrant shares shall be purchasable at $1.00 per share if exercised prior to the first anniversary of the guarantors' agreement, $1.10 per share after the first anniversary and prior to the second anniversary, $1.20 per share after the second anniversary and prior to the third anniversary, $1.35 per share after the third anniversary and prior to the fourth anniversary, and $1.50 per share after the fourth anniversary and prior to the fifth anniversary. The warrants are exercisable at any time and have a term of five years or upon the effective date of an initial public offering by the Company, whichever is shorter. The value of these warrants, net of proceeds, of $400,000 was recorded as deferred financing costs and is being amortized over the life of the debt, which is twelve months.

10. RELATED PARTY TRANSACTIONS

As of September 30, 1997, Zitel Corporation owned 78% of the total issued preferred stock, or 33% of all stock outstanding. The Company has a sales representative agreement with Zitel in which the shareholder will introduce interested parties to the Company. The Company also has an agreement to provide 1,000 hours of training and support to Zitel at no charge. Three board members of the Company are officers of Zitel Corporation. Since June 30, 1998, the Company has received $2.5 million in loans from Zitel Corporation. Interest accrues at 7%. Principal and interest are payable on demand. See Note 14, Subsequent Events.

On October 1, 1996, the Company entered into a consulting agreement with BRC Holdings, Inc. ("BRC") which expires December 31, 1999, under which their Chairman and Chief Executive Officer will serve as Chairman of the Board for MatriDigm. In return for such services, during the term of the consulting agreement, BRC will receive 5% of the Company's cumulative pretax earnings up to $100,000,000 of MatriDigm's cumulative earnings. When pretax earnings reach $100,000,000, the percentage will incrementally decline until the Company's cumulative earnings reach $1 billion, at which point the percentage will remain at 1% until the end of the contract. On October 23, 1996, BRC purchased 2,000,000 shares of common stock at $.75 per share. The shares have certain repurchase rights in the event of the cancellation of the consulting agreement. The Company has also entered into a sales representative agreement with BRC under which the shareholder will offer the Company's services to its clients. In January 1998, BRC made a

                             MATRIDIGM CORPORATION
prepayment of $1 million which is being applied to charges for code being renovated for BRC customers in accordance with the related agreement. In October 1998, the BRC consulting agreement was amended to rescind the sections of that agreement related to services provided by BRC's Chairman and Chief Executive Officer and to the compensation due to BRC related to such services. The repurchase rights related to the 2,000,000 shares of common stock purchased by BRC in October, 1996 were also waived with regard to certain specified transfers and with respect to the Merger (see Note 12).

In May 1996, an entity affiliated with the Chairman of the Board purchased the 2,000,000 shares of MatriDigm's Series B preferred stock for $1,500,000 and was issued a warrant to purchase up to 1,500,000 shares of MatriDigm's Series C preferred stock. Effective September 8, 1997, MatriDigm granted a non-statutory stock option to purchase 75,000 shares of common stock to another entity affiliated with the Chairman of the Board in connection with raising capital for the Company and setting up certain relationships.

11. EMPLOYEE BENEFIT PLANS

During the year ended September 30, 1996, the Company adopted a contributory retirement and savings plan which meets the requirements of Section 401(k) of the Internal Revenue Code. The plan allows for a discretionary matching contribution by the Company as determined by the Company's board of directors. No contributions to the Plan have been made by the Company.

The Company offered 200,000 shares of common stock to employees and directors at $4.50 per share pursuant to the August 1997 Employee Stock Purchase Plan (the "1997 Stock Plan"). Initially, employees were each eligible to purchase shares with a value of up to 15% of their annual salary; officers and directors were eligible to purchase up to 10,000 shares. As provided for in the 1997 Stock Plan, these maximums were increased. As of September 10, 1997, the final date for acquisitions according to the offering, 162,019 common shares were purchased under the 1997 Stock Plan.

12. FINANCING

On December 4, 1997, the Company obtained financing of $4 million from related parties pursuant to three Convertible Promissory Notes and Agreements. The terms of these agreements provide for conversion of the outstanding principal of the notes into shares of common stock at a conversion rate calculated in accordance with the agreement, or payment of the principal after expiration of the conversion period in six equal monthly installments. The conversion period under the notes ends on or around June 1, 1998. The conversion rate per share defined in the agreements is based upon the Company's profit as defined for the period January 1 through March 31, 1998. Interest is payable quarterly beginning on December 31, 1997, and upon any conversion.

                             MATRIDIGM CORPORATION

13. UNCERTAINTIES

Subsequent to September 30, 1997, the Company emerged from the development stage. Revenues since September 30, 1997 have not generated sufficient funds to finance operations. The Company will require additional financing until operations generate adequate cash flow to meet its financial obligations. Management is pursuing various funding alternatives and obtained financing from and signed a definitive agreement to merge with Zitel as described in Note 14. Consummation of the merger is subject to certain conditions and there can be no assurance that these conditions will be met. The conditions of the definitive agreement and other existing obligations could make it difficult to obtain alternative financing. There can be no assurance that additional financing will be available.

14. SUBSEQUENT EVENTS (UNAUDITED)

In July 1998, the Company reduced its workforce by one-third. Benefits paid and expenses recorded as a result of this action were $307,000 and $204,000, respectively.

On October 5, 1998 the Company signed a definitive agreement with various parties, including Zitel Corporation, whereby the shares of common stock of the Company, other than shares held by Zitel, will be exchanged for shares of a newly created company based on an exchange ratio of .6504. All shares of preferred stock of the Company and all warrants to purchase common and preferred stock shall have been converted prior to the exchange. For accounting purposes, the merger will be accounted for using the purchase method of accounting with Zitel being the accounting acquiror. As part of the October 5, 1998 definitive agreement, Zitel agreed to continue to fund the working capital requirements of MatriDigm. The merger agreement is subject to certain conditions. There can be no assurance these conditions will be met.

                                                                        ANNEX A


                                 AGREEMENT AND
                       PLAN OF REORGANIZATION AND MERGER
                                 BY AND AMONG
                              ZITEL CORPORATION,
                           MILLENNIUM HOLDING CORP.,
                           ZENITH ACQUISITION CORP.,
                        MILLENNIUM ACQUISITION I CORP.,
                                      AND
                             MATRIDIGM CORPORATION
                                  DATED AS OF
                                OCTOBER 5, 1998

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  THE MERGERS

 Section 1.1  The Mergers...............................................   A-2
 Section 1.2  Closing...................................................   A-2
 Section 1.3  Effective Time............................................   A-2
 Section 1.4  Effects of the Merger.....................................   A-3
 Section 1.5  Charter and By-Laws.......................................   A-3
 Section 1.6  Directors.................................................   A-3
 Section 1.7  Officers..................................................   A-3
 Section 1.8  Shareholders' Meeting.....................................   A-4
 Section 1.9  Consent Solicitation......................................   A-4
 Section 1.10 Proxy Statement/Prospectus/Consent Solicitation;
              Registration Statement....................................   A-4

                                   ARTICLE II
  EFFECTS OF THE MERGERS ON THE CAPITAL STOCKOF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

 Section 2.1  Effect on Parent Capital Stock............................   A-5
 Section 2.2  Effect on Company Common Stock............................   A-7
 Section 2.3  Exchange of Shares and Certificates.......................  A-10

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 Section 3.1  Organization..............................................  A-12
 Section 3.2  Capitalization............................................  A-13
 Section 3.3  Corporate Authorization; Validity of Agreement; Company
              Action....................................................  A-14
 Section 3.4  Consents and Approvals; No Violations.....................  A-14
 Section 3.5  Absence of Certain Changes................................  A-15
 Section 3.6  No Undisclosed Liabilities................................  A-15
 Section 3.7  Information in Consents and Registration Statement........  A-15
 Section 3.8  Employee Benefit Plans; ERISA.............................  A-16
 Section 3.9  Labor Matters.............................................  A-18
 Section 3.10 Litigation; Compliance with Law...........................  A-19
 Section 3.11 No Default................................................  A-19
 Section 3.12 Taxes.....................................................  A-20
 Section 3.13 Material Contracts........................................  A-20
 Section 3.14 Assets....................................................  A-21
 Section 3.15 Environmental Matters.....................................  A-21
 Section 3.16 Transactions with Affiliates..............................  A-21
 Section 3.17 Opinion of Financial Advisor..............................  A-22
 Section 3.18 Intellectual Property.....................................  A-22
 Section 3.19 Insurance.................................................  A-24
 Section 3.20 Accounts Receivable.......................................  A-24
 Section 3.21 Financial Statements......................................  A-25
 Section 3.22 Full Disclosure...........................................  A-25

                                   ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO, ZENITH ACQUISITION AND
                             MILLENNIUM ACQUISITION

 Section 4.1  Organization..............................................  A-26
 Section 4.2  Capitalization............................................  A-26
 Section 4.3  Authorization; Validity of Agreement; Necessary Action....  A-27
 Section 4.4  Consents and Approvals; No Violations.....................  A-28
 Section 4.5  Information in Proxy Statement/Prospectus.................  A-28
 Section 4.6  SEC Reports and Financial Statements......................  A-29
 Section 4.7  Absence of Certain Changes................................  A-29
 Section 4.8  Rights Agreement..........................................  A-29
 Section 4.9  Activities of Zenith Acquisition and Millennium
              Acquisition...............................................  A-30
 Section 4.10 Opinion of Financial Advisor..............................  A-30
 Section 4.11 No Default................................................  A-30
 Section 4.12 Full Disclosure...........................................  A-30
 Section 4.13 Litigation................................................  A-30
 Section 4.14 Taxes.....................................................  A-30
 Section 4.15 Employee Benefit Plans; ERISA.............................  A-31
 Section 4.16 No Undisclosed Liabilities................................  A-31
 Section 4.17 Transactions with Affiliates..............................  A-31

                                   ARTICLE V
                                   COVENANTS

 Section 5.1  Interim Operations of the Company.........................  A-32
 Section 5.2  Interim Operations of Parent and Holdco...................  A-35
 Section 5.3  Access to Information.....................................  A-35
 Section 5.4  Consents and Approvals....................................  A-36
 Section 5.5  Additional Agreements.....................................  A-36
 Section 5.6  Publicity.................................................  A-36
 Section 5.7  Notification of Certain Matters...........................  A-36
 Section 5.8  Directors' and Officers' Insurance and Indemnification....  A-37
 Section 5.9  Cooperation...............................................  A-38
 Section 5.10 Nasdaq Listing Application................................  A-38
 Section 5.11 Affiliate Agreements......................................  A-38
 Section 5.12 Letters of Accountants....................................  A-39
 Section 5.13 Working Capital Funds.....................................  A-39
 Section 5.14 Financial Statements......................................  A-39

                                   ARTICLE VI
                                   CONDITIONS

 Section 6.1  Conditions to the Obligations of Each Party...............  A-39
 Section 6.2  Conditions to the Obligations of Parent, Holdco, Zenith
              Acquisition and Millennium Acquisition....................  A-40
 Section 6.3  Conditions to the Obligations of the Company..............  A-41

                                  ARTICLE VII
                                  TERMINATION

 Section 7.1  Termination..............................................    A-42
 Section 7.2  Effect of Termination....................................    A-42

                                  ARTICLE VIII
                                 MISCELLANEOUS

 Section 8.1  Fees and Expenses........................................    A-43
 Section 8.2  Finders' Fees............................................    A-43
 Section 8.3  Amendment and Modification...............................    A-44
 Section 8.4  Nonsurvival of Representations and Warranties............    A-44
 Section 8.5  Notices..................................................    A-44
 Section 8.6  Interpretation...........................................    A-45
 Section 8.7  Counterparts.............................................    A-45
 Section 8.8  Entire Agreement; No Third Party Beneficiaries; Rights of
              Ownership................................................    A-45
 Section 8.9  Severability.............................................    A-45
 Section 8.10 Governing Law............................................    A-46
 Section 8.11 Assignment...............................................    A-46
 EXHIBIT A-1  Form of Shareholder Agreement............................   A-1-1
 EXHIBIT A-2  Form of Lock-Up Agreement................................   A-2-1
 EXHIBIT B-1  Agreement of Merger, dated as of the Closing Date, among
              Holdco, Parent and Zenith Acquisition....................   B-1-1
 EXHIBIT B-2  Agreement of Merger, dated as of the Closing Date, among
              Holdco, the Company and Millennium Acquisition...........   B-2-1
 EXHIBIT C-1  Certificate of Incorporation of Zenith Acquisition with
              attached Amendment No. 1 to the same.....................   C-1-1
 EXHIBIT C-2  Bylaws of Zenith Acquisition with attached Amendment No.
              1 to the same............................................   C-2-1
 EXHIBIT D-1  Certificate of Incorporation of Millennium Acquisition
              with attached Amendment No. 1 to the same................   D-1-1
 EXHIBIT D-2  Bylaws of Millennium Acquisition with attached Amendment
              No. 1 to the same........................................   D-2-1
 EXHIBIT E    Form of Affiliates Agreement for Affiliates of the
              Company..................................................     E-1
 EXHIBIT F    Form of Affiliates Agreement for Affiliates of Parent....     F-1
 EXHIBIT G    Request for Working Capital Funds........................     G-1
 EXHIBIT H    Millennium Key Employees.................................     H-1

                             LIST OF DEFINED TERMS

Agreement.............................................................. Preamble
Assertion..............................................................      5.8
Audit..................................................................  3.12(b)
Certificates...........................................................   2.3(b)
CGCL...................................................................   1.1(a)
Closing................................................................      1.2
Closing Date...........................................................      1.2
Code................................................................... Recitals
Company................................................................ Preamble
Company Agreements.....................................................      3.4
Company Balance Sheets.................................................     3.20
Company Capital Stock..................................................   2.2(b)
Company Common Stock...................................................   2.2(b)
Company Convertible Securities.........................................   2.2(d)
Company Disclosure Schedule............................................      3.0
Company Material Adverse Effect........................................      3.1
Company Opinion........................................................     3.17
Company Option.........................................................   2.2(d)
Company Plans..........................................................      3.8
Company Preferred Stock................................................   2.2(b)
Company Stock Plan.....................................................   2.2(d)
Computer Software......................................................  3.18(b)
Confidentiality Agreement..............................................      5.3
Consent Solicitation...................................................      1.9
Consents...............................................................      1.9
DGCL...................................................................      1.3
Effective Time.........................................................      1.3
Engagement Letter......................................................      8.1
Environmental Claims...................................................  3.15(b)
Environmental Laws.....................................................  3.15(a)
ERISA Affiliate........................................................      3.8
ERISA Plans............................................................      3.8
Exchange Act...........................................................      1.8
Exchange Agent.........................................................      2.3
Exchange Fund..........................................................      2.3
GAAP...................................................................      3.5
Governmental Entity....................................................      3.4
Holdco................................................................. Preamble
Holdco Common Stock....................................................   2.1(b)
Indemnified Liability..................................................      5.8
Indemnified Parties....................................................      5.8
Indemnified Party......................................................      5.8
Indemnitors............................................................      5.8
Independent Director...................................................      1.6
Intellectual Property..................................................  3.18(c)
Materials of Environmental Concern.....................................  3.15(a)

Merger Agreements......................................................      1.3
Mergers................................................................ Recitals
Millennium Acquisition................................................. Preamble
Millennium Dissenting Shares...........................................   2.2(c)
Millennium Exchange Ratio..............................................   2.2(b)
Millennium Merger...................................................... Recitals
Millennium Merger Agreement............................................      1.3
Millennium Surviving Corporation.......................................   1.1(b)
Parent................................................................. Preamble
Parent Common Stock....................................................   2.1(b)
Parent Disclosure Schedule.............................................      4.0
Parent Opinion.........................................................     4.10
Parent Material Adverse Effect.........................................      4.1
Parent Option..........................................................   2.1(d)
Parent Preferred Stock.................................................      4.2
Parent SEC Documents...................................................      4.6
Parent Stock Plan......................................................   2.1(d)
Person.................................................................     3.16
Proxy Statement/Prospectus/Consent Solicitation........................     1.10
Registration Statement.................................................     1.10
Rights.................................................................   3.2(b)
Rights Agreement.......................................................      4.8
SEC....................................................................     1.10
Securities Act.........................................................     1.10
Shareholder Agreement.................................................. Recitals
SPD....................................................................   3.8(b)
Special Meeting........................................................      1.8
Subsidiary.............................................................      4.1
Tax....................................................................  3.12(b)
Tax Authority..........................................................  3.12(b)
Tax Returns............................................................  3.12(b)
Taxes..................................................................  3.12(b)
WARN Act...............................................................   3.9(b)
Zenith Acquisition..................................................... Preamble
Zenith Dissenting Shares...............................................   2.1(c)
Zenith Exchange Ratio..................................................   2.1(b)
Zenith Merger.......................................................... Recitals
Zenith Merger Agreement................................................      1.3
Zenith Plans...........................................................  4.15(a)
Zenith Surviving Corporation...........................................   1.1(a)

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter defined as this "Agreement"), dated October 5, 1998, by and among Zitel Corporation, a California corporation ("Parent"), Millennium Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Holdco"), Zenith Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Zenith Acquisition"), Millennium Acquisition I Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Millennium Acquisition"), and MatriDigm Corporation, a California corporation (the "Company").

                                    RECITALS

WHEREAS, the respective Boards of Directors of Parent, Holdco and Zenith Acquisition have approved the merger (the "Zenith Merger") of Zenith Acquisition with and into Parent, upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement;

WHEREAS, the respective Boards of Directors of Holdco, Millennium Acquisition and the Company have approved the merger (the "Millennium Merger", and together with the Zenith Merger, the "Mergers") of Millennium Acquisition with and into the Company, upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement;

WHEREAS, Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and to prescribe various conditions to the Mergers;

WHEREAS, for Federal income tax purposes, it is intended that the Mergers qualify as nonrecognition transfers under the Internal Revenue Code of 1986, as amended (the "Code");

WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain shareholders of the Company have entered into Shareholder Agreements in the form of Exhibit A-1 hereto (each a "Shareholder Agreement") with Parent pursuant to which each such shareholder has agreed to: (i) vote such shareholder's shares of Company Common Stock (as hereinafter defined) in favor of the Millennium Merger and the approval and adoption of this Agreement and to execute a written consent in furtherance thereof, and (ii) convert any shares of Company Preferred Stock (as hereinafter defined) held by such shareholder into shares of Company Common Stock; and

WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain shareholders of the Company have entered into Lock-Up Agreements in the form of Exhibit A-2 hereto, pursuant to which each such shareholder has agreed not to sell or transfer any of the shares of Holdco Common Stock (as defined below) acquired by such shareholder in connection with the Millennium Merger for a specified period of time following the Closing hereunder as set forth therein;

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

Section 1.1 THE MERGERS. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with sections 1110 et seq. of the California General Corporation Law (the "CGCL"), Zenith Acquisition shall be merged with and into Parent at the Effective Time of the Mergers (as defined in Section 1.3 hereof). Following the Zenith Merger, the separate corporate existence of Zenith Acquisition shall cease and Parent shall continue as the surviving corporation (the "Zenith Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Zenith Acquisition in accordance with the CGCL.

(b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with sections 1100 et seq. of the CGCL, Millennium Acquisition shall be merged with and into the Company at the Effective Time of the Mergers. Following the Millennium Merger, the separate corporate existence of Millennium Acquisition shall cease and the Company shall continue as the surviving corporation (the "Millennium Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Millennium Acquisition in accordance with the CGCL.

Section 1.2 CLOSING. The closing of the Mergers (the "Closing") shall take place at 10:00 a.m., San Francisco time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301, unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.3 EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in Article VI of this Agreement and the Agreement of Merger among Holdco, Parent and Zenith Acquisition together with the related officers' certificates required by section 1103 of the CGCL, in the form attached to this Agreement as Exhibit B-1 (the "Zenith Merger Agreement") and the Agreement of Merger among Holdco, the Company and Millennium Acquisition together with the related officers' certificates required by section 1103 of the CGCL, in the form attached to this Agreement as Exhibit B-2 (the "Millennium Merger Agreement" and together with the Zenith Merger Agreement, the "Merger Agreements"), the parties hereto shall file the Zenith Merger Agreement and the Millennium Merger Agreement with the Secretary of State of the State of California, whereupon Zenith Acquisition shall be merged with and into Parent, and Millennium Acquisition shall be merged with and into the Company, each such Merger pursuant to sections 1100 et seq. of the CGCL. Concurrently with the filing of the Merger Agreements with the Secretary of State of the State of California and upon the terms and subject to the conditions set forth in Article VI of this Agreement, the parties hereto shall file Certificates of Merger with the Secretary of State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"). The parties hereto shall make all other filings, recordings or publications required by the CGCL and the DGCL in connection with the Mergers. Each Merger shall become effective at the time specified in the Merger Agreement or Certificates of Merger, as the case may be, which specified time shall be the same in each of the Merger Agreements and Certificates of Merger (the time the Mergers become effective being the "Effective Time" of the Mergers).

Section 1.4 EFFECTS OF THE MERGER. The Zenith Merger and the Millennium Merger shall have the effects set forth in section 1107 of the CGCL and section 259 of the DGCL.

Section 1.5 CHARTER AND BY-LAWS. (a) As of the Effective Time of the Mergers, the articles of incorporation of the Zenith Surviving Corporation shall be as set forth in Exhibit C-1 to this Agreement, and such articles of incorporation shall be the articles of incorporation of Zenith Surviving Corporation until thereafter amended as provided by law and such articles of incorporation of the Zenith Surviving Corporation.

(b) As of the Effective Time of the Mergers, the by-laws of the Zenith Surviving Corporation shall be as set forth in Exhibit C-2 to this Agreement, and such by-laws shall be the by-laws of Zenith Surviving Corporation until thereafter amended as provided by law and such by-laws of Zenith Surviving Corporation.

(c) As of the Effective Time of the Mergers, the articles of incorporation of the Millennium Surviving Corporation shall be as set forth in Exhibit D-1 to this Agreement, and such articles of incorporation shall be the articles of incorporation of Millennium Surviving Corporation until thereafter amended as provided by law and such articles of incorporation of Millennium Surviving Corporation.

(d) As of the Effective Time of the Mergers, the by-laws of the Millennium Surviving Corporation shall be as set forth in Exhibit D-2 to this Agreement, and such by-laws shall be the by-laws of Millennium Surviving Corporation until thereafter amended as provided by law and such by-laws of Millennium Surviving Corporation.

Section 1.6 DIRECTORS. The directors of Parent and the Company at the Effective Time of the Mergers shall be the directors of Zenith Surviving Corporation and Millennium Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Holdco at the Effective Time shall be seven members consisting of three members elected or appointed from designees of the Company, three members elected or appointed from designees of Parent, and one member to be mutually agreed upon by the parties hereto, which person shall be unaffiliated with the Company or Parent (such director being an "Independent Director").

Section 1.7 OFFICERS. Except as provided in this Section 1.7, the officers of Parent and the Company at the Effective Time of the Mergers shall be the officers of Zenith Surviving Corporation and Millennium Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Immediately after the Effective Time of the Mergers, Jack H. King will assume the position of president of Zenith Surviving Corporation, and Richard Ormond will assume the position of president and chief executive officer of Holdco. Holdco shall take all action necessary to elect additional members of management and executive officers of Holdco.

Section 1.8 SHAREHOLDERS' MEETING. In order to consummate the Zenith Merger, Parent, acting through its board of directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting"), as soon as practicable after the Registration Statement (as defined in Section 1.10 hereof) is declared effective, for the purpose of considering and taking action upon this Agreement. Subject to the fiduciary duties of Parent's board of directors under applicable law, Parent shall include in the Proxy Statement/Prospectus/Consent Solicitation (as defined in Section 1.10 hereof) the recommendation of the Board of Directors of Parent that shareholders of Parent vote in favor of the Zenith Merger, the issuance of shares of Holdco Common Stock (as defined in Section 2.1(b)) pursuant to this Agreement and the consummation of the transactions contemplated hereby. Nothing contained in the preceding sentence shall prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Section 1.9 CONSENT SOLICITATION. As soon as practicable after the Registration Statement is declared effective, in order to consummate the Millennium Merger, the Company shall commence a solicitation of consents (the "Consents") from the holders of all outstanding shares of the capital stock of the Company (the "Consent Solicitation") to approve the Millennium Merger and the transactions contemplated thereunder. The Consent Solicitation shall be included in the Proxy Statement/Prospectus/Consent Solicitation (as hereinafter defined). The effectiveness of such approval will be conditioned upon obtaining valid affirmative consents from holders of not less than a majority of the outstanding shares of Company Common Stock and the outstanding shares of Company Preferred Stock. Subject to the fiduciary duties of the Company's board of directors under applicable law, and to Section 7.1(c)(iii) hereof, the Company shall include in the Consent Solicitation, the recommendation of its board of directors that the shareholders vote in favor of the Millennium Merger and the related transactions. Except as may be required by the Company's Board of Directors acting in compliance with their fiduciary duties, the Company shall use its best efforts in the making of the Consent Solicitation and in causing the approval of the Millennium Merger and the related transactions to become effective as soon as practicable after the Registration Statement is declared effective, including but not limited to, fixing a record date for the purpose of determining the holders of capital stock entitled to consent to the approval of the Millennium Merger and the related transactions and distributing the consents to the holders of capital stock of the Company. The Company shall deliver to Parent, promptly after receipt, but in no case, more than 2 business days after receipt, notice of receipt of all consents received pursuant to the Consent Solicitation and filing of such consents with the Secretary of the Company. The Company shall promptly file with the Secretary of the Company after receipt, but in no case, more than one (1) business day after receipt, all consents received pursuant to the Consent Solicitation. The Company shall ensure that the Consent Solicitation is conducted in accordance with all applicable laws.

Section 1.10 PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION; REGISTRATION STATEMENT. In connection with the solicitation of approval of this Agreement, the issuance of Holdco Common Stock pursuant to this Agreement and the Zenith Merger by Parent's shareholders, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Zenith Merger and this Agreement and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy

Statement/Prospectus/Consent Solicitation and, after consultation with the Company, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement to be mailed to its shareholders. Subject to Section 7.1(d)(iii) hereof, Parent shall include in the Proxy Statement/Prospectus/Consent Solicitation the recommendation of the board of directors of Parent that the shareholders of Parent vote in favor of the Zenith Merger, the issuance of Holdco Common Stock in connection with the Mergers and the transactions contemplated by this Agreement. Such definitive proxy statement shall also constitute a prospectus of Parent with respect to the Holdco Common Stock (as defined in Section 2.1(b)) to be issued in the Mergers and to be filed by Parent with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") filed by Parent with the SEC for the purpose of registering such shares of Holdco Common Stock (as defined in Section 2.1(b)) under the Securities Act of 1933, as amended (the "Securities Act"), the Consent Solicitation of the Company (such proxy statement, prospectus and Consent Solicitation being hereinafter referred to as the "Proxy Statement/Prospectus/Consent Solicitation"), and the definitive proxy statement to be distributed to Parent's shareholders relating to the approval of the Zenith Merger, the issuance of Holdco Common Stock (as defined in Section 2.1(b)) in the Mergers, and the transactions contemplated by this Agreement. The Company and Parent shall cooperate to promptly file the Registration Statement and shall use their reasonable efforts to have the Registration Statement declared effective by the SEC.

                                   ARTICLE II

                  EFFECTS OF THE MERGERS ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

Section 2.1 EFFECT ON PARENT CAPITAL STOCK. In accordance with the Zenith Merger Agreement, as of the Effective Time of the Mergers, by virtue of the Zenith Merger and without any action on the part of the holders of any shares of Parent Common Stock or any shares of common stock of Zenith Acquisition:

(a) CAPITAL STOCK OF ZENITH ACQUISITION. Each issued and outstanding share of common stock, par value $0.01 per share, of Zenith Acquisition shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Zenith Surviving Corporation.

(b) CONVERSION OF PARENT COMMON STOCK. Subject to Section 2.1(c) and Section 2.3(e) hereof, each issued and outstanding share of common stock, par value $0.01 per share ("Parent Common Stock"), of Parent shall be converted into the right to receive one fully paid and nonassessable share of common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock") (the "Zenith Exchange Ratio"). As of the Effective Time of the Mergers, all such shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofor representing shares of Parent Common Stock, without any action on the part of Holdco, Parent or the holder thereof, shall be deemed to represent that number of shares of Holdco Common Stock determined by multiplying the shares of Parent Common Stock represented thereby by the Zenith Exchange Ratio. Each holder of a certificate representing any shares of Parent Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.3 hereof, without interest.

(c) APPRAISAL RIGHTS. Holders of all shares of the outstanding capital stock of Parent for which dissenters' rights, if any, shall have been perfected under section 1300 et seq. of the CGCL (the "Zenith Dissenting Shares") shall have those rights, but only those rights, of holders of "dissenting shares" under section 1300 et seq. of the CGCL. Parent shall give the Company prompt notice of any demand, purported demand or other communication received by Parent with respect to any Zenith Dissenting Shares or shares claimed to be Zenith Dissenting Shares, and the Company shall have the right to participate in all negotiations and proceedings with respect to such shares.

(d) ASSUMPTION AND CONVERSION OF PARENT OPTIONS. (i) As of the Effective Time of the Mergers, each outstanding option or warrant to purchase Parent Common Stock (a "Parent Option") issued under each stock option or warrant plan, program, agreement or arrangement of Parent (each a "Parent Stock Plan") shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of Holdco Common Stock equal to the number of shares of Parent Common Stock subject to such Parent Option immediately prior to the Effective Time of the Mergers, at an exercise price for each full share of Holdco Common Stock subject to such Parent Option equal to the exercise price per share of Parent Common Stock subject to such Parent Option. The number of shares of Holdco Common Stock that may be purchased by a holder upon the exercise of any Parent Option shall not include any fractional share of Holdco Common Stock but shall be rounded, in the case of any Parent Option other than an "incentive stock option" (within the meaning of section 422 of the Code), up and, in the case of any incentive stock option, down to the nearest whole share, if necessary.

(ii) As of the Effective Time of the Mergers, Holdco shall assume in full each Parent Option and all of the other rights and obligations of Parent under the Parent Stock Plans as provided herein. Section 4.2 of the Parent Disclosure Schedule sets forth a list summarizing all Parent Options under all of the Parent Stock Plans, including the term and the exercise price of each Parent Option. The assumption of a Parent Option by Holdco shall not terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Parent Option. Continuous employment with Parent shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time of the Mergers, and the provisions in the Parent Stock Plans and/or in any stock option agreement evidencing the terms and conditions of any Parent Option relating to the exercisability of any Parent Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of Holdco or any subsidiary. After such assumption, Holdco shall issue, upon any partial or total exercise of any Parent Option, in lieu of shares of Parent Common Stock, the number of shares of Holdco Common Stock to which the holder of the Parent Option is entitled pursuant to this Agreement. The assumption by Holdco of Parent Options shall not give holders of such Parent Options any additional benefits which they did not have immediately prior to the Effective Time of the Mergers. Nothing contained in this Section 2.1(d) shall require Holdco to offer or sell shares of

Holdco Common Stock upon the exercise of Parent Options assumed by Holdco if, in the reasonable judgment of Holdco or its counsel, such offer or sale would not be in accordance with the applicable federal or state securities laws or would require registration thereunder other than as contemplated in the following sentence. Holdco shall file with the SEC within two (2) days following the Effective Time of the Mergers a registration statement on Form S-8 under the Securities Act covering, to the extent applicable, the shares of Holdco Common Stock to be issued upon the exercise of Parent Options assumed by Holdco. Holdco shall use its reasonable efforts to qualify as soon as practicable after the Effective Time of the Mergers under the applicable state securities laws the issuance of the shares of Holdco Common Stock to be issued upon exercise of such Parent Options. Prior to the Effective Time of the Mergers, Parent shall make such amendments, if any, to the Parent Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.1(d).

  (iii) It is the intention of the parties that, to the extent that any Parent Option constitutes an incentive stock option immediately prior to the Effective Time of the Mergers, such Parent Option shall continue to qualify as an incentive stock option to the maximum extent permitted by section 422 of the Code, and that the assumption of Parent Options provided by this Section 2.1(d) shall satisfy the conditions of section 424(a) of the Code.

Section 2.2 EFFECT ON COMPANY COMMON STOCK. In accordance with the Millennium Merger Agreement, as of the Effective Time of the Mergers, by virtue of the Millennium Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of common stock of Millennium
Acquisition:

(a) CAPITAL STOCK OF MILLENNIUM ACQUISITION. Each issued and outstanding share of common stock, par value $0.01 per share, of Millennium Acquisition shall be converted into that number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Millennium Surviving Corporation equal to the Millennium Exchange Ratio multiplied by one.

(b) CONVERSION OF COMPANY CAPITAL STOCK. The parties hereto intend that the Millennium Exchange Ratio (as defined below) shall be calculated with the purpose of ensuring that the value of the Millennium Exchange Ratio shall result in a valuation that gives the shareholders of Parent immediately prior to the Effective Time of the Mergers an equity interest in Holdco that equals 55.5% after taking into consideration the conversion of convertible debt and any options exercised by optionholders of Parent and the Company. Subject to Sections 2.2(c), 2.2(d) and 2.3(e) hereof, (i) each issued and outstanding share of the common stock, no par value, of the Company (the "Company Common Stock"), shall be converted into the right to receive .6504 of a fully paid and nonassessable share of Holdco Common Stock (the "Millennium Exchange Ratio"), subject to adjustment for any Company Options exercised from the date hereof through the date of mailing of the Proxy Statement/Prospectus/Consent Solicitation to the shareholders of Parent, and (ii) each issued and outstanding share of preferred stock of the Company, no par value, (the "Company Preferred Stock", and together with the Company Common Stock, the "Company Capital Stock") shall be converted into the right to receive that number of fully paid and nonassessable shares of Holdco Common Stock that the holder of such shares of Company Preferred Stock would have been entitled to receive had such Company Preferred Stock been converted to Company Common Stock, in accordance with its terms, immediately prior to the Effective Time. As of the Effective Time of the Mergers, all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofor representing shares of Company Common Stock, without any action on the part of Holdco, the Company or the holder thereof, shall be deemed to represent that number of shares of Holdco Common Stock determined by multiplying the shares of Company Capital Stock by the Millennium Exchange Ratio. Each holder of a certificate representing any shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3 hereof, without interest.

(c) APPRAISAL RIGHTS. Holders of all shares of the outstanding capital stock of the Company for which dissenters' rights shall have been perfected under section 1300 et seq. of the CGCL (the "Millennium Dissenting Shares") shall have those rights, but only those rights, of holders of "dissenting shares" under section 1300 et seq. of the CGCL. The Company shall give Parent prompt notice of any demand, purported demand or other communication received by the Company with respect to any Millennium Dissenting Shares or shares claimed to be Millennium Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such shares. The Company agrees that, without the prior written consent of Parent, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any demand or purported demand respecting such shares.

(d) ASSUMPTION AND CONVERSION OF COMPANY OPTIONS. (i) As of the Effective Time of the Mergers, each outstanding option to purchase Company Common Stock (a "Company Option") issued under each stock option plan, program, agreement or arrangement of the Company (each a "Company Stock Plan") shall thereafter entitle the holder thereof to receive, upon the exercise thereof that number of shares of Holdco Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time of the Mergers by the Millennium Exchange Ratio, at an exercise price for each full share of Holdco Common Stock subject to such Company Option equal to the quotient obtained by dividing the exercise price per share of Company Common Stock subject to such Company Option by the Millennium Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal. The number of shares of Holdco Common Stock that may be purchased by a holder upon the exercise of any Company Option shall not include any fractional share of Holdco Common Stock but shall be rounded, in the case of any Company Option other than an incentive stock option, up and, in the case of any incentive stock option, down to the nearest whole share, if necessary.

(ii) As of the Effective Time of the Mergers, any securities convertible into shares of Company Common Stock immediately prior to the Effective Time of the Mergers, including without limitation that certain $5,000,000 Convertible Promissory Note and Agreement, dated June 11, 1997, as amended and supplemented, from time to time, other than warrants to purchase Company Capital Stock ("Company Convertible Securities") shall thereafter entitle the holder thereof to receive, upon the exercise thereof that number of shares of Holdco Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Convertible Security immediately prior to the Effective Time of the Mergers by the Millennium Exchange Ratio, at an exercise price for each full share of Holdco Common Stock subject to such Company Convertible Security equal to the quotient obtained by dividing the exercise price per share of Company Common Stock subject to such Company Convertible Security by the Millennium Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal.

(iii) As of the Effective Time of the Mergers, Holdco shall assume in full each Company Option and all of the other rights and obligations of the Company under the Company Stock Plans as provided herein. Section 3.2 of the Company Disclosure Schedule sets forth a list summarizing all Company Options under all of the Company Stock Plans, including the term and the exercise price of each Company Option. The assumption of a Company Option by Holdco shall not terminate or modify (except as required hereunder or under the terms of any Company Stock Plan or any stock option agreement in effect as of the date hereof evidencing any Company Option) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Company Option. Continuous employment with the Company shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time of the Mergers, and the provisions in the Company Stock Plans and/or in any stock option agreement evidencing the terms and conditions of any Company Option relating to the exercisability of any Company Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of Holdco or any subsidiary. After such assumption, Holdco shall issue, upon any partial or total exercise of any Company Option, in lieu of shares of Company Common Stock, the number of shares of Holdco Common Stock to which the holder of the Company Option is entitled pursuant to this Agreement. The assumption by Holdco of Company Options shall not give holders of such Company Options any additional benefits which they did not have immediately prior to the Effective Time of the Mergers. Nothing contained in this Section 2.2(d) shall require Holdco to offer or sell shares of Holdco Common Stock upon the exercise of Company Options assumed by Holdco if, in the reasonable judgment of Holdco or its counsel, such offer or sale would not be in accordance with the applicable federal or state securities laws or would require registration thereunder other than as contemplated in the following sentence. Holdco shall file with the SEC within two (2) days following the Effective Time of the Mergers a registration statement on Form S-8 under the Securities Act covering, to the extent applicable, the shares of Holdco Common Stock to be issued upon the exercise of Company Options assumed by Holdco. Holdco shall use its reasonable efforts to qualify as soon as practicable after the Effective Time of the Mergers under the applicable state securities laws the issuance of the shares of Holdco Common Stock to be issued upon exercise of such Company Options. Prior to the Effective Time of the Mergers, the Company shall make such amendments, if any, to the Company Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.2(d).

(iv) It is the intention of the parties that, to the extent that any Company Option constitutes an incentive stock option immediately prior to the Effective Time of the Mergers, such Company Option shall continue to qualify as an incentive stock option to the maximum extent permitted by section 422 of the Code, and that the assumption of Company Options provided by this Section 2.2(d) shall satisfy the conditions of section 424(a) of the Code.

(e) TREATMENT OF COMPANY COMMON STOCK HELD BY PARENT. Notwithstanding anything in this Agreement to the contrary, each issued and outstanding share of Company Common Stock held by Parent, Holdco or any of their respective subsidiaries (including any such shares acquired by Holdco simultaneously with the Effective Time of the Mergers and any such shares held by corporations (other than the Company) that become subsidiaries of Holdco simultaneously with the Effective Time of the Mergers (but excluding any shares acquired pursuant to Section 2.2(a) hereof)) shall be converted into .6504 of a fully paid and nonassessable share of common stock of the Millennium Surviving Corporation.

Section 2.3 EXCHANGE OF SHARES AND CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time of the Mergers, Holdco shall deposit with American Stock Transfer & Trust Company or such other bank or trust company as may be designated by Holdco (the "Exchange Agent"), for the benefit of the holders of shares of Parent Common Stock and Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Holdco Common Stock (such shares of Holdco Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Mergers, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 2.1 and 2.2 hereof in exchange for outstanding shares of Parent Common Stock and Company Common Stock.

(b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time of the Mergers, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Mergers represented outstanding shares of Parent Common Stock or Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Holdco Common Stock pursuant to Section 2.1 or 2.2 hereof,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Holdco may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holdco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Holdco, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Holdco Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Parent Common Stock or Company Common Stock which is not registered in the transfer records of Parent or the Company, as applicable, a certificate representing the proper number of shares of Holdco Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Holdco Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Holdco that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the certificate representing shares of Holdco Common Stock and cash in lieu of any fractional shares of

Holdco Common Stock as contemplated by this Section 2.3. No interest shall be paid or accrue on any cash payable in lieu of any fractional shares of Holdco Common Stock.

(c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Holdco Common Stock with a record date after the Effective Time of the Mergers shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Holdco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e) hereof, until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Holdco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Holdco Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Mergers theretofor paid with respect to such whole shares of Holdco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Mergers but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holdco Common Stock.

(d) NO FURTHER OWNERSHIP RIGHTS IN PARENT COMMON STOCK AND COMPANY CAPITAL STOCK. All shares of Holdco Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.3(c) or 2.3(e) hereof) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Parent Common Stock or Company Capital Stock theretofor represented by such Certificates, subject, however, to the obligation of the Zenith Surviving Corporation or the Millennium Surviving Corporation, as applicable, to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Mergers which may have been declared or made by Parent or the Company, as applicable, on such shares of Parent Common Stock and Company Capital Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time of the Mergers, and there shall be no further registration of transfers on the stock transfer books of the Zenith Surviving Corporation or the Millennium Surviving Corporation, as applicable, of the shares of Parent Common Stock or Company Capital Stock which were outstanding immediately prior to the Effective Time of the Mergers. If, after the Effective Time of the Mergers, Certificates are presented to the Zenith Surviving Corporation or the Millennium Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

(e) FRACTIONAL SHARES. (i) No certificates representing fractional shares of Holdco Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Holdco.

(ii) Notwithstanding any other provision of this Agreement, each holder of shares of Parent Common Stock or Company Capital Stock converted pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (i) such fraction multiplied by (ii) the average of the closing price of a share of

Parent Common Stock for the ten most recent trading days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time of the Mergers, as reported on the Nasdaq National Market.

(f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Mergers shall be delivered to Holdco, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Holdco for payment of their claim for Holdco Common Stock, any cash in lieu of fractional shares of Holdco Common Stock and any dividends or distributions with respect to Holdco Common Stock.

(g) NO LIABILITY. None of Parent, Holdco, Zenith Acquisition, Millennium Acquisition, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Holdco Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Mergers, or immediately prior to such earlier date on which any shares of Holdco Common Stock, any cash in lieu of fractional shares of Holdco Common Stock or any dividends or distributions with respect to Holdco Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Zenith Surviving Corporation or the Millennium Surviving Corporation, as applicable, free and clear of all claims or interest of any person previously entitled thereto.

(h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Holdco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Holdco.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the schedule delivered to Parent prior to the execution of this Agreement setting forth specific exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent, Holdco, Zenith Acquisition, and Millennium Acquisition as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

Section 3.1 ORGANIZATION. The Company is a corporation, duly organized, validly existing, duly qualified or licensed to do business and in good standing under the laws of the State of California and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Company Material Adverse Effect. Except as disclosed in Section 3.1 of the Company Disclosure Schedule, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity. As used in this Agreement, "Company Material Adverse Effect" means any event, change in or effect, individually or in the aggregate with such other events, changes or effects, on the business of the Company, that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of the Company, or (ii) the ability of the Company to consummate any of the transactions or to perform its obligations under this Agreement or any other agreements executed in connection herewith, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Company Material Adverse Effect: (a) conditions affecting the computer industry or companies providing services similar to those provided by the Company, as a whole,(b) any matter identified in Section
3.5 of the Company Disclosure Schedule, or (c) any requirement by the Company for working capital contemplated to be provided by Parent pursuant to Section
5.13 hereof.

Section 3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 30,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 21,335,602 shares of Company Common Stock are issued and outstanding, (ii) 9,600,000 shares of Series A Company Preferred Stock are issued and outstanding, (iii) 2,000,000 shares of Series B Company Preferred Stock are issued and outstanding, (iv) no shares of Series C Company Preferred Stock are issued and outstanding, (v) 2,000,000 shares of Series D Company Preferred Stock are issued and outstanding, (vi) no shares of Series E Company Preferred Stock are issued and outstanding, (vii) no shares of Series F Company Preferred Stock are issued and outstanding, and (viii) 5,827,973 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Plans and all other employee benefit plans of the Company, including (A) 3,732,518 shares reserved for issuance pursuant to outstanding awards and 2,057,474 shares reserved for issuance pursuant to future awards under the Millennium 1996 and 1998 Stock Option Plans, and (B) no shares reserved for issuance pursuant to outstanding awards and 37,981 shares reserved for issuance pursuant to future awards under the Millennium 1997 Employee Stock Purchase Plan. As of the Effective Time of the Mergers, no shares of the Company Preferred Stock will be issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

(b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule,
(i) there is no outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Rights") to purchase or otherwise to receive from the Company any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which the Company is a party or is bound with respect to the voting of the capital stock of the Company.

Section 3.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY
ACTION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and any other agreements executed in connection herewith to which it is a party and, subject to obtaining any necessary approval of its shareholders as contemplated by Section 1.9 hereof with respect to the Millennium Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any other agreements executed in connection herewith to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company's board of directors, and subject only to approval of the Millennium Merger by the Company's shareholders and the filing and recordation of the Millennium Merger Agreement pursuant to the CGCL, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and any other agreements executed in connection herewith and the consummation by it of the transactions contemplated hereby and thereby. Each of this Agreement and any other agreements executed in connection herewith to which it is a party have been duly executed and delivered by the Company and, assuming each of this Agreement and such other agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The board of directors of the Company has duly and validly approved and taken all corporate action required to be taken by such board of directors for the consummation of the transactions contemplated by this Agreement and the other agreements executed in connection herewith to which it is a party. The affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock and the outstanding shares of Company Preferred Stock are the only votes of the holders of any class or series of Company capital stock necessary to approve the Millennium Merger. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Millennium Merger, this Agreement, any other agreements executed in connection herewith or any of the transactions contemplated by this Agreement or in any such other agreements.

Section 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed in
Section 3.4 of the Company Disclosure Schedule and for filings, permits, authorizations, consents and approvals as may be required under the Exchange Act, the approval of this Agreement and the Millennium Merger by the Company's shareholders and the filing and recordation of the Certificate of Merger as required by the DGCL and the Millennium Merger Agreement as required by the CGCL, none of the execution, delivery or performance of this Agreement or any other agreement executed in connection herewith by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof, will (i) conflict with or result in any breach of any provision of the articles of incorporation of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency

(a "Governmental Entity"), (iii) except as set forth in Section 3.4 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound (collectively, the "Company Agreements"), or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets, except in the case of clause (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not have a Company Material Adverse Effect.

Section 3.5 ABSENCE OF CERTAIN CHANGES. Except to the extent disclosed in
Section 3.5 of the Company Disclosure Schedule, since September 30, 1997, the Company has conducted its business and operations consistent with past practice only in the ordinary and usual course. Except to the extent disclosed in
Section 3.5 of the Company Disclosure Schedule, from September 30, 1997 through the date of this Agreement, there has not occurred (i) any event, change, or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having a Company Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company, or (iii) any change by the Company in accounting principles or methods, except insofar as may be required by a change in United States generally accepted accounting principles ("GAAP"). Since September 30, 1997, other than those corporate actions approved by the Company's Board of Directors and specified in the minutes of the meetings of the Company's Board of Directors, the Company has not taken any of the actions prohibited by
Section 5.1 hereof.

Section 3.6 NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, since September 30, 1997 and except as set forth in Section 3.6 of the Company Disclosure Schedule, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required to be reflected or reserved against on a balance sheet of the Company (including the notes thereto) prepared in accordance with GAAP as applied in preparing the balance sheets of the Company as of September 30, 1997, December 31, 1997, March 31, 1998 and June 30, 1998. Section 3.6 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, any of the other agreements executed in connection herewith, the Millennium Merger or the other transactions contemplated hereby or thereby.

Section 3.7 INFORMATION IN CONSENTS AND REGISTRATION STATEMENT. The Proxy Statement/ Prospectus/Consent Solicitation will not, at the date mailed to the shareholders of the Company and at the time of the effectiveness of the Registration Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent, Holdco, Zenith Acquisition or Millennium Acquisition in writing expressly for inclusion in the Proxy Statement/Prospectus/Consent Solicitation. None of the information supplied in writing by the Company expressly for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees to correct promptly any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus/Consent Solicitation so as to correct the same and to cause the Proxy Statement/Prospectus/Consent Solicitation as so corrected to be disseminated to Parent's shareholders and the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus/Consent Solicitation shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and other applicable laws.

Section 3.8 EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.8 of the Company Disclosure Schedule contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any ERISA Affiliate (the "Company Plans"). Section 3.8(a) of the Company Disclosure Schedule identifies each of the Company Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Plan or modify or change any existing Company Plan that would affect any current or former employee or director of the Company, or any ERISA Affiliate.

(b) With respect to each of the Company Plans, the Company has heretofore delivered to the Parent true and complete copies of each of the following documents, as applicable:

(i) a copy of the Company Plan documents (including all amendments thereto) for each written Company Plan or a written description of any Company Plan that is not otherwise in writing;

(ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three plan years ending prior to the date of this Agreement for which such a report was filed;

(iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three plan years ending prior to the date of this Agreement;

(iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

(v) if the Company Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

(vi) all contracts relating to the Company Plans with respect to which the Company or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

(vii) the most recent determination letter received from the IRS with respect to each Company Plan that is intended to be qualified under section 401(a) of the Code.

(c) None of the Company Plans is subject to Title IV of ERISA, and neither the Company nor any ERISA Affiliate has at any time sponsored, maintained, contributed to or been required to make contributions to any employee pension benefit plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA (including without limitation any "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA). No liability under Title IV of ERISA has been incurred by the Company, or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any liability under such Title.

(d) None of the Company, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975(a) or (b), 4976 or 4980B of the Code.

(e) All contributions and premiums which the Company or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company.

(f) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

(g) Each of the ERISA Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified. The Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

(h) Any fund established under an ERISA Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

(i) No amounts payable under any of the Company Plans or any other contract, agreement or arrangement with respect to which the Company may have any liability could fail to be deductible for Federal income tax purposes by virtue of section 162(m) or section 280G of the Code.

(j) No Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

(k) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

(l) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary under any such Company Plan or otherwise involving any such Company Plan (other than routine claims for benefits).

Section 3.9 LABOR MATTERS. (a) Except as set forth in Section 3.9 of the Company Disclosure Schedule, there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company and since inception there has not been any such action; to the knowledge of the Company, no union claims to represent the employees of the Company; the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; none of the employees of the Company are represented by any labor organization and the Company has no knowledge of any current union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees; there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth in Section
3.9 of the Company Disclosure Schedule, true, correct and complete copies of which have heretofore been delivered to Parent; the Company is, and has at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, immigration, equal employment opportunity, and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state agency; there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company; to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; to the knowledge of the Company, no federal, state, or local agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress; and there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened to be brought by any applicant for employment or current or former employees, or classes of the foregoing, alleging breach of any express or implied contract for employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as set forth in Section 3.9 of the Company Disclosure Schedule, there are no employment contracts, severance agreements, or confidentiality agreements with any employees of the Company. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement or any other employment contract or agreement to which the Company is a party.

(b) Since the enactment of Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 3.9 of the Company Disclosure Schedule, none of the employees of the Company has suffered an "employment loss" (as defined in the WARN Act) during the ninety day period prior to the execution of this Agreement.

Section 3.10 LITIGATION; COMPLIANCE WITH LAW. (a) Except to the extent disclosed in Section 3.10 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company which would have a Company Material Adverse Effect.

(b) The Company has complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

Section 3.11 NO DEFAULT. The business of the Company is not being conducted in default or violation of any term, condition or provision of (i) its respective articles of incorporation and by-laws, (ii) any Company Agreement, or (iii) any United States federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not have a Company Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a Company Material Adverse Effect.

Section 3.12 TAXES.

(a) Except as set forth in Section 3.12 of the Company Disclosure Schedule:

(i) the Company has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities (as hereinafter defined) all Tax Returns (as hereinafter defined) required to be filed by the Company and such Tax Returns are true, correct, and complete in all respects;

(ii) the Company has paid, or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) an adequate accrual in accordance with GAAP for the payment of, all Taxes (as hereinafter defined) for all periods ending through the date hereof;

(iii) there are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

(iv) no Federal, state, local or foreign Audits (as hereinafter defined) are presently pending with regard to any Taxes or Tax Returns of the Company and to the best knowledge of the Company no Audit is threatened;

(v) the Tax Returns of the Company have been examined by the applicable Tax Authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited;

(vi) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and no power of attorney granted by the Company with respect to any Taxes is currently in force;

(vii) the Company is not a party to any agreement providing for the allocation, indemnification, or sharing of Taxes; and

(viii) the Company has not been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

(b) "AUDIT" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all Federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

Section 3.13 MATERIAL CONTRACTS. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a Company Material Adverse Effect and there are no defaults thereunder, except those defaults that would not have a Company Material Adverse Effect.
Section 3.13 of the Company Disclosure Schedule sets forth a true and complete list of all material Company Agreements entered into by the Company since its inception that remain in full force and effect and all amendments to any such Company Agreements, and all non-competition agreements imposing restrictions on the ability of the Company to conduct business in any jurisdiction or territory.

Section 3.14 ASSETS. The Company has all assets, properties, rights and contracts necessary to permit the Company to conduct its business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not have a Company Material Adverse Effect.

Section 3.15 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.15 of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) the Company is not in violation of any federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, disposal, transport or handling of materials of Environmental Concern (collectively, "Environmental Laws"), and including, but not limited to, noncompliance with any permits or other governmental authorizations or the terms and conditions thereof.

(b) the Company has not received any communication or notice (written or oral), whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws; there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and there are no past or present circumstances, conditions, or incidents that could reasonably form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Seller has retained or assumed either contractually or by operation of law.

Section 3.16 TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 3.16 of the Company Disclosure Schedule, no contracts, agreements or other arrangements (oral or written) are in effect as of the date hereof between (i) on the one hand, the Company and (ii) on the other hand, any of its directors or their respective affiliates. For purposes of this Section 3.16 an "affiliate" of any Person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control", when used with respect to such Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings that correspond to the foregoing.

For purposes of this Agreement, "Person" shall mean any individual, partnership, corporation, unincorporated association, joint venture or other entity (including without limitation, any government or political subdivision of agency, department or instrumentality thereof).

Section 3.17 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Robert E. LaBlanc Associates Inc., to the effect that the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view (the "Company Opinion"), a copy of which opinion has been delivered to Parent and will be included in the Proxy Statement/Prospectus/Consent Solicitation delivered to the Company's shareholders. Robert E. LaBlanc Associates Inc. shall redeliver the Company Opinion, dated as of the date of mailing of the Proxy Statement/Prospectus/Consent Solicitation on the date of mailing, and consent to the inclusion of the Company Opinion in the Proxy Statement/Prospectus/Consent Solicitation.

Section 3.18 INTELLECTUAL PROPERTY. (a) Section 3.18(a) of the Company Disclosure Schedule is a true and complete list of all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Computer Software (as hereinafter defined), (v) copyright registrations and applications, (vi) material unregistered trademarks, service marks, and copyrights, and (vii) Internet domain names used or held for use in connection with the business of the Company, together with all licenses related to the foregoing (whether the Company is the licensee or licensor thereunder). Other than as listed in
Section 3.18 of the Company Disclosure Schedule, no agreement licensing the Intellectual Property (as hereinafter defined) of the Company to any licensee creates an option for such licensee to purchase any of the Intellectual Property owned by the Company or its affiliates, or would in any other way require the transfer of the Intellectual Property owned by the Company or any affiliate of the Company to such licensee. The Company currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Section
3.18 of the Company Disclosure Schedule.

(b) The term "Computer Software" shall mean other than off-the-shelf applications, (i) any and all material computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) material databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and (vi) all Internet domain names and content contained on all World Wide Web sites of the Company, in any such case utilized by the Company in connection with the conduct of its business as presently conducted or currently contemplated to be conducted, and can correctly process date data for all dates including those before, on or after 1999 without any loss of functionality or performance.

(c) Except as set forth on Section 3.18(c) of the Company Disclosure Schedule, the Company owns or has the right to use all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, service marks and service mark rights, and all goodwill of the business associated therewith, trade secrets, technology and know-how, Computer Software, Internet domain names, registrations for and applications for registration of trademarks, service marks and copyrights, and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use anywhere in the world in connection with the business of the Company as currently conducted (collectively, the "Intellectual Property"), free and clear of all liens or other encumbrances of any nature, except where the failure to so own or use such Intellectual Property would not have a Company Material Adverse Effect.

(d) All patents, registrations and applications for Intellectual Property that are used in and are material to the conduct of the business of the Company as currently conducted (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions, and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application of Intellectual Property therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

(e) To the knowledge of the Company, the conduct of the business of the Company as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party, which conflict or infringement would have a Company Material Adverse Effect. Other than as set forth in Section 3.18(d) of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property. To the knowledge of the Company, no third party is infringing the Intellectual Property.

(f) The Computer Software used by the Company in the conduct of its business was either: (i) developed by employees of the Company within the scope of their employment; (ii) developed on behalf of the Company by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company pursuant to written agreements; or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract which is in full force and effect, does not contain any change of control or other provision that would prevent Millennium Surviving Corporation from using such Computer Software and of which the Company is not in material breach except where the failure to have Computer Software so developed, licensed or acquired would not have a Company Material Adverse Effect. Except as set forth on Section 3.18(f) of the Company Disclosure Schedule, (x) no third party has had access to any of the source code for any of the Computer Software described in clause (i) or (ii) hereof and (y) no act has been done or omitted to be done by the Company to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of such Computer Software.

(g) Except as set forth on Section 3.18(g) of the Company Disclosure Schedule, all consents, filings, and authorizations by or with governmental authorities or third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained, except where the failure to obtain or make such consents, filings and authorizations will not prohibit the consummation of the Millennium Merger or have a Company Material Adverse Effect.

(h) The Company has not entered into any material consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Intellectual Property or the intellectual property of any third party other than as may be contained in the license agreements listed in Section 3.18(h) of the Company Disclosure Schedule.

(i) Except as set forth on Section 3.18(i) of the Company Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

(j) No former or present employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

(k) No material trade secret or confidential know-how or other material confidential information relating to the Company has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's interests in and to such confidential information.

Section 3.19 INSURANCE. The Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. Except as disclosed in Section
3.19 of the Company Disclosure, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. Except as disclosed in Section 3.19 of the Company Disclosure, the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 3.20 ACCOUNTS RECEIVABLE. Except as disclosed in Section 3.20 of the Company Disclosure Schedule, subject to any reserves set forth in the balance sheets of the Company at September 30, 1997, December 31, 1997, March 31, 1998, and June 30, 1998 (the "Company Balance Sheets"), the accounts receivable shown in the Company Balance Sheets arose in the ordinary course of business, were not, as of the respective dates of the Company Balance Sheets, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the respective dates of the Company Balance Sheets, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company arising after June 30, 1998 through the date of the Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet dated June 30, 1998 is believed by the Company as of the date of the Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet dated June 30, 1998.

Section 3.21 FINANCIAL STATEMENTS. Set forth in Section 3.21 of the Company Disclosure Schedule are (i) the Company Balance Sheets (including the related notes, if any), together with the related statements of operations and cash flows (including the related notes) for the respective periods then ended, and
(ii) monthly financial statements for each month from the date of the most recent Company Balance Sheet to the date hereof. Each of the financial statements included in Section 3.21 of the Company Disclosure Schedule (including the notes thereto) fairly presents the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods therein, subject to adjustments made thereto with respect to subsequent periods; provided, however, that the most recent Company Balance Sheet and each monthly financial statement provided to Parent pursuant to clauses (i) and (ii) above contain no material misstatement and fairly present the financial position of the Company as of June 30, 1998 and each such month end, respectively, in light of the circumstances then prevailing at the time of preparation of such financial statements. Each of the financial statements included in Section 3.21 of the Company Disclosure Schedule has been prepared in accordance with GAAP on a consistent basis during the periods involved, subject in the case of the December 31, 1997, March 31, 1998 and June 30, 1998 Company Balance Sheets and related states of operations and cash flows, to normal year-end audit adjustments in the ordinary course (none of which, individually or in the aggregate, would be material). Reserves are reflected on the September 30, 1997 Company Balance Sheet against all liabilities in amounts that have been established on a basis consistent with past practice and in accordance with GAAP, and such reserves are adequate, reasonable and appropriate. Except as set forth in Section 3.21 of the Company Disclosure Schedule, there have been no changes in reserves of the Company since the June 30, 1998 Company Balance Sheet.

Section 3.22 FULL DISCLOSURE. The Company has not knowingly failed to disclose to Parent any facts material to the Company's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by the Company in this Agreement and no statement by the Company in any document referred to herein (including the schedules and exhibits hereto), contains any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO, ZENITH ACQUISITION AND
                             MILLENNIUM ACQUISITION

Except as set forth in the schedule delivered to the Company prior to the execution of this Agreement setting forth specific exceptions to Parent's representations and warranties set forth herein (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as set forth below. Each exception set forth in the Parent Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

Section 4.1 ORGANIZATION. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. Section 4.1 of the Parent Disclosure Schedule sets forth a true, correct and complete list of the Subsidiaries of Parent. The term "Subsidiary", for purposes of this Agreement, shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party and its subsidiaries, taken together, of such party are not the majority holder of voting interests therein), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, "Parent Material Adverse Effect" means any event, change in or effect, individually or in the aggregate with such other events, changes or effects, on the business of Parent or its Subsidiaries, taken as a whole, that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, or regulatory status of Parent or its Subsidiaries, taken as a whole, or (ii) the ability of Parent, Holdco, Zenith Acquisition or Millennium Acquisition to consummate any of the transactions or to perform its obligations under this Agreement or any other agreements executed in connection herewith, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Parent Material Adverse Effect: a change in the market price or trading volume of Parent Common Stock, a failure by Parent to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, conditions affecting the computer industry as a whole or the U.S. economy as a whole, any effect arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby, or any matter identified in
Section 4.7 of the Parent Disclosure Schedule.

Section 4.2 CAPITALIZATION. (a) The authorized capital stock of Parent consists of: (i) 40,000,000 shares of Parent Common Stock, and (ii) 1,000 shares of Preferred Stock, no par value of Parent (the "Parent Preferred Stock"). As of the date hereof, (i) 20,511,772 shares of Parent Common Stock are issued and outstanding, (ii) no shares of the Parent Preferred Stock are issued and outstanding and (iii) 3,606,423 shares of Parent Common Stock are reserved for issuance pursuant to the Parent Stock Plans including (A) 1,989,090 shares reserved for issuance pursuant to outstanding awards and

438,333 shares reserved for issuance pursuant to future awards under the Zenith 1990 Stock Option Plan, (B) 81,000 shares reserved for issuance pursuant to outstanding awards and 98,000 shares reserved for issuance pursuant to future awards under the Zenith 1995 Non-Employee Directors' Stock Option Plan, and (C) 111,211 shares reserved for issuance pursuant to future awards under the Zenith Employee Stock Purchase Plan. The authorized capital Stock of Holdco consists of 60,000,000 shares of Holdco Common Stock and 5,000,000 shares of Holdco preferred stock, par value $.001 per share. As of the date hereof, 1,000 shares of Holdco Common Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock and Holdco Common Stock are validly issued, fully paid and nonassessable and all shares of Holdco Common Stock are held by Parent. The authorized capital stock of Zenith Acquisition consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 100 shares of Zenith Acquisition common stock are issued and outstanding, all of which are held by Holdco. The authorized capital stock of Millennium Acquisition consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 100 shares of Millennium Acquisition common stock are issued and outstanding, all of which are held by Holdco.

(b) Except as disclosed in Section 4.2(b) of the Parent Disclosure Schedule,
(i) there is no outstanding right to purchase or otherwise to receive from Parent or any of its Subsidiaries, including Holdco, any of the outstanding authorized but unissued shares of the capital stock of Parent or any of its Subsidiaries, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) there is no voting trust or other agreement or understanding to which Parent or any of its Subsidiaries, is a party or is bound with respect to the voting of the capital Stock of Parent or any of its Subsidiaries.

Section 4.3 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent, Holdco, Zenith Acquisition and Millennium Acquisition has full corporate power and authority to execute and deliver this Agreement and the other agreements executed in connection herewith to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements executed in connection herewith and the consummation of the Zenith Merger and of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent, Holdco, Zenith Acquisition or Millennium Acquisition and, subject to obtaining the approval of Parent's shareholders as contemplated by Section 2.1 hereof, no other corporate proceedings on the part of Parent, Holdco, Zenith Acquisition or Millennium Acquisition are necessary to authorize this Agreement or any other agreements executed in connection herewith or to consummate the transactions so contemplated. Each of this Agreement and the other agreements executed in connection herewith to which Parent, Holdco, Zenith Acquisition or Millennium Acquisition is a party has been duly executed and delivered by Parent, Holdco, Zenith Acquisition or Millennium Acquisition and, assuming each of this Agreement and such other agreements constitute a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of each of Parent, Holdco, Zenith Acquisition or Millennium Acquisition enforceable against them in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Holdco Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

Section 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the Merger Agreement as required by the CGCL, state blue sky laws and any applicable state takeover laws, and the approval by Parent's shareholders of the formation of Holdco and the issuance of Holdco Common Stock in the Merger, none of the execution, delivery or performance of this Agreement or any other agreement executed in connection herewith by Parent, Holdco, Zenith Acquisition and Millennium Acquisition nor the consummation by any of them of the transactions contemplated hereby or thereby, nor compliance by any of them with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the respective articles or certificates of incorporation or by-laws of Parent or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) except as set forth in Section 4.4 of Parent Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not have a Parent Material Adverse Effect.

Section 4.5 INFORMATION IN PROXY STATEMENT/PROSPECTUS. The Registration Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent, Holdco, Zenith Acquisition or Millennium Acquisition with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion in the Registration Statement. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Each of Parent, Holdco, Zenith Acquisition, and Millennium Acquisition agrees to correct promptly any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus/Consent Solicitation so as to correct the same and to cause the Proxy Statement/Prospectus/Consent Solicitation as so corrected to be disseminated to Parent's shareholders and the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus/Consent Solicitation shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and other applicable laws.

Section 4.6 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since October 1, 1995 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

Section 4.7 ABSENCE OF CERTAIN CHANGES. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1997 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course. From December 31, 1997 through the date of this Agreement, there has not occurred
(i) any event, change, or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would have a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries, or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

Section 4.8 RIGHTS AGREEMENT. Parent has taken all action that may be necessary
under that certain Rights Agreement, dated as of June   , 1996, between Parent
and American Stock Transfer & Trust Company (the "Rights Agreement") so that
(i) the execution of this Agreement and the other agreements executed in connection with the Zenith Merger, and any amendments hereto and thereto by the parties hereto and the consummation of the transactions contemplated hereby shall not cause (A) the Company to become an "Acquiring Person" (as defined in the Rights Agreement), or (B) a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) to occur, irrespective of the consummation of the transactions contemplated hereby and (ii) the Rights Agreement is otherwise inapplicable to this Agreement and the transactions contemplated hereby. Parent has furnished to the Company true and complete copies of all amendments to the Rights Agreement that satisfy the requirements of this Section 4.8 and such amendments are in full force and effect.

Section 4.9 ACTIVITIES OF ZENITH ACQUISITION AND MILLENNIUM ACQUISITION. Each of Holdco, Zenith Acquisition and Millennium Acquisition was formed for the purpose of participating in the Zenith Merger and Millennium Merger, as applicable, as contemplated in this Agreement. None of Holdco, Zenith Acquisition or Millennium Acquisition has carried on any business.

Section 4.10 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Parent has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Zenith Exchange Ratio is fair to holders of the Parent Common Stock from a financial point of view (the "Parent Opinion"), a copy of the written opinion of which will be delivered to the Company promptly after receipt thereof by Parent.

Section 4.11 NO DEFAULT. The businesses of Parent and its Subsidiaries are not being conducted in default or violation of any term, condition or provision of
(i) its respective articles of incorporation and by-laws, (ii) any note, bond, mortgage, indenture, guarantee, other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound, or
(iii) any United States federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Parent, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not have a Parent Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to Parent or any of its Subsidiaries is pending or, to the best knowledge of Parent, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a Parent Material Adverse Effect.

Section 4.12 FULL DISCLOSURE. Parent has not knowingly failed to disclose to the Company any facts material to the business, results of operations, assets, liabilities or financial condition of Parent and its subsidiaries taken as a whole. No representation or warranty by Parent in this Agreement and no statement by Parent in any document referred to herein (including the schedules and exhibits hereto), contains any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.13 LITIGATION. As of the date hereof, except as set forth in Section
4.13 of the Parent Disclosure Schedule or as disclosed in the Parent SEC Documents, there is no action, suit, proceeding or, to the best knowledge of Parent, investigation pending or, to the best knowledge of Parent, threatened, involving Parent or any of its Subsidiaries, by or before any court, governmental or regulatory authority or by any third party that would have a Parent Material Adverse Effect.

Section 4.14 TAXES. Except as set forth in Section 4.14 of the Parent Disclosure Schedule:

(a) Parent and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by, Parent and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects;

(b) Parent and each of its Subsidiaries has paid, or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) an adequate accrual in accordance with GAAP for the payment of, all Taxes for all periods ending through the date hereof;

(c) there are no liens for Taxes upon any property or assets of Parent or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

(d) no Federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of Parent and its Subsidiaries and to the best knowledge of Parent, no such Audit is threatened;

(e) the Tax Returns of Parent and each of its Subsidiaries have been examined by the applicable Tax Authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of Parent or any of its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited;

(f) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Parent or any of its Subsidiaries, and no power of attorney granted by Parent or any of its Subsidiaries with respect to any Taxes is currently in force;

(g) neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes; and

(h) neither Parent nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

Section 4.15 EMPLOYEE BENEFIT PLANS; ERISA. Except as set forth in Section 4.15 of the Zenith Disclosure Schedule:

(a) The Parent SEC Documents contain a list of each material employee benefit plan, program, policy or arrangement and each material employment, consulting, severance, change in control or similar agreement under which Zenith or any Subsidiary has any liability (the "Zenith Plans").

(b) None of the Zenith Plans is subject to Title IV of ERISA, and neither Zenith nor any ERISA Affiliate has at any time sponsored, maintained, contributed to or been required to make contributions to any employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA. No liability under Title IV of ERISA has been incurred by Zenith, any of its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Zenith or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title.

(c) Each of the Zenith Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

(d) No amounts payable under any of the Zenith Plans or any other contract, agreement or arrangement with respect to which Zenith or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of section 162(m) or section 280G of the Code.

(e) No Zenith Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Zenith, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Zenith, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

(f) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer or director of Zenith, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

Section 4.16 NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, since December 31, 1997 through the date of this Agreement and except as set forth in Section 4.16 of the Parent Disclosure Schedule, Parent has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have a Parent Material Adverse Effect or would be required to be reflected or reserved against on a balance sheet of Parent (including the notes thereto) prepared in accordance with GAAP as applied in preparing the balance sheet of Parent as of December 31, 1997. Section 4.16 of the Parent Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of Parent which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, any of the other agreements executed in connection herewith, the Zenith Merger or the other transactions contemplated hereby or thereby.

Section 4.17 TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 4.17 of the Parent Disclosure Schedule, or in the Parent SEC Documents filed prior to the date hereof, since December 31, 1997 there have been no transactions, agreements, arrangements or understandings between Parent or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE V

                                   COVENANTS

Section 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, except as expressly provided in this Agreement, or (ii) with the prior written consent of Parent, after the date hereof and prior to the Effective
Time:

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(a) the business of the Company shall be conducted only in the ordinary and customary course consistent with past practice, and the Company shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

(b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock or Company Preferred Stock;

(c) the Company shall not: (i) amend its articles of incorporation or by-laws,(ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options (except options issued to newly hired employees consistent with past practice), warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company, other than issuances pursuant to the exercise of Company Options outstanding on the date hereof, (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

(d) the Company shall not modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

(e) the Company shall not permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

(f) the Company shall not: (i) incur or assume any long-term debt, except for amounts not in excess of $50,000 in the aggregate, or except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness in amounts not consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in accordance with past practice), or (iv) except as specifically contemplated herein, enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets) and other than capital expenditures pursuant to the Company's capital expenditures budget previously delivered to Parent and other capital expenditures that do not exceed $25,000 in the aggregate since June 30, 1998;

(g) the Company shall not: (i) change any of the accounting principles used by it unless required by GAAP, or (ii) take or knowingly allow to be taken any action which would jeopardize qualification of the Millennium Merger as a nonrecognition transfer under the Code;

(h) the Company shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations (x) in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company, or (y) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (y) are legally required to be paid and are also not otherwise payable in accordance with clause (x) above, the Company will notify Parent in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $50,000 in value, reasonably in advance of their payment);

(i) the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Millennium Merger);

(j) the Company shall not take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

(k) the Company shall not voluntarily make or agree to make any changes in Tax accounting methods or any material Tax election, waive or consent to the extension of any statute of limitations with respect to Taxes, or consent to any assessment of Taxes, or settle or compromise any Audit; and

(l) the Company shall not (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice, as disclosed in Section 3.8 of the Company Disclosure Schedule), or to persons providing management services; (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan; or (iii) make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an employee benefit plan or otherwise;

(m) except as specifically described on Schedule 5.1(m) of the Company Disclosure Schedule, the Company shall not (i) pay or agree to pay or make any accrual or arrangement for payment of any severance, pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate except in the ordinary course of business consistent with past practice; (ii) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice; (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (iv) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

(n) From and after the date hereof, the Company shall not effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of the Company, without complying fully with any and all notice obligations (and/or pay and benefits in lieu of notice) under the WARN Act or any similar obligation under applicable state or local law requiring notice (and/or pay and benefits in lieu of notice) to employees in the event of a plant closing or layoff. For purposes of the WARN Act and this Agreement, the Effective Time of the Mergers is and shall be the same as the "effective date" within the meaning of the WARN Act; and

(o) the Company shall not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

Section 5.2 INTERIM OPERATIONS OF PARENT AND HOLDCO. Parent covenants and agrees that, except (i) as expressly provided in this Agreement, (ii) with respect to the amendment of the Zenith 1995 Non-Employee Directors' Stock Option Plan pursuant to a proposal as set forth in Section 5.2 of the Parent Disclosure Schedule, or (iii) with the prior written consent of the Company, after the date hereof and prior to the Effective Time:

(a) Parent will not, directly or indirectly, split, combine or reclassify the outstanding Parent Common Stock or Holdco Common Stock;

(b) Neither Parent nor Holdco shall: (i) amend its articles or certificate of incorporation or by-laws, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital Stock other than regular quarterly cash dividends consistent with past practice;

(c) neither Parent nor Holdco shall: (i) change any of the accounting principles used by it unless required by GAAP, or (ii) take or knowingly allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

(d) neither Parent, Holdco, nor any of their respective Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of Parent, Holdco, Zenith Acquisition and Millennium Acquisition contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

(e) neither Parent, Holdco, nor any of their respective Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

Section 5.3 ACCESS TO INFORMATION. Each of the Company and Parent shall afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent or the Company, as applicable, access, during normal business hours, during the period prior to the Effective Time of the Mergers, to all of its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall furnish promptly to Parent or the Company, as applicable, all information concerning its business, properties and personnel as such

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

other party may reasonably request. Unless otherwise required by law, until the Effective Time, each such party will hold any such information which is nonpublic in confidence in accordance with the provisions of that certain Confidentiality Agreement between the Company and Parent, dated as of November 21, 1997 (the "Confidentiality Agreement"), subject to the requirements of applicable law. For purposes of this Section 5.3 only, Parent shall be deemed to include each of Parent's Subsidiaries.

Section 5.4 CONSENTS AND APPROVALS. Each of the Company, Parent, Holdco, Zenith Acquisition and Millennium Acquisition will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement, the other agreements executed in connection herewith and the transactions contemplated hereby and thereby. Each of the Company, Parent, Holdco, Zenith Acquisition and Millennium Acquisition will, and will cause its respective Subsidiaries, if any, to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Holdco, Zenith Acquisition, Millennium Acquisition, the Company or any of their respective Subsidiaries, if any, in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement or any other agreement executed in connection herewith.

Section 5.5 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Mergers and the other transactions contemplated by this Agreement and any other agreement executed in connection herewith. In case at any time after the Effective Time of the Mergers any further action is necessary or desirable to carry out the purposes of this Agreement or any other agreement executed in connection herewith, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

Section 5.6 PUBLICITY. So long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Mergers, this Agreement, any other agreement executed in connection herewith, or the other transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with the Nasdaq Stock Market.

Section 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time of the Mergers, and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any other agreement executed in connection herewith; provided, however, that the delivery of any notice pursuant to this
Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.8 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. Holdco agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Millennium Surviving Corporation to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of Parent, the Company, any of their respective subsidiaries or affiliates, or of any of their respective successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the charter or by-laws of Parent or the Company, as the case may be, or otherwise in effect on the date hereof (pursuant to an indemnification agreement or otherwise), with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Holdco shall, or shall cause the Millennium Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Parent or the Company, as the case may be, on the date hereof (provided that Parent or the Company, as the case may be, may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Holdco shall, or shall cause the Millennium Surviving Corporation or the Zenith Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him or her in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Millennium Surviving Corporation, the Zenith Surviving Corporation, or a Subsidiary of the Company or the Zenith Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume, the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party, unless, in the opinion of such separate counsel, (i) such Indemnified Party has available to him one or more defenses to such Assertion that may not be available to the Indemnitors, (ii) there is otherwise a conflict of interest between the Indemnified Party, on the one hand, and the Indemnitors, on the other hand, or (iii) the Indemnitors fail to vigorously pursue the defense of the asserted claim. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, nor shall Parent settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.8 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties. The provisions of this
Section 5.8 are not intended to constitute insurance. To the extent that any policy of insurance shall provide all or any part of the indemnity owed to the Indemnified Parties, or any of them, hereunder, the Indemnitors shall be relieved of their obligation with regard thereto. No acceptance by an Indemnified Party of any defense from any third party with respect to an Assertion shall be deemed to constitute a waiver by such Indemnified Party of its rights under this Section 5.8 or to receive the full measure of the indemnity provided for hereby.

Section 5.9 COOPERATION. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and any other agreement executed in connection herewith, and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Mergers and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

Section 5.10 NASDAQ LISTING APPLICATION. Prior to the Effective Time of the Mergers, Parent will file, or will cause Holdco to file, with the Nasdaq National Market a notification for listing of shares covering the shares of Holdco Common Stock issuable in the Mergers or as a result of Holdco's assumption of the Company Options and the Parent Options described in Sections 2.1(d) and 2.2(d) hereof.

Section 5.11 AFFILIATE AGREEMENTS. (a) The Company has, concurrently with the execution of this Agreement, delivered to Parent a list setting forth the names of all persons who are expected to be, at the effective time of the consents pursuant to the Consent Solicitation, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.11 to execute a written agreement as soon as practicable after the date hereof, in substantially in the form of Exhibit E hereto.

(b) Parent shall, within five business days of the date hereof, deliver to the Company a list setting forth the names of all persons who are expected to be, at the time of the Special Meeting, in Parent's reasonable judgment, "affiliates" of Parent for purposes of Rule 145 under the Securities Act. Parent shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section
5.11 to execute a written agreement as soon as practicable after the date hereof, in substantially in the form of Exhibit F hereto.

Section 5.12 LETTERS OF ACCOUNTANTS. The Company will use reasonable best efforts to cause to be delivered to Parent a letter and consents from its independent auditors, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to Parent and customary in scope and substance for letters and consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

Section 5.13 WORKING CAPITAL FUNDS. Parent hereby agrees to fund the working capital requirements of the Company between the date of execution of this Agreement and the Closing Date. In connection therewith, to the extent the Company wishes to request a working capital advance at any time during the period specified above, it shall submit a Request for Working Capital Funds in the form of Exhibit G hereto.

Section 5.14 FINANCIAL STATEMENTS. The Company hereby agrees to deliver to Parent copies of monthly financial statements with respect to each month ended from the date of this Agreement through the Closing Date no later than fifteen business days following the end of each such month.

                                   ARTICLE VI

                                   CONDITIONS

Section 6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, on the one hand, and Parent, Holdco, Zenith Acquisition and Millennium Acquisition, on the other hand, to consummate the Mergers are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) at or before the Closing of the following conditions:

(a) this Agreement shall have been adopted and the Millennium Merger and the transactions related thereto shall have been approved pursuant to the Consent Solicitation by the shareholders of the Company in accordance with the CGCL;

(b) this Agreement shall have been adopted and the Zenith Merger, the issuance of Holdco Common Stock in the Mergers and transactions related thereto shall have been approved by the shareholders of Parent in accordance with the rules of the Nasdaq National Market and the CGCL and the shares of Holdco Common Stock to be so issued shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance;

(c) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the

Mergers or the effective operation of the business of Zenith Surviving Corporation or Millennium Surviving Corporation after the Effective Time of the Mergers;

(d) all actions by or in respect of or filings with any governmental body, agency official, or authority required to permit the consummation of the Mergers shall have been obtained but excluding any consent, approval, clearance or confirmation the failure to obtain which would not have a Parent Material Adverse Effect or, after the Effective Time, a material adverse effect on Millennium Surviving Corporation or the Zenith Surviving Corporation; and

(e) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

Section 6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT, HOLDCO, ZENITH ACQUISITION AND MILLENNIUM ACQUISITION. The obligations of Parent, Holdco, Zenith Acquisition and Millennium Acquisition to consummate the Mergers are subject to the satisfaction (or waiver by Parent) at or before the Closing of the following further conditions:

(a) the representations and warranties of the Company shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time;

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(c) Parent shall have received a certificate executed by the President or a Vice President of the Company, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section 6.2 have occurred;

(d) the Company shall have obtained, and there shall be in full force and effect, the consents described in Section 6.2 of the Company Disclosure Schedule;

(e) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which could have a Company Material Adverse Effect;

(f) all of the issued and outstanding Company Preferred Stock shall have been converted to Company Common Stock and there shall be no class or series of any capital stock of the Company outstanding other than Company Common Stock;

(g) the Company shall have caused all warrants to purchase Company Common Stock and Company Preferred Stock including, without limitation, the warrants granted in accordance with the Agreement to Guarantee, dated April 6, 1998, by and among the Company, BRC Holdings, Inc., Parent and JBJ Partners, Inc., and the Warrant to Purchase Series C Preferred Stock, dated as of May 17, 1996, held by JBJ Partners, Ltd., to be converted into that number of shares of Company Common Stock equal to the net number of shares of Company Common Stock into which each such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the Millennium Merger;

(h) any default under the terms and provisions of the Promissory Note and related loan documentation, each dated as of April 2, 1998, between the Company and Wells Fargo Bank (Texas), National Association, shall have been cured or waived prior to the Effective Time of the Mergers;

(i) the respective shareholders of Parent and the Company shall not have asserted in accordance with the CGCL appraisal rights for their shares of Company Capital Stock and Parent Common Stock, respectively, for a material amount;

(j) the persons identified on Exhibit H to this Agreement shall have entered into Employment Agreements with the Company, in form and substance satisfactory to Parent, and as of the Effective Time, at least 80% of the remaining persons employed by the Company as of the date of this Agreement shall have consented to assume comparable positions in the Millennium Surviving Corporation upon consummation of the Millennium Merger, such consents to be in form and substance satisfactory to Parent; and

(k) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated the Effective Time of the Mergers, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for Federal income tax purposes, the Zenith Merger will be treated as a nonrecognition transfer of Parent Common Stock by those holders thereof to Holdco for shares of Holdco Common Stock.

(l) In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of Parent, Holdco, Zenith Acquisition, Millennium Acquisition, the Company, and others, and the parties agree to provide Skadden, Arps, Slate, Meagher & Flom LLP with such certificates as Skadden, Arps, Slate, Meagher & Flom LLP may reasonably request in connection with rendering its opinion.

Section 6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Millennium Merger are subject to the satisfaction (or waiver by the Company) at or prior to the Closing of the following further conditions:

(a) the representations and warranties of Parent, Holdco, Zenith Acquisition and Millennium Acquisition shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time;

(b) each of Parent, Holdco, Zenith Acquisition and Millennium Acquisition shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent, Holdco, Zenith Acquisition or Millennium Acquisition, as the case may be, at or prior to the Effective Time of the Mergers;

(c) the Company shall have received a certificate executed by the President or a Vice President of Parent, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section 6.3 have occurred;

(d) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have a Parent Material Adverse Effect; and

(e) the Company shall have received an opinion of Arter & Hadden, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for Federal income tax purposes, the Millennium Merger will be treated as a nonrecognition transfer of Company Common Stock by those holders thereof (other than Parent) to Holdco for shares of Holdco Common Stock.

In rendering such opinion, Arter & Hadden may receive and rely upon representations contained in certificates of the Company and others, and the parties agree to provide Arter & Hadden with such certificates as Arter & Hadden may reasonably request in connection with rendering its opinion.

                                  ARTICLE VII

                                  TERMINATION

Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Mergers contemplated herein may be abandoned at any time prior to the Effective Time of the Mergers, whether before or after shareholder approval thereof:

(a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

(b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

(i) if the Merger shall not have occurred on or prior to March 31, 1999; provided, however, that the right to terminate this Agreement under this
Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Mergers to occur on or prior to such date; or

(ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

(c) By the Board of Directors of the Company:

(i) if Parent, Holdco, Zenith Acquisition or Millennium Acquisition breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect and, in each case, such breach or failure cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach or failure;

(ii) if the approval of the shareholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or any adjournment thereof; or

(iii) if the Board of Directors of the Company determines in its good faith judgment, after consultation with its legal and financial advisors, that failure to terminate this Agreement could result in the violation of the fiduciary duties of the members of the Board of Directors of the Company under applicable law.

(d) By the Board of Directors of Parent:

(i) if the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect and, in each case, such breach or failure cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach or failure;

(ii) if the approval of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote in the Consent Solicitation; or

(iii) if the Board of Directors of Parent determines, in its good faith judgment, after consultation with its legal and financial advisors, that failure to terminate this Agreement could result in the violation of the fiduciary duties of the members of the Board of Directors of Parent under applicable law.

Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent, Holdco, Zenith Acquisition, Millennium Acquisition or the Company except (A) for fraud or for willful breach of this Agreement, and (B) as set forth in Sections 8.1 and 8.2 hereof.

                                  ARTICLE VIII

                                 MISCELLANEOUS

Section 8.1 FEES AND EXPENSES. Each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, (a) the non-cash portion of any fees of Salomon Smith Barney Inc. as set forth in that certain engagement letter, dated December 15, 1997 (the "Engagement Letter"), between Parent and Salomon Smith Barney Inc. shall be borne by Holdco, and (b) in the event that Parent or the Company shall have terminated this Agreement pursuant to Section 7.1 hereof other than Sections 7.1(c)(i) and 7.1(d)(i), all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be borne equally by Parent and the Company, including, but not limited to, the cash portion of the fees of Salomon Smith Barney Inc. as set forth in the Engagement Letter.

Section 8.2 FINDERS' FEES. (a) Except for Robert E. LaBlanc Associates, Inc. and EFO Holdings, Inc., a copy of whose respective engagement agreements have been provided to Parent and whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company upon consummation of the transactions contemplated by this Agreement.

(b) Except for Salomon Smith Barney Inc., whose fees will be paid in accordance with the Engagement Letter and Section 8.1 hereof, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or its Subsidiaries who might be entitled to any fee or commission from any such party upon consummation of the transactions contemplated by this Agreement.

Section 8.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote or written consent of the shareholders of the Company or Parent contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, at any time prior to the Closing Date with respect to any of the terms contained herein.

Section 8.4 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent, Holdco, Zenith Acquisition or Millennium Acquisition, to:

    Zitel Corporation
    47211 Bayside Parkway
    Fremont, California 94538
    Attention: Jack H. King
    Telephone: (510) 440-9600
    Facsimile: (510) 440-8526

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    525 University Avenue
    Palo Alto, California 94301
    Attention: Kenton J. King, Esq.
    Telephone: (650) 470-4500
    Facsimile: (650) 470-4570

    and

(b) if to the Company, to:

    MatriDigm Corporation
    4777 Hellyer Avenue
    San Jose, California 95138
    Attention: Richard Ormond
    Telephone: (408) 360-3200
    Facsimile: (408) 225-0215

    with a copy to:

    Arter & Hadden LLP
    1717 Main Street, Suite 4100
    Dallas, Texas 75201
    Attention: Jeffrey M. Sone, Esq.
    Telephone: (214) 761-2100
    Facsimile: (214) 741-7139

Section 8.6 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 5, 1998. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

Section 8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 8.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (together with any other agreement executed in connection herewith), the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.8 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 8.10 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

Section 8.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Holdco, Zenith Acquisition or Millennium Acquisition may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

ZITEL CORPORATION

By: /s/ Jack H. King
Jack H. King
Chief Executive Officer

MILLENNIUM HOLDING CORP.

By: /s/ Jack H. King
Jack H. King
President

ZENITH ACQUISITION CORP.

By: /s/ Jack H. King
Jack H. King
President

MILLENNIUM ACQUISITION I CORP.

By: /s/ Jack H. King
Jack H. King
President

MATRIDIGM CORPORATION

By: /s/ Richard W. Ormond
Name: Richard W. Ormond
Title: President and Chief Executive Officer

                                                                        ANNEX B

                              AGREEMENT OF MERGER

1.THE MERGER. Zenith Acquisition Corp., a Delaware corporation ("Zenith Acquisition") and a wholly-owned subsidiary of Millennium Holding Corp., a Delaware corporation ("Holdco"), shall be merged (the "Merger") with and into Zitel Corporation, a California corporation ("Zitel"), with Zitel being the surviving corporation (the "Surviving Corporation"). The Merger shall become effective in accordance with the provisions of Sections 1103 and 1108 of the General Corporation Law of the State of California (the "CGCL") upon the filing of this Agreement of Merger, together with any required officers' certificates in accordance with Section 1103 of the CGCL, with the Office of the Secretary of State of the State of California. The date and time when the Merger shall become effective is herein referred to as the "Effective Time".

2.EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall assume all of the liabilities of Zenith Acquisition, and the Merger shall have the effect required pursuant to Section 1107 of the CGCL and Section 259 of the DGCL.

3.CONVERSION OF SHARES.

(a)Each issued and outstanding share of common stock, par value $0.01 per share, of Zenith Acquisition shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)Each issued and outstanding share of common stock, par value $0.01 per share (the "Zitel Common Stock") of Zitel shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock") (the "Exchange Ratio"). As of the Effective Time of the Merger, all such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Merger, each certificate theretofor representing shares of Zitel Common Stock, without any action on the part of Holdco, Zitel or the holder thereof, shall be deemed to represent that number of shares of Holdco Common Stock determined by multiplying the shares of Zitel Common Stock by the Exchange Ratio. Each holder of a certificate representing any shares of Zitel Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate, without interest.

4.DETERMINATION OF FAIR MARKET VALUE. Pursuant to subdivision (a) of Section
1301 of the CGCL, it is determined that $[     ] per share of Zitel Common
Stock is the fair market value of any Zitel Common Stock which constitutes "dissenting shares" (as defined in Section 1300 of the CGCL) in the Merger.

5.AMENDMENT TO ARTICLES OF SURVIVING CORPORATION. Immediately following the Effective Time of the Merger, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety as set forth in Annex I hereto.

Dated: [       ], 1998

-------------------------------------
[            ]
President

-------------------------------------
[            ]
Secretary

                                                                        ANNEX C

                              AGREEMENT OF MERGER

1.THE MERGER. Millennium Acquisition I Corp., a Delaware corporation ("Millennium Acquisition") and a wholly-owned subsidiary of Millennium Holding Corp., a Delaware corporation ("Holdco"), shall be merged (the "Merger") with and into MatriDigm Corporation, a California corporation (the "Company"), with the Company being the surviving corporation (the "Surviving Corporation"). The Merger shall become effective in accordance with the provisions of Sections 1103 and 1108 of the General Corporation Law of the State of California (the "CGCL") upon the filing of this Agreement of Merger, together with any required officers' certificates in accordance with Section 1103 of the CGCL, with the Office of the Secretary of State of the State of California. The date and time when the Merger shall become effective is herein referred to as the "Effective Time".

2.EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall assume all of the liabilities of Millennium Acquisition, and the Merger shall have the effect required pursuant to Section 1107 of the CGCL and Section 259 of the DGCL.

3.CONVERSION OF SHARES.

(a)Each issued and outstanding share of common stock, par value $0.01 per
share, of Millennium Acquisition shall be converted into [         ] of a
fully paid and nonassessable share of common stock, par value $0.01 per share, of Surviving Corporation.

(b)Each issued and outstanding share of common stock, no par value (the "Company Common Stock") of the Company shall be converted into the right to
receive [              ] (the "Exchange Ratio") of a fully paid and
nonassessable share of common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock"). As of the Effective Time of the Merger, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Merger, each certificate theretofore representing shares of Company Common Stock, without any action on the part of Holdco, the Company or the holder thereof, shall be deemed to represent that number of shares of Holdco Common Stock determined by multiplying the shares of Company Common Stock by the Exchange Ratio. Each holder of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate, without interest.

4.DETERMINATION OF FAIR MARKET VALUE. Pursuant to subdivision (a) of Section 1301 of the CGCL, it is determined that $[ ] per share of Company Common Stock is the fair market value of any Company Common Stock which constitutes "dissenting shares" (as defined in Section 1300 of the CGCL) in the Merger.

5.AMENDMENT TO ARTICLES OF SURVIVING CORPORATION. Immediately following the Effective Time of the Merger, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety as set forth in Annex I hereto.

Dated: [       ], 1998

-------------------------------------
[             ]
President

-------------------------------------
[             ]
Secretary

                                                                        ANNEX D

                             SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT (this "Agreement"), dated as of October 5, 1998, by and between Zitel Corporation, a California corporation ("Parent") and
[           ] ("Shareholder").

                                  WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Parent, Millennium Holding Corp. ("Holdco"), Millennium Acquisition I Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Millennium Acquisition"), Zenith Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco, and MatriDigm Corporation, a California corporation (the "Company") have entered into an Agreement and Plan of Reorganization and Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, among other things, to merge Millennium Acquisition with and into the Company upon the terms and subject to the conditions set forth therein (the "Millennium Merger"); and

WHEREAS, as of the date hereof, Shareholder is the record and Beneficial Owner
(as defined hereinafter) of (i) [         ] shares of the Common Stock, no par
value, of the Company (the "Common Stock"), and (ii) [         ] shares of the
Preferred Stock, no par value, of the Company (the "Preferred Stock"); and

WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Shareholder to agree, and Shareholder has agreed, to enter into this Agreement; and

WHEREAS, upon the terms and subject to the conditions set forth herein, Shareholder desires to (i) vote all such Shareholder's shares of Common Stock and Preferred Stock in favor of the Millennium Merger and the approval and adoption of the Merger Agreement and to execute a written consent in furtherance thereof, and (ii) as promptly as practicable hereafter, convert any shares of Preferred Stock held by such Shareholder into shares of Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

(a)"Beneficially Own" or "Beneficial Ownership" with respect to any securities means having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, voting power, including the power to vote, or to direct the voting of, such securities, and/or investment power, including the power to dispose, or to direct the disposition, of such securities. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person acts in a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of the same issuer.

(b)"Existing Shares" means shares of Common Stock and Preferred Stock Beneficially Owned by Shareholder as of the date hereof.

(c)"Securities" means the Existing Shares together with any shares of Common Stock, Preferred Stock or other securities of the Company acquired by Shareholder in any capacity after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

Section 2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Parent as follows:

(a)OWNERSHIP OF SHARES. Except as set forth in Schedule 2(a), Shareholder is the sole record and Beneficial Owner of the number of shares of Common Stock and Preferred Stock set forth opposite such Shareholder's name on Schedule A hereto. Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to the terms of this Agreement. Shareholder does not own any securities of the Company on the date hereof other than the shares of Common Stock and Preferred Stock set forth on Schedule A and the options to purchase share of Common Stock, if any, specified in Schedule 2(a).

(b)POWER; BINDING AGREEMENT. Shareholder has the legal capacity, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)NO CONFLICTS. Except as disclosed in the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Shareholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of its properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of Shareholder's properties or assets.

(d)NO ENCUMBRANCE. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Shareholder or by a nominee or custodian for the benefit of Shareholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever (collectively, "Encumbrances"), except for any such Encumbrances arising hereunder.

(e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

(f)RELIANCE BY PARENT. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Shareholder as follows:

(a)POWER; BINDING AGREEMENT. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)NO CONFLICTS. Except as disclosed in the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent, the consummation by each of Parent of the transactions contemplated hereby or compliance by each of Parent with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Parent, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of its properties or assets.

Section 4. DISCLOSURE. Shareholder hereby agrees to permit Parent to publish and disclose in the Proxy Statement/Prospectus and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Millennium Merger and any transactions related thereto, Shareholder's identity and ownership of Common Stock and Preferred Stock, and the nature of Shareholder's commitments, arrangements and understandings under this Agreement.

Section 5. CERTAIN PROHIBITED TRANSFERS. Prior to the termination of this Agreement, Shareholder agrees not to, directly or indirectly:

(a)except pursuant to the terms of the Merger Agreement or for distributions to the partners or members, as applicable, of Shareholder, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein [including, without limitation, any sale, transfer or other disposition pursuant to the Founders Agreement (as defined in Section 8 hereof)]*;

(b)grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

(c)take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

Section 6. CONVERSION OF PREFERRED SHARES. As promptly as practicable on or following the date hereof, Shareholder shall deliver or cause to be delivered to the Company all shares of Preferred Stock Beneficially Owned by such Shareholder, together with written instructions directing the Company to cause such shares to be converted into shares of Common Stock in accordance with the applicable provisions of the Company's Articles of Incorporation and in full satisfaction of all rights pertaining to such shares of Preferred Stock, such conversion to be effective no later than the business day immediately preceding the Effective Time of the Millennium Merger.

Section 7. VOTING OF SECURITIES. Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of
(a) the Effective Time, or (b) termination of this Agreement in accordance with its terms, in connection with the Consent Solicitation, Shareholder will vote or consent (or cause to be voted or consented) the Securities:

(A)in favor of the adoption of the Merger Agreement and the approval of the Millennium Merger and the other transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

--------
* Include in the Shareholder Agreement of each of the Founders only.

(B)against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and

(C)except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Millennium Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any material change in the present capitalization of the Company, including without limitation any proposal to sell a substantial equity interest in the Company; (3) any amendment of the Company's Articles of Incorporation or By-laws; (4) any other change in the Company's corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Millennium Merger and the transactions contemplated by this Agreement and the Merger Agreement. Shareholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this
Section 7.

Section 8. CONSENT SOLICITATION; FILING WITH SECRETARY. Promptly following receipt thereof, Shareholder shall promptly execute and file such Shareholder's written consent to the Millennium Merger with the Secretary of the Company in accordance with the terms of the Consent Solicitation.

Section 9. AFFILIATES AGREEMENT. Promptly following the execution of this Agreement and no later than 10 days from the date hereof, Shareholder agrees to execute and deliver to Parent an Affiliates Agreement, substantially in the form attached as Exhibit E to the Merger Agreement.

[Section [ ]. WARRANT TO PURCHASE SERIES C COMPANY PREFERRED STOCK Shareholder agrees to execute all documents and to take all actions necessary to convert the Warrant to Purchase Series C Preferred Stock, dated as of May 17, 1996, held by Shareholder into that number of shares of Company Common Stock equal to the net number of shares of Company Common Stock into which such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the Millennium Merger]**

[Section [ ]. WARRANT TO PURCHASE COMPANY COMMON STOCK. Shareholder agrees to execute all documents and to take all actions necessary to convert the warrants granted in accordance with the Agreement to Guarantee, dated April 6, 1998, by and among the Company, Parent, Shareholder, BRC Holdings, Inc. and JBJ Partners, Inc., held by Shareholder into that number of shares of Company Common Stock equal to the net number of shares of Company Common Stock into which such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the Millennium Merger]***

--------
 ** Include in JBJ Shareholder Agreement only.
*** Include in BRC Shareholder Agreement and JBJ Partners Shareholder
Agreement.

Section 10. PROXY.

(a)Shareholder hereby irrevocably grants to, and appoints, Parent and Jack H. King and Henry C. Harris or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to grant a consent or approval in respect of the Securities in connection with the Consent Solicitation.

(b)Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Shareholder hereby affirms that the irrevocable proxy set forth in this Section 10 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705 of the General Corporation Law of the State of California.

Section 11. STOP TRANSFER; LEGEND.

(a)Shareholder agrees with, and covenants to, Parent that Shareholder will not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

(b)In the event of a stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Millennium Merger, the term "Existing Shares" will be deemed to refer to and include the shares of Common Stock and Preferred Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

(c)Shareholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, and the Company will place the following legend on such certificates in addition to any other legend required to be placed thereon:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDER AGREEMENT, DATED AS OF OCTOBER [ ],
1998, BY AND AMONG ZITEL CORPORATION AND [            ]."

Section 12. BEST REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

Section 13. TERMINATION. This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement pursuant to its terms, (b) the agreement of the parties hereto to terminate this Agreement, or (c) the consummation of the Millennium Merger.

Section 14. MISCELLANEOUS.

(a)ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(b)SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement and the obligations set forth herein shall be binding upon each party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

(c)AMENDMENT AND MODIFICATION. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

(d)NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent, to:

Zitel Corporation
47211 Bayside Parkway
Fremont, California 94538
Attention: Jack H. King
Facsimile: (510) 440-8526

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 220
Palo Alto, California 94301
Attention: Kenton J. King, Esq.
Facsimile: 650-470-4570

If to Shareholder, to:
                     -------------------------------------
                     -------------------------------------
                     -------------------------------------
                     -------------------------------------

with a copy to:
                     -------------------------------------
                     -------------------------------------
                     -------------------------------------
                     -------------------------------------

(e)SEVERABILITY. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(f)SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(g)NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h)NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(i)GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of law thereof.

(j)DESCRIPTIVE HEADING. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(k)EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(l)FURTHER ASSURANCES. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(m)COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be duly executed as of the day and year first written above.

ZITEL CORPORATION

By:
  ----------------------------------
  Name:
  Title:

By:
  ----------------------------------
  [Shareholder]****


--------
**** In the event this Agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                                        ANNEX E

                            FORM OF LOCK-UP LETTER

October 5, 1998

[MATRIDIGM SHAREHOLDER]

Millennium Holding Corp.
c/o Zitel Corporation
47211 Bayside Parkway
Fremont, California 94538

Dear Sirs:

The undersigned understands that Zitel Corporation, a California corporation ("Zitel") and Millennium Holding Corp., a Delaware corporation, on the date hereof entered into that certain Agreement and Plan of Reorganization and Merger by and among Zitel, Millennium Holding Corp., Zenith Acquisition Corp., Millennium Acquisition I Corp. and MatriDigm (the "Merger Agreement") pursuant to which Zitel will acquire MatriDigm Corporation, a California corporation. Under the Merger Agreement, the undersigned will receive shares of Holdco Common Stock in exchange for shares of Company Common Stock held by the undersigned immediately prior to the Effective Time. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

To induce Zitel to enter into the Merger Agreement, during the period commencing on the date hereof and ending (i) if the Merger is consummated prior to January 29, 1999, on the second trading day following the public announcement of the consolidated results of operations of Zitel and MatriDigm for the fiscal quarter ended March 31, 1999, and (ii) if the Merger is consummated after January 29, 1999, on the second trading day following the public announcement of the consolidated results of operations of Zitel and MatriDigm for the fiscal quarter ended June 30, 1999, the undersigned agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Holdco Common Stock or any securities convertible into or exercisable or exchangeable for Holdco Common Stock (including, without limitation, shares of Holdco Common Stock or securities convertible into or exercisable or exchangeable for Holdco Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Holdco Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Holdco Common Stock, or such other securities, in cash or otherwise); provided, that during such period the undersigned may make gifts of shares of Holdco Common Stock or securities convertible into Holdco Common Stock upon the condition that the donees agree to be bound by the foregoing restriction in the same manner as it applies to the undersigned; and provided, further, that with respect to securities convertible into or exercisable or exchangeable for Holdco Common Stock, the undersigned may distribute such securities to its partners or members, as the case may be, so long as the recipients of such securities agree to be bound by the foregoing restriction in the same manner as it applies to the undersigned; and provided, further, that to the extent any of the provisions of any of the Lock-Up Letters, dated as of October 5, 1998, from the signatories thereto (the "Lock-Up Signatories") addressed to Holdco are amended, modified or waived by Holdco or Zitel and, in connection therewith, any such shareholders are permitted to take any of the actions with respect to the Holdco Common Stock held by it set forth in clauses
(x) and (y) above, the undersigned shall be permitted to take such actions as and to the same extent, on a pro rata basis with all other Lock-Up Signatories, with respect to the shares of Holdco Common Stock held by it [; and provided, further, that during such period, the undersigned shall be entitled to sell only that number of shares of Holdco Common Stock required to extinguish the mortgage loan existing as of the date hereof on the undersigned's primary residence, it being understood that such proceeds are to be used solely to extinguish such mortgage loan and not for any other purpose whatsoever/1/].

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreement set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

Very truly yours,

-------------------------------------
(Name--Please Type)
(Address)
(Social Security or Taxpayer Identification No.)


--------
/1/ Franklin Chiang letter only.

                                                                      SCHEDULE I

Number of shares of capital stock of MatriDigm owned:

Certificate Numbers:



Number of shares of Holdco Common Stock issuable upon exchange of such securities:

                                                                       ANNEX F-1

MatriDigm Corporation
4777 Hellyer Avenue
San Jose, California 95138

                                                                 October 5, 1998

Ladies and Gentlemen:

I/1/ am a holder of shares of common stock, par value $0.01 per share ("Parent Common Stock"), of Zitel Corporation, a California corporation ("Parent"). I am aware that pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998 (the "Merger Agreement") by and among Parent, Millennium Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Holdco"), Zenith Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Zenith Acquisition"), Millennium Acquisition I Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Millennium Acquisition"), and MatriDigm Corporation, a California corporation (the "Company"), pursuant to which Zenith Acquisition will merge with and into Parent, with Parent continuing as the surviving corporation (the "Zenith Merger"), and Millennium Acquisition will merge with and into the Company, with the Company continuing as the surviving corporation (the "Millennium Merger", and together with the Zenith Merger, the "Mergers"), and each of the shares of Parent Common Stock owned by me as of the Effective Time (as defined in the Merger Agreement) of the Mergers shall be converted into shares of common stock, par value $0.01 per share ("Holdco Common Stock"), of Holdco.

I have been advised that as of the date hereof, I may be deemed an "affiliate" of the Company for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

If, in fact, I am deemed an "affiliate" under the Securities Act, my ability to sell, assign or transfer Holdco Common Stock received by me in exchange for any shares of Parent Common Stock pursuant to the Zenith Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. I understand that such exemptions are limited and I have obtained advice of counsel as to the provisions of this letter agreement as well as the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rule 145(d) promulgated under the Securities Act, to the extent applicable.

I have been informed and understand that the accuracy of my representations and warranties and my compliance with the covenants set forth herein will be relied upon by the Company, Parent, Holdco, their respective counsel, and shareholders of the Company, Parent and Holdco.

--------
/1/ To be conformed for institutional holders.

                                     F-1-1

In connection with the above transactions, I represent and warrant to the Company and agree that:

A.I have full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform my obligations hereunder.

B.I have been advised that the issuance of Holdco Common Stock to me pursuant to the Zenith Merger will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that because I may be deemed to have been an "affiliate" of Parent at the time the Zenith Merger was submitted for a vote of the shareholders of Parent, and because any distribution by me of Holdco Common Stock has not been registered under the Securities Act, I may not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities, or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the Securities Act, (ii) counsel reasonably satisfactory to the Company shall have advised the Company in a written opinion letter satisfactory to the Company and the Company's legal counsel, and upon which the Company and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been file with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to me (sought by me or counsel representing me, with a copy thereof and all other related communications delivered to the Company) to the effect that the SEC would take no action, or that the Staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

C.I have no present plan or intent to dispose of the Holdco Common Stock acquired by me pursuant to the Zenith Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Holdco being herein sometimes collectively referred to as "Restricted Securities") and I shall not formulate prior to the Effective Time (as defined in the Merger Agreement) of the Zenith Merger any such plan or intent to dispose of such Restricted Securities.

D.I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Securities Act or the rules and regulations promulgated thereunder.

E.I understand that Holdco is under no obligation to register the sale, transfer or other disposition of Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

F.From and after the Effective Time (as defined in the Merger Agreement) of the Mergers and for so long as is necessary in order to permit me to sell the Restricted Securities held by and pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Holdco will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the

                                     F-1-2

Securities Act. Holdco is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by me or on my behalf.

G.I understand that, in addition to the restrictions imposed under this Agreement, the provisions of Rule 145 limit any public resale by me of Restricted Securities and that the restrictive legends described below will be placed upon the Restricted Securities.

H.I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Holdco Common Stock and that there will be placed on the certificates for the shares of Holdco Common Stock, or any substitutions therefor, a legend stating in substance:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION (THE ACQUISITION OF ZITEL CORPORATION) PURSUANT TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH RULE 145, OR UPON RECEIPT BY MATRIDIGM CORPORATION OF AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT.

Holdco agrees to remove such legend to the extent that such shares evidenced by such certificates may properly be sold by me pursuant to this Agreement.

I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Holdco reserves the right to put the following legend on the certificates issued to my transferee:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

I.I hereby agree that, for a period of one (1) year following the Effective Time (as defined in the Merger Agreement) of the Mergers, I will obtain an agreement similar to this Agreement from each transferee of the shares of Holdco Common Stock sold or otherwise transferred by me, but only if such sale or transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

It is understood and agreed that this Agreement will terminate and be of no further force and effect and the legends set forth in Paragraph H above will be removed by delivery of substitute certificates without such legends, and the related transfer restrictions shall be lifted forthwith, when: (i) my shares of Holdco Common Stock shall have been registered under the Securities Act for sale, transfer, or other disposition by me or on my behalf, (ii) I am not at the time an "affiliate" of Parent

                                     F-1-3
and have held the shares of Holdco Common Stock for at least one (1) year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and Holdco has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the period from the Effective Time (as defined in the Merger Agreement) of the Mergers to the date of termination of this Agreement, or
(iii) the Company shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to the Company, to the effect that the stock transfer restrictions and the legend are not required.

This Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

This Agreement shall be binding on my heirs, legal representatives, and successors.

Very truly yours,

-------------------------------------
Name***:
Title:

Accepted this 5th day of October, 1998

MATRIDIGM CORPORATION

By:
  ----------------------------------
  Name:
  Title:

--------
*** In the event this undertaking covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.


                                     F-1-4

                                                                       ANNEX F-2

Zitel Corporation
47211 Bayside Parkway
Fremont, California 94538

                                                                 October 5, 1998

Ladies and Gentlemen:

I/1/ am a holder of shares of common stock, no par value ("Company Common Stock"), of MatriDigm Corporation, a California corporation (the "Company"). I am aware that pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998 (the "Merger Agreement") by and among the Company, Zitel Corporation, a California corporation ("Parent"), Millennium Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Holdco"), Zenith Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Zenith Acquisition"), and Millennium Acquisition I Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Millennium Acquisition"), pursuant to which Millennium Acquisition will merge with and into the Company, with the Company continuing as the surviving corporation (the "Millennium Merger"), and Zenith Acquisition will merge with and into Parent, with Parent continuing as the surviving corporation (the "Zenith Merger", and together with the Millennium Merger, the "Mergers"), and each of the shares of Company Common Stock owned by me as of the Effective Time (as defined in the Merger Agreement) of the Mergers shall be converted into shares of common stock, par value $0.01 per share ("Holdco Common Stock"), of Holdco.

I have been advised that as of the date hereof, I may be deemed an "affiliate" of the Company for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

If, in fact, I am deemed an "affiliate" under the Securities Act, my ability to sell, assign or transfer Holdco Common Stock received by me in exchange for any shares of Company Common Stock pursuant to the Millennium Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. I understand that such exemptions are limited and I have obtained advice of counsel as to the provisions of this letter agreement as well as the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rule 145(d) promulgated under the Securities Act, to the extent applicable.

I have been informed and understand that the accuracy of my representations and warranties and my compliance with the covenants set forth herein will be relied upon by the Company, Parent, Holdco, their respective counsel, and shareholders of the Company, Parent and Holdco.

--------
/1/ To be conformed for institutional holders.

                                     F-2-1

In connection with the above transactions, I represent and warrant to Parent and agree that:

A.I have full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform my obligations hereunder.

B.I have been advised that the issuance of Holdco Common Stock to me pursuant to the Millennium Merger will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that because I may be deemed to have been an "affiliate" of the Company at the time the Consent Solicitation (as defined in the Merger Agreement) with respect to the Millennium Merger was initiated, and because any distribution by me of Holdco Common Stock has not been registered under the Securities Act, I may not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities, or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the Securities Act, (ii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been file with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to me (sought by me or counsel representing me, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the Staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

C.I have no present plan or intent to dispose of the Holdco Common Stock acquired by me pursuant to the Millennium Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Holdco being herein sometimes collectively referred to as "Restricted Securities") and I shall not formulate prior to the Effective Time (as defined in the Merger Agreement) of the Millennium Merger any such plan or intent to dispose of such Restricted Securities.

D.I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Securities Act or the rules and regulations promulgated thereunder.

E.I understand that Holdco is under no obligation to register the sale, transfer or other disposition of Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

F.From and after the Effective Time (as defined in the Merger Agreement) of the Mergers and for so long as is necessary in order to permit me to sell the Restricted Securities held by and pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Holdco will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the

                                     F-2-2

Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act. Holdco is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by me or on my behalf.

G.I understand that, in addition to the restrictions imposed under this Agreement, the provisions of Rule 145 limit any public resale by me of Restricted Securities and that the restrictive legends described below will be placed upon the Restricted Securities.

H.I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Holdco Common Stock and that there will be placed on the certificates for the shares of Holdco Common Stock, or any substitutions therefor, a legend stating in substance:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION (THE ACQUISITION OF MATRIDIGM CORPORATION) PURSUANT TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH RULE 145, OR UPON RECEIPT BY ZITEL CORPORATION OF AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT.

Holdco agrees to remove such legend to the extent that such shares evidenced by such certificates may properly be sold by me pursuant to this Agreement.

I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Holdco reserves the right to put the following legend on the certificates issued to my transferee:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

I.I hereby agree that, for a period of one (1) year following the Effective Time (as defined in the Merger Agreement) of the Mergers, I will obtain an agreement similar to this Agreement from each transferee of the shares of Holdco Common Stock sold or otherwise transferred by me, but only if such sale or transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

It is understood and agreed that this Agreement will terminate and be of no further force and effect and the legends set forth in Paragraph H above will be removed by delivery of substitute certificates without such legends, and the related transfer restrictions shall be lifted forthwith, when: (i) my shares of Holdco Common Stock shall have been registered under the Securities Act for sale,

                                     F-2-3
transfer, or other disposition by me or on my behalf, (ii) I am not at the time an "affiliate" of the Company and have held the shares of Holdco Common Stock for at least one (1) year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and Holdco has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the period from the Effective Time (as defined in the Merger Agreement) of the Mergers to the date of termination of this Agreement, or (iii) Parent shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to Parent, to the effect that the stock transfer restrictions and the legend are not required.

This Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

This Agreement shall be binding on my heirs, legal representatives, and successors.

Very truly yours,

-------------------------------------
Name***:
Title:

Accepted this 5th day of October, 1998

ZITEL CORPORATION

By:
  ----------------------------------
  Name:
  Title:

--------
*** In the event this undertaking covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                     F-2-4

                                                                         ANNEX G

                       CALIFORNIA GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

(S) 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

  (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

(S) 1301. DEMAND FOR PURCHASE.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302. ENDORSEMENT OF SHARES.

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303. AGREED PRICE--TIME FOR PAYMENT.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305. APPRAISERS' REPORT--PAYMENT--COSTS.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

(S) 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
  (i) of Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(S) 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311. EXEMPT SHARES.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                        ANNEX H

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

October 5, 1998

The Board of Directors
Zitel Corporation
47211 Bayside Parkway
Fremont, California 94538

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Zitel Corporation ("Zitel") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998 (the "Agreement"), by and among Zitel, Millenium Holding Corp., a wholly owned subsidiary of Zitel ("Holdco"), Zenith Acquisition Corp., a wholly owned subsidiary of Holdco ("Zitel Acquisition"), Millenium Acquisition I Corp., a wholly owned subsidiary of Holdco ("MatriDigm Acquisition"), and MatriDigm Corporation ("MatriDigm"). As more fully described in the Agreement, Zitel Acquisition will be merged with and into Zitel (the "Zitel Merger") and MatriDigm Acquisition will be merged with and into MatriDigm (the "MatriDigm Merger" and, together with the Zitel Merger, the "Mergers") and (i) each outstanding share of the common stock, par value $0.01 per share, of Zitel (the "Zitel Common Stock") will be converted into the right to receive one share (the "Zitel Exchange Ratio") of the common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock") and
(ii) each outstanding share of the common stock, no par value, of MatriDigm (the "MatriDigm Common Stock") will be converted into the right to receive
0.6504 of a share of Holdco Common Stock, subject to adjustment as specified in the Agreement.

In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Zitel and certain senior officers and other representatives and advisors of MatriDigm concerning the businesses, operations and prospects of Zitel and MatriDigm. We examined certain publicly available business and financial information relating to Zitel and certain available business and financial information relating to MatriDigm as well as certain financial forecasts and other information and data for Zitel and MatriDigm which were provided to or otherwise discussed with us by the respective managements of Zitel and MatriDigm, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Mergers as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of Zitel Common Stock; the historical and projected earnings and other operating data of Zitel and MatriDigm; and the capitalization and financial condition of Zitel and MatriDigm. We considered, to the extent publicly available, the financial terms of certain other transactions recently effected which we considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose

The Board of Directors
Zitel Corporation
October 5, 1998
Page 2

operations we considered relevant in evaluating those of Zitel and MatriDigm. We also evaluated the potential pro forma financial impact of the Mergers on Holdco. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Zitel and MatriDigm that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Zitel and MatriDigm as to the future financial performance of Zitel and MatriDigm and the strategic implications and operational benefits anticipated to result from the Merger. We have assumed, with your consent, that the Mergers will be treated as non-recognition transfers for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Zitel and MatriDigm. We are not expressing any opinion as to what the value of the Holdco Common Stock actually will be when issued pursuant to the Mergers or the price at which the Holdco Common Stock will trade or otherwise be transferable subsequent to the Mergers. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zitel or MatriDigm nor have we made any physical inspection of the properties or assets of Zitel or MatriDigm. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of Zitel, nor were we asked to consider, and our opinion does not address, the relative benefits of the Mergers as compared to any alternative business strategies that might exist for Zitel or the effect of any other transaction in which Zitel might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Smith Barney has acted as financial advisor to Zitel in connection with the proposed Mergers and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Mergers, a portion of which will be payable in securities of Holdco. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Zitel for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Zitel, MatriDigm and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Zitel in its evaluation of the proposed Mergers, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote

The Board of Directors
Zitel Corporation
October 5, 1998
Page 3

on any matter relating to the proposed Mergers. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Zitel Exchange Ratio is fair, from a financial point of view, to the holders of Zitel Common Stock.

Very truly yours,

SALOMON SMITH BARNEY INC.

                                                                         ANNEX I

               [LETTERHEAD OF ROBERT E. LABLANC ASSOCIATES, INC.]

October 5, 1998

The Board of Directors
MatriDigm Corporation
4777 Hellyer Avenue
San Jose, California 95138

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock and preferred stock of MatriDigm Corporation ("MatriDigm") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998 (the "Agreement"), by and among MatriDigm, Millenium Holding Corp., a wholly owned subsidiary of Zitel Corporation ("Holdco"), Millennium Acquisition I Corp., a wholly owned subsidiary of Holdco ("MatriDigm Acquisition"), Zenith Acquisition Corp., a wholly owned subsidiary of Holdco ("Zitel Acquisition"), and Zitel Corporation ("Zitel"). As more fully described in the Agreement, MatriDigm Acquisition will be merged with and into MatriDigm (the "MatriDigm Merger") and Zitel Acquisition will be merged with and into Zitel (the "Zitel Merger" and, together with the MatriDigm Merger, the "Mergers"). Under the Merger Agreement, all shares of preferred stock of MatriDigm will be converted to shares of common stock of MatriDigm immediately prior to the Effective Time of the Mergers, and (i) each outstanding share of the common stock, no par value, of MatriDigm (the "MatriDigm Common Stock") will be converted into the right to receive 0.6504 of a share (the "MatriDigm Exchange Ratio") of the common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock") and (ii) each outstanding share of the common stock, par value $0.01 per share, of Zitel (the "Zitel Common Stock") will be converted into the right to receive one share of Holdco Common Stock, subject to adjustment as specified in the Agreement.

In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, directors and advisors of MatriDigm concerning the businesses, operations and prospects of MatriDigm. We examined certain publicly available business and financial information relating to MatriDigm and certain available business and financial information relating to Zitel as well as certain financial forecasts and other information and data for MatriDigm which were provided to or otherwise discussed with us by the management of MatriDigm, including information relating to certain strategic implications and operational benefits anticipated to result from the Mergers. We reviewed the financial terms of the Mergers as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of Zitel Common Stock; the historical and projected earnings and other operating data of MatriDigm and publicly available projections and operating data of Zitel; and the capitalization and financial condition of MatriDigm and Zitel. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of MatriDigm and Zitel. We also evaluated the potential pro forma financial impact of the Mergers on Holdco. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of MatriDigm that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of MatriDigm and Zitel as to the future financial performance of MatriDigm and Zitel and the strategic implications and operational benefits anticipated to result from the Merger. We have assumed, with your consent, that the Mergers will be treated as non-recognition transfers for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of MatriDigm and Zitel. We are not expressing any opinion as to what the value of the Holdco Common Stock actually will be when issued pursuant to the Mergers or the price at which the Holdco Common Stock will trade or otherwise be transferable subsequent to the Mergers. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MatriDigm or Zitel nor have we made any physical inspection of the properties or assets of Zitel. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of MatriDigm, nor were we asked to consider, and our opinion does not address, the relative benefits of the Mergers as compared to any alternative business strategies that might exist for MatriDigm or the effect of any other transaction in which MatriDigm might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Robert E. LaBlanc Associates, Inc. has acted as financial advisor to MatriDigm in connection with the proposed Mergers and will receive a fee for such services.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of MatriDigm in its evaluation of the proposed Mergers, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the proposed Mergers. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Robert E. LaBlanc Associates, Inc. be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the MatriDigm Exchange Ratio is fair, from a financial point of view, to the holders of MatriDigm Common Stock and MatriDigm Preferred Stock.

Very truly yours,

ROBERT E. LABLANC ASSOCIATES, INC.

                                                                       ANNEX J-1

                            MILLENIUM HOLDING CORP.

                             1990 STOCK OPTION PLAN
            (FORMERLY THE ZITEL CORPORATION 1990 STOCK OPTION PLAN)

              Adopted by the Board of Directors September 27, 1990
                           Effective October 1, 1990
                 Approved by the Shareholders January 25, 1991
               Amended by the Board of Directors October 31, 1991
                 Approved by the Shareholders January 30, 1992
              Amended by the Board of Directors September 21, 1994
                 Approved by the Shareholders January   , 1995
               Amended by the Board of Directors October   , 1998

1. PURPOSE.

(a)The purpose of the Plan is to provide a means by which selected key employees, including directors of, sales representatives for, and consultants to Millenium Holding Corp., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

(b)The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 425(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

(c)The Company, by means of the Plan, seeks to retain the services of persons now employed by or having key relationships with the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422A of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option shall not be treated as an Incentive Stock Option.

2. ADMINISTRATION.

(a)The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c); provided, however, that if and to the extent required in order to comply with the disinterested administration requirements of Rule 16b-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended

                                     J-1-1

(the "Exchange Act") or any successor rule ("Rule 16b-3"), or to preserve the deductibility under Section 162(m) of the Code ("Section 162(m)") of compensation arising with respect to options, the Plan shall be administered by a committee as provided in subparagraph 2(c). Such requirements of Rule 16b-3 are hereinafter referred to as the "Disinterested Administration Requirements." Except to the extent precluded by the Disinterested Administration Requirements, whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)The Board (or the Committee, as defined below) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

  (i)To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

  (ii)To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration and otherwise to make decisions concerning the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

  (iii)To amend the Plan as provided in paragraph 10.

  (iv)Generally, to exercise such powers and to perform such acts as the Board (or the Committee, as defined below) deems necessary or expedient to promote the best interests of the Company.

(c)The Board may, and under the circumstances set forth in subparagraph 2(a) shall, delegate administration of the Plan to a committee composed of not fewer than three (3) members or such greater or lesser number as may be required to comply with the Disinterested Administration Requirements (the "Committee"). To the extent required to comply with the Disinterested Administration Requirements, the members of such Committee shall also be members of the Board and shall be disinterested persons, as defined by the provisions of subparagraph 2(d). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan and the Disinterested Administration Requirements, as may be adopted from time to time by the Board. Unless precluded by the Disinterested Administration Requirements, the Board may (i) abolish the Committee at any time and revest in the Board the administration of the Plan, or (ii) expressly determine that the requirement that the Committee be composed of three (3) members be waived and may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.

(d)The term "disinterested person," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of

                                     J-1-2
the Plan has been delegated pursuant to subparagraph 2(c), who is a "nonemployee director" within the meaning of Rule 16b-3 or otherwise in accordance with the rules, regulations or interpretations of the Securities and Exchange Commission and an "outside director" within the meaning of
Section 162(m).

3. SHARES SUBJECT TO THE PLAN.

(a)Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three million five hundred twenty five thousand (3,525,000) shares of the Company's common stock; provided, however, that such aggregate number of shares shall be reduced to reflect the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to options granted under, the Company's 1982 Incentive Stock Option Plan or the Company's 1984 Supplemental Stock Option Plan to the same extent as if such sales had been made or options granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate or be cancelled without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

(b)The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a Supplemental Stock Option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a Supplemental Stock Option.

(d)In no event shall an employee be granted during any calendar year an option or options to acquire more than 1,000,000 shares of stock.

4. ELIGIBILITY.

(a)Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Supplemental Stock Options may be granted only to key employees (including officers) of, directors of, sales representatives for, or consultants to the Company or its Affiliates. A director of the Company shall not be eligible for a Supplemental Stock Option unless such director is also an employee (including an officer) of, sales representative for, or consultant to the Company or any Affiliate.


                                     J-1-3

(b)A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to a director, the Disinterested Administration Requirements are satisfied and the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3.

(c)No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

5. OPTION PROVISIONS.

Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate; provided, however, that the terms of any outstanding option assumed in connection with a corporate merger or similar transaction shall, unless otherwise specified in the document evidencing such transaction, continue unchanged. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

(a)The term of any option shall not be greater than ten (10) years from the date it was granted.

(b)The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

(c)The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

                                     J-1-4

(e)The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

(f)The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

(g)An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant, sales representative or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422A(c)(7) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant, sales representative or director; or (ii) the optionee dies while in the employ of or while serving as a consultant, sales representative or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant, sales representative or director, or (b) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant, sales representative or director.


                                     J-1-5

(h)The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant, sales representative or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

(i)To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means:
(1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

6. COVENANTS OF THE COMPANY.

(a)During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

(b)The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option.

If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8. MISCELLANEOUS.

(a)The Board or the Committee shall have the power to accelerate the time at which an option may first be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time at which it may first be exercised or the time during which it will vest; provided that no acceleration of options held by officers or directors of the Company and granted less than six months prior to the date of acceleration shall be permitted if such acceleration would cause the Plan to fail to qualify for the exemption provided by Rule 16b-3.

                                     J-1-6

(b)Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such options unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

(c)Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

(d)Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant, sales representative or director) or shall affect the right of the Company or any Affiliates to terminate the employment or consulting or sales representative relationship or directorship of any eligible employee or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

9. ADJUSTMENTS UPON CHANGES IN STOCK.

(a)If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

(b)In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law, either (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) at the discretion of the Board or the Committee, (A) such options shall continue in full force and effect, or (B) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

(c)Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                                     J-1-7

(d)Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

(e)Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant, sales representative or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting or sales representative relationship or directorship of any eligible employee or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

10. AMENDMENT OF THE PLAN.

(a)The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

  (i)Increase the number of shares reserved for options under the Plan;

  (ii)Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422A(b) of the Code or to comply with the requirements of Sections 162(m) or any stock exchange listing requirements or other applicable law; or

  (iii)Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
  Section 422A(b) of the Code or to comply with the requirements of Sections 162(m) or any stock exchange listing requirements or other applicable law.

(b)It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

(c)Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted, and
(ii) such person consents in writing.

                                     J-1-8

11. TERMINATION OR SUSPENSION OF THE PLAN.

(a)The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                                     J-1-9

                                                                       ANNEX J-2

                            MILLENIUM HOLDING CORP.

                          EMPLOYEE STOCK PURCHASE PLAN
         (FORMERLY THE ZITEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN)

                            Adopted January 18, 1984
                   Approved by Shareholders February 17, 1984
                Amended by Board of Directors November 18, 1987
                   Approved by Shareholders January 28, 1988
                Amended by Board of Directors September 26, 1989
                   Approved by Shareholders January 25, 1990
                 Amended by Board of Directors October 31, 1991
                   Approved by Shareholders January 30, 1992
                 Amended by Board of Directors October 29, 1993
            Amended by the Board of Directors on September 21, 1994
                   Approved by Shareholders January   , 1995
              Amended by the Board of Directors on          , 1998

1. PURPOSE.

(a)The purpose of the Plan is to provide a means by which employees of Millenium Holding Corp., a Delaware corporation (the "Company"), Zitel Corporation, MatriDigm Corporation and any other Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b)The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

(c)The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company by providing eligible employees with an opportunity to participate as shareholders in the Company's future growth.

(d)The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2. ADMINISTRATION.

(a)The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.


                                     J-2-1

(b)The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

  (i)To determine how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical) consistent with the provisions of this Plan.

  (ii)To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

  (iii)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

  (iv)To amend the Plan as provided in paragraph 13.

  (v)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)The Board may delegate administration of the Plan to a committee (the "Committee") composed of not fewer than three (3) members of the Board, all of the members of which Committee shall be "nonemployee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as from time to time in effect. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARES SUBJECT TO THE PLAN.

(a)Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate [ ] ([ ]) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b)The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. GRANT OF RIGHTS; OFFERING.

(a)The Board or the Committee may from time to time grant or provide for the grant of rights to purchase stock of the Company under the Plan to eligible employees (the "Offering(s)") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that

                                     J-2-2
employee will be deemed to apply to all of his rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. ELIGIBILITY.

(a)Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years less one day. In addition, unless otherwise determined by the Board or the Committee, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b)Unless otherwise determined by the Board or the Committee, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on the first Exercise Date (as defined in the Offering) which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

  (i)the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

  (ii)the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

  (iii)the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

(c)A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to a director, a majority of the Board and a majority of the directors acting in such matter are disinterested persons, as defined in subparagraph 2(d). The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect.


                                     J-2-3

(d)No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(d), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(e)An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

6. RIGHTS; PURCHASE PRICE.

(a)On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to ten percent (10%) of such employee's Compensation (as defined in subparagraph 7(a)) for the period which begins on the Offering Date and ends on the date specified in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which any employee may be granted the right to purchase pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering or on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(b)The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of an amount equal to eighty-five percent (85 %) of the fair market value of the Common Stock on:

  (i)the relevant Offering Date, as specified in subparagraph 4(b); or

  (ii)the Exercise Date, as defined in subparagraph 8(a).

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)An eligible employee may become a participant in an Offering by delivering an agreement to the Company before the Offering Date, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to ten percent (10%) of such employee's total compensation ("Compensation") during the Purchase Period and shall remain effective under subsequent Offerings unless and until such employee terminates his or her payroll deductions. At any time a participant may reduce or terminate his or her payroll deductions by delivering a written notice or agreement to the Company on such form as the Company provides. A participant may not increase or an employee

                                     J-2-4
may not begin such payroll deductions effective for a given Offering after the beginning of the Purchase Period for that Offering. Unless otherwise provided at time of offering, payroll deductions may be elected in whole percentages only. The payroll deductions made for each participant shall be credited to an account maintained for such participant under the Plan, but all funds shall be retained with the general funds of the Company. A participant may not make any additional payments to his or her account.

(b)If a participant terminates his or her payroll deductions, such participant may withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period for which it is to be effective. Upon such withdrawal from the Offering by a participant, the Company shall distribute as soon as practical to such participant an amount equal to all of his or her accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the participant) under the Offering without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan, but such participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Plan.

(c)Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason other than death, and the Company shall distribute as soon as practical to such employee an amount equal to all of his or her accumulated payroll deductions, without interest.

(d)In the event of the death of a participant during the Purchase Period, if death occurs less than six (6) months prior to an Exercise Date (as defined in subparagraph 8(a)) the participant's transferee pursuant to subparagraph 7(e) shall have the option of withdrawing from the ongoing Offering as provided in subparagraph 7(b) or taking no action and thereby continuing participation in the ongoing Offering. If such death occurs six (6) months or more prior to the next Exercise Date (as defined in subparagraph 8(a)) all rights granted pursuant to the Offering shall terminate immediately and as soon as practical the Company shall distribute to such participant's transferee pursuant to subparagraph 7(e) an amount equal to all of his or her accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the participant) without interest.

(e)Rights granted under the Plan shall not be transferable, other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom such rights are granted only by such person.

8. EXERCISE.

(a)On each exercise date as defined in the Offering (an "Exercise Date"), which date shall be no more than twenty-seven (27) months from the Offering Date, each participant's accumulated payroll deductions will be applied to the purchase of whole shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to subparagraph 6(a), at the purchase price specified in the Offering, and the certificates representing the shares so purchased shall be issued as soon as practicable. No fractional shares shall be issued upon the exercise of rights granted under the

                                     J-2-5

Plan. The amount, if any, of accumulated payroll deductions remaining in any participant's account at the end of the Purchase Period (after the purchase of shares) which is equal to the amount required to purchase whole shares of Common Stock on the final Exercise Date shall be distributed in full to such participant as soon as practical after the Purchase Period, without interest. Any remaining amount of accumulated payroll deductions in each participant's account at the end of the Purchase Period (after the purchase of shares) which is less than the amount required to purchase one share of Common Stock on the final Exercise Date shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to such participant as soon as practical after the Purchase Period, without interest.

(b)No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Purchase Period shall be distributed to the participants, without interest.

9. COVENANTS OF THE COMPANY.

(a)During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

(b)The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the rights granted under the Plan. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such rights unless and until such authority is obtained.

10. USE OF PROCEEDS.

Proceeds from the sale of Common Stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A SHAREHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

(a)If any change is made in the Common Stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend,

                                     J-2-6
dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding rights.

(b)In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then the surviving corporation shall either assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, as permitted by law, or the time at which the options shall be exercised shall be accelerated to a date prior to such event.

13. AMENDMENT OF THE PLAN.

(a)The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of the Company entitled to vote or by the unanimous written consent of the holders of all outstanding shares of the Company entitled to vote, within twelve (12) months before or after the adoption of the amendment, where the amendment will:

  (i)Increase the number of shares reserved for rights under the Plan;

  (ii)Materially modify the requirements as to eligibility for participation in the Plan; or

  (iii)Materially increase the benefits accruing to persons eligible to participate under the Plan.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits intended to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b)Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

14. TERMINATION OR SUSPENSION OF THE PLAN.

(a)The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2003. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

                                     J-2-7

15. TERMINATION DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote or by the unanimous written consent of the holders of all outstanding shares of the Company entitled to vote, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                                     J-2-8

                                                                        ANNEX K

                         CERTIFICATE OF INCORPORATION

                                      OF

                           MILLENNIUM HOLDING CORP.

The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                      I.

The name of this corporation is Millennium Holding Corp. (the "Corporation").

                                      II.

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                     III.

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is sixty-five million (65,000,000) shares. Sixty million (60,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

B. PREFERRED STOCK

(1) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to classify and reclassify any unissued shares of the Preferred Stock from time to time by setting or changing in any one or more respects the powers, designations, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions of the Preferred Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of this Certificate of Incorporation, authority to classify or reclassify any unissued shares of such stock into one or more series of Preferred Stock, and to divide and classify shares of any series into one or more series of Preferred Stock by determining, fixing or altering one or more of the following:

  (a) The distinctive designation of such series and the number of shares to constitute such series; provided that, unless otherwise prohibited by the terms of such or any other series, the number of shares of any series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other series shall remain part of the authorized Preferred Stock and be subject to classification and reclassification as provided in this Section.

  (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other series of Preferred Stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating of non-participating.

  (c) Whether or not shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

  (d) Whether or not shares of such series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

  (e) Whether or not shares of such series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

  (f) The rights of the holders of shares of such series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other series of Preferred Stock.

  (g) Whether or not there shall be any limitations applicable, while shares of such series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of monies for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

  (h) Any other powers, designations, preferences and relative, participating, optional and other rights, if any, and any other qualifications, limitations and restrictions, on the shares of such series, not inconsistent with law and this Certificate of Incorporation.

(2) For the purposes hereof and of any certification providing for the classification or reclassification of any shares of Preferred Stock or of any other charter document of the Corporation (unless otherwise provided in any such certificate or document), any class or series of stock of the Corporation shall be deemed to rank:

  (a) Prior to a particular class or series of stock if the holders of such class or classes or series shall be entitled to the receipt of dividends or of amounts distributable in the event of any liquidation, dissolution or winding up, as the case may be, in preference to or with priority over the holder of such particular class or series of stock;

  (b) On a parity with a particular class or series of stock, whether or not the dividend rates, dividend payment dates, voting rights or redemption or liquidation prices per share thereof, be different from those of such particular class or series of stock, if the rights of holder of such class or classes or series to the receipt of dividends or of amounts distributable in event of any liquidation, dissolution or winding up of the Corporation, as the case may be, and shall be neither (i) in preference to, or with priority over, nor (ii) subject or subordinate to, the rights of holders of such particular class or series of stock in respect of the receipt of dividends or of amounts distributable in the event of any liquidation, dissolution or winding up of the Corporation, as the case may be; and

  (c) Junior to a particular class or series of stock if the rights of the holders of such class or classes or series shall be subject or subordinate to the rights of the holders of such particular class or series of stock in respect of the receipt of dividends or of amounts distributable in the event of any liquidation, dissolution or winding up, as the case may be.

                                       V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

  (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

  (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  (3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors.

  (4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

B.

  (1) Subject to paragraph (g) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of stock entitled to vote thereon. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

  (2) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

  (3) Action shall be taken by stockholders of the Corporation only at annual or special meetings of stockholders and stockholders may act in lieu of a meeting only by unanimous written consent.

  (4) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or
  (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

  (5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                      VI.

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

B. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      VII.

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V and VII hereof.

                                     VIII.

The name and the mailing address of the Sole Incorporator is as follows:

   NAME                               Lynn Buckley
   MAILING ADDRESS                    P.O. Box 636
                                      Wilmington, DE 19899

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of October, 1998.

                                          -------------------------------------
                                          Lynn Buckley
                                          Sole Incorporator

                                                                        ANNEX L

                                    BYLAWS
                                      OF
                           MILLENNIUM HOLDING CORP.
                    (hereinafter called the "Corporation")

                                   ARTICLE I

                                    OFFICES

Section 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

Section 2. OTHER OFFICES. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                                CORPORATE SEAL

Section 3. CORPORATE SEAL. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE III

                           MEETINGS OF STOCKHOLDERS

Section 4. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

Section 5. ANNUAL MEETING.

(a)The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors and stated in the notice of the Meeting.

(b)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section
5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d)For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 6. SPECIAL MEETINGS.

(a)Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b)If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7. NOTICE OF MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. QUORUM. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

Section 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware,
Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 13. ACTION WITHOUT MEETING.

(a)No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and stockholders may act in lieu of a meeting only by unanimous written consent.

Section 14. ORGANIZATION.

At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(a)The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV

                                   DIRECTORS

Section 15. NUMBER AND TERM OF OFFICE. The authorized number of directors of the Corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16. POWERS. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. CLASSES OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. VACANCIES. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. RESIGNATION. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 20. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation, entitled to vote at an election of directors (the "Voting Stock").

Section 21. MEETINGS.

(a)ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)REGULAR MEETINGS. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the Corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

(c)SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors.

(d)TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. QUORUM AND VOTING.

(a)Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 of these Bylaws, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 24. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. COMMITTEES.

(a)EXECUTIVE COMMITTEE. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation.

(b)OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

(c)TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                   ARTICLE V

                                    OFFICERS

Section 27. OFFICERS DESIGNATED. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer, the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28. TENURE AND DUTIES OF OFFICERS.

(a)GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this
Section 28.

(c)DUTIES OF PRESIDENT. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)DUTIES OF VICE PRESIDENTS. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f)DUTIES OF CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 29. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI

                     EXECUTION OF CORPORATE INSTRUMENTS AND
                 VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 32. EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

                                  ARTICLE VII

                                SHARES OF STOCK

Section 34. FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 35. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36. TRANSFERS.

(a)Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

Section 37. FIXING RECORD DATES.

(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the

Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 38. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                      OTHER SECURITIES OF THE CORPORATION

Section 39. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                   ARTICLE IX

                                   DIVIDENDS

Section 40. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 41. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                                  FISCAL YEAR

Section 42. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI

                                INDEMNIFICATION

Section 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

(a)DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (c).

(b)EXPENSES. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Bylaw, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(c)ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this
Article XI or otherwise shall be on the Corporation.

(d)NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(e)SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(f)INSURANCE. To the fullest extent permitted by the Delaware General Corporation Law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(g)AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(h)SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(i)CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

(1)The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3)The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4)References to a "director," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5)References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

                                  ARTICLE XII

                                    NOTICES

Section 44. NOTICES.

(a)NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent.

(b)NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)TIME NOTICES DEEMED GIVEN. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

(e)METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f)FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g)NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h)NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the Corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                  ARTICLE XIII

                                   AMENDMENTS

Section 45. AMENDMENTS.

Subject to paragraph (g) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                                  ARTICLE XIV

                               LOANS TO OFFICERS

Section 46. LOANS TO OFFICERS. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                   ARTICLE XV

                                 MISCELLANEOUS

Section 47. ANNUAL STATEMENT TO STOCKHOLDERS.

The board of directors shall present at each annual meeting, a full and clear statement of the business and condition of the Corporation.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of officers, directors, employees and agents is permitted by
Section 317 of the California General Corporation Law (the "CGCL") only for acts taken in good faith and reasonably believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action and, in the case of a criminal proceeding, indemnification is permitted if the indemnified party had no reasonable cause to believe his or her conduct was unlawful. The CGCL permits indemnification of expenses in a derivative or third party action, except that with respect to derivative actions (i) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that a court determines that the person is fairly and reasonably entitled to indemnity for expenses, and
(ii) no indemnification may be made in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action without court approval or expenses incurred in an action settled or disposed of without court approval. The CGCL requires indemnification when the individual being indemnified has successfully defended the action on the merits, and provides that a corporation may advance expenses of defense upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate.

Zitel's restated articles of incorporation authorize Zitel to indemnify its directors and executive officers to the fullest extent not prohibited by the CGCL; provided, however, that Zitel may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that Zitel is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law,
(ii) the proceeding was authorized by Zitel's board of directors, or (iii) such indemnification is provided by Zitel, in its sole discretion, pursuant to the powers it has been vested under the CGCL. Zitel's bylaws also grant Zitel the power to indemnify its other officers, employees and other agents as set forth in the CGCL. Any amendment or repeal of the indemnification provisions contained in Zitel's bylaws shall only be prospective and will not affect the rights under such bylaw provision in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of Zitel.

The CGCL permits a California corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of any director to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation and its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit,
(iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, of a risk of serious injury to the corporation or its shareholders, and (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders. The Zitel Articles of Incorporation contain provisions limiting the liability of its directors to the fullest extent currently permitted by the CGCL for monetary damages for breach of their fiduciary duty as directors.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

ITEM 21. EXHIBITS

(a) The following is a list of Exhibits included as part of this Registration Statement. Zitel agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. Items marked with an asterisk are filed herewith.

  2.1* Agreement and Plan of Reorganization and Merger, dated as of October 5,
       1998, by and among Zitel Corporation, Millennium Holding Corp., Zenith
       Acquisition Corp., Millennium Acquisition I Corp., and MatriDigm
       Corporation (included as Annex A to the Proxy
       Statement/Prospectus/Consent Solicitation).
  2.2* Form of Shareholder Agreement, dated as of October 5, 1998 (included as
       Annex D to the Proxy Statement/Prospectus/Consent Solicitation).
  2.3* Form of Lock-Up Letter, dated as of October 5, 1998 (included as Annex E to the Proxy Statement/Prospectus/Consent Solicitation).
  2.4* Form of MatriDigm Affiliates Agreement, dated as of October 5, 1998
       (included as Annex F-1 to the Proxy Statement/Prospectus/Consent
       Solicitation).
  2.5* Form of Zitel Affiliates Agreement, dated as of October 5, 1998
       (included as Annex F-2 to the Proxy Statement/Prospectus/Consent
       Solicitation).
  4.1* Form of Specimen Stock Certificate.
  5.1+ Opinion of Skadden, Arps, Slate, Meagher & Flom LLP to Zitel
       Corporation, regarding the legality of the securities being registered.
  8.1+ Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to certain
       United States federal income tax consequences of the Zitel Merger.
  8.2+ Opinion of Arter & Hadden LLP as to certain United States federal income tax consequences of the MatriDigm Merger.
 23.1* Consent of PricewaterhouseCoopers LLP.
 23.2* Consent of PricewaterhouseCoopers LLP.
 23.3+ Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibits 5.1 and 8.1 hereto).
 23.4+ Consent of Arter & Hadden LLP (included in its opinion filed as Exhibit
       8.2 hereto).
 24.1* Power of Attorney (see Page II-7).
 99.1* Form of Proxy Card to be mailed to holders of Zitel Corporation.
 99.2* Form of Written Consent to be mailed to holders of MatriDigm
       Corporation.
 99.3* Letter to Shareholders of Zitel Corporation.
 99.4* Notice of Special Meeting of Zitel Corporation Shareholders.
 99.5* Letter to Shareholders of MatriDigm Corporation.

--------
*  Filed herewith.
+  To be filed by amendment.

(b) Financial Statement Schedules.
                             MARTRIDIGM CORPORATION

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
               FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND 1997

                          BALANCE AT BEGINNING CHARGED TO COSTS               BALANCE AT END
        DESCRIPTION            OF PERIOD         AND EXPENSES   DEDUCTIONS      OF PERIOD
        -----------       -------------------- ---------------- ----------    --------------
Period ended September
 30, 1998
 Deducted from asset ac-
  counts:
  Property and equip-
   ment.................             --            $ 49,680           --        $   49,680
  Technology rights.....             --              73,100           --            73,100
  Other assets..........             --              12,000           --            12,000
                                --------           --------      --------       ----------
    Total...............             --            $134,780           --        $  134,780
                                ========           ========      ========       ==========
Year ended September 30,
 1997
 Deducted from asset ac-
  counts:
  Property and equip-
   ment.................        $ 49,680           $885,483      $(76,157)(1)   $  859,006
  Technology rights.....          73,100             87,721           --           160,821
  Other assets..........          12,000             14,400           --            26,400
                                --------           --------      --------       ----------
    Total...............        $134,780           $987,604      $(76,157)      $1,046,227
                                ========           ========      ========       ==========

--------
(1) Disposals

ITEM 22. UNDERTAKING

(a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Fremont, State of California on October 21, 1998.

                                          ZITEL CORPORATION

                                                    /s/ Jack H. King
                                          By: _________________________________
                                                      JACK H. KING
                                                 CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack H. King and Henry C. Harris and each of them, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-of-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 21, 1998.

                 SIGNATURE                                    TITLE
                 ---------                                    -----
              /s/ JACK H. KING                      Director and Chief
   ______________________________________            Executive Officer
                JACK H. KING

             /s/ CATHERINE LEGO                     Director
   ______________________________________
               CATHERINE LEGO

          /s/ WILLIAM R. LONERGAN                   Chairman of the Board
   ______________________________________
            WILLIAM R. LONERGAN

             /s/ WILLIAM REGITZ                     Director
   ______________________________________
               WILLIAM REGITZ

              /s/ ROBERT WELCH                      Director
   ______________________________________
                ROBERT WELCH


                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  2.1*   Agreement and Plan of Reorganization and Merger, dated
         as of October 5, 1998, by and among Zitel Corporation,
         Millennium Holding Corp., Zenith Acquisition Corp.,
         Millennium Acquisition I Corp., and MatriDigm
         Corporation (included as Annex A to the Proxy
         Statement/Prospectus/Consent Solicitation).
  2.2*   Form of Shareholder Agreement, dated as of October 5,
         1998 (included as Annex D to the Proxy
         Statement/Prospectus/Consent Solicitation).
  2.3*   Form of Lock-Up Letter, dated as of October 5, 1998
         (included as Annex E to the Proxy
         Statement/Prospectus/Consent Solicitation).
  2.4*   Form of MatriDigm Affiliates Agreement, dated as of
         October 5, 1998 (included as Annex F-1 to the Proxy
         Statement/Prospectus/Consent Solicitation).
  2.5*   Form of Zitel Affiliates Agreement, dated as of October
         5, 1998 (included as Annex F-2 to the Proxy
         Statement/Prospectus/Consent Solicitation).
  4.1*   Form of Specimen Stock Certificate.
  5.1+   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP to
         Zitel Corporation, regarding the legality of the
         securities being registered.
  8.1+   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as
         to certain United States federal income tax
         consequences of the Zitel Merger.
  8.2+   Opinion of Arter & Hadden LLP as to certain United
         States federal income tax consequences of the MatriDigm
         Merger.
 23.1*   Consent of PricewaterhouseCoopers LLP.
 23.2*   Consent of PricewaterhouseCoopers LLP.
 23.3+   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
         (included in its opinion filed as Exhibits 5.1 and 8.1
         hereto).
 23.4+   Consent of Arter & Hadden LLP (included in its opinion
         filed as Exhibit 8.2 hereto).
 24.1*   Power of Attorney (see Page II-7).
 99.1*   Form of Proxy Card to be mailed to holders of Zitel
         Corporation.
 99.2*   Form of Written Consent to be mailed to holders of
         MatriDigm Corporation.
 99.3*   Letter to Shareholders of Zitel Corporation.
 99.4*   Notice of Special Meeting of Zitel Corporation
         Shareholders.
 99.5*   Letter to Shareholders of MatriDigm Corporation.

--------
*  Filed herewith.
+  To be filed by amendment.